AMENDED AND RESTATED CREDIT AGREEMENT



                                    Dated as of February 9, 1995

                                      among



                       AMERICAN STANDARD COMPANIES INC.,



                        AMERICAN STANDARD INC.,



                       CERTAIN SUBSIDIARIES OF AMERICAN STANDARD INC.,



                           THE LENDERS, SENIOR MANAGING AGENTS,
                         MANAGING AGENTS AND CO-AGENTS
                                 NAMED HEREIN,

                                      and

                                                     CHEMICAL BANK
                                                     as Administrative Agent




 1



                               TABLE OF CONTENTS



Article Section                                                        Page

I. DEFINITIONS

1.01 Defined Terms..................................................... 1
1.02 Terms Generally................................................... 37

II. THE CREDITS

2.01 Commitments....................................................... 37
2.02 Loans............................................................. 38
2.03 Borrowing Procedure............................................... 40
2.04 Interest Rate Elections; Conversion and Continuation of Loans..... 42
2.05 Fees.............................................................. 43
2.06 Notes; Repayment of Loans......................................... 46
2.07 Interest on Loans................................................. 47
2.08 Default Interest.................................................. 47
2.09 Alternate Rate of Interest........................................ 47
2.10 Termination and Reduction of Commitments.......................... 48
2.11 Prepayment........................................................ 49
2.12 Reserve Requirements; Change in Circumstances..................... 51
2.13 Change in Legality................................................ 53
2.14 Indemnity......................................................... 54
2.15 Pro Rata Treatment................................................ 54
2.16 Sharing of Setoffs................................................ 55
2.17 Payments.......................................................... 55
2.18 Taxes............................................................. 56
2.19 Letters of Credit................................................. 59
2.20 Swingline Loans................................................... 63
2.21  Borrower Assignment of Term Loans................................ 65
2.22  Certain Lender Obligations....................................... 65

III. REPRESENTATIONS AND WARRANTIES

3.01 Corporate Status.................................................. 66
3.02 Corporate Power and Authority .................................... 67
3.03 No Violation...................................................... 67
3.04 Use of Proceeds; Margin Regulations 67
3.05 Approvals 68
3.06 Investment Company Act, etc. 68
3.07 True and Complete Disclosure 68
3.08 Financial Condition; Financial Statements; Projections 68
3.09 Security Interests................................................ 70
3.10 Tax Returns and Payments.......................................... 71
3.11 Compliance with ERISA ............................................ 71

3.12 Title to Properties; Liens 72
3.13 Patents, Trademarks, etc. ........................................ 72
3.14 Environmental Matters ............................................ 72
3.15 Litigation; Adverse Facts ........................................ 73
3.16 Compliance with Laws and Charter Documents 73
3.17 Absence of Default................................................ 74
3.18 Labor Matters..................................................... 74
3.19 Benefit Plans..................................................... 74
3.20 Insurance......................................................... 74

IV. CONDITIONS

4.01 All Events........................................................ 75
4.02 Effectiveness..................................................... 75

V. AFFIRMATIVE COVENANTS

5.01 Financial Statements and Other Reports ........................... 76
5.02 Books, Records and Inspections.................................... 80
5.03 Maintenance of Property; Insurance; Good Repair .................. 80
5.04 Payment of Taxes and Claims ...................................... 80
5.05 Consolidated Corporate Franchises................................. 80
5.06 Compliance with Statutes, etc. ................................... 81
5.07 ERISA ............................................................ 81
5.08 Performance of Obligations ....................................... 81
5.09 Waiver of Stay, Extension or Usury Laws .......................... 82
5.10 Security Interests ............................................... 82
5.11 After Acquired Real Properties ................................... 82
5.12 Future Guarantors ................................................ 83
5.13 Consents, Approvals, etc. ........................................ 84
5.14 German Real Estate................................................ 84

VI. NEGATIVE COVENANTS

6.01 End of Fiscal Year ............................................... 85
6.02 Consolidation, Merger or Sale or Purchase of Assets. 85
6.03 Liens ............................................................ 87
6.04 Indebtedness...................................................... 89
6.05 Advances, Investments and Loans .................................. 91
6.06 Leases............................................................ 93
6.07 Prepayments of Indebtedness, etc...................................93
6.08 Dividends, etc. .................................................. 93
6.09 Transactions with Affiliates...................................... 94
6.10 Consolidated Total Debt to Consolidated EBITDA Ratio ............. 95
6.11 Interest Coverage Ratio........................................... 95
6.12 ERISA ............................................................ 96
6.13 Sale Leasebacks .................................................. 97
6.14 Issuance and Sale of Stock ....................................... 97
6.15 Limitation on Restrictions on Subsidiary Dividends
     and Other Distributions, etc. .................................... 97

6.16 No Further Negative Pledges ...................................... 98
6.17 Restrictions Relating to ASI-BV Intercompany Note ................ 98
6.18 Changes in Business or Assets .................................... 98

VII. EVENTS OF DEFAULT

7.01 Payments ......................................................... 99
7.02 Representations, etc. ............................................ 99
7.03 Covenants ........................................................ 99
7.04 Default Under Other Agreements ................................... 99
7.05 Bankruptcy, etc. ................................................. 100
7.06 ERISA ............................................................ 100
7.07 Security Documents ............................................... 101
7.08 Guarantees ....................................................... 102
7.09 Judgments ........................................................ 102
7.10 Change in Control ................................................ 102

VIII. THE ADMINISTRATIVE AGENT

8.01 Appointment ...................................................... 103
8.02 Delegation of Duties ............................................. 104
8.03 Powers; General Immunity ......................................... 104
8.04 Non-Reliance on Administrative Agent and Other Lenders ........... 106
8.05 Indemnification .................................................. 106
8.06 Resignation by the Administrative Agent .......................... 107
8.07 Security Documents, etc. ......................................... 107
8.08 Determinations Pursuant to Security Documents .................... 108


IX. COLLECTION ALLOCATION MECHANISM

9.01 Implementation of CAM. ........................................... 108
9.02 Letters of Credit ................................................ 109


X. MISCELLANEOUS

10.01 Payment of Expenses, etc. ........................................ 110
10.02 Right of Setoff .................................................. 111
10.03 Notices .......................................................... 111
10.04 Benefit of Agreement ............................................. 112
10.05 No Waiver; Remedies Cumulative ................................... 115
10.06 Calculations; Computations ....................................... 115
10.07 Governing Law; Submission to Jurisdiction; Venue.................. 116
10.08 Counterparts ..................................................... 116
10.09 Headings Descriptive; Entire Agreement 117
10.10 Waivers; Amendment .............................................. 117
10.11 Survival ......................................................... 119

10.12 Severability...................................................... 119
10.13 Independence of Covenants ........................................ 119
10.14 Judgment Currency ................................................ 119
10.15 Confidentiality .................................................. 120
10.16 Negotiation in the Event of Certain Tax Law Changes .............. 121
10.17 Waiver of Jury Trial 121
10.18 Miscellaneous..................................................... 121


Exhibit A    Form of Borrowing Request
Exhibit B-1  Form of Term Note
Exhibit B-2  Form of U.S.  $ Periodic  Access  Note
Exhibit B-3  Form of U.S. $Revolving Credit Note
Exhibit B-4  Form of  Multi-Currency  Revolving Credit Note
Exhibit B-5  Form of  Swingline  Note
Exhibit C    Administrative  Questionnaire
Exhibit D    Form of  Assignment  and  Acceptance
Exhibit E    Form of  Issuing  Bank Agreement
Exhibit F    Form of Mortgage
Exhibit G    Form of Perfection  Certificate
Exhibit H    Form  of  Section  2.18(e)(ii)   Certificate
Exhibit I-1  Form of Supplemental Guarantee
Exhibit I-2  Form of Foreign Supplemental Guarantee


(The following schedules are not included in this filing.)

Schedule I         Subsidiary Borrowers
Schedule II        Lenders and Commitments
Schedule III       Subsidiary Guarantors
Schedule IV        Scheduled Letters of Credit
Schedule 3.01      Subsidiaries
Schedule 3.05      Consents and Approvals
Schedule 3.08(b)   ContingentObligations
Schedule 3.08(d)   Indebtedness
Schedule 3.09(a)   Conditions to Perfection
Schedule 3.09(b)   Agreements of Equity Holders
Schedule 3.12(a)   Liens
Schedule 3.12(b)   Real Properties
Schedule 3.13      Intellectual Property Consents
Schedule 3.14(b)   Environmental Obligations
Schedule 3.15      Litigation; Proceedings
Schedule 3.17      Defaults
Schedule 3.19      Pension Plans
Schedule 3.20      InsurancePrograms
Schedule 6.02 Permitted Consolidations, Mergers or Sales or Purchases of Assets
Schedule 6.04      Certain Existing Indebtedness
Schedule 6.05      Investments

     AMENDED AND RESTATED CREDIT AGREEMENT dated as of February 9, 1995, among AMERICAN STANDARD COMPANIES INC. (formerly called ASI HOLDING CORPORATION), a Delaware corporation ("Holding"); AMERICAN STANDARD INC., a Delaware corporation ("ASI"); the Subsidiaries of ASI listed in Schedule I hereto (the "Subsidiary Borrowers" and, together with ASI, the "Borrowers"); the financial institutions listed in Schedule II hereto (the "Lenders"); CHEMICAL BANK, a New York banking corporation, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"); CITIBANK, N.A. and NATIONSBANK, N.A. (CAROLINAS), as Senior Managing Agents (the "Senior Managing Agents"); BANK OF AMERICA ILLINOIS, THE BANK OF NOVA SCOTIA, BANKERS TRUST COMPANY, THE CHASE MANHATTAN BANK, N.A., COMPAGNIE FINANCIERE DE CIC ET DE L'UNION EUROPEENNE, CREDIT SUISSE, DEUTSCHE BANK AG, THE INDUSTRIAL BANK OF JAPAN TRUST COMPANY, THE LONG-TERM CREDIT BANK OF JAPAN, LIMITED and THE SUMITOMO BANK, LTD., as Managing Agents (the "Managing Agents"); and THE BANK OF NEW YORK, CANADIAN IMPERIAL BANK OF COMMERCE, THE FUJI BANK, LIMITED and THE SANWA BANK LIMITED, as Co-Agents (the "Co-Agents" and, together with the Senior Managing Agents, the Managing Agents and the Administrative Agent, the "Agents").


     The parties hereto are willing to enter into this Agreement on the terms and subject to the conditions herein set forth. Accordingly, Holding, the Borrowers, the Lenders, the Administrative Agent, the Senior Managing Agents, the Managing Agents and the Co-Agents agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

     "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

     "ABR Loan" shall mean any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of
Article II.

     "ABS" shall mean Chemical Bank Agent Bank Services.

     "Account Party" shall have the meaning specified in Section 2.19(b).

     "Acquisition" shall have the meaning specified in Section 6.05(m).

     "Adjusted LIBO Rate" shall mean, with respect to any LIBOR Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary to the next 1/16 of 1%) equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves.

     "Administrative Agent" shall have the meaning specified in the heading of this Agreement.

     "Administrative Questionnaire" shall mean an Administrative Questionnaire in the form of Exhibit C hereto.

     "Affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

     "After Acquired Property" shall have the meaning specified in Section 5.11.

     "Agent and Administrative Fees" shall have the meaning specified in Section 2.05(d).

     "Agents" shall have the meaning specified in the heading of this Agreement.

     "Aggregate  L/C Exposure"  shall mean the sum of the  Aggregate  U.S. $ L/C
Exposure and the Aggregate Multi-Currency L/C Exposure. "Aggregate Multi-Currency L/C Exposure" shall mean the aggregate amount of the Lenders'
Multi-Currency L/C Exposures. "Aggregate Multi-Currency Revolving Credit Exposure" shall mean the aggregate amount of the Lenders' Multi-Currency Revolving Credit Exposures. "Aggregate Periodic Access Loan Exposure" shall mean the aggregate amount of the Lenders' Periodic Access Loan Exposures. "Aggregate Revolving Credit Exposure" shall mean the aggregate amount of the Lenders'
Revolving Credit Exposures. "Aggregate U.S. $ L/C Exposure" shall mean the aggregate amount of the Lenders' U.S. $ L/C Exposures. "Aggregate U.S. $ Revolving Credit Exposure" shall mean the aggregate amount of the Lenders' U.S. $ Revolving Credit Exposures. "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as effective. "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (b) the Assessment Rate. "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from the New York City negotiable certificate of deposit dealers of recognized national standing selected by it. "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business

Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized national standing selected by it. If for any reason the Administrative Agent shall have determined that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall beAgent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clauses (b) or (c) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

     "Alternative Currency" shall mean (a) Canadian Dollars, Deutsche Marks, French Francs, Italian Lire and Sterling and (b) any other freely available currency which is freely transferable and freely convertible into Dollars and in which dealings in deposits are carried on in the London interbank market, which shall be requested by a Borrower in respect of an Alternative Currency Borrowing and approved by each Lender making an Alternative Currency Loan comprising a part of such Borrowing.

     "Alternative Currency Borrowing" shall mean a Borrowing comprised of Alternative Currency Loans.

     "Alternative Currency Equivalent" shall mean, with respect to an amount of Dollars on any date in relation to any specified Alternative Currency, the amount of such specified Alternative Currency that may be purchased with such amount of Dollars at the Spot Exchange Rate with respect to Dollars on such date. The term "Alternative Currency Equivalent" may be preceded by a reference to an Alternative Currency (e.g., "DM Alternative Currency Equivalent"), in which case the Alternative Currency so referenced shall be the "specified" Alternative Currency.

     "Alternative   Currency  Loan"  shall  mean  any  Loan  denominated  in  an
Alternative Currency.

     "Amended and Restated Stockholders Agreement" shall mean the Amended and Restated Stockholders Agreement of American Standard Companies Inc. dated as of December 2, 1994, as such Amended and Restated Stockholders Agreement may from time to time be amended, supplemented or modified.

     "Applicable  Margin" shall mean (a) with respect to each Term Borrowing (or
Loan) that is a LIBOR Borrowing (or Loan), 1.50% per annum, (b) with respect to each Term Borrowing (or Loan) that is an ABR Borrowing (or Loan) 0.50% per annum, (c) with respect to each other LIBOR Borrowing (or Loan), 1.75% per annum, and (d) with respect to each other ABR Borrowing (or Loan), 0.75% per annum; provided that so long as no Event of Default shall have occurred and be continuing, each such "Applicable Margin" shall be reduced, but in no event to less than zero, by the amount set forth under the caption "Margin Reduction" below opposite whichever of the financial ratio conditions for ASI and its Consolidated Subsidiaries set forth under the caption "Financial Ratios" below is satisfied and results in the greatest reduction (with satisfaction of such financial ratio conditions being determined based on the balance sheets most recently delivered to the Lenders pursuant to clause (a) or (b) of Section 5.01 and the related statements of income for the period of four consecutive fiscal quarters ended as of the date of such balance sheets, after giving effect to any pro forma adjustments thereto as provided below, and with each "Financial Ratio" and any corresponding change in the Applicable Margin becoming effective on the earlier of the date on which such financial statements are delivered and the date by which such financial statements are required to have been delivered pursuant to clause (a) or (b) of Section 5.01):

Financial Ratios                                         Margin Reduction

Ratio of Consolidated Free Cash Flow to Consolidated Cash
Fixed Charges > 2.75:1 and Ratio of Consolidated Total
Debt to Consolidated EBITDA                                 3.5:1 0.25%

Ratio of Consolidated Free Cash Flow to Consolidated Cash
Fixed Charges > 3.25:1 and Ratio of Consolidated Total
Debt to Consolidated EBITDA                                  3.0:1 0.50%

Ratio of Consolidated Free Cash Flow to Consolidated Cash
Fixed Charges > 3.75:1 and Ratio of Consolidated Total
Debt to Consolidated EBITDA                                 2.75:1 0.75%

Ratio of Consolidated Free Cash Flow to Consolidated Cash
Fixed Charges > 4.25:1 and Ratio of Consolidated Total
Debt to Consolidated EBITDA                                 2.25:1 1.00%

Ratio of Consolidated Free Cash Flow to Consolidated Cash
Fixed Charges > 5.00:1 and Ratio of Consolidated Total
Debt to Consolidated EBITDA                                 2.00:1 1.125%

     In the event (a) Holding shall complete an equity offering for gross proceeds in excess of $20,000,000 or (b) ASI shall complete, directly or through a Subsidiary, (i) any offering of Securities for gross proceeds in excess of $20,000,000, (ii) a refinancing, repurchase or prepayment of Indebtedness in a principal amount in excess of $20,000,000 (but only, in the case of Indebtedness outstanding under any revolving credit or similar arrangement, if the commitments of the lenders are reduced by a corresponding amount) as permitted under Section 6.04(d) or under Section 6.07 or (iii) an Acquisition for total consideration (including Funded Debt incurred or assumed and common stock of Holding) in excess of $20,000,000, then ASI shall deliver to the Administrative Agent pro forma computations of the ratios referred to above as if such offering, refinancing or Acquisition had been completed on the first day of the period of four consecutive fiscal quarters referred to in the proviso above, and until four complete fiscal quarters shall have elapsed since the date of such offering, refinancing or Acquisition and financial statements shall have been delivered with respect thereto under Section 5.01, the Applicable Margin shall be determined by reference to the pro forma information for such of the four fiscal quarters preceding and including the fiscal quarter during which the date of such offering, refinancing or Acquisition shall have occurred as is necessary to compile information (both pro forma and, to the extent available, actual) for each period of four fiscal quarters. With respect to an Acquisition, whether or not such Acquisition shall be completed in reliance on paragraph (m) of Section 6.05, ASI shall also deliver to the Administrative Agent the information specified in clause (y)(1), (2) or (3) of the proviso to such paragraph (m) at the time provided therein.

     "Applicable Percentage" (a) of any U.S. $ Revolving Credit Lender at any time shall mean the percentage of the Total U.S. $ Revolving Credit Commitment represented by such Lender's U.S. $ Revolving Credit Commitment, and (b) of any Multi-Currency Revolving Credit Lender at any time shall mean the percentage of the Total Multi-Currency Revolving Credit Commitment represented by such Lender's Multi-Currency Revolving Credit Commitment.

     "ASI" shall have the meaning specified in the heading of this Agreement.

     "ASI-BV Intercompany Note" shall mean the Amended, Consolidated and Restated Secured Promissory Demand Note dated June 1, 1993, of ASI to the Dutch Borrower, as such ASI-BV Intercompany Note may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

     "Assessment Rate" shall mean for any date the annual rate (rounded upwards, if necessary, to the next 1/100 of 1%) identified by the Administrative Agent (or, if need be, reasonably estimated by the Administrative Agent) as the then current net annual assessment rate that will be employed in determining amounts payable by the Administrative Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in Dollars at the Administrative Agent's domestic offices.

     "Assigned Dollar Value" shall mean (a) in respect of any Multi-Currency Revolving Credit Borrowing denominated in an Alternative Currency, the Dollar Equivalent thereof determined based upon the applicable Spot Exchange Rate as of the Denomination Date for such Borrowing, (b) in respect of the undrawn amount of any Multi-Currency Letter of Credit denominated in an Alternative Currency, the Dollar Equivalent thereof determined based upon the applicable Spot Exchange Rate as of (i) the date that is three Business Days prior to the date of issuance of such Multi-Currency Letter of Credit, until the first day after such date of issuance which is the last day of February, May, August or November and (ii) thereafter, the most recent date which is the last day of February, May, August or November,
(c) in respect of a Multi-Currency L/C Disbursement denominated in an Alternative Currency, the Dollar Equivalent thereof determined based upon the applicable Spot Exchange Rate as of the date such Multi-Currency L/C Disbursement was made, (d) in respect of a Swingline Loan denominated in an Alternative Currency, the Dollar Equivalent thereof based upon the applicable Spot Exchange Rate as of the date that the Administrative Agent determined the amount thereof following receipt of notice of borrowing of such Swingline Loan and (e) in respect of any Periodic Access Borrowing denominated in an Alternative Currency (i) the Dollar Equivalent thereof determined based upon the applicable Spot Exchange Rate as of the Denomination Date for such Borrowing, unless and until adjusted pursuant to the following clause (ii), and (ii) if, as of the end of any Interest Period in respect of such Periodic Access Borrowing, the Dollar Equivalent thereof determined based upon the applicable Spot Exchange Rate as of the date that is three Business Days before the end of such Interest Period would be at least 5% more, or 5% less, than the "Assigned Dollar Value" thereof at the time, then on and after the end of such Interest Period the "Assigned Dollar Value" of such Borrowing shall be adjusted to be the Dollar Equivalent thereof determined based upon the Spot Exchange Rate that gave rise to such adjustment (subject to further adjustment in accordance with this clause
(ii) thereafter). The Assigned Dollar Value of a Loan included in any Borrowing shall equal the portion of the Assigned Dollar Value of such Borrowing represented by such Loan.

     "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit D.

     "Assignment and Amendment Agreement" shall mean the Assignment and Amendment Agreement dated as of February 9, 1995, among the parties to this Agreement and the Withdrawing Lenders (as defined in the Assignment and Amended Agreement).

     "Board" shall mean the Board of Governors of the Federal Reserve System of the United States or any successor thereto performing similar functions.

     "Borrower Group" shall mean any group consisting of (a) a Borrower and its Subsidiaries (other than the French and Italian Subsidiaries owning interests in the EEIG Borrower), (b) the French Subsidiaries owning interests in the EEIG Borrower and their respective Subsidiaries taken as a whole or (c) the Italian Subsidiaries owning interests in the EEIG Borrower and their respective
Subsidiaries taken as a whole, excluding in each case (i) any Subsidiary which is itself a Borrower and (ii) any subsidiary of a Subsidiary referred to in the preceding clause (i).

     "Borrowers" shall have the meaning specified in the heading of this Agreement.

     "Borrowing" shall mean (i) a group of Loans of a single Type made under a single Credit Facility as to which a single Interest Period is in effect or (ii) a Swingline Loan, as the context may require.

     "Borrowing Request" shall mean a request by a Borrower in accordance with the terms of Section 2.03 in the form of Exhibit A.

     "Business Day" shall meanany day on which commercial banks and foreign exchange markets are open for business and are not required or authorized by law to close in any of London, New York City or, if such reference relates to the date on which any amount is to be paid or made available in an Alternative Currency, the principal financial center in the country of such Alternative Currency. "CAM" shall mean the mechanism for the allocation and exchange of interests in the Credit Facilities and collections thereunder established under
Article IX.

     "CAM Exchange" shall mean the exchange of the Lender's interests provided for in Section 9.01.

     "CAM Exchange Date" shall mean the first date on which any event referred to in Section 7.05 (other than in clause (y) of paragraph (b) thereof) shall occur in respect of ASI.

     "CAM Percentage" shall mean, as to each Lender, a fraction, expressed as a decimal, of which (a) the numerator shall be the sum of (i) the aggregate Designated Obligations owed to such Lender and (ii) the sum of the U.S. $ L/C Exposure and the Multi-Currency L/C Exposure of such Lender, in each case immediately prior to the CAM Exchange Date and (b) the denominator shall be the sum of (i) the aggregate Designated Obligations owed to all the Lenders and (ii) the Aggregate L/C Exposure of all the Lenders, in each case immediately prior to such CAM Exchange Date. For purposes of computing each Lender's CAM Percentage, all Designated Obligations and Multi-Currency L/C Exposures which shall be denominated in Alternative Currencies shall be translated into Dollars at the Spot Exchange Rate in effect on the CAM Exchange Date. "Canadian Borrower" shall mean Wabco Standard Trane Inc., an Ontario corporation.

     "Canadian Dollars" or "C$" shall mean lawful money of Canada.

     "Capital Expenditures" shall mean, with respect to any person for any period, the sum of (i) the aggregate of all expenditures (whether paid in cash or Securities or accrued as a liability) by such person during that period which, in accordance with GAAP, are or should be included in "additions to property, plant or equipment" or similar items reflected in the statement of cash flows of such person and (ii) to the extent not covered by clause (i) hereof, the aggregate of all expenditures by such person to acquire by purchase or otherwise the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any other person (other than the portion of such expenditures allocable in accordance with GAAP to net current assets) and
(iii) all Investments by such person in respect of any existing or new Joint Venture or any Subsidiary of ASI which is not a Designated Subsidiary, provided, that this clause (iii) shall not include as Capital Expenditures Investments by such person of licenses and similar contract rights with respect to intellectual property, technology, or know-how of ASI, in any existing or new Joint Venture or any Subsidiary of ASI which is not a Designated Subsidiary; provided further that notwithstanding anything herein to the contrary (I) Capital Expenditures shall not include (A) the contribution by ASI of its 67.5% interest in Hua Mei to one of the LDC Holding Companies, or the reinvestment by ASI in any LDC Holding Company of any fees, royalties or dividends received in connection with the establishment and activities of such LDC Holding Company or Joint Ventures in which such LDC Holding Company participates, (B) the contribution by ASI and SCI of any interest in machinery, equipment, inventory and related intangible assets with an aggregate book value on the books of ASI not in excess of $8,000,000 to the SCI/Heatcraft Joint Venture, (C) any expenditure that would otherwise be considered a "Capital Expenditure" consisting of fixed assets, stock or other capital assets already owned by ASI or a Subsidiary and contributed by way of Investment in any other person or (D) any Investment described in clause (n) of Section 6.05 that is redeemed, repaid, sold or otherwise liquidated in the same fiscal year as originally made, it being understood that to the extent any such Investment is not so redeemed, repaid, sold or otherwise liquidated in such fiscal year, the balance thereof shall not be included as a Capital Expenditure until the following fiscal year for purposes of calculating Consolidated Free Cash Flow of ASI and (II) any portion of Capital Expenditures described in clauses (ii) and (iii) above accrued as a liability shall not be included as Capital Expenditures for purposes of calculating Consolidated Free Cash Flow of ASI until such liability is paid in cash.

     "Capital Lease", as applied to any person, shall mean any lease of any property (whether real, personal or mixed) by that person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that person.

     "Capital Lease Obligations" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP applied on a consistent basis and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP applied on a consistent basis.

     "Cash Available for Principal Payments" shall mean, for any period, the Consolidated Net Income of ASI for such period, plus, without duplication, (a) the amount of depreciation, depletion, amortization of intangibles, deferred taxes, amortization of debt discount and debt issuance costs, accreted zero-coupon and other non-cash interest expense, amortization of non-cash discount and non-cash cost of Currency Protection Agreements and Interest Rate Protection Agreements and other non-cash items deducted in determining such Consolidated Net Income, (b) the amount, if any, by which Working Capital decreased during such period (except to the extent attributable to a Prepayment Event), (c) the amount, if any, by which Net Joint Venture Investments decreased during such period (except to the extent attributable to a Prepayment Event), and (d) the amount, if any, of cash received by ASI and its Consolidated Subsidiaries during such period pursuant to transactions not in the ordinary course of business, to the extent receipt of such cash is (x) not included in income in determining such Consolidated Net Income but to be included in income in a later period or periods or (y) not attributable to a Prepayment Event, minus, without duplication, (i) the amount of any non-cash items included in income in determining such Consolidated Net Income, (ii) the amount, if any, by which Working Capital increased during such period, (iii) the amount of Capital Expenditures of ASI and its Consolidated Subsidiaries (determined without giving effect to clause (I) of the further proviso in the definition of "Capital Expenditures") during such period (excluding (A) Capital Expenditures to the extent attributable to Capital Leases or otherwise financed by the incurrence of Indebtedness, other than Loans and (B) Capital Expenditures in connection with the repair, restoration or replacement of any property or asset that suffered any casualty, to the extent of insurance proceeds), (iv) the amount, if any, by which Net Joint Venture Investments increased during such period, (v) the amount, if any, of items included in income in determining such Consolidated Net Income representing cash received and included in calculating "Cash Available for Principal Payments" in a previous period pursuant to clause (d) above and
(vi) to the extent not deducted in determining such Consolidated Net Income, the amount of premiums paid in cash by ASI and its Consolidated Subsidiaries during such period in connection with the prepayment or redemption of Indebtedness and the amount of debt issuance costs paid in cash by ASI and its Consolidated Subsidiaries during such period in connection with the incurrence of Indebtedness; provided, however, that (1) for purposes of calculating Cash
Available for Principal Payments, Consolidated Net Income shall be determined without regard to any gains, losses, taxes or expenses resulting from or incurred in connection with a Prepayment Event, and (2) if the income (loss) of any Excluded Subsidiary was excluded for purposes of determining such Consolidated Net Income for such period, then all the accounts of such Excluded Subsidiary also shall be excluded for all purposes of calculating Cash Available for Principal Payments for such period, as though such Excluded Subsidiary were an unconsolidated Joint Venture during the entire period.

     "Cash Equivalents" shall mean (i) marketable securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) time deposits and certificates of deposit of any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 with maturities of not more than six months from the date of acquisition, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) entered into with any bank or other financial institution meeting the qualifications specified in clause (ii) above; provided that the terms of such repurchase agreements comply with the guidelines set forth in the Federal Financial Institutions Examination Council Supervisory Policy-Repurchase Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985, and (iv) commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000, and commercial paper rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's and in each case maturing within six months after the date of acquisition.

     "Cash Pooling Arrangement" shall mean an arrangement among a single depository institution and two or more Foreign Subsidiaries in the same jurisdiction involving the pooling of cash deposits by such Foreign Subsidiaries for cash management purposes.

     A "Change in Control" shall be deemed to have occurred if (a) any person or group (within the meaning of Rule 13d-5 of the Securities and Exchange Commission as in effect on the date hereof) other than Kelso and its officers, directors and Affiliates, the ESOP and officers, directors and employees of Holding, ASI and their respective Subsidiaries shall own directly or indirectly, beneficially or of record, shares representing more than 30% of the aggregate ordinary voting power of the outstanding capital stock of Holding and Kelso and its officers, directors and Affiliates, the ESOP and officers, directors and employees of Holding, ASI and their respective Subsidiaries shall at such time beneficially own, directly or indirectly, in the aggregate a lesser percentage of the total voting power of the outstanding capital stock of Holding than such other person or group and shall not have the right or ability by voting power, contract or otherwise to elect or cause the election of a majority of the Board of Directors of Holding; (b) a majority of the seats on the Board of Directors of Holding shall at any time have been occupied by persons who were neither nominated nor appointed by the Board of Directors of Holding or by Kelso; (c) any person or group, other than Kelso and its officers, directors and Affiliates, the ESOP and officers, directors and employees of Holding, ASI and their respective Subsidiaries, shall otherwise Control Holding; (d) at any time, Holding shall cease to directly own 100% of the capital stock of ASI other than preferred stock with an aggregate liquidation preference not to exceed $100,000; or (e) a change in control (or similar event, however denominated) shall occur under and as defined in any indenture to which ASI is party.

     "Charges" shall have the meaning specified in Section 10.06.

     "CIBL" shall mean Chemical Investment Bank Limited, a United Kingdom corporation.

     "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

     "Collateral" shall mean all the collateral pledged or purported to be pledged pursuant to any of the Security Documents.

     "Collateral Account" shall mean the Collateral Account established pursuant to the Collateral Account Agreement.

     "Collateral Account Agreement" shall mean the collateral account agreement in form and substance satisfactory to the Administrative Agent, as amended and supplemented from time to time in accordance with the terms thereof and hereof.

     "Collateral Agent" shall mean, in respect of any Security Document, the Administrative Agent or other person acting as collateral agent, mortgagee, grantee, collateral trustee or other representative thereunder on behalf of the holders of the Obligations secured thereby.

     "Collateral Trust Agreement" shall mean the Second Amended and Restated Collateral Trust Agreement dated as of June 1, 1993 between ASI and Chemical Bank, as Collateral Trustee, as amended and supplemented from time to time in accordance with the terms thereof and hereof.

     "Commitment Fee" shall have the meaning specified in Section 2.05(b).

     "Commitments" shall mean, with respect to any Lender, such Lender's Term Loan Commitment, Periodic Access Loan Commitment, U.S. $ Revolving Credit Commitment and Multi- Currency Revolving Credit Commitment and, in the case of the Swingline Lender, the Swingline Commitment.

     "Consolidated Capital Expenditures" shall mean, with respect to a person, the Capital Expenditures of such person and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with the definition of the term "Capital Expenditures" and otherwise in accordance with GAAP; provided, that in computing the Consolidated Capital Expenditures of ASI for any period, (i) any Capital Expenditure shall be excluded to the extent the consideration for such Capital Expenditure consisted of common stock of Holding and (ii) any acquisition of a company, a division of a company or a similar business unit (or of substantially all the assets and business of any of the foregoing) for total consideration (including Funded Debt incurred or assumed) in excess of $20,000,000 shall be excluded if ASI shall so elect and if such acquisition shall be permitted under paragraph (m) of Section 6.05.

     "Consolidated Cash Fixed Charges" of any person shall mean, for any period, the sum of the amounts for such period of (i) Consolidated Cash Interest Expense and (ii) cash dividends on preferred or preference stock of such person that are made during such period, all as determined on a consolidated basis for such person and its Consolidated Subsidiaries in accordance with GAAP.

     "Consolidated Cash Interest Expense" shall mean, with respect to any person for any period for which such amount is being determined, Consolidated Interest Expense of such person for such period less the sum of (x) amortization of debt discount and debt issuance costs and accreted, zero-coupon and other noncash interest expense and (y) amortization of noncash discount and noncash cost of Currency Protection Agreements and Interest Rate Protection Agreements for such person, in each case, for such period.

     "Consolidated EBITDA" shall mean for any person, without duplication, for any period for which such amount is being determined, the sum for such period of
(i) Consolidated Net Income, (ii) provision for taxes based on income, (iii) Consolidated Interest Expense and (iv) other noncash items (including depreciation expense and amortization expense) reducing Consolidated Net Income, all as determined on a consolidated basis for such person and its Consolidated Subsidiaries in accordance with GAAP. In computing Consolidated EBITDA of ASI for any period which includes one or more fiscal quarters in fiscal year 1994, the effect of the 1994 Special Charges shall be excluded.

     "Consolidated Free Cash Flow" shall mean, for any period, Consolidated EBITDA for such period minus Consolidated Capital Expenditures for such period.

     "Consolidated Interest Expense" shall mean (adjusted on a pro forma basis to include the Transactions as though the Transactions occurred on January 1,
1994), with respect to any person, for any period for which such amount is being determined, total interest expense (including that properly attributable to Capital Leases in accordance with GAAP and amortization of debt discount and debt issuance costs) of such person and its Consolidated Subsidiaries on a consolidated basis, including all capitalized interest, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financings and net costs under Interest Rate Protection
Agreements (including amortization of discount) and Currency Protection Agreements.

     "Consolidated Net Income" shall mean, for any person for any period for which such amount is being determined, the net income (loss) of such person and its Consolidated Subsidiaries during such period determined on a consolidated basis for such period taken as a single accounting period in accordance with GAAP; provided that there shall be excluded (i) income (or loss) of any person (other than a Consolidated Subsidiary of the person in respect of which Consolidated Net Income is being determined) in which any other person (other than such person or any of its Consolidated Subsidiaries) has an equity interest, except to the extent of the amount of dividends or other distributions actually paid to such person or any of its Consolidated Subsidiaries by such other person during such period, (ii) the income (or loss) of any person accrued prior to the date it becomes a Consolidated Subsidiary of such person or is merged into or consolidated with such person or any of its Consolidated
Subsidiaries or the person's assets are acquired by such person or any of its Consolidated Subsidiaries, (iii) the income (or loss) of any Consolidated Subsidiary of such person that is an Excluded Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to such person or any of its Consolidated Subsidiaries (other than to another Excluded Subsidiary) by such Excluded Subsidiary during such period, (iv) any after-tax gains (but not pretax losses) attributable to sales of assets out of the ordinary course of business, (v) premium expense and write-offs of financing costs deducted in connection with the prepayment or redemption of Indebtedness and (vi) fees, royalties or dividends received in connection with the establishment and activities of, and reinvested in, any LDC Holding Company or Joint Ventures in which such LDC Holding Company participates. If a Consolidated Subsidiary is an Excluded Subsidiary at the time of any determination or calculation pursuant to this Agreement involving a determination of Consolidated Net Income for any period, then, for purposes of such determination or calculation, such Consolidated Subsidiary shall be deemed to have been an Excluded Subsidiary for the entire period (regardless of whether such Subsidiary was not an Excluded Subsidiary during such period), and if at such time a Consolidated Subsidiary is not an Excluded Subsidiary, then, for purposes of such determination or calculation, such Consolidated Subsidiary shall be deemed not to have been an Excluded Subsidiary at any time during such period (regardless of whether such Subsidiary was an Excluded Subsidiary at any time during such period). Consolidated Net Income of ASI for fiscal year 1994 shall be computed on a pro forma basis as if the Transactions had occurred on January 1, 1994.

     "Consolidated Rental Payments" shall mean, for any period, the aggregate amount of all rents paid or payable under all Operating Leases of such person and its Consolidated Subsidiaries (including Excluded Subsidiaries) as lessee (net of sublease income), all as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Subsidiaries" shall mean, for any person, all Subsidiaries of such person that should be consolidated with such person for financial reporting purposes in accordance with GAAP; provided, however, that a Subsidiary that is an Excluded Subsidiary shall be considered to be a Joint Venture, and not a "Consolidated Subsidiary", at the times and for the periods determined as provided in the definition of the term "Consolidated Net Income".

     "Consolidated Total Debt" shall mean, for any person, all Indebtedness of such person and its Consolidated Subsidiaries (other than Indebtedness referred to in clauses (h), (i) and (j) of the definition of such term), determined on a consolidated basis in accordance with GAAP, provided that there shall be excluded $25,000,000 of any Indebtedness permitted pursuant to Section 6.04(u).

     "Contractual Obligation", as applied to any person, shall mean any provision of any security issued by that person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

     "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

     "Credit Documents" shall mean this Agreement, the Assignment and Amendment Agreement, the Credit Documents Amendment, the Notes, the Letters of Credit, the Security Documents, the Swingline Loan Agreement, the Guarantee Documents and the Issuing Bank Agreements.

     "Credit Documents Amendment" shall mean the Credit Documents Amendment Agreement dated as of February 9, 1995, among the ASI Subsidiaries, ASI Parties (each as defined in the Credit Documents Amendment) and Chemical Bank, as Administrative Agent and Collateral Agent, as such Credit Documents Amendment may from time to time be amended, supplemented or modified.

     "Credit Facility" shall mean a category of Commitments and extensions of credit thereunder. For purposes hereof, each of the following comprise a separate Credit Facility: (i) the Term Loan Commitments and Term Loans; (ii) the Periodic Access Loan Commitments and Periodic Access Loans; (iii) the U.S. $ Revolving Credit Commitments, U.S. $ Revolving Credit Loans and U.S. $ L/C Exposure; and (iv) the Multi-Currency Revolving Credit Commitments, Swingline Exposure, Multi-Currency Revolving Credit Loans and Multi-Currency L/C Exposure.

     "Credit Parties" shall mean Holding, the Borrowers and the Subsidiary Guarantors and each other Subsidiary that is or becomes a member of the EEIG Borrower.

     "CSI" shall mean Chemical Securities Inc., a Delaware corporation.

     "Currency Protection Agreement" shall mean any foreign exchange contract, currency swap agreement or other financial agreement or arrangement designed to protect against fluctuations in currency values.

     "Current  Value"  shall have the  meaning  assigned to such term in Section
5.11.

     "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

     "Denomination Date" shall mean, in relation to any Alternative Currency Borrowing, the date that is three Business Days before the date such Borrowing is made.

     "Designated Obligations" shall mean all Obligations of the Credit Parties in respect of (a) principal of and interest on the Loans and (b) Fees, whether or not the same shall at the time of any determination be due and payable under the terms of the Credit Documents.

     "Designated Subsidiary" shall mean a Subsidiary of which ASI owns, directly or through one or more other Subsidiaries, capital stock representing more than 95% of the ordinary voting power.

     "Deutsche Marks" or "DM" shall mean lawful money of Germany.

     "Dollar Equivalent" shall mean, with respect to an amount of any Alternative Currency on any date, the amount of Dollars that may be purchased with such amount of such Alternative Currency at the Spot Exchange Rate with respect to such Alternative Currency on such date.

     "Dollars" or "$" shall mean lawful money of the United States of America.

     "Domestic Guarantee" shall mean the Amended, Consolidated and Restated Guarantee dated as of June 1, 1993, by Holding, ASI, and the Subsidiary Guarantors which are Domestic Subsidiaries, as amended and supplemented from time to time in accordance with the terms thereof and hereof.

     "Domestic Obligations" shall mean all Obligations of Holding, ASI and the Domestic Subsidiaries.

     "Domestic Securities Pledge Agreements" shall mean the securities pledge agreements dated as of June 1, 1993, between the Collateral Agent and Holding, ASI and certain Subsidiary Guarantors that are Domestic Subsidiaries, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

     "Domestic Security Agreements" shall mean the security agreements dated as of June 1, 1993, between the Collateral Agent and Holding, ASI and the Subsidiary Guarantors that are Domestic Subsidiaries, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

     "Domestic Subsidiary" shall mean a direct or indirect subsidiary of ASI which is not a Foreign Subsidiary.

     "Dutch Borrower" shall mean WABCO Standard Trane B.V., a corporation organized under the laws of the Kingdom of the Netherlands.

     "EEIG Borrower" shall mean Standard Europe, a European Economic Interest Grouping organized by French and Italian Subsidiaries of ASI to act as a Borrower hereunder.

     "Effective Date" shall mean February 9, 1995.

     "Election Date" shall have the meaning specified in Section 2.04(b).

     "ll-3/8% Senior Debentures" shall mean ASI's 11-3/8% Senior Debentures Due 2004.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

     "ERISA Affiliate", as applied to any Borrower, shall mean any trade or business (whether or not incorporated) that is a member of a group of which such Borrower is a member and which is treated as a single employer under Section 414 of the Code.

     "ESOP" shall mean the American-Standard Employee Stock Ownership Plan created pursuant to an instrument entitled "American-Standard Employee Stock Ownership Plan" and dated as of April 23, 1988, as amended from time to time.

     "Event of Default" shall have the meaning specified in Article VII.

     "Excess Cash Flow" shall mean, for any period, the excess, if any, of Cash Available for Principal Payments for such period over the sum of (a) all principal payments (including cash payments in respect of accreted and zero-coupon interest obligations) made by ASI and its Consolidated Subsidiaries during such period as required repayments pursuant to the terms of any Indebtedness of ASI or any of its Subsidiaries permitted under this Agreement (including the Loans), but excluding (i) any such principal payments made in respect of the Loans pursuant to Section 2.11, (ii) any such principal payments to the extent refinanced with the incurrence of other Indebtedness, (iii) any such principal payments in respect of Indebtedness of the type described in clause (h) or (i) of the definition of the term "Indebtedness", (iv) any such principal payments in respect of Intercompany Indebtedness, (v) any such principal payments in respect of Indebtedness described in any of clauses (e) (other than prepayments which permanently reduce the amount of a Permitted Receivables Financing), (f), (g), (h), (i), (l), (n), (p), (q), (s) or (t) of
Section 6.04 and (vi) any such principal payments in respect of Indebtedness incurred after the date hereof in reliance upon clause (o) of Section 6.04 and
(b) the aggregate amount by which the Total Periodic Access Commitment was reduced during such period pursuant to Section 2.10(b); provided, however, that if the accounts of any Excluded Subsidiary were excluded for purposes of determining Cash Available for Principal Payments for such period, then any principal payments made by such Excluded Subsidiary during such period shall be disregarded for purposes of calculating Excess Cash Flow for such period.

     "Excess Cash Prepayment Amount" shall mean, with respect to any fiscal year, an amount equal to 50% of the excess of (a) the Excess Cash Flow of ASI and its Consolidated Subsidiaries for such fiscal year, beginning with the fiscal year ending December 31, 1995, over (b) the aggregate amount of principal payments made during such fiscal year in respect of Term Borrowings pursuant to
Section 2.11(a) and the aggregate amount by which the Total Periodic Access Commitment was reduced during such fiscal year pursuant to Section 2.10(c) in connection with such prepayments of Term Borrowings.

     "Excluded Subsidiary" shall mean (i) any Foreign Subsidiary of ASI that is prevented from paying dividends or similar distributions by any applicable law, rule, regulation or order of any Governmental Authority outside the United States, or the payment of dividends or similar distributions by such Foreign Subsidiary would, by reason of any such law, rule, regulation or order, be subject to materially burdensome conditions or costs that render payment of such dividends or distributions commercially unreasonable, in each case as reasonably determined by the Board of Directors of ASI, and (ii) any Subsidiary of a Foreign Subsidiary referred to in the preceding clause (i); provided, however, that a Borrower shall not be an Excluded Subsidiary. A Foreign Subsidiary shall constitute an Excluded Subsidiary upon delivery to the Administrative Agent of a certificate executed by the Secretary or an Assistant Secretary of ASI certifying that ASI's Board of Directors has determined that such Foreign
Subsidiary is an Excluded Subsidiary in accordance with the terms of this Agreement, and thereafter such Foreign Subsidiary and its Subsidiaries shall be considered Excluded Subsidiaries unless and until the Administrative Agent receives a certificate executed by the Secretary or an Assistant Secretary of ASI certifying that ASI's Board of Directors has determined that such Foreign Subsidiary shall no longer constitute an Excluded Subsidiary due to a material change in the applicable law, rule, regulation or order that resulted in the designation of such Subsidiary as an Excluded Subsidiary.

     "Excluded Taxes" shall mean any present or future taxes, duties, levies, imposts or other governmental charges on or measured by the overall net income of any Lender or its applicable lending office or branch (including any advance payment of such taxes, duties, levies, imposts or other governmental charges collected by means of withholding), and all franchise taxes, taxes on doing business or taxes measured by capital or net worth imposed on any Lender or its applicable lending office or branch, (i) imposed by the jurisdiction under the laws of which such Lender is organized, or in which its principal executive office is located, or by any country within which any such jurisdiction is located or any political subdivision thereof; (ii) imposed by the jurisdiction in which the applicable lending office or branch of such Lender is located, or in which its principal executive office is located, or by any country within which any such jurisdiction is located or any political subdivision thereof; or (iii) imposed by any other jurisdiction, but only to the extent such taxes, duties, levies, imposts, assessments or other governmental charges would not have been imposed but for any other connection between the jurisdiction imposing such tax, duty, levy, impost, assessment or other governmental charge and such Lender or such applicable lending office or branch (other than a connection arising from this Agreement or any transaction contemplated thereby). For purposes of this definition, "Lender" shall have the meaning ascribed to it in Section 2.18(i)(ii).

     "Fees" shall mean the Commitment Fees, the L/C Participation Fees, the Upfront Fees, the Issuing Bank Fees and the Agent and Administrative Fees.

     "Finance Subsidiary" shall mean a special purpose subsidiary engaged solely in purchasing, owning and financing receivables as part of a Permitted Receivables Financing.

     "Financial  Officer"  of any  corporation  shall  mean the chief  financial
officer,   principal  accounting  officer,   Treasurer  or  Controller  of  such
corporation.

     "Foreign Cash Equivalents" shall mean (i) direct obligations issued or unconditionally guaranteed by the government of the country in which any Borrower is incorporated or has its principal place of business, or the government of the country in which the Foreign Subsidiary investing therein is incorporated or has its principal place of business, in each case having maturities of not more than six months from the date of acquisition and (ii) direct demand obligations of principal banking institutions located in any such country.

     "Foreign Guarantees" shall mean the guarantees executed and delivered by the Subsidiary Guarantors who are Foreign Subsidiaries, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

     "Foreign Pension Plan" shall mean any pension plan or other deferred compensation plan, program or arrangement maintained by any Foreign Subsidiary which, under applicable local law, is required to be funded through a trust or other funding vehicle.

     "Foreign Security Agreements" shall mean the security agreements, trust indentures and debentures between the Collateral Agent and certain Foreign Subsidiaries, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

     "Foreign Subsidiary" shall mean each direct or indirect Subsidiary of ASI which was created or organized under the laws of a jurisdiction other than the United States of America, any state thereof or the District of Columbia.

     "Foreign  Supplemental  Documents"  shall  have the  meaning  specified  in
Section 5.12(b).

     "French Francs" or "FFr." shall mean lawful money of France.

     "Funded Debt" of any person shall mean all Indebtedness of such person described in clauses (a), (b), (c), (d), (f), (g) and (i) of the definition of "Indebtedness" which, by its terms or by the terms of any instrument or agreement relating thereto, matures, or which is otherwise payable, more than one year from, or is directly or indirectly renewable or extendable at the option of the debtor to a date more than one year (including an option of the debtor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year) from the date on which Funded Debt is to be determined.

     "GAAP" shall mean United States generally accepted accounting principles.

     "German Borrower" shall mean WABCO Standard GmbH, a corporation organized under the laws of Germany.

     "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

     "Guarantee" of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term Guarantee shall not include (i) endorsements for collection or deposit, in either case in the ordinary course of business or (ii) any agreement by ASI or a Subsidiary thereof to provide working capital to one of its Subsidiaries, if such agreement is entered into as consideration for obligations incurred by such Subsidiary for the benefit of ASI or any of its other Subsidiaries and such agreement is not enforceable by third parties. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder); provided, however, that the amount of any Guarantee that, by its terms, limits the amount payable thereunder to a stated or determinable amount shall not exceed such stated or determinable amount.

     "Guarantee Documents" shall mean the Domestic Guarantee, the Foreign Guarantees and any Supplemental Guarantees.

     "Guarantor" shall mean each of Holding, ASI and each Subsidiary Guarantor.

     "Heatcraft Notes" shall mean promissory notes of Heatcraft Technologies Inc. in an aggregate principal amount of $34,500,000 contributed to the SCI/Heatcraft Joint Venture and distributed by such Joint Venture to SCI.

     "Holding" shall have the meaning specified in the heading of this Agreement.

     "Hua Mei" shall mean Hua Mei Sanitary Ware Company Ltd., a subsidiary of ASI organized in the Peoples Republic of China.

     "Indebtedness" of any person shall mean (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such person issued or assumed as the deferred purchase price of property or services purchased by such person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such person, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (f) all Guarantees by such person of Indebtedness of others, (g) all Capital Lease Obligations of such person, (h) all obligations of such person in respect of interest rate protection agreements, foreign currency exchange agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging arrangements, (i) all obligations (contingent or otherwise) of such person as an account party in respect of letters of credit (other than (x) documentary letters of credit (including commercial and trade letters of credit) issued to secure payment obligations in respect of goods and services in the ordinary course of business and (y) letters of credit and surety bonds with respect to obligations of such person to the extent such  obligations  are accounted for as liabilities in the financial  records of such person) and bankers' acceptances and (j) the aggregate amount of uncollected accounts receivable of such person subject at such time to a
Permitted Receivables Financing (or any similar transaction), regardless of whether such transaction is effected without recourse to such person or in a manner that would not otherwise be reflected as a liability on a balance sheet of such person in accordance with GAAP; provided that in determining the amount of any Indebtedness, Guarantees of such Indebtedness shall not be taken into account to the extent the guaranteed Indebtedness is itself taken into account. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner, except to the extent such Indebtedness is not reflected in the consolidated financial statements of such person and neither ASI nor any of its Subsidiaries (other than a Subsidiary
owning  no  assets  other  than  the  general   partnership   interest  in  such
partnership)   shall  have  any  direct  or   contingent   liability   for  such
Indebtedness.

     "Indemnitees" shall have the meaning specified in Section 10.01(b).

     "Information Memorandum" shall mean the Confidential Information Memorandum dated November 1994 prepared by CSI and Chemical Bank from information provided by ASI and third parties and relating to the transactions contemplated hereby.

     "Intercompany Indebtedness" shall mean any Indebtedness of ASI or any Subsidiary of ASI which, in the case of ASI, is owing to any Subsidiary of ASI and which, in the case of any Subsidiary of ASI, is owing to ASI or any other Subsidiary of ASI.

     "Intercompany Merger and Transfer Conditions" shall mean, in the case of any liquidation, dissolution, winding up, merger, consolidation or transfer or acquisition of assets, (a) that no Event of Default or Default shall have occurred and be continuing; (b) that after giving effect to such transaction,
(i) except in the case of any transfer or acquisition of less than substantially all the assets of any person, the surviving or resulting person or the person acquiring or succeeding to the assets of one or more other persons shall have assumed or become responsible by operation of law for all the Obligations of the other person or persons involved in such transfer or acquisition; (ii) the assets and anticipated cash flows of each Borrower, the Borrower Group of which is involved in such transaction will, in the good faith judgment of ASI, be adequate to support the Obligations of such Borrower without giving effect to guarantees and Liens provided or granted by persons which are not members of the same Borrower Group; and (iii) the capital stock and assets involved in such transaction will have been subjected, upon completion of such transaction, to Liens under the Security Documents to secure the Obligations of the members of the Borrower Group owning such capital stock and assets and the other Obligations to the maximum extent practicable without giving rise to (A) any violation of applicable law, (B) liability of the officers, directors or shareholders of ASI or any of its Subsidiaries, (C) violation of the provisions of any joint venture or other material agreement governing or binding ASI or such Subsidiary, (D) any deemed dividend to ASI or any of its domestic subsidiaries under Section 956 (or any successor provision) of the Code, (E) material risk of any of the foregoing or (F) costs which ASI and the Collateral Agent shall determine to be excessive in relation to the benefits that would be conferred by such additional instruments or documents (and each Lender and Issuing Bank authorizes the Collateral Agent, acting in good faith, to make such determination); (c) that such transaction shall have been carried out in good faith for valid business purposes and not with a view to limiting or avoiding any claims or security interests of the Lenders or the Collateral Agent; and (d) that, in the case of any such transaction involving assets with a book value in excess of $25,000,000 or the equivalent thereof in another currency, ASI shall have delivered to the Administrative Agent an Officers' Certificate stating that the conditions set forth in clauses (a), (b) and (c) above (to the extent applicable) have been satisfied.

     "Intercompany Notes" shall mean (i) promissory notes evidencing Intercompany Indebtedness which promissory notes, if owed to or held by a Credit Party, shall, unless otherwise agreed by the Administrative Agent, be payable upon demand (or, in the case of any such promissory notes issued by a Foreign Subsidiary, within such period after demand as is customary or required in order to satisfy applicable legal requirements, but in any event within six months after demand) and bear interest at current market rates and shall not be subordinated to any other Indebtedness of the debtor, except that such promissory notes owed by any Credit Party to any Subsidiary which is not a Credit Party shall be, to the full extent permitted by applicable law, subordinated to the payment in full in cash in the applicable currency upon the maturity (at stated maturity, by acceleration or otherwise) of all obligations of such person to the Administrative Agent, the Collateral Agent and the Lenders hereunder and under the other Credit Documents and of such person to a Credit Party and (ii) certain customary nonnegotiable instruments executed in accordance with the laws of Germany, Austria or other countries and evidencing Intercompany Indebtedness on the same terms and to the same effect as the promissory notes set forth in clause (i) above.

     "Interest Payment Date" shall mean, with respect to any Borrowing, the last day of the Interest Period applicable thereto and, in the case of any LIBOR Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date for such Borrowing had successive Interest Periods of three months' duration been applicable to such Borrowing and, in addition, the date of any refinancing or conversion of such Borrowing with or to a Borrowing of a different Type.

     "Interest Period" shall mean (a) as to any LIBOR Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the applicable Borrower may elect, (b) as to any ABR Borrowing (other than a Swingline Loan), the period commencing on the date of such Borrowing and ending on the earlier of (i) the next succeeding day which shall be the last day of any of February, May, August or November and (ii) the applicable Maturity Date and (c) as to any Swingline Loan, the period commencing on the date of such Swingline Loan and ending on the earlier of (i) the day that is five Business Days thereafter and (ii) the Multi-Currency Revolving Credit Maturity Date; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a LIBOR Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

     "Interest Rate Determination Date" shall mean, with respect to a LIBOR Borrowing, the date which is two Business Days prior to the commencement of the Interest Period for such Borrowing.

     "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement or other financial agreements or arrangements designed to protect against fluctuations in interest rates.

     "Investment", as applied to any person, shall mean any direct or indirect purchase or other acquisition by that person of, or beneficial interest of that person in, stock or other securities of any other person or any direct or indirect loan, advance (other than advances to employees for purchases of stock pursuant to any employee benefit plan or arrangement of ASI or any Subsidiary, moving and travel expenses, drawing accounts and other customary expenditures, and security deposits, in each case in the ordinary course of business) or capital contribution by that person to any other person, including all indebtedness and accounts receivable from that other person which (i) are not current assets or (ii) did not arise from sales to that other person in the ordinary course of business and consistent with past practice. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, less the amount of such Investment returned in cash.

     "Issuing Bank" shall mean any Lender which shall from time to time be party to an Issuing Bank Agreement with ASI and the Administrative Agent.

     "Issuing Bank Agreement" shall mean an agreement in substantially the form of Exhibit E.

     "Issuing Bank Fees" shall have the meaning specified in Section 2.05(c).

     "Italian Lire" or "LIT" shall mean lawful money of Italy.

     "Joint Venture" shall mean (i) as to a person, a corporation, partnership or other legal entity or arrangement in which such person has an equity Investment, but that is not a subsidiary of such person, and (ii) an Excluded Subsidiary.

     "Judgment Currency" shall have the meaning specified in Section 10.14.

     "Judgment  Currency  Conversion  Date" shall have the meaning  specified in
Section 10.14.

     "Kelso" shall mean Kelso & Company, Inc., a Delaware corporation.

     "L/C Disbursement" shall mean a Multi-Currency L/C Disbursement or U.S. $ L/C Disbursement, as the case may be.

     "L/C  Participation  Fee"  shall  have the  meaning  specified  in  Section
2.05(c).

     "LDC Holding Company" shall mean a holding company organized or which may be organized by ASI as a vehicle for holding stock or other ownership interests in various joint ventures in lesser developed countries, including the Peoples Republic of China and India, and any special purpose Subsidiary organized exclusively to hold the equity of any such holding company and owning no other assets.

     "Lenders" shall have the meaning specified in the heading of this Agreement and shall include any person that becomes a "Lender" as contemplated by Section 10.04.

     "Letter of Credit" shall mean any U.S. $ Letter of Credit or Multi-Currency Letter of Credit.

     "LIBO Rate" shall mean, with respect to any LIBOR Borrowing for any Interest Period, (i) the interest rate per annum for deposits for a maturity most nearly comparable to such Interest Period in the currency in which such Borrowing is denominated which appears on page 3740 or 3750, as applicable, of the Dow Jones Telerate Screen as of 11:00 a.m., London time, on the day that is two Business Days prior to the first day of such Interest Period or, if such a rate does not appear on page 3740 or 3750, as applicable, of the Dow Jones Telerate Screen, (ii) an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the rate at which deposits in the currency in which such Borrowing is denominated approximately equal in principal amount to the Loan of the Administrative Agent, in its capacity as a Lender (or, if the Administrative Agent is not a Lender in respect of such Borrowing, then the Loan of the Lender in respect of such Borrowing with the greatest Loan amount), included in such LIBOR Borrowing and for a maturity comparable to such Interest Period are offered to the principal London office of the Administrative Agent or such Lender in immediately available funds in the London interbank market at approximately 11:00 a.m., London time (or, if such LIBOR Borrowing is denominated in Sterling, in immediately available funds in the Paris interbank market at approximately 11:00 a.m., Paris time), on the relevant Interest Rate Determination Date.

     "LIBOR Borrowing" shall mean a Borrowing comprised of LIBOR Loans.

     "LIBOR Loan" shall mean any Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

     "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and
(c) in the case of securities, any purchase option, call or similar right of a third party (other than the issuer) with respect to such securities.

     "Loan" shall mean a Term Loan, a Periodic Access Loan, a U.S. $ Revolving Credit Loan, a Multi-Currency Revolving Credit Loan or a Swingline Loan.

"Louisiana Facility" shall mean the assets comprising the manufacturing facility of the SCI/Heatcraft Joint Venture located in Natchitoches, Louisiana.

     "Managing Agents" shall have the meaning specified in the heading of this Agreement.


     "Margin Stock" shall have the meaning given such term under Regulation U.

     "Materially Adverse Effect" shall mean (a) a materially adverse effect on the business, operations, condition (financial or otherwise) or assets of (i) ASI and its Subsidiaries taken as a whole or (ii) the German Borrower and its Subsidiaries taken as a whole, or (b) impairment of rights or benefits material to the interests of the Lenders and available to the Lenders, the Issuing Banks, the Administrative Agent or the Collateral Agent under the terms of the Credit Documents.

     "Maturity Date" shall mean the Term Facility Maturity Date, the Periodic Access Maturity Date, the U.S. $ Revolving Credit Maturity Date or the Multi-Currency Revolving Credit Maturity Date, as the context may require.

     "Maximum Available Amount" shall have the meaning specified in Article VII.

     "Maximum Rate" shall have the meaning specified in Section 10.06.

     "Moody's" shall mean Moody's Investors Service, Inc.

     "Mortgage" shall mean a term loan and revolving credit mortgage, assignment of rents, security agreement and fixture filing, or a term loan and revolving credit deed of trust, assignment of rents, security agreement and fixture filing or similar instrument creating and evidencing a Lien on a Real Property and other property and rights incidental to such Real Property, which shall be substantially in the form of Exhibit F, containing such schedules and including such additional provisions and other deviations from such Exhibit as shall not be inconsistent with the provisions of Section 4.02(h) or shall be necessary to conform such Exhibit to applicable foreign or local law and which shall be dated the date of delivery thereof and made by the owner of the Real Property described therein for the benefit of the Collateral Agent, as mortgagee (or beneficiary), assignee and secured party, as the same may at any time be amended, modified or supplemented in accordance with the terms thereof and hereof and, in each case, with such changes therein (whether before or after the execution and delivery thereof) as are otherwise permitted by Section 10.10.

     "Mortgaged Properties" shall mean the Real Properties identified as "Mortgaged Properties" on Schedule 3.12(b) and each other Real Property required to be subjected to a Mortgage under Section 5.11.

     "Multi-Currency L/C Disbursement" shall mean a payment or disbursement made by an Issuing Bank pursuant to a Multi-Currency Letter of Credit.

     "Multi-Currency L/C Exposure" shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Multi-Currency Letters of Credit at such time that are denominated in Dollars, plus (b) the Assigned Dollar Value at such time of the aggregate undrawn amount of all outstanding Multi-Currency Letters of Credit at such time that are denominated in Alternative Currencies, plus (c) the aggregate principal amount of all Multi-Currency L/C Disbursements denominated in Dollars that have not yet been reimbursed at such time, plus (d) the Assigned Dollar Value at such time of the aggregate principal amount of all Multi-Currency L/C Disbursements denominated in Alternative Currencies that have not yet been reimbursed at such time. The Multi-Currency L/C Exposure of any Multi-Currency Revolving Credit Lender at any time shall mean its Applicable Percentage of the aggregate Multi-Currency L/C Exposure at such time.

     "Multi-Currency Letter of Credit" shall mean a Letter of Credit issued by an Issuing Bank pursuant to Section 2.19 on behalf of Lenders holding Multi-Currency Revolving Credit

     Commitments (including the Scheduled Letters of Credit deemed to have been so issued pursuant to Section 2.19).

     "Multi-Currency   Revolving  Credit   Borrowing"  shall  mean  a  Borrowing
comprised of Multi-Currency Revolving Credit Loans.

     "Multi-Currency Revolving Credit Commitment" shall mean, with respect to any Lender at any time, the commitment (if any) of such Lender to make loans pursuant to Section 2.01(c), to acquire participations in Multi-Currency Letters of Credit pursuant to Section 2.19 and to acquire participations in Swingline Loans pursuant to Section 2.20. Subject to Section 10.04, the amount of each Lender's Multi- Currency Revolving Credit Commitment is the amount set forth opposite such Lender's name in Schedule II under the caption "Multi-Currency Revolving Credit Commitment", as such amount may be permanently terminated or from time to time permanently reduced pursuant to Section 2.10.

     "Multi-Currency Revolving Credit Exposure" shall mean, with respect to any Lender at any time, the sum of (a) the aggregate principal amount at such time of all outstanding Multi-Currency Revolving Credit Loans of such Lender denominated in Dollars, plus (b) the Assigned Dollar Value at such time of the aggregate principal amount at such time of all outstanding Multi-Currency Revolving Credit Loans of such Lender that are Alternative Currency Loans, plus
(c) the aggregate amount at such time of such Lender's Swingline Exposure,  plus
(d) the aggregate amount at such time of such Lender's Multi-Currency L/C Exposure.

     "Multi-Currency Revolving Credit Lender" shall mean a Lender with a Multi-Currency Revolving Credit Commitment.

     "Multi-Currency Revolving Credit Loan" shall mean any loan made by a Lender pursuant to its Multi-Currency Revolving Credit Commitment.

     "Multi-Currency Revolving Credit Maturity Date" shall mean the last day of February in the year 2002.

     "Multi-Currency Revolving Credit Note" shall mean a promissory note, executed and delivered as provided in Section 2.06 and in substantially the form of Exhibit B-4.

     "Multiemployer Plan" shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which a Borrower or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

     "Net Cash Proceeds" shall mean the gross amount of cash consideration (including any cash received in respect of any non-cash consideration) received by Holding, ASI or any of their Subsidiaries in respect of any sale, transfer or other disposition of any property or other asset (including capital stock or Indebtedness issued by, or accounts receivable from, or other claims against, another person) or any interests therein, or the issuance of any Securities by such person, or the issuance or incurrence by such person of any Indebtedness, or other event requiring a calculation of "Net Cash Proceeds" hereunder, net of
(a) incremental taxes, if any, directly incurred and payable by Holding, ASI or any such Subsidiary as a result thereof or as a result of transfers of such consideration to a Borrower or Borrowers in order to make a prepayment hereunder in respect of any such transaction constituting a Prepayment Event or other event requiring a calculation of "Net Cash Proceeds", (b) the amount of reasonable reserves for any liabilities retained in connection with such transaction, (c) any other reasonable expenses and other costs directly incurred and payable to unaffiliated third parties as a result thereof, including amounts, if any, payable pursuant to Section 2.14 as a result of such transaction or other event requiring a calculation of "Net Cash Proceeds" and
(d) in the case of any such cash consideration received by a Subsidiary other than a Designated Subsidiary, the portion of such consideration (net of amounts referred to in clauses (a), (b) and (c) above attributable to taxes, liabilities, expenses and other costs incurred by such Subsidiary) that would be distributable in respect of minority interests if such consideration were distributed as a dividend or similar distribution; provided, however, that the Net Cash

     Proceeds from a Permitted Receivables Financing shall exclude the proceeds received from sales of additional accounts receivable following the initial sale, to the extent that the sales of such additional accounts receivable do not increase the aggregate amount of uncollected accounts receivable held by the Receivables Purchaser over the greatest aggregate amount thereof previously held by the Receivables Purchaser or, as a result of a decrease in the discount rate at which such accounts receivable are being sold, incrementally increase the net proceeds to ASI from such sales.

     "Net Joint Venture Investments" shall mean, for any period, an amount equal to (a) the aggregate amount of Investments made by ASI and its Consolidated Subsidiaries (other than Excluded Subsidiaries) in Joint Ventures during such period in cash, Cash Equivalents and Foreign Cash Equivalents, minus (b) the aggregate amount of cash, Cash Equivalents and Foreign Cash Equivalents received by ASI and its Consolidated Subsidiaries (other than Excluded Subsidiaries) during such period in respect of Investments in Joint Ventures, but excluding any such receipts to the extent included in determining Consolidated Net Income for such period, all determined on a consolidated basis. Net Joint Venture Investments for any period may be a positive or negative number. Net Joint Venture Investments increase for a period when they are positive and decrease for a period when they are negative.

     "9-1/4% Sinking Fund Debentures" shall mean ASI's 9-1/4% Sinking Fund Debentures Due 2016.

     "1994 Special Charges" shall mean charges against income of $46,000,000, including charges of $26,000,000 recorded in the second quarter of fiscal year 1994 for cost reduction actions and charges of $20,000,000 incurred in the fourth quarter of fiscal year 1994 in connection with the termination of the Consulting Agreement between ASI and Kelso.

     "1993 Credit Agreement" shall mean the Credit Agreement, dated as of June 1, 1993, among ASI Holding Corporation, American Standard Inc., certain subsidiaries of American Standard Inc., the lenders, managing agents and co-agents named therein and Chemical Bank, as administrative agent and arranger, as such 1993 Credit Agreement may before the date hereof have been amended, supplemented or modified.

     "Non-Borrower Subsidiary" shall mean any Subsidiary which is not a Borrower.

     "Non-Material Subsidiary" shall mean any Subsidiary of ASI, whether or not such Subsidiary is a Credit Party, (i) the revenues of which (directly and together with its Subsidiaries) for the most recent fiscal year of ASI for which audited financial statements are available were less than 1% of ASI's consolidated revenues for such fiscal year and (ii) the consolidated total assets of which as of the date of such financial statements were less than 1% of ASI's consolidated total assets as of such date; provided that, in the event the aggregate of the revenues or consolidated total assets of all such Non- Material Subsidiaries that are not Credit Parties exceeds 5% of ASI's consolidated revenues for such fiscal year or 5% of ASI's consolidated total assets as of such date, respectively, ASI (or, in the event ASI has failed to do so within 10 days, the Administrative Agent) shall designate sufficient Subsidiaries to be excluded from the definition of "Non-Material Subsidiary" to eliminate such excess, and such designated Subsidiaries shall not constitute Non-Material Subsidiaries. Revenues and assets of Foreign Subsidiaries shall be converted into Dollars at the rates used for purposes of preparing the consolidated balance sheet of ASI included in such financial statements.

     "Non-Redeemable Preferred Stock" shall mean any preferred stock that is not, by its terms or by the terms of any agreement or instrument pursuant to which such preferred stock was issued, required to be redeemed at any fixed date, or redeemable at the option of the holder thereof at any time.

     "Notes" shall mean the Term Notes, the Periodic Access Notes, the U.S. $ Revolving Credit Notes, the Multi-Currency Revolving Credit Notes and the
Swingline Note, executed and delivered as provided in Section 2.06 or Section 2.20, as the case may be.

     "Notice of Interest  Rate  Election"  shall have the meaning  specified  in
Section 2.04(b). "Obligations" shall mean (a) the Borrowers' obligations in respect of the due and punctual payment of principal of and interest on the Loans and L/C Disbursements when and as due whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (b) all Fees, expenses, indemnities, expense reimbursement obligations and other obligations, monetary or otherwise, of the Borrowers under this Agreement or any other Credit Document and (c) all obligations, monetary or otherwise, of each other Credit Party under each Credit Document to which it is a party.

     "Obligation Currency" shall have the meaning specified in Section 10.14.

     "Offering" shall mean the initial public offering to occur not later than March 31, 1995, of common stock of Holding in an aggregate number of shares sufficient to yield gross proceeds of at least $250,000,000 (based on the initial per share price to the public) and representing the sale of an ownership percentage in Holding that implies a total equity value for Holding (including the offered shares) of at least $1,000,000,000.

     "Officers' Certificate" shall mean, as applied to any corporation, a certificate executed on behalf of such corporation by its Chairman of the Board (if an officer) or its President or one of its Vice Presidents and by its Chief Financial Officer or its Treasurer or, in the case of Foreign Subsidiaries, officers or persons performing comparable functions.

     "Operating Lease" shall mean, as applied to any person, any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any property (whether real, personal or mixed) which is not a Capital Lease other than any such lease under which that person is the lessor.

     "Organizational Documents" shall mean, with respect to any person, if such person is a corporation, its charter and by-laws, if any, or if such person is a partnership, its certificate of partnership, if any, and partnership agreement and, in each case, any stockholder or similar agreements between and among the holders of ownership interests in such person.

     "Other Taxes" shall have the meaning specified in Section 2.18(b).

     "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA, or any successor thereto.

     "Pension Plan" shall mean any employee pension benefit plan which is subject to the provisions of Title IV of ERISA and which is maintained for employees of ASI or any of its Subsidiaries or any ERISA Affiliate of ASI or any of its Subsidiaries, other than a Multiemployer Plan.

     "Perfection Certificate" shall mean an updated certificate substantially in the form of Exhibit G, duly executed by a Financial Officer and a legal officer of ASI, duly completed and accompanied by the attachments contemplated thereby.

     "Periodic  Access  Availability   Period"  shall  mean  any  period  of  30
consecutive days commencing on a date specified by ASI by notice to the Administrative Agent, which notice shall be given not less than 10 days prior to the commencement of such period; provided, however, that (a) the first Periodic Access Availability Period shall not commence prior to June 1, 1995, (b) no Periodic Access Availability Period shall commence within 3 months following the commencement of any previous Periodic Access Availability Period and (c) not more than two Periodic Access Availability Periods shall occur in any single calendar year.

     "Periodic Access Borrowing" shall mean a Borrowing comprised of Periodic Access Loans.

     "Periodic Access Lender" shall mean a Lender with a Periodic Access Loan Commitment.

     "Periodic Access Loan" shall mean any loan made by a Lender pursuant to its Periodic Access Loan Commitment.

     "Periodic Access Loan Commitment" shall mean, with respect to any Lender, the commitment (if any) of such Lender to make loans pursuant to Section 2.01(d). Subject to Section 10.04, the amount of each Lender's Periodic Access Loan Commitment is the amount set forth opposite such Lender's name in Schedule II under the caption "Periodic Access Loan Commitment", as such amount may be permanently terminated or from time to time reduced pursuant to Section 2.10.

     "Periodic Access Loan Exposure" shall mean, with respect to any Lender at any time, the sum of (a) the aggregate principal amount at such time of all outstanding Periodic Access Loans of such Lender denominated in Dollars, plus
(b) the Assigned Dollar Value at such time of the aggregate principal amount at such time of all outstanding Periodic Access Loans of such Lender that are Alternative Currency Loans.

     "Periodic Access Maturity Date" shall mean the last day of February in the year 2002.

     "Periodic Access Note" shall mean a promissory note, executed and delivered as provided in Section 2.06 and in substantially the form of Exhibit B-2.

     "Permitted Encumbrances" shall mean:

     (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not at the time required by Section 5.04;

     (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other liens imposed by law or pursuant to customary reservations or retentions of title, in each case incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

     (iii) with respect to assets other than Collateral, Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

     (iv) Liens in connection with attachments or judgments (including judgment or appeal bonds) not in excess of $20,000,000 in the aggregate (exclusive of any amount adequately covered by insurance as to which the insurance company has acknowledged coverage and exclusive of amounts in respect of attachments the enforcement of which has been stayed pending appeal and judgments execution of which has been stayed pending appeal) unless the judgments secured shall, within 60 days after the entry thereof, not have been discharged or execution thereof not stayed pending appeal, or shall not have been discharged within 30 days after the expiration of any such stay;

     (v) leases or subleases granted to others not interfering in any material respect with the business of ASI or any of its Subsidiaries;

     (vi) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of ASI or any of its Subsidiaries;

     (vii)  any  interest  or title of a lessor  under any  lease  permitted  by
Section 6.06;

     (viii) Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to leases permitted by this Agreement;

     (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

     (x) deed restrictions to ensure non-disturbance of legally permitted, permanent on-site waste storage/ treatment facilities; and

     (xi) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions.

     "Permitted Receivables Financing" shall mean any sale by ASI and its Subsidiaries of accounts receivable to a Receivables Purchaser in a true sale transaction without any recourse based upon the collectibility of the accounts receivable sold and the sale or pledge of such accounts receivable (or an interest therein) by such Receivables Purchaser, in each case without any Guarantee by or other recourse to ASI or any Subsidiary (other than to such Receivables Purchaser, if it is a Finance Subsidiary); provided that (i) such accounts receivable arise out of U.S. sales of products by ASI's Air Conditioning Products Segment and/or Plumbing Products Segment, (ii) the aggregate amount of uncollected accounts receivable held by such Receivables Purchaser or otherwise subject to any such transaction at any time shall not exceed $150,000,000 in the aggregate, (iii) the Administrative Agent shall be satisfied with the structure and documentation for such transaction and that the terms of such transaction, including the discount at which accounts receivable are sold to such Receivables Purchaser and any termination events, shall be consistent with those prevailing in the market at the time for similar transactions rated AA or better by S&P or having comparable ratings from other rating agencies and (iv) such transaction shall not by its terms terminate or be subject to reduction in amount for at least five years, other than by reason of the occurrence of an event of default or termination event.

     "person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

     "Prepayment Event" shall mean (a) any sale, transfer or other disposition of any property or other asset (including capital stock or Indebtedness issued by, or accounts receivable from, or other claims against, another person) or any interest therein (other than the grant, conveyance or other transfer of a Lien, to the extent permitted by Section 6.03) by Holding, ASI or any of their Subsidiaries, including any Permitted Receivables Financing and any transaction effected in reliance upon Section 6.02(a)(ii), but excluding (i) any such transaction effected in reliance upon Sections 6.02(a)(iii) or 6.02(a)(iv)(B),
(ii) any such transaction effected in the ordinary course of business in reliance upon Section 6.02(a)(v) and (iii) any such sale, transfer or other disposition made by ASI or any Subsidiary thereof to ASI or any Subsidiary thereof (other than an Excluded Subsidiary) or (b) the issuance or incurrence by Holding, ASI or any of their Subsidiaries of any Indebtedness (other than any Indebtedness permitted by Section 6.04 except a Permitted Receivables Financing), or the issuance or sale by Holding, ASI or any of their Subsidiaries of any debt securities or any obligations convertible into or exchangeable for, or giving any person or entity any right, option or warrant to acquire from Holding, ASI or any of their Subsidiaries any Indebtedness or any such debt securities or any such convertible or exchangeable obligations (other than any such debt securities or convertible or exchangeable obligations permitted by
Section 6.04), in an aggregate amount greater than $20,000,000. Notwithstanding the foregoing, the term "Prepayment Event" shall not include sales, transfers or other dispositions of any properties or other assets for Net Cash Proceeds not exceeding in the aggregate $35,000,000 in any calendar year; provided that at any time when the Net Cash Proceeds received in connection with any such sale, transfer and other disposition, together with the aggregate Net Cash Proceeds received in connection with all other such sales, transfers and other dispositions during the same calendar year, shall exceed $35,000,000, a "Prepayment Event" shall be deemed to have occurred and the resultant prepayment in connection with such Prepayment Event shall equal the amount by which the aggregate Net Cash Proceeds received in connection with such sales, transfers and other dispositions exceeds $35,000,000.

     "Prior Property Documents" shall mean, in respect of any Real Property subject or to be subject to a Mortgage, any leases, overleases, easement agreements, covenants or other instruments of record relating to such Real Property, which instruments have a priority superior to the priority of the Lien of the Mortgage relating to such Real Property.

     "Projected  Financial  Statements"  shall  have the  meaning  specified  in
Section 3.08(c).

     "Real Property" shall mean each of the interests in real estate or leasehold estates owned by ASI or any of its Subsidiaries, together with, in each case, all improvements and appurtenant fixtures and easements.

     "Receivables Purchaser" shall mean either a Finance Subsidiary or a financial institution or trust that purchases receivables in connection with a Permitted Receivables Financing.

     "Redemption Amount" shall mean at any time (a) the sum of (i) the Net Cash Proceeds of the Offering, plus (ii) the Net Cash Proceeds of any subsequent public offering of common stock or Non-Redeemable Preferred Stock of Holding, plus (iii) the amount, if any, of Excess Cash Flow of ASI for each fiscal year (commencing with the fiscal year ending December 31, 1995) for which financial statements shall have been delivered under Section 5.01(b), which shall not have been (and shall not be required to be) applied as a mandatory prepayment pursuant to Section 2.11(e), minus (b) the aggregate amount of the cash or other consideration (at the book value thereof), other than Non-Redeemable Preferred Stock and common stock of Holding, paid after the date hereof in connection with
(i) Acquisitions and (ii) any prepayment,  redemption or repurchase under clause
(ii) of Section 6.07(b) of the Indebtedness specified therein (other than Indebtedness prepaid, redeemed or repurchased on or prior to the Effective
Date).

     "Register" shall have the meaning specified in Section 10.04(d).

     "Regulation D" shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Regulation G" shall mean Regulation G of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Related Claims" shall mean (a) in respect of any Borrower, all obligations of such Borrower in respect of any Loans and L/C Disbursements that comprise a single Credit Facility and are denominated in the same currency and (b) in respect of any other Credit Party, all obligations of such Credit Party in respect of any Loans and L/C Disbursements that are denominated in the same currency.

     "Related Lenders" shall mean all Lenders holding Related Claims.

     "Reportable Event" shall mean any reportable event as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Pension Plan (other than a Pension Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).

     "Reporting Divisions" shall mean each of the business units of ASI and its Subsidiaries and subdivisions thereof, as utilized from time to time by ASI for internal reporting purposes.

     "Required  Documentation"  shall  have the  meaning  specified  in  Section
2.18(e).

     "Required Lenders" shall mean, at any time, Lenders having Loans (excluding Swingline Loans), Multi-Currency L/C Exposure, U.S. $ L/C Exposure, Swingline Exposure and unused Commitments (excluding the Swingline Commitment) representing a majority of the sum of all Loans (excluding Swingline Loans), Multi-Currency L/C Exposure, U.S. $ L/C Exposure, Swingline Exposure and unused Commitments (excluding the Swingline Commitment) at such time. For purposes of determining the Required Lenders, any amounts denominated in an Alternative Currency shall be translated into Dollars at the Spot Exchange Rates in effect on the Effective Date.

     "Responsible Officer" of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

     "Restricted Junior Payment" shall mean (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of ASI or Holding, now or hereafter outstanding, except (a) a dividend payable solely in shares of stock of ASI or Holding, as the case may be, or options, rights or warrants to acquire the same and (b) a dividend or distribution in respect of the rights associated with the common stock of Holding, whether by way of redemption of such rights or otherwise, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of ASI or Holding now or hereafter outstanding, (iii) any payment or prepayment of principal of, premium, if any, or interest on, redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Indebtedness, (iv) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of ASI or Holding now or hereafter outstanding, except payments in respect of rights associated with the common stock of Holding, whether by way of redemption of such rights or otherwise, in an aggregate amount not to exceed $5,000,000 and
(v) any loan or advance to Holding.

     "Restricted Subsidiary" shall have the meaning specified in the Senior Indentures.

     "Revolving Credit Borrowing" shall mean a Borrowing comprised of U.S. $ Revolving Credit Loans or Multi-Currency Revolving Credit Loans.

     "Revolving Credit Commitments" shall mean the U.S. $ Revolving Credit Commitments and the Multi-Currency Revolving Credit Commitments.

     "Revolving Credit Exposures" shall mean the U.S. $ Revolving Credit Exposures and the Multi-Currency Revolving Credit Exposures.

     "Revolving Credit Lenders" shall mean the U.S. $ Revolving Credit Lenders and the Multi-Currency Revolving Credit Lenders.

     "Revolving Credit Loan" shall mean any U.S. $ Revolving Credit Loan or Multi- Currency Revolving Credit Loan.

     "Scheduled  Letters of Credit"  shall mean the letters of credit  listed on
Schedule IV that are outstanding on the Effective Date.

     "SCI" shall mean Standard Compressors Inc., a Delaware corporation and a wholly owned subsidiary of ASI.

     "SCI/Heatcraft Joint Venture" shall mean a Delaware partnership formed by SCI and Heatcraft Technologies Inc. and owned equally at the time of its formation by such corporations.

     "SEC" shall mean the Securities and Exchange Commission.

     "Securities" shall mean any stock, shares, voting trust certificates, bonds, debentures, options, warrants, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

     "Security  Documents"  shall mean the  Domestic  Security  Agreements,  the
Domestic Securities Pledge Agreements, the Foreign Security Agreements, the Supplemental Security Agreements, the Supplemental Securities Pledge Agreements, the Mortgages, the financing statements, the Collateral Account Agreement and the Collateral Trust Agreement.

     "Senior Indentures" shall mean (i) the Indenture dated as of November 1, 1986, between ASI and Wilmington Trust Company, as successor Trustee, relating to the 9-1/4% Sinking Fund Debentures, and (ii) the Indentures dated as of May 15, 1992, between ASI and First Trust National Association, as trustee, relating to the 10-7/8% Senior Notes and 11-3/8% Senior Debentures.

     "Senior Managing Agents" shall have the meaning specified in the heading of this Agreement.

     "S&P" shall mean Standard & Poor's Corporation.

     "Spot Exchange Rate" shall mean, on any day, (a) with respect to any Alternative Currency, the spot rate at which Dollars are offered on such day by Chemical Bank in London for such Alternative Currency at approximately 11:00 a.m. (London time), and (b) with respect to Dollars in relation to any specified Alternative Currency, the spot rate at which such specified Alternative Currency is offered on such day by Chemical Bank in London for Dollars at approximately 11:00 a.m. (London time). For purposes of determining the Spot Exchange Rate in connection with an Alternative Currency Borrowing, such Spot Exchange Rate shall be determined as of the Denomination Date for such Borrowing with respect to transactions in the applicable Alternative Currency that will settle on the date of such Borrowing.

     "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board or by any other Governmental Authority, domestic or foreign, with jurisdiction over the Administrative Agent or any Lender (including any branch, Affiliate or other funding office thereof making or holding a Loan) (a) with respect to the Base CD Rate (as such term is used in the definition of "Alternate Base Rate"), for new negotiable nonpersonal time deposits in Dollars of over $100,000 with maturities approximately equal to three months and (b) with respect to the Adjusted LIBO Rate applicable to any Borrowing, for any category of liabilities which includes deposits by reference to which the Adjusted LIBO Rate in respect of such Borrowing is determined. Such reserve percentages shall include those imposed pursuant to Regulation D. LIBOR Loans shall be deemed to constitute "Eurocurrency Liabilities" within the meaning of Regulation D and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets which may be available from time to time to any Lender under Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any such reserve percentage.

     "Sterling" or "(pound)" shall mean lawful money of the United Kingdom.

     "Stock Incentive Plan" shall mean the American Standard Companies Inc. Stock Incentive Plan, as such Stock Incentive Plan may from time to time be amended, supplemented or modified.

     "Stockholder Rights Agreement" shall mean the Stockholders Rights Agreement of American Standard Companies Inc. dated as of December 2, 1994, as such Stockholders Rights Agreement may from time to time be amended, supplemented or modified.

     "Subordinated Indebtedness" shall mean Indebtedness of ASI subordinated in right of payment to the Loans and certain other Indebtedness, pursuant to documentation, containing interest rates, payment terms, maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in form and substance satisfactory to and approved in writing by the Required Lenders. The terms of the Subordinated Indebtedness identified in clauses (c) and (d) of Section 6.04 are hereby deemed to be satisfactory to and to have been approved in writing by the Required Lenders.

     "Subordinated Securities" shall mean ASI's 10-1/2% Senior Subordinated Discount Debentures Due 2005 and its 9-7/8% Senior Subordinated Notes Due 2001, collectively.

     "subsidiary" shall mean, with respect to any person (herein referred to as the "parent"), any corporation, partnership, association or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent; provided that the LDC Holding Companies shall not be deemed subsidiaries of Holding or any Borrower.

     "Subsidiary" shall mean, with respect to any Borrower, any subsidiary of such Borrower. Unless otherwise specified, references to Subsidiaries generally shall be deemed to refer to subsidiaries of ASI.

     "Subsidiary Borrowers" shall have the meaning specified in the heading of this Agreement.

     "Subsidiary  Guarantor"  shall mean each of the  Subsidiaries  indicated on
Schedule III as a Subsidiary Guarantor, and each other Subsidiary that becomes party to a Guarantee Document as contemplated by Section 5.12 or otherwise.

     "Supplemental  Documents"  shall  have the  meaning  specified  in  Section
5.12(a).

     "Supplemental Guarantee" shall mean any supplemental guarantee executed and delivered by a Domestic Subsidiary pursuant to Section 5.12(a) or a Foreign Subsidiary pursuant to Section 5.12(b) as such supplemental guarantee shall be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

     "Supplemental Securities Pledge Agreement" shall mean any supplemental securities pledge agreement executed and delivered by a Domestic Subsidiary pursuant to Section 5.12(a) or by a Foreign Subsidiary pursuant to Section 5.12(b), as such supplemental securities pledge agreement shall be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

     "Supplemental Security Agreement" shall mean any supplemental security agreement, trust indenture or debenture executed and delivered by a Domestic Subsidiary pursuant to Section 5.12(a) or a Foreign Subsidiary pursuant to
Section 5.12(b), as such supplemental security agreement, trust indenture or debenture shall be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

     "Swingline Base Rate" shall mean, for any day, with respect to any Swingline Loan that is an Alternative Currency Loan, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the average rate at which overnight deposits in the currency in which such Swingline Loan is denominated and approximately equal in principal amount to such Swingline Loan are obtainable by the Swingline Lender on such day at its lending office for such Swingline Loan in the interbank market (or any other market for overnight funds in such currency utilized by the Swingline Lender), adjusted to reflect any direct or indirect costs of obtaining such deposits (including costs analogous to Statutory Reserves and the Assessment Rate, to the extent applicable). The Swingline Base Rate applicable to any Swingline Loan that is an Alternative Currency Loan shall be determined for each day by the Swingline Lender and such determination shall be conclusive absent manifest error.

     "Swingline Commitment" shall mean $40,000,000, as such amount shall be reduced from time to time pursuant to Section 2.20.

     "Swingline Exposure" shall mean at any time the sum of (a) the aggregate principal amount at such time of all outstanding Swingline Loans denominated in Dollars, plus (b) the Assigned Dollar Value at such time of the aggregate principal amount at such time of all outstanding Swingline Loans that are Alternative Currency Loans. The Swingline Exposure of any Multi-Currency Revolving Credit Lender at any time shall mean its Applicable Percentage of the aggregate Swingline Exposure at such time.

     "Swingline Lender" shall mean Chemical Bank.

     "Swingline Loan" shall mean any loan made by the Swingline Lender pursuant to the Swingline Commitment.

     "Swingline Loan Agreement" shall mean the Swingline Loan Agreement dated as of June 1, 1993, among the Borrowers and the Swingline Lender.

     "Swingline Margin" shall mean, for any day, with respect to any Swingline Loan that is an Alternative Currency Loan, the product of (a) the Applicable Margin on such day with respect to Revolving Credit Borrowings comprised of ABR Loans and (b) the conversion factor specified in one or more letter agreements from time to time entered into by the Swingline Lender and ASI for converting such Applicable Margin to a comparable margin in the currency in which such Swingline Loan is denominated.

     "Swingline Note" shall mean a promissory note, executed and delivered as provided in Section 2.20 and in substantially the form of Exhibit B-5.

     "Taxes" shall have the meaning assigned to such term in Section 2.18(a).

     "10-7/8% Senior Notes" shall mean ASI's 10-7/8% Senior Notes Due 1999.

     "Term Borrowing" shall mean a Borrowing comprised of Term Loans.

     "Term Facility Maturity Date" shall mean the last day of February in the year 2000.

     "Term Loan Commitment" shall mean, with respect to any Lender, the commitment (if any) of such Lender to make a loan pursuant to Section 2.01(a). Subject to Section 10.04, the amount of each Lender's Term Loan Commitment is the amount set forth opposite such Lender's name in Schedule II under the caption "Term Loan Commitment", as such amount may be permanently terminated pursuant to Section 2.10.

     "Term Loans" shall mean loans made by the Lenders pursuant to their Term Loan Commitments.

     "Term Note" shall mean a promissory note, executed and delivered as provided in Section 2.06 and in substantially the form of Exhibit B-1.

     "Title Company" shall mean Lawyers Title Insurance Corporation or such other title insurance company as shall be designated by the Administrative Agent.

     "Total Commitment" shall mean, with respect to any Lender at any time, the aggregate amount of such Lender's Commitments, as in effect at such time.

     "Total Multi-Currency Revolving Credit Commitment" shall mean, at any time, the aggregate amount of the Multi-Currency Revolving Credit Commitments, as in effect at such time.

     "Total Periodic Access Commitment" shall mean, at any time, the aggregate amount of the Periodic Access Loan Commitments, as in effect at such time.

     "Total Revolving Credit Commitment" shall mean, at any time, the aggregate amount of the Revolving Credit Commitments, as in effect at such time.

     "Total U.S. $ Revolving Credit Commitment" shall mean, at any time, the aggregate amount of the U.S. $ Revolving Credit Commitments, as in effect at such time.

     "Transactions" shall have the meaning specified in Section 3.05.

     "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined and the currency in which such Loan or the Loans comprising such Borrowing are denominated. For purposes hereof, "Rate" shall include the Adjusted LIBO Rate, the Swingline Base Rate and the Alternate Base Rate and "currency" shall include Dollars and any Alternative Currency permitted hereunder.

     "UCC" shall mean the Uniform Commercial Code.

     "Unified Receivables Company" shall mean a finance company referred to in the definition of Unified Receivables Program.

     "Unified Receivables Program" shall mean a program under which ASI or any of its Subsidiaries receives payment in respect of its customers' receivables from a finance company and ASI or any of its Subsidiaries agrees to repurchase certain inventory in order to protect the finance company from loss in the event any such customers default in the payment of their obligations.

     "U.K. Borrower" shall mean American Standard (UK) Limited, a corporation organized under the laws of the United Kingdom.

     "Upfront Fees" shall have the meaning specified in Section 2.05(a).

     "U.S. $ L/C Disbursement" shall mean a payment or disbursement made by an Issuing Bank pursuant to a U.S. $ Letter of Credit.

     "U.S. $ L/C Exposure" shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding U.S. $ Letters of Credit at such time, plus
(b) the aggregate principal amount of all U.S. $ L/C Disbursements that have not yet been reimbursed at such time. The U.S. $ L/C Exposure of any U.S. $ Revolving Credit Lender at any time shall mean its Applicable Percentage of the aggregate U.S. $ L/C Exposure at such time.

     "U.S. $ Letter of Credit" shall mean a Letter of Credit issued by an Issuing Bank pursuant to Section 2.19 on behalf of Lenders holding U.S. $ Revolving Credit Commitments (including the Scheduled Letters of Credit deemed to have been so issued pursuant to Section 2.19).

     "U.S. $ Revolving Credit Borrowing" shall mean a Borrowing comprised of U.S. $ Revolving Credit Loans.

     "U.S. $ Revolving Credit Commitment" shall mean, with respect to any Lender, the commitment (if any) of such Lender to make loans pursuant to Section 2.01(b) and to acquire participations in U.S. $ Letters of Credit pursuant to
Section 2.19. Subject to Section 10.04, the amount of each Lender's U.S. $ Revolving Credit Commitment is the amount set forth opposite such Lender's name in Schedule II under the caption "U.S. $ Revolving Credit Commitment", as such amount may be permanently terminated or from time to time permanently reduced pursuant to Section 2.10.

     "U.S. $ Revolving Credit Exposure" shall mean, with respect to any Lender at any time, the sum of (a) the aggregate principal amount at such time of all outstanding U.S. $ Revolving Credit Loans of such Lender, plus (b) the aggregate amount at such time of such Lender's U.S. $ L/C Exposure.

     "U.S. $ Revolving Credit Lender" shall mean a Lender with a U.S. $ Revolving Credit Commitment.

     "U.S. $ Revolving Credit Loan" shall mean any loan made by a Lender pursuant to its U.S. $ Revolving Credit Commitment.

     "U.S. $ Revolving Credit Maturity Date" shall mean the last day of February in the year 2002.

     "U.S. $ Revolving Credit Note" shall mean a promissory note, executed and delivered as provided in Section 2.06 and in substantially the form of Exhibit B-3.

     "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     "Working Capital" shall mean, as of any date of determination, an amount equal to (a) the total assets of ASI and its Consolidated Subsidiaries as of such date which may properly be classified as current assets in accordance with GAAP, determined on a consolidated basis in accordance with GAAP, but excluding
(i) cash, Cash Equivalents and Foreign Cash Equivalents and (ii) the unamortized portion of prepaid expenses, minus (b) the total liabilities of ASI and its Consolidated Subsidiaries as of such date which may properly be classified as current liabilities in accordance with GAAP, determined on a consolidated basis in accordance with GAAP, but excluding (i) current liabilities in respect of Indebtedness and (ii) any income tax liability in respect of sales of assets out of the ordinary course of business. Working Capital as of any date may be a positive or negative number. Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative, and all such increases and decreases shall be determined in a manner consistent with that used in preparing ASI's consolidated statements of cash flows for the same period in accordance with GAAP.

     SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. All references herein to any agreement or instrument shall be deemed references to such agreement or instrument as amended or modified from time to time, subject to any restrictions herein on the amendment or modification of such agreement or instrument. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP consistently applied, as in effect from time to time; provided, however, that, for purposes of determining compliance with any covenant set forth in Article VI, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the application used in preparing ASI's audited financial statements referred to in Section 3.08. All references in Articles III, V, VI and VII of this Agreement to the Borrowers will be deemed to include the Subsidiaries that own interests in the EEIG Borrower.


                                   ARTICLE II

                                  THE CREDITS

     SECTION 2.01. Commitments. (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make loans to one or more of the Borrowers (as specified in the Borrowing Request(s) with respect thereto and subject to assignment in accordance with Section 2.21) on the Effective Date, in Dollars, in an aggregate principal amount not to exceed such Lender's Term Loan Commitment. Term Loans will be made only on the Effective Date and amounts paid or prepaid in respect of Term Loans may not be reborrowed.

     (b) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each U.S. $ Revolving Credit Lender agrees, severally and not jointly, to make loans to one or more of the Borrowers (as specified in the Borrowing Requests with respect thereto), at any time and from time to time on and after the Effective Date and until the earlier of the U.S. $ Revolving Credit Maturity Date and the termination of the U.S. $ Revolving Credit Commitment of such Lender in accordance with the terms hereof, in Dollars, in an aggregate principal amount at any time outstanding that will not result in (i) such Lender's U.S. $ Revolving Credit Exposure exceeding (ii) such Lender's U.S. $ Revolving Credit Commitment. The U.S. $ Revolving Credit Commitments shall be terminated or reduced from time to time pursuant to Section
2.10. Within the foregoing limits, the Borrowers may borrow, pay or prepay and reborrow U.S. $ Revolving Credit Loans hereunder, on and after the Effective

     Date and prior to the earlier of the U.S. $ Revolving Credit Maturity Date and the termination of the U.S. $ Revolving Credit Commitments, subject to the terms, conditions and limitations set forth herein.

     (c)   Subject  to  the  terms  and   conditions   and   relying   upon  the
representations and warranties herein set forth, each Multi-Currency Revolving Credit Lender agrees, severally and not jointly, to make loans to one or more of the Borrowers (as specified in the Borrowing Requests with respect thereto), at any time and from time to time on and after the Effective Date and until the earlier of the Multi-Currency Revolving Credit Maturity Date and the termination of the Multi-Currency Revolving Credit Commitment of such Lender in accordance with the terms hereof, in Dollars or one or more Alternative Currencies (as specified in the Borrowing Requests with respect thereto), in an aggregate principal amount at any time outstanding that will not result in (i) such Lender's Multi-Currency Revolving Credit Exposure exceeding (ii) such Lender's Multi-Currency Revolving Credit Commitment. The Multi-Currency Revolving Credit Commitments shall be terminated or reduced from time to time pursuant to Section
2.10. Within the foregoing limits, the Borrowers may borrow, pay or prepay and reborrow Multi-Currency Revolving Credit Loans hereunder, on and after the Effective Date and prior to the earlier of the Multi-Currency Revolving Credit Maturity Date and the termination of the Multi- Currency Revolving Credit Commitments, subject to the terms, conditions and limitations set forth herein.

     (d) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Periodic Access Lender agrees, severally and not jointly, to make loans to one or more of the Borrowers (as specified in the Borrowing Requests with respect thereto), on the Effective Date and, subject to the limitations provided below, from time to time thereafter and until the earlier of the Periodic Access Maturity Date and the termination of the Periodic Access Loan Commitment of such Lender in accordance with the terms hereof, in Dollars or one or more Alternative Currencies (as specified in the Borrowing Requests with respect thereto), in an aggregate principal amount at any time outstanding that will not result in (i) such Lender's Periodic Access Loan Exposure exceeding (ii) such Lender's Periodic Access Loan Commitment; provided, however, that Periodic Access Loans shall be made only on the Effective Date and on not more than two dates within each Periodic Access Availability Period. The Periodic Access Loan Commitments are subject to scheduled reductions as provided in, and may be terminated or reduced from time to time pursuant to, Section 2.10. Within the foregoing limits, the Borrowers may borrow, pay or prepay and reborrow Periodic Access Loans hereunder, on the Effective Date and on not more than two dates within each Periodic Access Availability Period thereafter and prior to the earlier of the Periodic Access Maturity Date and the termination of the Periodic Access Loan Commitments, subject to the terms, conditions and limitations set forth herein.

     SECTION 2.02. Loans. (a) Each Loan (other than a Swingline Loan, as to which this Section 2.02 shall not apply) shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). The Loans comprising any Borrowing shall be in an aggregate principal amount which is (i) an integral multiple of $5,000,000 and not less than $10,000,000 or (ii) equal to the remaining available balance of the applicable Commitments. The Loans comprising each Alternative Currency Borrowing shall be made in the Alternative Currency specified in the applicable Borrowing Request in an amount equal to the Alternative Currency Equivalent of the Dollar amount specified in such Borrowing Request, as determined by the Administrative Agent as of the Denomination Date for such Borrowing (which determination shall be conclusive absent manifest error); provided, however, that (A) for purposes of clause (i) above, each Alternative Currency Borrowing shall be deemed to be in an aggregate principal amount equal to the Dollar amount specified in the applicable Borrowing Request for such Borrowing and (B) if the Dollar Equivalent of an outstanding Multi-Currency Revolving Credit Borrowing denominated in an Alternative Currency, determined based upon the applicable Spot Exchange Rate as of the date that is three Business Days before the end of the Interest Period with respect to such Borrowing, does not exceed by more than 5% the Assigned Dollar Value of such Borrowing, and if the entire amount of such Borrowing is to be refinanced with a new Multi-Currency Revolving Credit Borrowing of equivalent amount in the same currency and by the same Borrower, then such Multi-Currency Revolving Credit Borrowing may be refinanced without regard to compliance with clause (i) above and, if so refinanced, shall continue to have the same Assigned Dollar Value as in effect prior to such refinancing. The Administrative Agent shall determine the applicable

     Spot Exchange Rate as of the date three Business Days before the end of an Interest Period with respect to a Multi-Currency Revolving Credit Borrowing denominated in an Alternative Currency and shall promptly notify ASI and the Multi-Currency Revolving Credit Lenders whether the Dollar Equivalent of such Borrowing exceeds by more than 5% the Assigned Dollar Value thereof.

     (b) Subject to Sections 2.09 and 2.13, each Borrowing shall be comprised entirely of LIBOR Loans or ABR Loans as the applicable Borrower may request pursuant to Section 2.03. Each Lender may, subject to Section 10.04(j), at its option make any LIBOR Loan or Alternative Currency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that none of the Borrowers shall be entitled to request any Borrowing which, if made, would result in (i) more than 25 LIBOR Borrowings outstanding hereunder at any time or (ii) more than four Term Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods or denominated in different currencies, regardless of whether they commence or end on the same date, shall be considered separate Borrowings.

     (c) Subject to paragraph (f) below, each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer to such account as the Administrative Agent may designate in federal funds (in the case of any Loan denominated in Dollars) or such other immediately available funds as may then be customary for the settlement of international transactions in the relevant currency not later than 11:00 a.m., New York City time, in the case of fundings to an account in New York City, or 11:00 a.m., local time, in the case of fundings to an account in another jurisdiction, and the Administrative Agent shall by 12:00 (noon), New York City time, in the case of fundings to an account in New York City, or 12:00 (noon), local time, in the case of fundings to an account in another jurisdiction, credit the amounts so received to an account designated by the applicable Borrower in the applicable Borrowing Request, which account must be in the name of such Borrower and in the financial center of the country of the currency of such Loan (except that, in the case of Loans denominated in Dollars and in the case of all Loans made on the Effective Date, such account shall be in either New York or London) or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

     (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount in the required currency. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the applicable Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon in such currency, for each day from the date such amount is made available to the applicable Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds in the relevant currency (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

     (e) Notwithstanding any other provision of this Agreement, none of the Borrowers shall be entitled to request any LIBOR Borrowing if the Interest Period requested with respect thereto would end after the applicable Maturity Date. All Alternative Currency Borrowings shall be LIBOR Borrowings.

     (f) A Borrower may refinance all or any part of a U.S. $ Revolving Credit Borrowing or Multi-Currency Revolving Credit Borrowing with another U.S. $ Revolving Credit Borrowing or Multi- Currency Revolving Credit Borrowing, as the case may be, in the same currency, subject to the conditions and limitations set forth in this Agreement (including the condition that the Aggregate U.S. $
Revolving Credit Exposure or the Aggregate Multi-Currency Revolving Credit Exposure, as applicable, after giving effect thereto will not exceed the Total U.S. $ Revolving Credit Commitment or the Total Multi-Currency Revolving Credit Commitment, as applicable). Any Revolving Credit Borrowing or part thereof so refinanced shall be deemed to be repaid or prepaid in accordance with the applicable provisions of this Agreement with the proceeds of the new Borrowing, and the proceeds of such new Borrowing, to the extent they do not exceed the principal amount of the Borrowing being refinanced, shall not be paid by the applicable Revolving Credit Lenders to the Administrative Agent or by the Administrative Agent to the applicable Borrower pursuant to paragraph (c) above.

     (g) The Administrative Agent shall notify ASI and the U.S. $ Revolving Credit Lenders of the amount of the Aggregate U.S. $ Revolving Credit Exposure, and shall notify ASI and the Multi- Currency Revolving Credit Lenders of the amount of the Aggregate Multi-Currency Revolving Credit Exposure, promptly following the last day of each February, May, August and November.

     SECTION 2.03. Borrowing Procedure. In order to request a Borrowing (other than a Swingline Loan, as to which this Section 2.03 shall not apply), a Borrower shall hand deliver or telecopy to the Administrative Agent a duly completed Borrowing Request in the form of Exhibit A (a) in the case of an Alternative Currency Borrowing and in the case of a LIBOR Borrowing, not later than 11:00 a.m., New York City time (or, if the Borrowing Request is delivered or telecopied to the Administrative Agent in London, 10:00 a.m., London time), three Business Days before a proposed Borrowing and (b) in the case of an ABR Borrowing denominated in Dollars, not later than 12:00 noon, New York City time, one Business Day before a proposed Borrowing; provided, however, that Borrowing Requests with respect to Borrowings to be made on the Effective Date may, at the discretion of the Administrative Agent, be delivered later than the times specified above. Each Borrowing Request shall be irrevocable and shall specify
(i) the Borrower requesting such Borrowing (and be signed by or on behalf of such Borrower); (ii) if such Borrowing is to be made on the Effective Date, whether such Borrowing is to be a Term Borrowing, a Periodic Access Borrowing, a U.S. $ Revolving Credit Borrowing or a Multi-Currency Revolving Credit Borrowing, or if such Borrowing is to be made after the Effective Date, whether such Borrowing is to be a Periodic Access Borrowing, a U.S. $ Revolving Credit Borrowing or a Multi- Currency Revolving Credit Borrowing; (iii)-whether the Borrowing then being requested is to be a LIBOR Borrowing or an ABR Borrowing;
(iv) the number and location of the account to which funds are to be disbursed (which shall be an account that complies with the requirements of Section 2.02(c) and, in the case of a Borrowing denominated in Dollars, shall be at an office of the Administrative Agent in New York City or London); (v) the date of such Borrowing (which shall be a Business Day and, in the case of a Periodic Access Borrowing to be made after the Effective Date, shall be within a Periodic Access Availability Period); (vi) the amount of such Borrowing (which shall be expressed in Dollars, regardless of whether such Borrowing is an Alternative Currency Borrowing); (vii) the currency of such Borrowing (which shall be Dollars, in the case of the Term Borrowing and any U.S. $ Revolving Credit Borrowing or ABR Borrowing, and otherwise shall be Dollars or an Alternative Currency); and (viii) if such Borrowing is to be a LIBOR Borrowing, the Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the currency of Borrowing is specified in any such notice, then the requested Borrowing shall be denominated in Dollars. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing if denominated in Dollars or a LIBOR Borrowing if denominated in an Alternative Currency. If no Interest Period with respect to any LIBOR Borrowing is specified in any such notice, then the applicable Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly (and in any event on the same day that the Administrative Agent receives such notice, if received by 11:00 a.m., New York City time, on such day) advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), of each Lender's portion of the requested Borrowing and, in the case of an Alternative Currency Borrowing, of the Alternative Currency Equivalent of the Dollar amount specified in the applicable Borrowing Request and the Spot Exchange Rate utilized to determine such Alternative Currency Equivalent.

     If a Borrower in respect of an outstanding Revolving Credit Borrowing shall not have delivered a Borrowing Request in accordance with this Section 2.03 prior to the end of the Interest Period then in effect for such Borrowing and requesting that such Borrowing be refinanced, then such Borrower shall (unless such Borrower has notified the Administrative Agent, not fewer than three Business Days prior to the end of such Interest Period, that such Borrowing is to be repaid at the end of such Interest Period) be deemed to have delivered a Borrowing Request requesting that such Borrowing be refinanced with a new Revolving Credit Borrowing of equivalent amount in the same currency, and such new Borrowing shall be an ABR Borrowing if denominated in Dollars or a LIBOR Borrowing with an Interest Period of one month's duration if denominated in an Alternative Currency.

     The sum of (a) the aggregate principal amount of Borrowings by the EEIG Borrower, plus (b) the Aggregate L/C Exposure under Letters of Credit issued at the request of the EEIG Borrower, at any one time outstanding, shall not exceed $575,000,000.

     SECTION 2.04. Interest Rate Elections; Conversion and Continuation of Loans. (a) The initial Type of the Loans comprising each Borrowing, and the duration of the initial Interest Period applicable to such Loans if they are initially LIBOR Loans, shall be as specified in the applicable Borrowing Request pursuant to Section 2.03. Thereafter, the applicable Borrower may from time to time elect to convert or continue the Type of, or the duration of the Interest Period applicable to, the Loans included in any Borrowing (excluding overdue Loans and subject in each case to the provisions of the definition of Interest Period and Sections 2.09 and 2.13), as follows:

     (i) if such Loans are ABR Loans, the applicable Borrower may elect to convert such Loans to LIBOR Loans, may elect to continue such Loans as ABR Loans for an additional Interest Period, or may elect to convert such Loans to any combination of ABR Loans and LIBOR Loans; and

     (ii) if such Loans are LIBOR Loans, the applicable Borrower may elect to convert such Loans to ABR Loans, may elect to continue such Loans as LIBOR Loans for an additional Interest Period, or may elect to convert such Loans to any combination of ABR Loans and LIBOR Loans.

     Notwithstanding the foregoing, a Borrower may not (A) elect to convert the currency in which any Loans are denominated, (B) elect to convert Alternative Currency Loans from LIBOR Loans to ABR Loans, (C) elect an Interest Period for LIBOR Loans that does not comply with Section 2.02(e), (D) elect to convert any ABR Loans to LIBOR Loans that would result in the number of LIBOR Borrowings exceeding the maximum number of LIBOR Borrowings permitted under Section 2.02(b), (E) elect an Interest Period for LIBOR Loans unless the aggregate outstanding principal amount of LIBOR Loans (including any LIBOR Loans made to such Borrower in the same currency on the date that such Interest Period is to begin) to which such Interest Period will apply complies with the requirements as to minimum principal amount set forth in Section 2.02(a) or (F) elect to convert or continue any Revolving Credit Loan or Swingline Loan.

     (b) Any election permitted by Section 2.04(a) may become effective on any Business Day specified by the applicable Borrower (the "Election Date"). Each such election shall be made by the applicable Borrower by delivering or telecopying a notice (a "Notice of Interest Rate Election") to the
Administrative Agent (x) not later than 11:00 a.m., New York City time, one Business Day before the Election Date, if all the resulting Loans will be ABR Loans and (y) not later than 10:00 a.m., New York City time, (or, if the Notice of Interest Rate Election is delivered or telecopied to the Administrative Agent in London, 10:00 a.m., London time), three Business Days before the Election Date, if the resulting Loans will include LIBOR Loans. Each Notice of Interest Rate Election shall specify the outstanding Loans to which such notice applies and the following information:

     (i) the Election Date;

     (ii) whether such Loans are to be converted to or continued as ABR Loans or LIBOR Loans and, if such Loans are to be converted to or continued as LIBOR Loans, the duration of the Interest Period applicable thereto; and

     (iii) if such Loans are to be converted to a combination of ABR Loans and LIBOR Loans, the information specified in clause (ii) above as to each resulting Borrowing and the aggregate amount of each such Borrowing.

     Each Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period and the last sentence of Section 2.04(a).

     (c) Upon receipt of a Notice of Interest Rate Election, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender's share of the resulting Borrowing and such notice shall not thereafter be revocable by the applicable Borrower.

     (d) If a Borrower fails to deliver a timely Notice of Interest Rate Election to the Administrative Agent electing to convert or continue the Loans included in any Borrowing as provided in this Section and has not theretofore delivered a notice of prepayment relating to such Loans, then such Borrower shall be deemed to have given the Administrative Agent a Notice of Interest Rate Election electing (i) in the case of Loans denominated in Dollars, to convert such Loans to (or continue such Loans as) ABR Loans or (ii) in the case of Alternative Currency Loans, electing to continue such Loans as LIBOR Loans with an Interest Period of one month, in each case with an Interest Period commencing on the last day of the then current Interest Period.

     (e) Notwithstanding the foregoing, a Borrower shall not be entitled to specify or elect in any Borrowing Request or Notice of Interest Rate Election that any Loans denominated in Dollars shall be or become LIBOR Loans if an Event of Default shall have occurred and be continuing unless the Required Lenders shall have notified the Administrative Agent that additional LIBOR Loans denominated in Dollars shall be made available while such Event of Default is continuing. If an Event of Default shall occur then, unless the Administrative Agent shall receive such notice from the Required Lenders, thereafter, until all Events of Default have been cured or waived (or such notice has been received), each outstanding Loan denominated in Dollars shall be converted to or continued as an ABR Loan on the last day of its Interest Period and any additional Loans denominated in Dollars shall be made as ABR Loans. The foregoing is without prejudice to the other rights and remedies available hereunder upon an Event of Default.

     SECTION 2.05. Fees. (a) ASI agrees to pay, or cause one or more of the Borrowers to pay, to each Lender, through the Administrative Agent, and to the Administrative Agent, on the date hereof and on the Effective Date (to the extent not previously paid), the fees (the "Upfront Fees") separately agreed to be payable by ASI to each such Lender and to the Administrative Agent on the Effective Date.

     (b) ASI agrees to pay, or cause one or more of the Borrowers to pay, to the U.S. $ Revolving Credit Lenders and the Multi-Currency Revolving Credit Lenders, as appropriate, through the Administrative Agent, on the last day of February, May, August and November of each year and on the date on which the U.S. $ Revolving Credit Commitments of the U.S. $ Revolving Credit Lenders and the Multi-Currency Revolving Credit Commitments of the Multi-Currency Revolving Credit Lenders shall be terminated as provided herein, a commitment fee (a "Commitment Fee") of 0.375% per annum on the average daily unused amount of the Total U.S. $ Revolving Credit Commitment and the Total Multi- Currency Revolving Credit Commitment, as applicable, during the preceding quarter (or shorter period commencing with the Effective Date or ending with the date on which the Total U.S. $ Revolving Credit Commitment or the Total Multi-Currency Revolving Credit Commitment, as applicable, shall be terminated); provided that so long as no Event of Default shall have occurred and be continuing, each such Commitment Fee shall be reduced by the amount set forth under the caption "Fee Reduction" below opposite whichever of the financial ratio conditions for ASI and its Consolidated Subsidiaries set forth under the caption "Financial Ratios" below is satisfied and results in the greatest reduction (with satisfaction of such financial ratio conditions being determined based on the balance sheets most recently delivered to the Lenders pursuant to clause (a) or (b) of Section 5.01 and the related statements of income for the period of four consecutive fiscal quarters ended as of the date of such balance sheets, after giving effect to any pro forma adjustments thereto as provided below, and with each "Financial Ratio" and any corresponding change in the applicable Commitment Fee becoming effective on the earlier of the date on which such financial statements are delivered and the date by which such financial statements are required to have been delivered pursuant to clause (a) or (b) of Section 5.01):

Financial Ratios                                             Fee Reduction


Ratio of Consolidated Free Cash Flow to Consolidated Cash
Fixed Charges > 2.75:1 and Ratio of Consolidated Total
Debt to Consolidated EBITDA                                  3.5:1 .0625%

Ratio of Consolidated Free Cash Flow to Consolidated Cash
Fixed Charges > 3.25:1 and Ratio of Consolidated Total
Debt to Consolidated EBITDA                                   3.0:1 .1250%

Ratio of Consolidated Free Cash Flow to Consolidated Cash
Fixed Charges > 3.75:1 and Ratio of Consolidated Total
Debt to Consolidated EBITDA                                  2.75:1 .1500%

Ratio of Consolidated Free Cash Flow to Consolidated Cash
Fixed Charges > 4.25:1 and Ratio of Consolidated Total
Debt to Consolidated EBITDA                                  2.25:1 .1750%

Ratio of Consolidated Free Cash Flow to Consolidated Cash
Fixed Charges > 5.00:1 and Ratio of Consolidated Total
Debt to Consolidated EBITDA                                  2.00:1 .1875%

     In the event (a) Holding shall complete an equity offering for gross proceeds in excess of $20,000,000 or (b) ASI shall complete, directly or through a Subsidiary, (i) any offering of Securities for gross proceeds in excess of $20,000,000, (ii) a refinancing, repurchase or prepayment of Indebtedness in a principal amount in excess of $20,000,000 (but only, in the case of Indebtedness outstanding under any revolving credit or similar arrangement, if the commitments of the lenders are reduced by a corresponding amount) as permitted under Section 6.04(d) or Section 6.07 or (iii) an Acquisition for total consideration (including Funded Debt incurred or assumed and common stock of Holding) in excess of $20,000,000, then ASI shall deliver to the Administrative Agent pro forma computations of the ratios referred to in the proviso above as if such offering, refinancing or Acquisition had been completed on the first day of the period of four consecutive fiscal quarters referred to above, and until four complete fiscal quarters shall have elapsed since the date of such offering, refinancing or Acquisition and financial statements shall have been delivered with respect thereto under Section 5.01, the Applicable Margin shall be determined by reference to the pro forma information for such of the four fiscal quarters preceding and including the fiscal quarter during which the date of such offering, refinancing or Acquisition shall have occurred as is necessary to compile information (both pro forma and, to the extent available, actual) for each period of four fiscal quarters. With respect to an Acquisition, whether or not such Acquisition shall be completed in reliance on paragraph (m) of Section 6.05, ASI shall also deliver to the Administrative Agent the information specified in clause (y)(1), (2) or (3) of the proviso to such paragraph (m) at the time provided therein.

     All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. For purposes of calculating Commitment Fees, any portion of the Total Multi-Currency Revolving Credit Commitment unavailable due to outstanding Swingline Loans shall be deemed to be unused amounts of the Total Multi-Currency Revolving Credit Commitment. Commitment Fees shall commence to accrue on the Effective Date and shall cease to accrue on the earlier of (i) the U.S. $ Revolving Credit Maturity Date or the Multi-Currency Revolving Credit Maturity Date, as applicable or (ii) the termination of the Total U.S. $ Revolving Credit Commitment or the Total Multi-Currency Revolving Credit Commitment, as applicable. For purposes of this paragraph, the unused amount of the Total U.S. $ Revolving Credit Commitment on any day shall be deemed to be the excess, if any, of (i) the Total U.S. $ Revolving Credit Commitment over
(ii) the Aggregate U.S. $ Revolving Credit Exposure on such day. For purposes of this paragraph, the unused amount of the Total Multi-Currency Revolving Credit Commitment on any day shall be deemed to be the excess, if any, of (i) the Total Multi-Currency Revolving Credit Commitment over (ii) the Aggregate Multi-Currency Revolving Credit Exposure (excluding Swingline Exposure) on such day.

     (c) ASI agrees to pay, or to cause the applicable  Account  Parties to pay,
(i) to each U.S. $ Revolving Credit Lender and Multi-Currency Revolving Credit Lender, through the Administrative Agent, on the last day of February, May, August and November of each year and on the date on which the

     U.S. $ Revolving Credit Commitment or the Multi-Currency Revolving Credit Commitment of such Lender shall be terminated as provided herein, a fee (an "L/C Participation Fee") calculated on each U.S. $ Revolving Credit Lender's Applicable Percentage of the average daily aggregate U.S. $ L/C Exposure and on each Multi-Currency Revolving Credit Lender's Applicable Percentage of the average daily aggregate Multi-Currency L/C Exposure (excluding, in each case, the portion thereof attributable to unreimbursed L/C Disbursements) during the preceding quarter (or shorter period commencing with the Effective Date or ending with the U.S. $ Revolving Credit Maturity Date or Multi-Currency Revolving Credit Maturity Date, as applicable, or any date on which the U.S. $ Revolving Credit Commitment or Multi-Currency Revolving Credit Commitment, as applicable, of such Lender shall be terminated) at a rate equal to the Applicable Margin from time to time applicable for purposes of determining the interest rate on U.S. $ Revolving Credit Borrowings or Multi-Currency Revolving Credit Borrowings, as applicable, comprised of LIBOR Loans pursuant to Section
2.07 and (ii) to the applicable Issuing Bank with respect to each Letter of Credit the fees specified in its Issuing Bank Agreement plus, in connection with the issuance, amendment or transfer of any Letter of Credit or any L/C Disbursement, the applicable Issuing Bank's customary documentary and processing charges (collectively, the "Issuing Bank Fees"). All L/C Participation Fees and Issuing Bank Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

     (d) ASI agrees to pay, or to cause one or more of the Borrowers to pay, to the Administrative Agent, for its own account, agent and administrative fees (the "Agent and Administrative Fees") at the times and in the amounts separately agreed upon between ASI and the Administrative Agent.

     (e) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Issuing Bank Fees shall be paid directly to the Issuing Bank entitled thereto. Once paid, none of the Fees shall be refundable under any circumstances.

     SECTION 2.06. Notes; Repayment of Loans. (a) Each Borrower agrees that the outstanding principal balance of its Term Loans shall be due and payable in ten semi-annual installments, payable on the last day of February and August of each year, commencing on August 31, 1995. Subject to paragraph (e) below, each such installment shall be in an aggregate principal amount equal to $10,000,000. In any event, the final such installment shall be payable on the Term Facility Maturity Date in an amount equal to the remaining unpaid principal amount of the Term Loans. All principal payments of Term Loans shall be accompanied by accrued interest on the principal amount being repaid to the date of payment.

     (b) Each Borrower agrees that the outstanding principal balance of its Periodic Access Loans shall be due and payable on the Periodic Access Maturity Date. All principal payments of Periodic Access Loans shall be accompanied by accrued interest on the principal amount being repaid to the date of payment.

     (c) Each Borrower agrees that the outstanding principal balance of each of its Revolving Credit Loans shall be due and payable on the last day of the Interest Period applicable to such Loan or, if earlier, on the U.S. $ Revolving Credit Maturity Date or Multi-Currency Revolving Credit Maturity Date, as applicable. All principal payments of Revolving Credit Loans shall be accompanied by accrued interest on the principal amount being repaid to the date of payment.

     (d) Each Borrower shall, at the request of any Lender, duly execute and deliver to such Lender a Note or Notes, dated the Effective Date, in substantially the form attached hereto as Exhibit B-1, B-2, B-3 or B-4, as appropriate, with the blanks appropriately filled, payable to the order of such Lender (or, if such Lender shall so request, to such Lender or registered assigns). Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive a Note payable to such Lender and its registered assigns, the interests represented by that Note shall at all times (including after any assignment of all or part of such interest pursuant to Section 10.04) be represented by one or more Notes payable to the payee named therein or its registered assigns. The failure of any Lender to request a Note hereunder shall in no way diminish the obligation of the applicable Borrower to pay the principal of and interest on the Loans that would have been evidenced by such Note in accordance with the terms of this Agreement.

     (e) Any prepayment of Term Loans pursuant to Section 2.11 shall be applied to reduce, in order of maturity, all repayment installments (including the final installment payable on the Term Facility Maturity Date) of Term Loans scheduled to be payable subsequent to the date of such prepayment (after giving effect to any previous reductions of such repayment installments pursuant to this paragraph).

     (f) Each Lender shall, and is hereby authorized by each of the Borrowers to, maintain in accordance with its usual practice records evidencing the indebtedness of each of the Borrowers to such Lender hereunder from time to time, including the amounts and types of and the Interest Periods applicable to the Loans made by such Lender from time to time and the amounts of principal and interest paid to such Lender from time to time in respect of such Loans.

     (g) The entries made in the records maintained pursuant to paragraph (f) of this Section and in the Register maintained by the Administrative Agent pursuant to Section 10.04 shall be prima facie evidence of the existence and amounts of the Loans of the Borrower to which such entries relate; provided, however, that the failure of any Lender or the Administrative Agent to maintain or to make any entry in such records or the Register, as applicable, or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

     SECTION 2.07. Interest on Loans. (a) Subject to the provisions of Section 2.08, the Loans comprising each LIBOR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin. Interest on each LIBOR Borrowing shall be payable on each applicable Interest Payment Date. The Adjusted LIBO Rate for each Interest Period shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

     (b) Subject to the provisions of Section 2.08, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of (i) 365 or 366 days, as the case may be, during any period in which the Alternate Base Rate is based on the Prime Rate, and (ii) 360 days, during any period in which the Alternate Base Rate is based on the Base CD Rate or the Federal Funds Effective Rate) at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin. Interest on each ABR Borrowing shall be payable on each applicable Interest Payment Date. The Alternate Base Rate shall be determined by the Administrative Agent for each day such determination is required, and such determination shall be conclusive absent manifest error.


     SECTION 2.08. Default Interest. If any Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, whether at scheduled maturity, by notice of prepayment, acceleration or otherwise, such Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at,
(a) in the case of principal or interest, the rate that would have been applicable to such Loan but for such default plus 2% per annum or (b) in the case of any other amount, a rate (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Alternate Base Rate plus the Applicable Margin with respect to Revolving Credit Borrowings plus 2% per annum.

     SECTION 2.09. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a LIBOR Borrowing of any Type the Administrative Agent shall have determined or shall have been notified by the Required Lenders (a) that deposits in the principal amounts of the Loans comprising such Borrowing and in the currency in which such Loans are to be denominated are not generally available in the relevant market, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, or (b) that the rates at which such deposits are being offered will not adequately and fairly reflect the cost to Lenders holding a material amount of the Loans included in such LIBOR Borrowing of making or maintaining their LIBOR Loans during such Interest Period, the Administrative Agent shall, in a timely manner, give written or telecopy notice of such determination to the Borrowers and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, any request by a Borrower for a LIBOR Borrowing of the affected Type or in the affected currency, or a conversion to or continuation of a LIBOR Borrowing of the affected Type or in the affected currency, pursuant to Section 2.03 or 2.04 shall be deemed rescinded. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

     SECTION 2.10. Termination and Reduction of Commitments. (a) The Term Loan Commitments shall be automatically terminated at the Administrative Agent's close of business on the Effective Date. The Periodic Access Loan Commitments shall be automatically terminated on the Periodic Access Maturity Date. The U.S. $ Revolving Credit Commitments shall be automatically terminated on the U.S. $ Revolving Credit Maturity Date. The Multi-Currency Revolving Credit Commitments and the Swingline Commitment shall be automatically terminated on the Multi-Currency Revolving Credit Maturity Date.

     (b) Subject to paragraph (f) below, the Periodic Access Loan Commitments shall be automatically reduced by (i) $15,000,000 on August 31, 1995 and on the last day of each February and August thereafter through and including the last day of February in the year 1998, (ii) $25,000,000 on August 31, 1998, February 28, 1999, and August 31, 1999, (iii) $35,000,000 on February 29, 2000, August
31, 2000 and  February 28, 2001 and (iv)  $40,000,000  on August 31, 2001 and on
the Periodic Access Maturity Date (or, if the amount of such scheduled reduction exceeds the Total Periodic Access Commitment on any such date, then the Total Periodic Access Commitment shall be automatically terminated on such date).

     (c) Upon at  least  three  Business  Days'  prior  irrevocable  written  or telecopy notice to the Administrative Agent, ASI (on behalf of all the Borrowers) may at any time in whole permanently terminate, or from time to time in part permanently reduce, the U.S. $ Revolving Credit Commitments, the Multi-Currency Revolving Credit Commitments or the Periodic Access Loan Commitments; provided, however, that (i) each partial reduction of the U.S. $ Revolving Credit Commitments or the Multi- Currency Revolving Credit Commitments shall be in an integral multiple of $5,000,000 and in a minimum principal amount of $10,000,000, (ii) the Total U.S. $ Revolving Credit Commitment shall not be reduced to an amount that is less than the U.S. $ L/C Exposure at the time,
(iii) the Total Multi- Currency Revolving Credit Commitment shall not be reduced to an amount that is less than the sum of the Multi-Currency L/C Exposure and Swingline Exposure at the time and (iv) a termination or reduction of the Periodic Access Loan Commitments under this paragraph shall not be permitted except in connection with a simultaneous prepayment of the Term Borrowings pursuant to Section 2.11(a) in compliance with the terms of such Section, including clause (iii) of the proviso thereto.

     (d) The Periodic Access Loan Commitments shall be reduced at the times and in the amounts specified in paragraph (b) above and Section 2.11.

     (e) In the event of any reduction of the Periodic Access Loan Commitments pursuant to paragraph (d) above, the aggregate amount of such reduction shall be applied to decrease, in order of maturity, the respective amounts of the scheduled reductions of the Periodic Access Loan Commitments pursuant to paragraph (b) above that are scheduled to occur subsequent to the date of such reduction (after giving effect to any previous decreases pursuant to this paragraph).

     (f) Each reduction in the Periodic Access Loan Commitments hereunder shall be made ratably among the Periodic Access Lenders in accordance with their respective Periodic Access Loan Commitments. Each reduction in the U.S. $ Revolving Credit Commitments shall be made ratably among the U.S. $ Revolving Credit Lenders in accordance with their respective U.S. $ Revolving Credit
Commitments,   and  each  reduction  in  the  Multi-Currency   Revolving  Credit
Commitments  shall be made ratably  among the  Multi-Currency  Revolving  Credit
Lenders in accordance with their respective Multi- Currency Revolving Credit Commitments. ASI shall pay to the Administrative Agent for the accounts of the Revolving Credit Lenders, on the date of each termination or reduction of the Revolving Credit Commitments, the Commitment Fees on the amount of such
Commitments so terminated or reduced accrued through the date of such termination or reduction.

     SECTION 2.11. Prepayment. (a) Voluntary Prepayments. Each Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon giving written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Administrative Agent before 11:00 a.m., New York City time (or, in the case of prepayment of an Alternative Currency Borrowing in respect of which previous notices have been delivered to the Administrative Agent in London, then to the Administrative Agent in London before 10:00 a.m., London time), three Business Days prior to prepayment; provided, however, that (i) each partial prepayment of a Revolving Credit Borrowing or Periodic Access Borrowing under this paragraph shall be in an amount which is an integral multiple of $5,000,000 (or the equivalent based upon Assigned Dollar Values) and not less than $10,000,000 (or the equivalent based upon Assigned Dollar Values), (ii) a partial prepayment of a LIBOR Borrowing under this paragraph shall not be made that would result in the remaining aggregate outstanding principal amount thereof being less than the minimum principal amount that would be required pursuant to Section 2.02(a) in respect of a LIBOR Borrowing made on the date of such prepayment (determined based upon Assigned Dollar Values in the case of Multi-Currency Revolving Credit Borrowings and Periodic Access Borrowings), (iii) a prepayment of Term Borrowings under this paragraph shall not be permitted unless (A) at the time of such prepayment, the Term Borrowings are prepaid, and the Periodic Access Loan Commitments are reduced pursuant to Section 2.10(c), pro rata in accordance with the aggregate outstanding principal amounts of such Term Borrowings and the amount of the Total Periodic Access Commitment, respectively, and (B) if such prepayment is a partial prepayment, the aggregate amount of such prepayments and reduction shall be in an amount which is an integral multiple of $5,000,000 and not less than $10,000,000 and (iv) a prepayment of a Periodic Access Borrowing under this paragraph shall not be permitted except during a Periodic Access Availability Period and only if one or more Periodic Access Borrowings are made on the same date as such prepayment resulting in the Aggregate Periodic Access Loan Exposure being equal to the Total Periodic Access Commitment after giving effect to all Borrowings and prepayments, and all reductions of the Total Periodic Access Commitment, made on such date. Prepayments of Term Borrowings and Periodic Access Borrowings will be applied to reduce the remaining scheduled payments or commitment reductions in respect of such Credit Facilities in the order of maturity.

     (b) Required Periodic Access Prepayments. (i) In the event of any termination of the Periodic Access Loan Commitments, each Borrower shall repay or prepay all its outstanding Periodic Access Borrowings on the date of such termination.

     (ii) In the event of any partial reduction of the Periodic Access Loan Commitments, then (A) at or prior to the effective date of such reduction, the Administrative Agent shall notify ASI and the Lenders having Periodic Access Loan Commitments of the Aggregate Periodic Access Loan Exposure and (B) if the Aggregate Periodic Access Loan Exposure would exceed the Total Periodic Access Commitment after giving effect to such reduction, then ASI shall, on the date of such reduction, cause the Borrowers to repay or prepay Periodic Access Borrowings having an Assigned Dollar Value in an amount sufficient to eliminate such excess.

     (iii) In the event that at the end of any Interest Period in respect of a Periodic Access Borrowing the Assigned Dollar Value thereof shall either increase or decrease, then (A) at or prior to the end of such Interest Period, the Administrative Agent shall notify ASI and the Lenders having Periodic Access Loan Commitments of the amount of such increase or decrease and of the resulting Aggregate Periodic Access Loan Exposure and (B) in the case of an increase, if the resulting Aggregate Periodic Access Loan Exposure would exceed the Total Periodic Access Commitment after giving effect to such increase, then ASI shall, on the date such increase becomes effective, cause the Borrower in respect of such Periodic Access Borrowing to repay or prepay a portion thereof in an amount sufficient to reduce the Assigned Dollar Value of such Borrowing to an amount equal to the Assigned Dollar Value thereof before giving effect to such increase.

     (c) Required Revolving Credit Prepayments. (i) In the event of any termination of the U.S. $ Revolving Credit Commitments or the Multi-Currency Revolving Credit Commitments, each Borrower shall repay or prepay all its outstanding U.S. $ Revolving Credit Borrowings or Multi-Currency Revolving Credit Borrowings, as the case may be, on the date of such termination.

     (ii) In the event of any partial reduction of the U.S. $ Revolving Credit Commitments or the Multi-Currency Revolving Credit Commitments, then (A) at or prior to the effective date of such reduction, the Administrative Agent shall notify ASI and the Revolving Credit Lenders of the Aggregate

     U.S. $ Revolving Credit Exposure or the Aggregate Multi-Currency Revolving Credit Exposure, as the case may be, and (B) if the Aggregate U.S. $ Revolving Credit Exposure would exceed the Total U.S. $ Revolving Credit Commitment or the Aggregate Multi-Currency Revolving Credit Exposure would exceed the Total Multi-Currency Revolving Credit Commitment after giving effect to such reduction, then ASI shall, on the date of such reduction, cause the Borrowers to repay or prepay U.S. $ Revolving Credit Borrowings, Multi-Currency Revolving Credit Borrowings or Swingline Loans (or a combination thereof) having an Assigned Dollar Value in an amount sufficient to eliminate such excess.

     (d) Prepayment Events. In the event and on each occasion after the Effective Date that a Prepayment Event occurs, ASI shall, on each date of receipt by Holding, ASI or any Subsidiary of Net Cash Proceeds in respect of such Prepayment Event, cause the Borrowers to prepay Term Borrowings and reduce the Periodic Access Loan Commitments, pro rata in accordance with the respective outstanding principal amounts of the Term Borrowings and the amount of the Total Periodic Access Commitment, in an aggregate amount equal to 100% of such Net Cash Proceeds; provided, however, that (A) no such prepayment of Term Borrowings and reduction of Periodic Access Loan Commitments shall be required in an aggregate amount less than $10,000,000 (or the Alternative Currency Equivalent) and any receipt of Net Cash Proceeds that would result in prepayments and reductions in a lesser amount shall cumulate until the aggregate amount of Net Cash Proceeds received and not yet applied equals or exceeds $10,000,000 (or the Alternative Currency Equivalent), at which time such prepayments and reductions shall be made, (B) to the extent that Net Cash Proceeds received in respect of a Prepayment Event are received by an Excluded Subsidiary, no prepayment of Term Borrowings or reduction of Periodic Access Loan Commitments shall be required hereunder in respect of such Net Cash Proceeds unless and until such Excluded Subsidiary ceases to be an Excluded Subsidiary (provided that ASI shall exercise commercially reasonable efforts to arrange for such Net Cash Proceeds to be paid to ASI or another Subsidiary that is not an Excluded Subsidiary if such payment can be made without commercially unreasonable consequences) and (C) to the extent that any prepayment required by this paragraph would require prepayment of any LIBOR Borrowing or Alternative Currency Borrowing on a day other than the last day of the Interest Period with respect thereto and would result in the incurrence of costs pursuant to Section 2.14, then, unless an Event of Default has occurred and is continuing, the amount that would be required to be applied to prepay such Borrowing may, at ASI's option, be paid on such day to the Collateral Agent and held as cash Collateral securing such Borrowing until the last day of the Interest Period with respect to such Borrowing, at which time such amount shall be applied to prepay such Borrowing (provided that, in determining which Borrowings of a Borrower are to be prepaid within a Credit Facility, prepayments required by this paragraph shall be allocated by ASI in such manner as will minimize the necessity and duration of any deferral of prepayment pursuant to this clause (C)). ASI shall deliver to the Administrative Agent at or prior to the time of each prepayment pursuant to this paragraph a certificate executed by a Financial Officer of ASI setting forth in reasonable detail the calculation of the amount of such prepayment.

     (e) Excess Cash Flow. As promptly as practicable but in any event within 120 days after the end of each fiscal year of ASI, commencing with the fiscal year ending December 31, 1995, ASI shall cause the Borrowers to prepay Term Borrowings and reduce Periodic Access Loan Commitments, pro rata in accordance with the respective outstanding principal amounts of the Term Borrowings and the amount of the Total Periodic Access Commitment, in an aggregate amount equal to the Excess Cash Prepayment Amount with respect to such fiscal year, unless the ratio calculated pursuant to Section 6.10 for the period ending on the last day of such fiscal year is less than 3.35:1. ASI shall deliver to the Administrative Agent at or prior to the time of each prepayment pursuant to this paragraph a certificate executed by a Financial Officer of ASI setting forth in reasonable detail the calculation of the amount of such prepayment.

     (f) Prepayments Generally. ASI (or the applicable Borrower) shall deliver to the Administrative Agent a notice of each prepayment to be made under this Section, which shall be delivered as provided in paragraph (a) above in the case of any prepayment thereunder and otherwise by 11:00 a.m., New York City time three Business Days prior to prepayment (unless the circumstances giving rise to such prepayment render it impractical to provide notice at such time, in which case such notice shall be given as promptly as practical and in any event by the time prepayment is made). Each notice of prepayment shall specify the prepayment date and, by Credit Facility, the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the applicable

     Borrower or Borrowers to prepay such Borrowing (or portion thereof) by the amount stated therein on the date stated therein. All prepayments under this
Section 2.11 shall be subject to Section 2.14 but otherwise without premium or penalty. All prepayments under this Section 2.11 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment. Any prepayment required under any paragraph of this Section shall be in addition to, and shall not be applied to reduce the amount of, any prepayment required under any other paragraph of this Section.

SECTION 2.12. Reserve Requirements; Change in Circumstances.

     (a)  Notwithstanding  any other provision  herein (but subject to paragraph
(e) below), if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender (or any lending office) or any Issuing Bank of the principal of or interest on any LIBOR Loan or Alternative Currency Loan made by such Lender or any Fees or other amounts payable hereunder in respect of LIBOR Loans or Alternative Currency Loans (other than changes in respect of Excluded Taxes or Taxes), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by such Lender (or any lending office) or any Issuing Bank (except, in respect of LIBOR Loans or Swingline Loans that are Alternative Currency Loans, any such reserve requirement which is reflected in the Adjusted LIBO Rate or the Swingline Base Rate, respectively), or shall impose on such Lender, such Issuing Bank, the London interbank market or any other relevant market any other condition affecting this Agreement or any LIBOR Loan or Alternative Currency Loan made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the net cost to such Lender or Issuing Bank of making or maintaining any LIBOR Loan or Alternative Currency Loan or of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein, or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder or under the Notes (whether of principal, interest or otherwise) by an amount deemed by such Lender or Issuing Bank to be material, then ASI will pay (or cause the Borrowers to pay) to such Lender or Issuing Bank, as the case may be, within 15 days after receipt by ASI of a certificate referred to in paragraph (c) below, such additional amount or amounts as will compensate such Lender or Issuing Bank, as the case may be, for such additional net costs incurred or reduction suffered.

     (b) Subject to paragraph (e) below, if any Lender or Issuing Bank shall have determined that the adoption after the date hereof of, or any change after the date hereof in, any law, rule, regulation or guideline regarding capital adequacy, or any change after the date hereof in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender or, if applicable, its Affiliate) or any Issuing Bank or any Lender's or Issuing Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or Issuing Bank's capital or on the capital of such Lender's or Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made or participations in Letters of Credit purchased by such Lender pursuant hereto or the Letters of Credit issued by such Issuing Bank pursuant hereto to a level below that which such Lender or Issuing Bank or such Lender's or Issuing Bank's holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or Issuing Bank's policies and the policies of such Lender's or Issuing Bank's holding company with respect to capital adequacy) by an amount deemed by such Lender or Issuing Bank to be material, then from time to time ASI shall pay (or cause the Borrowers to pay), within 15 days after receipt by ASI of a certificate referred to in paragraph (c) below, to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank, as the case may be, or such Lender's or Issuing Bank's holding company for any such reduction suffered.

     (c) A certificate of a Lender or an Issuing Bank setting forth such amount or amounts as shall be necessary to compensate such Lender or Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) above, as the case may be, shall be delivered to ASI and shall be conclusive absent manifest error. Any such certificate shall be accompanied by a notice indicating the circumstances or event that resulted in such claim for compensation. ASI shall (or shall cause the responsible Borrower to) pay to each Lender or Issuing Bank that delivers any such certificate the amount shown as due on such certificate within 15 days after the receipt of the same by ASI.

     (d) Failure on the part of any Lender or any Issuing Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of its right to demand compensation with respect to such period or any other period; provided, however, that failure on the part of any Lender or Issuing Bank to demand compensation within 180 days after the end of its fiscal year shall constitute a waiver of its right to demand any such compensation with respect to such fiscal year; provided further, however, that if any change in applicable law or in the interpretation or application thereof or any request or directive giving rise to any claim for compensation under this
Section is retroactive in effect, then such Lender or Issuing Bank shall be entitled to claim compensation hereunder for the period of such retroactive effect prior to and including the date of adoption or promulgation thereof, for purposes of the foregoing proviso, as though the claims for compensation with respect to such period of retroactive effect arose on such date. The protection of this Section shall be available to each Lender and Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

     (e) Notwithstanding any other provision of this Section 2.12, no Lender or Issuing Bank shall be entitled to compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital under this Section unless such Lender or Issuing Bank, as the case may be, represents to ASI that at the time it is the policy or general practice of such Lender or Issuing Bank to demand such compensation for comparable costs or reductions, if any, in similar circumstances, if any, under comparable provisions of other credit agreements for comparable customers.

     SECTION 2.13. Change in Legality. (a) Notwithstanding any other provision herein, if, after the date hereof, (i) any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any LIBOR Loan or Alternative Currency Loan or (ii) there shall have occurred any change in national or international financial, political or economic conditions (including the imposition of or any change in exchange controls) or currency exchange rates which would make it impracticable for any Lender to make Loans denominated in any Alternative Currency or to any Borrower, then, by written notice to ASI and to the Administrative Agent:

     (i) such Lender may declare that LIBOR Loans or Alternative Currency Loans (in the affected currency or currencies or to the affected Borrower), as the case may be, will not thereafter (for the duration of such unlawfulness or impracticability) be made by such Lender hereunder, whereupon any request for a LIBOR Borrowing or Alternative Currency Borrowing (in the affected currency or currencies or to the affected Borrower), as the case may be, shall, as to such Lender only, be deemed a request for an ABR Loan or a Loan denominated in Dollars, as the case may be, unless such declaration shall be subsequently withdrawn (or, if a Loan to the requesting Borrower cannot be made for the reasons specified above, such request shall be deemed to have been withdrawn); and

     (ii) such Lender may require that all outstanding LIBOR Loans or Alternative Currency Loans (in the affected currency or currencies), as the case may be, made by it be converted to ABR Loans or Loans denominated in Dollars, as the case may be, in which event all such LIBOR Loans or Alternative Currency Loans (in the affected currency or currencies), as the case may be, shall be automatically converted to ABR Loans or Loans denominated in Dollars, as the case may be, as of the effective date of such notice as provided in paragraph
(b) below.

     In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the LIBOR Loans or Alternative Currency Loans, as the case may be, that would have been made by such Lender or the converted LIBOR Loans or Alternative Currency Loans, as the case may be, of such Lender shall instead be applied to repay the ABR Loans or Loans denominated in Dollars, as the case may be, made by such Lender in lieu of, or resulting from the conversion of, such LIBOR Loans or Alternative Currency Loans, as the case may be.

     (b) For purposes of this Section 2.13, a notice to ASI by any Lender shall be effective as to each such Loan, if lawful, on the last day of the Interest Period currently applicable to such Loan; in all other cases such notice shall be effective on the date of receipt by ASI.

     SECTION 2.14. Indemnity. Each Borrower shall indemnify each Lender against any loss or reasonable expense which such Lender may sustain or incur as a consequence of (a) any failure by such Borrower to fulfill on the date of any borrowing hereunder the applicable conditions set forth in Article IV, (b) any failure by such Borrower to borrow or to convert or continue any Loan hereunder after irrevocable notice of such borrowing, conversion or continuation has been given or deemed to have been given pursuant to Section 2.03 or 2.04, (c) any payment, prepayment, assignment pursuant to Section 2.22(a) or (b), exchange pursuant to Article IX or conversion of a LIBOR Loan or Alternative Currency Loan or any portion thereof required by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period applicable thereto, (d) any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, whether by scheduled maturity, acceleration, irrevocable notice of prepayment or otherwise) or (e) the occurrence of any Event of Default, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a LIBOR Loan or Alternative Currency Loan. Such loss or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of (i) its cost of obtaining the funds for the Loan being paid, prepaid, assigned, converted, exchanged or not borrowed, converted or continued (based on the Adjusted LIBO
Rate) for the period from the date of such payment, prepayment, assignment, conversion, exchange or failure to borrow, convert or continue to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the Interest Period for such Loan which would have commenced on the date of such failure) over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid, assigned, converted, exchanged or not borrowed, converted or continued for such period or Interest Period, as the case may be. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section and evidencing a loss suffered by such Lender of such amount or amounts shall be delivered to ASI and shall be conclusive absent manifest error. ASI shall (or shall cause the responsible Borrower to) pay to each Lender that delivers any such certificate the amount shown as due on such certificate within 15 days after the receipt of the same by ASI.

     SECTION 2.15. Pro Rata Treatment. Except as required under Sections 2.13, 2.19(e) and 2.20, (a) each Borrowing and each reduction of Commitments shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments, (b) each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans comprising any Borrowing, and each payment of the Commitment Fees in respect of any Credit Facility shall be allocated pro rata among the Lenders in accordance with the respective amounts due and payable to the Lenders by the Borrower that shall have made such payment and (c) each conversion or continuation of Loans included in any Borrowing shall be allocated pro rata among the Lenders in accordance with the respective principal amounts of their outstanding Loans comprising such Borrowing. Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole Dollar (or comparable unit of any applicable Alternative Currency) amount.

     SECTION 2.16. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against any Credit Party, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans or L/C Disbursement or undrawn L/C's as a result of which the unpaid principal portion of its Related Claims shall be proportionately less than the unpaid principal portion of the Related Claims of any other Related Lender, it shall be deemed simultaneously to have purchased from such other Related Lender at face value, and shall promptly pay to such other Related Lender the purchase price for, a participation in the Related Claims of such other Related Lender, so that the aggregate unpaid principal amount of the Related Claims and participations in Related Claims held by each Related Lender shall be in the same proportion to the aggregate unpaid principal amount of all Related Claims then outstanding as the principal amount of its Related Claims prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Related Claims outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.16 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrowers expressly consent to the foregoing arrangements and agree that any Lender holding a participation in a Loan or L/C Disbursement deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the applicable Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to such Borrower in the amount of such participation.

     SECTION 2.17. Payments. (a) Each Borrower shall make each payment (including principal of, and interest on, the Loans and L/C Disbursements, and any Fees and other amounts) due and payable by it hereunder and under any other Credit Document, not later than 12:00 (noon), local time at the place of payment, on the date when due, in immediately available funds. Each such payment (other than (i) Issuing Bank Fees, which shall be paid directly to the applicable Issuing Bank and (ii) principal of and interest on Swingline Loans, which shall be paid directly to the Swingline Lender except as otherwise provided in Section 2.20(e)) shall be made to such account of the Administrative Agent as the Administrative Agent shall specify by notice to the applicable Borrower and, unless and until otherwise specified, all such payments payable in Dollars shall be made to the Administrative Agent at its office at 270 Park
Avenue, New York, New York. Each such payment (other than principal of and interest on Alternative Currency Loans and L/C Disbursements denominated in an Alternative Currency, which shall be made in the applicable Alternative Currency) shall be made in Dollars. Any payments received by the Administrative Agent after the specified time shall be deemed to have been received on the next Business Day. The Administrative Agent shall distribute to the applicable Lenders or Issuing Bank, as the case may be, all payments received by the Administrative Agent for their respective accounts, promptly following receipt thereof.

     (b) Whenever any payment shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

     SECTION 2.18. Taxes. (a) All payments hereunder and under any other Credit Document (including payments on account of principal, interest and Fees) shall be made by the applicable Borrower without deduction or withholding for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge imposed by any jurisdiction other than (i) Excluded Taxes and (ii) other taxes, duties, levies, imposts, assessments or other governmental charges imposed by the United States or any political subdivision thereof or therein (except for withholding taxes on payments (other than Fees) with respect to Obligations of Borrowers that are Foreign Subsidiaries and withholding taxes on payments with respect to Obligations of Borrowers that are not Foreign Subsidiaries acquired by a Lender as a result of the CAM Exchange), but only to the extent such other taxes, duties, levies, imposts, assessments or other governmental charges do not result from a change subsequent to the date hereof in applicable law, treaty or regulations or in the interpretation or administration thereof by any authority charged with the interpretation or administration thereof or any court of competent jurisdiction ("Taxes"). For purposes of this Section 2.18 and Section 2.12, ratification of the Convention between the Government of the United States of America and the Government of the French Republic signed on August 31, 1994, the Convention between the Government of the United States and the Government of Sweden signed on September 1, 1994 and the Protocol signed on August 31, 1994 amending the Convention between the United States of America and the Commonwealth of Canada which became effective August 16, 1984, in each case substantially in the same form as it was signed shall not be considered a change after the date hereof. If any Borrower is required by law to make any deduction or withholding of any Taxes from any payment due hereunder or under any other Credit Document, then the amount payable will be increased to such amount which, after deduction from such increased amount of all such Taxes required to be withheld or deducted therefrom, will be equal to the amount that would otherwise have been received hereunder had no such deduction or withholding been required.

     (b) The applicable Borrower shall pay any and all present or future stamp or documentary taxes, or other excise or property taxes, charges or similar levies, which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Credit Document excluding, with respect to any Lender, excise or property taxes, charges or similar levies: (i) imposed by the jurisdiction under the laws of which such Lender is organized, or in which its principal executive office is located, or by any country within which any such jurisdiction is located or any political subdivision thereof; (ii) imposed by the jurisdiction in which the applicable lending office or branch of such Lender or any Affiliate thereof that makes or holds a Loan is located, or in which its principal executive office is located, or under the laws of which it is organized or by any country within which any such jurisdiction is located or any political subdivision thereof; or
(iii) imposed by any other jurisdiction, but only to the extent such taxes, charges or levies would not have been imposed but for any other connection between the jurisdiction imposing such tax, charge or levy and such Lender or such applicable lending office or branch or Affiliate (other than a connection arising from this Agreement or any transaction contemplated thereby) ("Other Taxes").

     (c) If any Borrower makes any payment hereunder in respect of which it is required by law to make any deduction or withholding of any Taxes or Other Taxes, it shall pay the full amount to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the applicable Lenders as soon as practicable (but, in no event, later than 30 days) after it has made such payment to the applicable authority a receipt issued by such authority or a statement of the Borrower confirming the payment to such authority of all amounts so required to be deducted or withheld from such payment.

     (d) Without prejudice to the provisions of paragraph (a) above, if any Lender, or the Administrative Agent on its behalf, is required to make any payment on account of Taxes or Other Taxes on or in relation to any sum received or receivable hereunder or under any other Credit Document by such Lender, or the Administrative Agent on its behalf, or any liability for Taxes or Other Taxes in respect of any such payment is imposed, levied or assessed against any Lender or the Administrative Agent on its behalf (regardless of whether such Taxes or Other Taxes were correctly or legally asserted by the relevant taxation or other authority), the applicable Borrower will, within 30 days after demand therefor, indemnify such person against such tax payment or liability, together with any interest, penalties and expenses (including reasonable counsel fees and expenses) payable or incurred in connection therewith, including any Tax or Other Tax of any Lender arising by virtue of payments under this paragraph (d), computed in a manner consistent with paragraph (a) above. A certificate as to the amount of such payment by such Lender, or the Administrative Agent on its behalf, absent manifest error, shall be final, conclusive and binding for all purposes.

     (e) (i) Each Lender that is organized under the laws of any jurisdiction other than the United States or any State thereof (including the District of Columbia) and that will be receiving payments from ASI or American Standard Credit Inc. under the Credit Documents agrees to furnish to ASI and the Administrative Agent, prior to the Effective Date (or, if such Lender becomes a Lender after the Effective Date, then at or prior to the time such Lender becomes a Lender), two copies of either U.S. Internal Revenue Service Form 4224, U.S. Internal Revenue Service Form 1001 or any successor forms thereto (wherein such Lender claims entitlement to complete exemption from or reduced rate of U.S. federal withholding tax on payments by ASI or American Standard Credit
Inc., as the case may be, under the Credit Documents) as well as any certification, documentation or other evidence as may be required by the U.S. Internal Revenue Service to establish the legal entitlement of a Lender to complete exemption from or reduced rate of U.S. federal withholding tax on payments by ASI or American Standard Credit Inc., as the case may be under the Credit Documents ("Required Documentation") and to provide to ASI and the Administrative Agent a new Form 4224, Form 1001 or any successor forms thereto and any Required Documentation if any previously delivered form or Required Documentation is found to be incomplete or incorrect in any material respect or upon the obsolescence of any previously delivered form or Required Documentation. In the case of any such Lender exempt from withholding tax on interest payments under the Credit Documents pursuant to Section 871(h) or 881(c) of the Code, such Lender may provide U.S. Internal Revenue Service Form W-8 or any successor form thereto (instead of Form 1001) with respect to such interest payments as well as any Required Documentation and agrees to provide a new Form W-8 or any successor form thereto and any Required Documentation if any previously delivered form or Required Documentation is found to be incomplete or incorrect in any material respect or upon the obsolescence of any previously delivered form or Required Documentation. A Lender providing Form 1001 or Form W-8 or any successor form thereto with respect to interest payments agrees to furnish a separate Form 1001 or a successor form thereto with respect to fees and other payments under the Credit Documents.

     (ii) Each Lender that is managed and controlled from or incorporated under the laws of any jurisdiction other than the United Kingdom and which is making a Loan to the U.K. Borrower through a lending branch or lending office located outside the United Kingdom agrees to furnish to the taxing authority of the country in which such Lender is resident for tax purposes on or prior to the Effective Date (or, if such Lender becomes a Lender after the Effective Date, then at or prior to the time such Lender becomes a Lender) (with a copy to the Administrative Agent and the U.K. Borrower), for certification and forwarding by such taxing authority to the appropriate United Kingdom taxing authority, two copies of Form "Claim on Behalf of a United States Domestic Corporation to Relief from United Kingdom Income Tax on Interest and Royalties Arising in the United Kingdom" (or its counterpart for jurisdictions other than the United States), or any successor forms (wherein such Lender claims entitlement to complete exemption from or reduced rate of United Kingdom withholding tax on interest paid by such Borrower hereunder) and to provide successor forms thereto if any previously delivered form is found to be incomplete or incorrect in any material respect or upon the obsolescence of any previously delivered form. Each Lender that is managed and controlled from and incorporated under the laws of the United Kingdom or that is making all of its Loans to the U.K. Borrower through a lending branch or lending office within the United Kingdom agrees to furnish to each of the U.K. Borrower and the Administrative Agent on or prior to the Effective Date (or if such Lender becomes a Lender after the Effective Date, then at or prior to the time such Lender becomes a Lender) a certificate substantially in the form of Exhibit H (and if any previously delivered certificate subsequently should become untrue, promptly (A) to notify the U.K. Borrower and the Administrative Agent of the change and (B) to furnish the forms described in the first sentence of this Section 2.18(e)(ii). As soon as practicable after the Effective Date, and from time to time as circumstances change, ASI shall furnish the Administrative Agent with a list of Borrowers resident for United Kingdom tax purposes within the United Kingdom. In the case of any Lender that makes a Loan denominated in a currency other than Sterling to the U.K. Borrower and with respect to such Loan qualifies for the exemption under Section 349(3)(a) Income and Corporation Taxes Act 1988 from withholding tax on interest payable in the United Kingdom on an advance from a bank carrying on a bona fide banking business in the United Kingdom, that Lender agrees to take into account as a United Kingdom trading receipt the interest due to it on such Loan.

     (iii) Upon the written request of any Borrower, each Lender promptly will provide to such Borrower and to the Administrative Agent, or file with the relevant taxing authority (with a copy to the Administrative Agent) such form, certification or similar documentation (each duly completed, accurate and signed) as is required by the relevant jurisdiction in order to obtain an exemption from, or reduced rate of Taxes or Other Taxes to which such Lender or the Administrative Agent is entitled pursuant to an applicable tax treaty or the law of the relevant jurisdiction; provided, however, such Lender will not be required to (i) disclose information which in its reasonable judgment it deems confidential or proprietary or (ii) incur a disadvantage if such disadvantage would, in its reasonable judgment, be substantial in comparison to the cost of the Borrower under this Section 2.18 of such Lender's failure to provide such form, certification or similar documentation.

     (iv) A Lender shall be required to furnish a form under this paragraph (e) only if it is entitled to claim an exemption from or a reduced rate of withholding under applicable law. A Lender that is not entitled to claim an exemption from or a reduced rate of withholding under applicable law, promptly upon written request of the applicable Borrower, shall so inform the applicable Borrower in writing.

     (f) The Borrowers shall not be required to pay any increased amount on account of Taxes or Other Taxes pursuant to this Section 2.18 or Section 2.12(a) to any Lender or to the Administrative Agent to the extent such Taxes or Other Taxes would not have been payable but for the failure of the Lender to furnish the forms in accordance with paragraph (e) (accurately completed in all material respects).

     (g) If a Lender shall become aware that it is eligible for a refund in respect of Taxes or Other Taxes actually paid by a Borrower pursuant to this
Section 2.18, it shall promptly notify the applicable Borrower of the availability of such refund and shall, within 30 days after receipt of a request by such Borrower, apply for such refund or shall furnish to such Borrower such forms, duly completed, as will enable such Borrower to claim such refund on its own behalf. Such Borrower shall reimburse such Lender for all reasonable costs incurred by the applicable Lender in applying for or seeking such refund. If any Lender receives a refund in respect of any Taxes or Other Taxes paid by a Borrower pursuant to this Section 2.18, it shall repay such refund within 30 days after receipt, to the applicable Borrower (to the extent of amounts not in excess of the amounts actually paid by such Borrower and not previously reimbursed in respect of the Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of such Lender not previously reimbursed and without interest (other than interest received from the relevant taxing authority with respect to such refund); provided, however, that such Borrower, upon the request of the relevant Lender, agrees to return to such Lender the amount paid to it by the applicable Lender with respect to such refund (plus applicable penalties, interest or other charges) in the event such Lender is required to repay such refund. In addition, the Agent and each Lender shall reasonably cooperate with any Borrower, at such Borrower's expense, in contesting any Taxes or Other Taxes that such Borrower is required to bear under this Section 2.18 or under Section 2.12 and shall pay to such Borrower, on a net after-tax basis, any refunds obtained as a result of such contest, together with any interest thereon, within 30 days after receipt.

     (h) Nothing contained in this Section 2.18 shall require any Lender to make available any of its tax returns (or any other information relating to its taxes which it deems to be confidential).

     (i) (i) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.18 shall survive the payment in full of the principal of and interest on all Loans made hereunder, and the payment in full of all other amounts due to the Lenders or the Administrative Agent under this Agreement or any other Credit Document.

     (ii) For purposes of this Section 2.18, a "Lender" shall also include an Issuing Bank, the Administrative Agent, the Collateral Agent, subject to Section 10.04(j) and the last sentence of Section 10.04(c), any Affiliate of a Lender that makes or holds a Loan and, subject to Section 10.04(f)(iii), the holder of a participation in a Loan.

     (j) Notwithstanding any other provisions of this Section 2.18, no Lender shall be entitled to compensation for any Other Taxes (except for stamp or documentary taxes or similar levies) unless such Lender represents to ASI that at the time it is the policy or general practice of such Lender to demand such compensation for comparable Other Taxes, if any, in similar circumstances, if any, under comparable provisions of other credit agreements for comparable customers.

     SECTION 2.19. Letters of Credit. (a) General. Any Borrower may request the issuance of a Letter of Credit, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, appropriately completed, for the account of such Borrower, at any time and from time to time while the U.S. $ Revolving Credit Commitments or Multi-Currency Revolving Credit Commitments, as the case may be, remain in effect. This Section shall not be construed to impose an obligation upon any Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of its Issuing Bank Agreement. On the Effective Date, the Scheduled Letters of Credit shall be deemed to have been issued on such date under the respective Credit Facilities set forth in Schedule 2.19 for all purposes hereof, notwithstanding the requirements of the following paragraphs of this Section.

(b) Notice of Issuance; Certain Conditions. In order to request the issuance of a Letter of Credit, a Borrower shall hand deliver or telecopy to an Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance) a notice specifying the name of the Borrower for whose account such Letter of Credit is to be issued (the "Account Party"), the date of issuance, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), whether such Letter of Credit is to be a U.S. $ Letter of Credit or a Multi-Currency Letter of Credit, the amount of such Letter of Credit and, in the case of a Multi-Currency Letter of Credit, the currency in which it is to be denominated, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare such Letter of Credit. Following receipt of such notice and prior to the issuance of the requested Letter of Credit, the Administrative Agent shall notify ASI, the Account Party and the applicable Issuing Bank of the amount of the Aggregate U.S. $ Revolving Credit Exposure and the

Aggregate Multi-Currency Revolving Credit Exposure after giving effect to (i) the issuance of such Letter of Credit, (ii) the issuance or expiration of any other Letter of Credit that is to be issued or will expire prior to the requested date of issuance of such Letter of Credit and (iii) the borrowing or repayment of any U.S. $ Revolving Credit Loans, Multi-Currency Revolving Credit Loans or Swingline Loans that (based upon notices delivered to the Administrative Agent by the Borrowers) are to be borrowed or repaid prior to the requested date of issuance of such Letter of Credit. Promptly after the issuance of or amendment to any Letter of Credit, the Administrative Agent shall notify Lenders with the relevant Commitments of such issuance or amendment, shall provide a copy of the issued Letter of Credit or amendment, as the case may be, and in the case of Multi-Currency Letters of Credit, shall indicate the Spot Exchange Rate to be used in determining the Assigned Dollar Value thereof. A Letter of Credit shall be issued only if, and upon issuance of each Letter of Credit the Account Party in respect thereof shall be deemed to represent and warrant that, after giving effect to such issuance (A) the Aggregate L/C Exposure shall not exceed $200,000,000, (B) the Aggregate U.S. $ L/C Exposure shall not exceed $200,000,000, (C) the Aggregate Multi-Currency L/C Exposure shall not exceed $25,000,000, (D) the Aggregate U.S. $ Revolving Credit Exposure shall not exceed the Total U.S. $ Revolving Credit Commitment and (E) the Aggregate Multi- Currency Revolving Credit Exposure shall not exceed the Total Multi-Currency Revolving Credit Commitment.

     (c) Expiration Date. Each Letter of Credit shall expire at the close of business on the earlier of the date one year after the date of the issuance of such Letter of Credit and the date that is five Business Days prior to the U.S. $ Revolving Credit Maturity Date or the Multi-Currency Revolving Credit Maturity Date, as applicable, unless such Letter of Credit expires by its terms on an earlier date; provided that a Letter of Credit shall not be issued that would result in the Aggregate U.S. $ L/C Exposure exceeding the Total U.S. $ Revolving Credit Commitment or the Aggregate Multi-Currency L/C Exposure exceeding the Total Multi-Currency Revolving Credit Commitment. Compliance with the foregoing proviso shall be determined based upon the assumption that each Letter of Credit remains outstanding and undrawn in accordance with its terms until its expiration date (taking into account any rights of renewal or extension that do not require written notice by or consent of the applicable Issuing Bank, in its sole discretion, in order to effect such renewal or extension).

     (d) Participations. By the issuance of a Letter of Credit (including the issuance of the Scheduled Letters of Credit deemed to occur on the Effective
Date) and without any further action on the part of the applicable Issuing Bank or the U.S. $ Revolving Credit Lenders or the Multi-Currency Revolving Credit Lenders, as applicable, the applicable Issuing Bank hereby grants to each U.S. $ Revolving Credit Lender or Multi-Currency Revolving Credit Lender, as applicable, and each U.S. $ Revolving Credit Lender or Multi-Currency Revolving Credit Lender, as applicable, hereby acquires from the applicable Issuing Bank, a participation in such Letter of Credit equal to such U.S. $ Revolving Credit Lender's or Multi-Currency Revolving Credit Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each U.S. $ Revolving Credit Lender or Multi-Currency Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such U.S. $ Revolving Credit Lender's or Multi-Currency Revolving Credit Lender's Applicable Percentage of each L/C Disbursement made by such Issuing Bank and not reimbursed by the applicable Account Party (or another Credit Party pursuant to its obligations under any other Credit Document) forthwith on the date due as provided in paragraph (e) below. Each U.S. $ Revolving Credit Lender and Multi-Currency Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

     (e) Reimbursement. If an Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the applicable Account Party shall pay to the Administrative Agent, on or prior to the date that is five Business Days after the date of such L/C Disbursement, an amount equal to such L/C Disbursement. If such Account Party shall fail to pay any amount required to be paid under this paragraph on or prior to the date that is five Business Days after the date on which an L/C Disbursement is made, then (i) such unpaid amount shall bear interest, for each day from and including the date that is five Business Days after the date of such L/C Disbursement, to but excluding the date of payment, at a rate per annum equal to the interest rate applicable to overdue Loans pursuant to
Section 2.08, (ii) the Administrative Agent shall notify the applicable Issuing Bank and the U.S. $ Revolving Credit Lenders or the Multi-Currency Revolving Credit Lenders, as the case may be, thereof, (iii) each such Revolving Credit Lender shall comply with its obligation under paragraph (d) above by wire transfer of immediately available funds, in the same manner as provided in
Section 2.02(c) with respect to Loans made by such Lender (and Section 2.02(d) shall apply, mutatis mutandis, to the payment obligations of the Revolving Credit Lenders), and (iv) the Administrative Agent shall promptly pay to the applicable Issuing Bank amounts so received by it from the applicable Revolving Credit Lenders. The Administrative Agent shall promptly pay to the applicable Issuing Bank any amounts received by it from any Account Party pursuant to this paragraph prior to the time that any Revolving Credit Lender makes any payment pursuant to paragraph (d) above; any such amounts received by the Administrative Agent thereafter shall be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made such payments and to the applicable Issuing Bank, as their interests may appear.

     (f) Obligations Absolute. Each Account Party's obligations to reimburse L/C Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

     (i) any lack of validity or enforceability of any Letter of Credit or any Credit Document, or any term or provision therein;

     (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Credit Document;

     (iii) the existence of any claim, setoff, defense or other right that the applicable Account Party, any other Credit Party, any Subsidiary or other Affiliate thereof or any other person may at any time have against the beneficiary under any Letter of Credit, any Issuing Bank, the Administrative Agent or any Lender or any other person, whether in connection with this Agreement, any other Credit Document or any other related or unrelated agreement or transaction;

     (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

     (v) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

     (vi) any other act or omission to act or delay of any kind of any Issuing Bank, the Lenders, the Administrative Agent or any other person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of such Account Party's obligations hereunder.

     (g) Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall as promptly as possible give telephonic notification, confirmed by telecopy, to the Administrative Agent and the applicable Account Party of such demand for payment and whether such Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve such Account Party of its obligation to reimburse such Issuing Bank and the Revolving Credit Lenders with respect to any such L/C Disbursement. The Administrative Agent shall promptly give each U.S. $ Revolving Credit Lender or Multi-Currency Revolving Credit Lender, as applicable, notice thereof.

     (h) Interim Interest. If an Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the applicable Account Party shall reimburse such L/C Disbursement in full on such date, the unpaid amount thereof shall bear interest for the account of such Issuing Bank, for each day from and including the date of such L/C Disbursement, to but excluding the earlier of the date of payment or the date on which interest shall commence to accrue thereon as provided in paragraph (e) above, at the rate per annum that would apply to such amount if such amount were a Swingline Loan and such Issuing Bank were the Swingline Lender. If such amount is denominated in an Alternative Currency, then the Swingline Margin shall be determined by such Issuing Bank pursuant to its Issuing Bank Agreement.

     (i) Liability of Issuing Banks. Without limiting the generality of paragraph (f) above, it is expressly understood and agreed that the absolute and unconditional obligation of each Account Party hereunder to reimburse L/C Disbursements will not be excused by the gross negligence or wilful misconduct of any Issuing Bank. However, the foregoing shall not be construed to excuse any Issuing Bank from liability to an Account Party to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Account Parties to the extent permitted by applicable law) suffered by such Account Party that are caused by such Issuing Bank's gross negligence or wilful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof; it is understood that each Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (i) an Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute wilful misconduct or gross negligence of an Issuing Bank.

     SECTION 2.20. Swingline Loans. (a) Swingline Commitment. The Swingline Lender agrees to make loans to the Borrowers at any time and from time to time on and after the Effective Date and until the earlier of the Multi-Currency Revolving Credit Maturity Date and the termination of the Swingline Commitment in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in (i) the Swingline Exposure exceeding the Swingline Commitment, (ii) the portion of the Swingline Exposure attributable to Swingline Loans made to Borrowers other than ASI exceeding $25,000,000, or (iii) the Aggregate Multi-Currency Revolving Credit Exposure, after giving effect to any Swingline Loan, exceeding the Total Multi-Currency Revolving Credit Commitment. The Swingline Commitment may be terminated or reduced from time to time as provided herein. Within the foregoing limits, the Borrowers may borrow, pay or prepay and reborrow Swingline Loans hereunder, on and after the Effective Date and prior to the Multi-Currency Revolving Credit Maturity Date, subject to the terms, conditions and limitations set forth herein.

     (b) Swingline Loans. The procedures for requesting and making Swingline Loans and the currency or currencies in which any Swingline Loan may be denominated and any limitations as to minimum principal amount of borrowings are specified in the Swingline Loan Agreement; provided, however, that (i) any Borrower that requests a Swingline Loan shall, at or prior to the time of such request, notify the Administrative Agent by telecopy, or by telephone (confirmed by telecopy), and such Swingline Loan shall not be made if the Administrative Agent advises the applicable Borrower that the conditions specified in clauses
(i), (ii) or (iii) of paragraph (a) above would not be satisfied, and (ii) all Swingline Loans shall be made on the terms specified in this Section 2.20, which shall supersede any contrary provisions in the Swingline Loan Agreement.

     (c) Denomination, Maturity and Prepayment. Each Swingline Loan shall be denominated in Dollars or, subject to Section 2.13, in an Alternative Currency. Each of the Borrowers agrees to pay the outstanding principal amount of each Swingline Loan on the last day of the Interest Period with respect to such Swingline Loan. The Borrowers shall have the right at any time and from time to time to prepay any Swingline Loan, in whole or in part, upon giving written or telecopy notice (or notice by telephone promptly confirmed by written or telecopy notice) to the Swingline Lender and to the Administrative Agent before 12:00 (noon), local time on the date of prepayment at the addresses for notices specified in the Swingline Loan Agreement. All principal payments of Swingline Loans shall be accompanied by accrued interest on the principal amount being repaid to the date of payment. Each Borrower shall, at the request of the Swingline Lender, duly execute and deliver to such Lender a Swingline Note, dated the Effective Date, in substantially the form attached hereto as Exhibit B-5, with the blanks appropriately filled, payable to the order of the Swingline Lender (or, if the Swingline Lender shall so request, to the Swingline Lender and registered assigns).

     (d) Interest. Each Swingline Loan denominated in Dollars shall be an ABR Loan and, subject to the provisions of Section 2.08, shall bear interest as provided in Section 2.07(b). Subject to the provisions of Section 2.08, each Swingline Loan that is an Alternative Currency Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Swingline Base Rate with respect to such Swingline Loan plus the applicable Swingline Margin. Interest on each Swingline Loan shall be payable on the Interest Payment Date with respect thereto. The Swingline Lender shall notify the applicable Borrower and the Administrative Agent of the Swingline Base Rate and Swingline Margin applicable to Swingline Lender's Swingline Loans that are Alternative Currency Loans promptly following each determination thereof.

     (e) Participations. If a Borrower does not fully repay a Swingline Loan on the last day of the Interest Period with respect thereto, the Swingline Lender shall promptly notify the Administrative Agent thereof (by telecopy or by telephone, confirmed in writing), and the Administrative Agent shall promptly notify each Multi-Currency Revolving Credit Lender thereof (by telecopy or by telephone, confirmed in writing) and of its Applicable Percentage of such Swingline Loan. Upon such notice but without any further action, the Swingline Lender hereby agrees to grant to each Multi-Currency Revolving Credit Lender, and each Multi-Currency Revolving Credit Lender hereby agrees to acquire from the Swingline Lender, a participation in such defaulted Swingline Loan equal to such Multi-Currency Revolving Credit Lender's Applicable Percentage of the aggregate principal amount of such defaulted Swingline Loan. In consideration and in furtherance of the foregoing, each Multi-Currency Revolving Credit Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Multi-Currency Revolving Credit Lender's Applicable Percentage of each Swingline Loan that is not repaid on the last day of the Interest Period with respect thereto, in the same currency in which such Loan is denominated. Each Multi-Currency Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Multi-Currency Revolving Credit Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in
Section 2.02(c) with respect to Loans made by such Lender (and Section 2.02(d) shall apply, mutatis mutandis, to the payment obligations of the Multi-Currency Revolving Credit Lenders) and the Administrative Agent shall promptly pay to the Swingline Lender amounts so received by it from the Multi-Currency Revolving Credit Lenders. The Administrative Agent shall notify the applicable Borrower and ASI of any participations in any Swingline Loan acquired pursuant to this paragraph and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender for ratable distribution to the Lenders participating in such Swingline Loan. Any amounts received by the Swingline Lender from a Borrower (or other Credit Party) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Multi-Currency Revolving Credit Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the applicable Borrower of its default in respect of the payment thereof.

     (f) Termination and Reduction of Swingline Commitments. Upon written or telecopy notice to the Swingline Lender and to the Administrative Agent, ASI (on behalf of any Borrower or Borrowers) may at any time permanently terminate, or from time to time in part permanently reduce, the unused portions of the Swingline Commitment.

     SECTION 2.21. Borrower Assignment of Term Loans. It is understood that Borrowers in respect of Term Borrowings may desire from time to time to assign their obligations in respect of Term Borrowings to other Borrowers that will assume such obligations, pursuant to an assignment that will result in the assigning Borrower being relieved of its obligations as a Borrower in respect of the Borrowings so assigned (but not any obligations in respect of such Borrowings that arise under other Credit Documents in such assigning Borrower's capacity as a Guarantor or otherwise). The Lenders in respect of the Term Loans agree to permit such assignments, subject to the prior satisfaction of the following conditions in respect of each such assignment:

     (a) each such assignment shall be made pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent;

     (b) such assignments shall be permitted only during a Periodic Access Availability Period and all such assignments made within a Periodic Access Availability Period shall be consummated on a single date;

     (c) each party to which an assignment is made shall be a Borrower, and each Borrower to which an assignment is made shall evidence its assumption of the Borrowings assigned to it by execution of and delivery to the Administrative Agent of an instrument acknowledging its assumption of the assigned Term Loan of such Lender in writing;

     (d) each such assignment shall be considered, for all purposes of this Agreement, to be a Term Borrowing by the Borrower to which the assignment is made, and accordingly such assignment shall be subject to all the terms and conditions hereof applicable to a Borrowing to be made on the date of such assignment; and

     (e) the Administrative Agent may, in its sole discretion, require, as an additional condition to any such assignment, the delivery of certificates and legal opinions as to the assignment and the assignee comparable to those required to be delivered as a condition to the Term Borrowings made on the Effective Date, including a letter from the management of ASI as to the solvency of the assignee after giving effect to such assignment.

     SECTION 2.22. Certain Lender Obligations. (a) In the event (i) any Lender delivers a certificate requesting compensation pursuant to Section 2.12, (ii) any Lender delivers a notice described in Section 2.13 or (iii) a Borrower is required to pay any additional amount to any Lender, or any Governmental Authority on account of any Lender, pursuant to Section 2.18, ASI may, at its sole expense and effort, require such Lender to transfer and assign, without recourse (in accordance with Section 10.04), all of its interests, rights and obligations under this Agreement to an assignee which shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (A) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (B) ASI shall have received the written consent of the Administrative Agent (and of the Issuing Banks and the Swingline Lender, if such Lender is a Revolving Credit Lender), which consent shall not unreasonably be withheld, and (C) ASI or the applicable Borrower or such assignee shall have paid to the assigning Lender in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans and participations in L/C Disbursements and Swingline Loans of such Lender, plus all Fees and other amounts accrued for the account of such Lender hereunder (including any amounts under Section 2.12, Section 2.14 and Section 2.18); provided further that if prior to any such transfer and assignment the circumstances or event that resulted in such Lender's claim for compensation under Section 2.12 or notice under Section 2.13 or the amounts paid pursuant to Section 2.18, as the case may be, cease to cause such Lender to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in
Section 2.13, or cease to result in amounts being payable under Section 2.18, as the case may be (including as a result of any action taken by such Lender pursuant to paragraph (b) below), or if such Lender shall waive its right to claim further compensation under Section 2.12 in respect of such circumstances or event or shall withdraw its notice under Section 2.13 or shall waive its right to further payments under Section 2.18 in respect of such circumstances or event, as the case may be, then such Lender shall not thereafter be required to make any such transfer and assignment hereunder.

     (b) If (i) any Lender shall request compensation under Section 2.12, (ii) any Lender delivers a notice described in Section 2.13 or (iii) a Borrower is required to pay any additional amount to any Lender, or any Governmental Authority on account of any Lender, pursuant to Section 2.18, then, to the extent any of the foregoing shall not have resulted from an assignment of Term Loans pursuant to Section 2.21, such Lender shall exercise reasonable efforts (which shall not require such Lender to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or suffer any disadvantage or burden deemed by it to be significant) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such assignment would reduce its claims for compensation under Section 2.12 or enable it to withdraw its notice pursuant to Section 2.13 or would reduce amounts payable pursuant to Section 2.18, as the case may be, in the future. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such assignment, delegation and transfer.


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     Each of Holding and the Borrowers represents and warrants (but, in the case of representations and warranties relating to Credit Parties and their Subsidiaries, only as to itself and its Subsidiaries, it being understood that Holding and ASI make all representations and warranties as to all parties) to each of the Lenders that:

     SECTION 3.01. Corporate Status. Each Credit Party and each of its Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate or partnership, as the case may be, power and authority to own its property and assets and to transact the business in which it is engaged and proposes to engage, and (ii) has duly qualified and is authorized to do business and is in good standing in all jurisdictions where the failure to do so could reasonably be anticipated to result in a Materially Adverse Effect. Schedule 3.01 sets forth as of the date hereof, and will set forth as of the Effective Date, a true, complete and correct list of each Subsidiary of ASI indicating (i) its jurisdiction of incorporation, (ii) its ownership (by holder and percentage interest), (iii) its business and primary geographic scope of operation and (iv) whether such Subsidiary is (x) a Foreign Subsidiary or (y) a Restricted Subsidiary.

     SECTION 3.02. Corporate Power and Authority. Each Credit Party has the power and authority to execute, deliver and carry out the terms and provisions of each of the Credit Documents to which it is, or is to be, a party. Each Credit Party has taken all necessary action to authorize the execution, delivery and performance of each of the Credit Documents to which it is, or is to be, a party. Each Credit Document, when executed and delivered by a Credit Party, does and will continue to constitute the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors' rights generally and by general principles of equity or, in the case of Credit Parties that are Foreign Subsidiaries, applicable laws disclosed in legal opinions delivered pursuant to Section 4.02 of the 1993 Credit Agreement or of this Agreement, as applicable.

     SECTION 3.03. No Violation. None of the Transactions (a) will contravene in any respect material to the rights or interests of the Lenders any provision of any law, statute, rule, regulation, order, writ, injunction or decree of any Governmental Authority, (b) will conflict in any respect material to the rights or interests of the Lenders or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute (with notice or lapse of time or both) a default under, or result in a required prepayment of, or (other than as contemplated by the Security Documents or the Senior Indentures) result in the creation or imposition of (or the obligation to create or impose), any Lien upon any of the property or assets of any Credit Party or any of its Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, agreement or other instrument to which any Credit Party is a party or by which it or any of its property or assets is bound or to which it may be subject or (c) will violate any provision of the Organizational Documents of any Credit Party or any of its Subsidiaries. No exchange control law or regulation materially restricts any Borrower from complying with its obligations in respect of any Alternative Currency Loan or Letter of Credit.

     SECTION 3.04. Use of Proceeds; Margin Regulations. (a) The proceeds of the Term Loans and Periodic Access Loans and the Revolving Credit Loans made on the Effective Date, will be applied (a) to the payments described in Section 1.06 of the Assignment and Amendment Agreement and (b) to pay fees and expenses in connection with certain of the Transactions as heretofore disclosed to the Lenders. The proceeds of the Revolving Credit Loans made after the Effective Date, will be used for general corporate purposes of the Borrowers and their Subsidiaries. The Letters of Credit issued hereunder will be used to support payment obligations incurred in the ordinary course of business by the Borrowers and their Subsidiaries.

     (b) Neither any Borrower nor any of their respective Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. No Letter of Credit and no part of the proceeds of any Loan will be used directly or indirectly for any purpose which entails a violation of, or which is inconsistent with, Regulation G, U or X.

     SECTION 3.05. Approvals. None of the execution, delivery and performance by each Credit Party of the Credit Documents to which it is, or is to be, a party, the borrowings hereunder and the application of the proceeds of the Loans, the Offering, the issuance of the Letters of Credit, the continuation of the security interests in the Collateral pursuant to the Security Documents and the other transactions contemplated hereby (all the foregoing being collectively called the "Transactions") do or will require any registration with, consent or waiver or approval of, or notice to, or other action to, with or by, any Governmental Authority or other person except (i) as disclosed in Schedule 3.05,
(ii) filings required for the perfection and continuation of security interests granted pursuant to the Security Documents and filings with the SEC and other federal, state and foreign regulatory agencies in connection with the Offering and (iii) filings the failure to make which could not reasonably be anticipated to result in a Materially Adverse Effect.

     SECTION 3.06. Investment Company Act, etc. No Credit Party is or will be, after giving effect to the Transactions, (a) an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended or (b) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or any foreign, federal, state or local statute or regulation limiting its ability to incur indebtedness for money borrowed or guarantee such indebtedness as contemplated hereby or by any other Credit Document.

     SECTION 3.07. True and Complete Disclosure. All written information (excluding the Projected Financial Statements and any other projections) heretofore or contemporaneously furnished by or on behalf of any Credit Party (including all information contained in any of the Credit Documents) is, and all other such information hereafter furnished, including all information contained in any of the Credit Documents, by or on behalf of any Credit Party to or on behalf of any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state anything necessary to make such information not misleading at such time. There is nothing of which any Borrower is aware which would be reasonably likely to have a Materially Adverse Effect which has not been disclosed to the Lenders in writing in connection with or pursuant to the terms of this Agreement.

     SECTION 3.08. Financial Condition; Financial Statements; Projections. (a) No Credit Party is entering into the arrangements contemplated hereby and by the other Credit Documents, or intends to make any transfer or incur any obligations hereunder or thereunder with actual intent to hinder, delay or defraud either present or future creditors. On and as of the Effective Date, on a pro forma basis after giving effect to the Transactions contemplated to occur on or in connection with the Effective Date, (w) no final judgments against any Credit Party arising out of any pending or threatened litigation will be rendered at a time when, or in an amount such that, such Credit Party will be unable to satisfy such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered); the cash available to each Credit Party, after taking into account all other anticipated uses of the cash of such Credit Party, is anticipated to be sufficient to pay all such judgments promptly in accordance with their terms; (x) the sum of the present fair salable value of the assets of each Credit Party will exceed the probable liability of such Credit Party and its Subsidiaries on their debts; (y) no Credit Party intends to, or believes that it will, incur debts beyond its ability to pay such debts as such debts mature (taking into account the timing and amounts of cash to be received by such Credit Party from any source, and of amounts to be payable on or in respect of debts of such Credit Party and the amounts referred to in clause (w)); the cash available to each Credit Party, after taking into account all other anticipated uses of the cash of such Credit Party, is anticipated to be sufficient to pay all such amounts on or in respect of debts of such Credit Party, when such amounts are required to be paid; and
(z) each Credit Party will have sufficient capital with which to conduct its present and proposed business and the property of such Credit Party does not constitute unreasonably small capital with which to conduct its present or proposed business. For purposes of this Section 3.08(a) "debt" means any liability on a claim, and "claim" means (i) right of payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured; or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured. On the date of each Borrowing, issuance of a Letter of Credit or assignment of Term Loans pursuant to Section 2.21 (and after giving effect to all Borrowings, Letters of Credit or assignments as of such date), the representations set forth in this Section 3.08(a) shall be true and correct with respect to each Borrower which is incurring Loans or on behalf of which a Letter of Credit is being issued or to whom an assignment of a Loan is being made on such date and any Credit Party which is a guarantor with respect to any or all of such Borrowings or Letters of Credit or such assigned Loan. With respect to clauses (x) and (z), with respect to Credit Parties other than Borrowers, such representations and warranties are made to the best of the knowledge of the Borrowers except that such representations and warranties are made without qualification to the extent that the untruth or inaccuracies of any such representation or warranty could reasonably be anticipated to result in a Materially Adverse Effect.

     (b) There has heretofore been delivered to the Lenders the Information Memorandum containing the audited balance sheet of ASI on a consolidated basis as of December 31, 1993 and the related consolidated statements of income and cash flows for the year then ended accompanied by an unqualified opinion of Ernst & Young. Such financial statements fairly present, in conformity with GAAP, the consolidated financial position of ASI and its Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year. Except as set forth in Schedule 3.08(b), neither ASI nor any of its Subsidiaries had as of the date of the foregoing financial statements any material Guarantee, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment which is not reflected in the foregoing financial statements or the notes thereto to the extent required by GAAP. Since December 31, 1993, there has not occurred any material adverse change in the business, operations, condition (financial or otherwise), assets or prospects of (i) ASI and its Subsidiaries taken as a whole or (ii) the German Borrower and its Subsidiaries taken as a whole.

     (c) There has heretofore been delivered to the Lenders the Information Memorandum containing pro forma consolidated income projections for ASI and its Subsidiaries, pro forma consolidated balance sheet projections for ASI and its Subsidiaries and pro forma consolidated cash flow projections for ASI and its Subsidiaries, all for the fiscal years ending December 31, 1994 through December 31, 1997, inclusive ("Projected Financial Statements"), which give effect to the Transactions. The assumptions made in preparing the Projected Financial Statements are reasonable, as of the date of such projections and as of the Effective Date (except that such assumptions do not include the $20,000,000 termination fee paid to Kelso in connection with the termination of the Consulting Agreement between ASI and Kelso), and all material assumptions with respect to the Projected Financial Statements are set forth therein. The Projected Financial Statements provide, as of the date of such projections and as of the Effective Date, reasonable estimates of future performance, subject to the uncertainty and approximation inherent in any projections and the qualifications set forth therein. Any projected financial information regarding ASI and any of its Subsidiaries furnished to any of the Lenders after the Effective Date will be prepared based upon reasonable assumptions, as of the date of preparation, and will provide, as of the date thereof, reasonable estimates of future performance, subject to the uncertainty and approximation inherent in any projections and any other qualifications set forth therein.

     (d) Schedule 3.08(d) sets forth (i) the outstanding Indebtedness and preferred stock of ASI and its Subsidiaries as of December 31, 1994, (ii) each Lien securing any such Indebtedness (excluding Liens to be released or assigned to the Collateral Agent on the Effective Date), (iii) a list identifying each instrument or agreement governing such Indebtedness and the maximum amount of debt governed by each such agreement and (iv) each line of credit available to ASI or any Subsidiary thereof as of the Effective Date (excluding the Commitments). A true, complete and correct copy of each material instrument or agreement referred to in clause (iii) above (including all amendments, supplements, modifications or waivers thereto) has been delivered to the Administrative Agent and a true, complete and correct copy of all other instruments or agreements referred to in such clause (including all amendments, supplements, modifications and waivers thereto) as may be reasonably requested by the Administrative Agent will be delivered to it; and, in each case, the Administrative Agent shall be authorized to deliver copies thereof, at ASI's expense, to any Lender who requests copies thereof.

     (e) Neither ASI nor any Subsidiary thereof has sold any material assets or properties out of the ordinary course of business during the period from December 31, 1993, to the date hereof except as permitted by Section 6.02.

     SECTION 3.09. Security Interests. Each of the Security Documents creates (or will create, as the case may be), as security for the obligations purported to be secured thereby, subject to the provisions hereof and thereof, either (a) a valid and enforceable perfected security interest in and Lien on all of the Collateral subject to such Security Document (or comparable interest under foreign law in the case of foreign Collateral), or (b) in the case of certain property (other than Securities, Intercompany Notes and Mortgaged Properties) to be pledged by Foreign Subsidiaries, a floating charge, fixed charge or security interest, as specified in the applicable Security Document, in each case in favor of the Collateral Agent for the benefit of the Lenders, subject to no other Liens except as may be expressly permitted in each applicable Security Document or this Agreement, and prior to all other Liens except Liens described in Schedule 3.12(a) as being prior to the Liens granted under the Security Documents. The pledgor or assignor, as the case may be, under each Security Document has good title to all Collateral subject thereto (other than any Real Property subject to a Mortgage) free and clear of all Liens other than Permitted Encumbrances and such additional Liens as may be specifically permitted by the Security Document to which such Collateral is subject or by this Agreement. No filings or recordings are required in order to perfect the security interests created under the Security Documents except for filings or recordings listed on
Schedule 3.09(a), all of which shall have been made on or prior to the Effective Date except as otherwise expressly provided in Schedule 3.09(a); provided, however, that, with respect to any Mortgaged Property, no failure to record any Mortgage shall be deemed a breach of this Section if the Title Company has issued or committed to issue in respect of such Mortgaged Property a policy of title insurance complying with the provisions of Section 4.02(h). Except as set forth in Schedule 3.09(b), there are no agreements or understandings between or among stockholders or equity holders of any of the Credit Parties that might adversely affect the benefits intended to be conferred on the Collateral Agent by the Security Documents or the prompt realization of such benefits. Each Subsidiary of ASI or any of its Subsidiaries that is organized under the laws of any state, territory or possession of the United States and that is not a party to the Domestic Security Agreement or the Domestic Securities Pledge Agreement is a Non-Material Subsidiary; provided, however, that intercompany receivables and Investments in Subsidiaries shall be excluded from consolidated total assets for purposes of the definition of Non-Material Subsidiary as used in this sentence.

     SECTION 3.10. Tax Returns and Payments. Each of the Credit Parties and each of its Subsidiaries has filed all federal income tax returns and all other material tax returns and reports, domestic and foreign, required to be filed by it and has paid all taxes shown as due on such returns or due pursuant to any assessment received by it, other than those not yet delinquent and those that are being contested by proper proceedings conducted in good faith and with due diligence for which it maintains adequate reserves in accordance with GAAP. Each of the Credit Parties has paid, or has provided adequate reserves in accordance with GAAP for the payment of, all taxes, domestic and foreign, applicable for all prior fiscal years and for the current fiscal year to the date hereof. Except as heretofore disclosed to the Lenders in writing, there is no proposed tax assessment against any Credit Party or any of its Subsidiaries which would, if the assessment were made, have a Materially Adverse Effect.

     SECTION 3.11. Compliance with ERISA. (a) As of the date hereof and as of the Effective Date (i) each Borrower and each of its ERISA Affiliates are in compliance in all material respects with the applicable provisions of ERISA with respect to the Pension Plans; (ii) no Reportable Event has occurred as to which any Borrower or any ERISA Affiliate was required to file a report with the PBGC, and the present value of all benefit liabilities under all Pension Plans (based on those assumptions used to fund such Pension Plans) did not, as of the last annual valuation date applicable thereto, exceed by more than $100,000,000 the value of the assets of all Pension Plans; (iii) neither any Borrower nor any ERISA Affiliate has incurred any Withdrawal Liability that materially adversely affects the financial condition of any Borrower and its ERISA Affiliates taken as a whole; (iv) neither any Borrower nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, where such reorganization or termination has resulted or can reasonably be expected to result in an increase in the contributions required to be made to such Plan that would materially and adversely affect the financial condition of any Borrower and its ERISA Affiliates taken as a whole; (v) no proceedings have been instituted to terminate any Pension Plan; (vi) each Foreign Pension Plan is in compliance in all material respects with the applicable laws of any foreign jurisdictions; and (vii) no Foreign Pension Plan has any unfunded liabilities which, individually or in the aggregate, would be likely to result in a Materially Adverse Effect.

     (b) With respect to any pension, retirement or other deferred compensation plan maintained by a Foreign Subsidiary which is not a Foreign Pension Plan, reasonable reserves have been established in accordance with prudent business practice or where required by ordinary accounting practices in the jurisdiction in which such Foreign Subsidiary maintains its principal place of business or in which such plan is maintained. The aggregate unfunded liabilities, after giving effect to any reserves for such liabilities, with respect to such plans is not likely to result in a Materially Adverse Effect.

     SECTION 3.12. Title to Properties; Liens. (a) Each Credit Party and each of its Subsidiaries have good title (or a comparable interest with respect to foreign Real Property) with respect to its Real Properties (subject to any Mortgages and, as of the date hereof, the Effective Date and thereafter, free and clear of all Liens other than the Liens described in Schedule 3.12(a), Permitted Encumbrances and Liens expressly permitted under Section 6.03) and good and sufficient title (subject as aforesaid and to Liens granted under any applicable Security Document) to all of its other respective properties and assets reflected in the most recent consolidated balance sheet referred to in
Section 3.08(b) or in the most recent financial statements delivered pursuant to
Section 5.01, as the case may be, in each case except for (i) assets disposed of since the date of such consolidated balance sheet and prior to the date of this Agreement in the ordinary course of business, (ii) assets acquired or disposed of since the date of such consolidated balance sheet in accordance with this Agreement, (iii) assets held under Capital Leases and (iv) defects that in the aggregate do not result in a Materially Adverse Effect. Except as set forth above and except as permitted hereby and by Section 3.09 and by the other Credit Documents, all such properties and assets are free and clear of Liens.

     (b) Schedule 3.12(b) sets forth, as of the date hereof and the Effective Date, a true, complete and correct list of (i) all Real Property of ASI and its Subsidiaries located in the United States of America, Canada, France, the United Kingdom, the Netherlands or Germany and having a book value in excess of $100,000 or the equivalent in one or more other currencies; (ii) the location of each such Real Property; and (iii) the Borrowers' good faith estimate of the value of each such Real Property that is significant. Each of the Mortgaged Properties is and as of the Effective Date shall be subject to no Liens other than the Mortgages, the Liens identified on Schedule 3.12(a) and Permitted Encumbrances. Each of the other Real Properties is subject to no Liens other than Liens permitted by Section 6.03. Schedule 3.12(b) indicates which of the Real Properties is a manufacturing or processing plant or warehouse owned by ASI or any Restricted Subsidiary that constitutes a "Principal Property" as defined in the Senior Indentures.

     (c) Each of the Real Properties located in an area in the United States identified by the Secretary of Housing and Urban Development as an area having special flood hazards has adequate insurance covering such hazard.

     SECTION 3.13. Patents, Trademarks, etc. ASI and its Subsidiaries own directly, or are entitled to use by license or otherwise, all patents, trademarks, trade names, copyrights, licenses, technology, know-how, processes and service marks and rights with respect to any of the foregoing material to ASI's or such Subsidiary's business as currently conducted. The use of such patents, trademarks, service marks, trade names, copyrights, licenses, technology, know-how, processes and rights with respect to the foregoing by ASI and its Subsidiaries does not, to the best of the Borrowers' knowledge, infringe on the rights of any person, except for such uses as would not give rise to any material liability on the part of ASI or its Subsidiaries. The consummation of the Transactions does not require any consents to be obtained with respect to such patents, trademarks, trade names, copyrights, technology, know-how, processes, service marks or its license to use, as the case may be, any of such patents, trademarks, service marks, trade names, copyrights, licenses, technology, know-how, processes or service marks or rights with respect to the foregoing by ASI and its Subsidiaries, except for the consents listed on
Schedule 3.13, which shall have been obtained on or prior to the Effective Date.

     SECTION 3.14. Environmental Matters. (a) There are no chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, gaseous or liquid in nature, at any premises owned, operated, controlled or used by any Credit Party or its Subsidiaries where such could reasonably be expected to result in a Materially Adverse Effect and none of the Credit Parties or their Subsidiaries nor, to the best knowledge of the Credit Parties and their Subsidiaries, any of their respective predecessors in interest have manufactured, processed, distributed, used, treated, stored, disposed of, transported or handled any such substances, where such could reasonably be anticipated to result in a Materially Adverse Effect. There is no ambient air, surface water, groundwater or land contamination within, under or relating to any Real Property or, to the best knowledge of the Credit Parties and their Subsidiaries, other location geologically or hydrologically connected to such properties and none of such properties has been used by any of the Credit Parties or their Subsidiaries, or, to the best knowledge of any Credit Party, by any of their predecessors in interest, for the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any substance described in the preceding sentence where such could reasonably be anticipated to result in a Materially Adverse Effect.

     (b) Except as set forth on Schedule 3.14(b), none of the Credit Parties or any of its Subsidiaries has any obligations or liabilities, matured or not matured, absolute or contingent, assessed or unassessed, no claims have been made against it during the past five years, and no presently outstanding citations or notices have been issued against it, in each case imposed or based upon any provision of any domestic, foreign, federal, state or local law, rule or regulation or common law pertaining to exploration and mining operations, reclamation, health or safety or environmental protection where such obligations, liabilities, claims, citations or notices, individually or in the aggregate, could reasonably be expected to result in a Materially Adverse Effect, including any such obligations, liabilities, claims, citations or notices relating to or arising out of or attributable, in whole or in part, to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any substance described in paragraph (a) above by any of the Credit Parties or their Subsidiaries, or any of their respective employees, agents, representatives or, to the best knowledge of the Credit Parties and their Subsidiaries, predecessors in interest in connection with or in any way arising from or relating to any Credit Party or its Subsidiaries or any of their respective properties; or, to the best knowledge of the Credit Parties, relating to or arising out of or attributable, in whole or in part, to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any such substance, by any other person at, on or under any of the Real Properties or any other location which could reasonably be expected to result in a Materially Adverse Effect. Except as set forth on
Schedule 3.14(b), none of the Credit Parties or any of its Subsidiaries has been subject to any action, suit, claim or proceeding for failure to comply with, or received notice of any potential liability under, any domestic, foreign, federal, state or local environmental law, rule or regulation where such, individually or in the aggregate, could reasonably be anticipated to result in a Materially Adverse Effect.

     SECTION 3.15.  Litigation;  Adverse Facts.  Except as set forth on Schedule
3.15 hereto, there is no action, suit, proceeding or investigation by any Governmental Authority or other person pending or known by any Credit Party to be threatened with respect to any Credit Party or any of its Affiliates or any of their assets or any of the Credit Documents or any of the Transactions which is reasonably likely to result in a Materially Adverse Effect and there has occurred no development in any action, suit, proceeding, governmental investigation or arbitration previously disclosed to the Lenders, which could reasonably be expected to result in such an effect.

     SECTION 3.16. Compliance with Laws and Charter Documents. Neither any Credit Party nor any Subsidiary of any Credit Party is (i) in violation of its charter or by-laws or (ii) in violation of any law, statute, rule, regulation, order, writ, injunction or decree (including, without limitation, any exchange control law or regulation) of any Governmental Authority applicable to any Credit Party or any Subsidiary of any Credit Party or any of their respective properties or assets, which violation under this clause (ii), individually or in the aggregate, could reasonably be anticipated to result in a Materially Adverse Effect.

     SECTION 3.17. Absence of Default. (a) No Default or Event of Default has occurred and is continuing.

     (b) Except as disclosed on Schedule 3.17, as of the date hereof and the Effective Date, neither any Credit Party nor any Subsidiary of any Credit Party is or will be in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any material mortgage, note, debenture, agreement, license or other instrument to which it is or will be a party or by which it may be bound, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default.

     SECTION  3.18.  Labor  Matters.  (i)  Neither  any  Credit  Party  nor  any
Subsidiary of any Credit Party is experiencing any strike, labor dispute, slowdown or work stoppage, due to labor disagreements which could reasonably be anticipated to result in a Materially Adverse Effect and (ii) to the best knowledge of each of the Borrowers, there is no such strike, dispute, slowdown or work stoppage threatened against any Credit Party or any Subsidiary of any Credit Party.

     SECTION 3.19. Benefit Plans. (a) As of December 31, 1993 (which date is the most recent date of actuarial valuation of any Pension Plan) the actuarial value of the assets and the value of the benefit liabilities of all Pension Plans were as set forth on Schedule 3.19 hereto. Since December 31, 1993, there has not occurred any material adverse change in the funded status of any Pension Plans resulting from any plan amendment or other action taken by any Credit Party.

     (b) As of December 31, 1993, the value of the benefit liabilities of all Foreign Pension Plans, the book reserves for such plans and the actuarial value of plan assets with respect to all Foreign Pension Plans were as set forth on
Schedule 3.19 hereto. Since December 31, 1993, there has not occurred any material adverse change in the funded status of any Foreign Pension Plan.

     (c) As of the date hereof, the aggregate unfunded expected post-retirement benefit obligation of ASI and its Subsidiaries for retiree medical coverage, after giving effect to any reserves for such liabilities, cannot reasonably be anticipated to result in a Materially Adverse Effect.

     SECTION 3.20. Insurance. Schedule 3.20 sets forth a true, complete and correct description of all insurance maintained by ASI or by ASI for its Subsidiaries as of the date hereof and the Effective Date. As of each such date, such insurance is in full force and effect and all premiums have been duly paid. ASI and its Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

ARTICLE IV

CONDITIONS

     SECTION 4.01. All Events. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder are subject to the satisfaction on the date of each Borrowing (including each Borrowing of a Swingline Loan) and on the date of each issuance of a Letter of Credit of the following conditions:

     (a) In the case of a Borrowing (other than a Swingline Loan), the Administrative Agent shall have received a Borrowing Request as required by
Section 2.03 or, in the case of the issuance of a Letter of Credit, the applicable Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance of such Letter of Credit as required by Section 2.19(b) or, in the case of a Borrowing of a Swingline Loan, the Swingline Lender and the Administrative Agent shall have received a notice requesting such Swingline Loan as required by the Swingline Loan Agreement.

     (b) The representations and warranties set forth in Article III hereof (except, in the case of a reborrowing of a Revolving Credit Borrowing that does not increase the aggregate principal amount of Revolving Credit Loans outstanding, the representations set forth in the last sentence of Section 3.08(b) and Section 3.15) and in each other Credit Document shall be true and correct in all material respects on and as of such date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

     (c) Each of the Credit Parties shall be in compliance in all material respects with all the terms and provisions set forth herein and in each other Credit Document on its part to be observed or performed, and at the time of and immediately after such Borrowing or issuance of such Letter of Credit, as the case may be, no Event of Default or Default shall have occurred and be continuing.

     (d) In the case of a Borrowing of a Swingline Loan, the Borrower in respect thereof shall have executed and delivered to the Swingline Lender a Swingline Note, if requested by the Swingline Lender, complying with the provisions of
Section 2.20(c).

     Each Borrowing and each issuance of a Letter of Credit shall be deemed to constitute a representation and warranty by Holding and ASI and by the applicable Borrower (but, in the case of a Borrower other than ASI, only as to itself and its Subsidiaries) on the date of such Borrowing or issuance, as the case may be, as to the matters specified in paragraphs (b) and (c) of this
Section 4.01. Without limiting the foregoing, each Borrowing and each issuance of a Letter of Credit shall further be deemed to constitute a representation and warranty by Holding and ASI and by the applicable Borrower that on the basis of
(i) such inquiries as one or more Financial Officers of ASI shall have deemed necessary and (ii) advice of counsel (which may be general advice or advice as to a particular Borrowing), the requested Borrowing is permitted under the provisions limiting Indebtedness in each Indenture to which ASI is party.

     SECTION 4.02. Effectiveness. The effectiveness of this Agreement and the obligations of the Lenders to make Loans hereunder and of the Issuing Banks to issue Letters of Credit hereunder are subject to the satisfaction, on a single date on or prior to March 31, 1995, of the conditions set forth in Section III of the Assignment and Amendment Agreement.

                                   ARTICLE V

                             AFFIRMATIVE COVENANTS

     A. ASI covenants and agrees that on and after the Effective Date and so long as this Agreement is in effect and until the Commitments have been terminated and the Loans, together with interest, Fees and all other
Obligations, have been paid in full, and all Letters of Credit have been cancelled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise give written consent, ASI will and will cause each of its Subsidiaries to:

     SECTION 5.01. Financial Statements and Other Reports. Maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of the financial statements required to be delivered hereunder and consolidated financial statements in conformity with GAAP. ASI will deliver or cause to be delivered to each of the Lenders:

     (a) as soon as practicable and in any event within 50 days after the end of each fiscal quarter of ASI, other than the last quarter in each fiscal year, (i) the consolidated balance sheet of ASI and its Subsidiaries and (ii) the related consolidated statements of income and retained earnings and cash flows of ASI and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter setting forth, in comparative form, the corresponding amounts as of the end of and for the corresponding periods of the previous fiscal year and the corresponding amounts from the plan for the current fiscal year delivered pursuant to Section 5.01(j), all in reasonable detail and accompanied by a certificate of the chief financial officer (or, if there is no chief financial officer, the officer functioning as the chief financial officer) and chief accounting officer of ASI to the effect that they fairly present the financial condition of ASI and its Subsidiaries as at the dates indicated and the results of their operations and cash flows for the periods indicated, subject to changes resulting from normal year-end adjustments;

     (b) as soon as practicable and in any event within 105 days after the end of each fiscal year of ASI (i) the consolidated balance sheet of ASI and its Subsidiaries and (ii) the related consolidated statements of income and retained earnings and cash flows of ASI and its Subsidiaries for such fiscal year setting forth, in comparative form, the corresponding amounts as of the end of and for the previous year and the corresponding amounts from the plan for such fiscal year delivered pursuant to Section 5.01(j), all in reasonable detail and accompanied by a certificate of the chief financial officer (or, if there is no chief financial officer, the officer functioning as the chief financial officer) and chief accounting officer of ASI to the effect that they fairly present the financial condition of ASI and its Subsidiaries as at the dates indicated and the results of their operations and cash flows for the periods indicated based on ASI's normal accounting procedures and accompanied by a report thereon of Ernst & Young or other independent certified public accountants of recognized national standing selected by ASI and reasonably satisfactory to the Administrative Agent which report shall be unqualified as to going concern and scope of audit and shall state that such consolidated financial statements present fairly the financial condition of ASI and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for inconsistencies required by changes in GAAP and changes approved by such accountants) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

     (c) together with each delivery of financial statements of ASI and its Subsidiaries pursuant to paragraphs (a) and (b) above, commencing with the financial statements for the period ending March 31, 1995, an Officers' Certificate of ASI (i) stating that the signers have reviewed the terms of this Agreement and the other Credit Documents and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of ASI and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of the Officers' Certificate, of any condition or event which constitutes a Default or an Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action ASI has taken, is taking and proposes to take with respect thereto and (ii) demonstrating in reasonable detail compliance (as determined in accordance with this Agreement) during and at the end of such accounting period with the restrictions contained in Sections 6.06, 6.10 and 6.11.

     (d) together with each delivery of financial statements of ASI and its Subsidiaries pursuant to paragraph (b) above, commencing with the financial statements for the period ended December 31, 1995, a written statement by the independent public accountants giving the report thereon (i) stating that their audit examination has included a review of the terms of this Agreement and the other Credit Documents as they relate to accounting matters, (ii) stating whether, in connection with their audit examination, any condition or event, at any time during or at the end of such period which constitutes a Default or an Event of Default has come to their attention, and if such a condition or event has come to their attention, specifying the nature and period of existence thereof, and (iii) stating that based on their audit examination nothing has come to their attention which causes them to believe that the information contained in any of the certificates delivered therewith pursuant to paragraph
(c) above is not correct or that the matters set forth in the compliance certificate delivered therewith pursuant to clause (ii) of such paragraph (c) above for the applicable fiscal year are not stated in accordance with the terms of this Agreement;

     (e) promptly upon receipt thereof, a notice listing any financial statements of, or reports submitted by independent public accountants to, ASI or any of its Subsidiaries in connection with any annual, interim or special audit of the financial statements of ASI or any of its Subsidiaries, including, without limitation, any comment letter submitted by such accountants to the Audit Committee of ASI's Board of Directors in connection with their annual audit, and upon the request of any Lender, a copy of any such report or comment letter;

     (f) promptly upon their becoming available, a notice listing any financial statements, reports, notices and proxy statements sent or made available generally by any Borrower or any of its Subsidiaries to its public security holders, any regular and periodic reports and all registration statements and prospectuses filed by any of them with any securities exchange or with the SEC, or any comparable foreign bodies, and any press releases and other statements made available generally by any of them to the public concerning material developments in the business of ASI or any Subsidiary, and, upon the request of any Lender, a copy of any such document;

     (g) promptly upon any executive officer of ASI obtaining knowledge (i) of any condition or event which constitutes a Default or an Event of Default, or becoming aware that any Lender has given any notice or taken any other action with respect to a claimed Default or Event of Default, (ii) that any person has given any notice to any Borrower or any Subsidiary of any Borrower or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 7.04, (iii) of any condition or event which would be required to be disclosed in a current report filed by any Borrower with the SEC, on Form 8-K if such Borrower were required to file such reports under the Securities Exchange Act of 1934, as amended, or the rules and regulations thereunder (or any successor thereof), or (iv) of a Materially Adverse Effect, an Officers' Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such Lender or person and the nature of such Default, Event of Default, claimed Default, claimed Event of Default, or claimed default, event or condition referred to in Section 7.04, or Materially Adverse Effect, and what action any Borrower or Subsidiary thereof has taken, is taking and proposes to take with respect thereto or, in the case of clause (iii) above, a copy of a current report on Form 8-K filed by Holding with respect to such condition or event;

     (h) promptly upon any executive officer of ASI obtaining knowledge of (i) the institution of, or threat of, any action, suit, proceeding, investigation or arbitration by any Governmental Authority or other person against or affecting in any material respect any Borrower or any of its Subsidiaries or any of their assets not previously disclosed by any Borrower to the Lenders pursuant to the terms hereof, or (ii) any material development in any such action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to the Lenders by the Borrowers pursuant to the terms hereof), which, in any case:

     (A) would be reasonably likely to result in a Materially Adverse Effect; or

     (B) seeks to recover any damages or obtain relief as a result of the refinancing consummated with the proceeds of the Loans;

notice thereof and copies of such other information as may be reasonably available to ASI (without waiver of any applicable evidentiary privilege) to enable the Lenders to evaluate such matters; and, in addition to the requirement set forth in clauses (i) and (ii) of this subsection 5.01(h), Borrowers upon request shall promptly give notice of the status of any action, suit, proceeding, investigation or arbitration covered by a report delivered to the Lenders pursuant to clause (i) or (ii) above to the Lenders and provide such other information as may be reasonably available to it to enable the Lenders to evaluate such matters;

     (i) as soon as practicable and in any event within ten days after any Borrower or any of its ERISA Affiliates knows of the occurrence of any "prohibited transaction," within the meaning of Section 406 of ERISA or Section 4975 of the Code or similar event under other applicable foreign, federal, state or local law, in connection with any Pension Plan or Foreign Pension Plan or any trust created thereunder, which in any such case would have a Materially Adverse Effect, an Officers' Certificate specifying the nature thereof, what action has been taken, is being taken or is proposed to be taken by any Borrower or any ERISA Affiliate of any Borrower with respect thereto, and any action taken or threatened by the Internal Revenue Service, Department of Labor or other Governmental Authority with respect thereto (together with copies of all relevant notices or other communications received from such entity);

     (j) as soon as practicable and in any event by the time of each delivery of the financial statements referred to in paragraph (b) above, a consolidated plan, prepared in accordance with ASI's normal accounting procedures (and which will represent management's reasonable estimate of ASI's projected performance during such periods) applied on a consistent basis, for the next succeeding three fiscal years of ASI and its Subsidiaries, including (i) forecasted consolidated balance sheets and consolidated statements of income, retained earnings and cash flows of ASI and its Subsidiaries on a consolidated basis for such periods, (ii) such information with respect to each fiscal quarter in the first year covered by such plan, (iii) a forecast of the degree to which ASI and its Subsidiaries will comply with Sections 6.10 and 6.11 and (iv) an explanation and analysis of any material inconsistencies between such plan as it related to the fiscal year most recently ended and the actual performance of ASI and its Subsidiaries for such fiscal year;

     (k) together with each delivery of financial statements of ASI and its Subsidiaries pursuant to paragraph (b) above, an Officers' Certificate of ASI stating, as of the date of such statements, the amount and terms of all outstanding Intercompany Indebtedness and the obligors and obligees thereunder, and that such Intercompany Indebtedness and any Intercompany Notes representing such Indebtedness comply with the terms hereof and of the other Credit Documents;

     (l) with reasonable promptness, such other information and data with respect to each Borrower or any of its respective Subsidiaries as from time to time may be reasonably requested by any of the Lenders;

     (m) to the extent requested by any Lender, as soon as practicable and in any event within ten days of the later of such request and the making of any such amendment or waiver, copies of amendments or waivers with respect to Indebtedness of any Borrower or any of its respective Subsidiaries (other than with respect to Obligations owing to the Lenders hereunder);

     (n) as soon as practicable and in any event within 135 days after the end of each fiscal year of ASI, with respect to each Borrower (other than ASI), (i) the combined balance sheet of such Borrower and its Subsidiaries and (ii) the related combined statements of income and retained earnings and cash flows of such Borrower and its Subsidiaries, for such fiscal year, setting forth in comparative form the corresponding figures as of the end of the previous year, all in reasonable detail, and accompanied by a certificate of the chief financial officer (or, if there is no chief financial officer, the officer functioning as the chief financial officer) and chief accounting officer of ASI to the effect that they fairly present the combined financial condition of such Borrower and its Subsidiaries as at the dates indicated and the combined results of their operations and cash flows for the periods indicated, on a basis consistent with the financial statements of ASI for such periods; and

     (o) as soon as practicable and in any event within 50 days after the end of each of the first three fiscal quarters and 105 days after the end of each fiscal year, an Officers' Certificate (i) containing a summary of any transactions of the sort referred to in Section 6.02(a)(i), and any mergers or transfers of the capital stock or substantially all the assets of any Subsidiary pursuant to Section 6.02(a)(ii), which shall have been completed during such quarter and (ii) confirming compliance with Section 6.02 during such quarter.

     SECTION 5.02. Books, Records and Inspections. Permit officers and designated representatives of any Lender to visit and inspect any of the properties or assets of such Borrower and any of its Subsidiaries in whomsoever's possession, to examine the books of account of such Borrower and any of its Subsidiaries, to make copies and take extracts therefrom and to discuss the affairs, finances and accounts of such Borrower and of any of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants, all upon reasonable notice and at such reasonable times and intervals and to such reasonable extent as such Lender may desire.

     SECTION 5.03. Maintenance of Property; Insurance; Good Repair. At all times maintain in full force and effect (a) insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice in the applicable area, (b) insurance as may be required to comply in all material respects with any Prior Property Document and (c) insurance as may be required to comply in all material respects with any Mortgage and each such insurance policy shall name the Collateral Agent as an additional insured thereunder. Each Borrower and each of its Subsidiaries will comply with all Prior Property Documents. Each Borrower and each of its Subsidiaries will ensure that all property and equipment used in or useful or necessary to its business are kept in good repair, working order and condition (normal wear and tear excepted), and that from time to time there are made to such property and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner customary for companies in similar businesses. Each Borrower and each of its Subsidiaries will maintain with financially sound and reputable insurance companies insurance on all its properties, as described above, and will furnish to each Lender, upon written request, information as to the insurance carried, and will not cancel any such insurance without the consent of the Administrative Agent.

     SECTION 5.04. Payment of Taxes and Claims. Pay and discharge all foreign, federal, state or local taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all claims (including claims for labor, services, materials and supplies) which, if unpaid, might become a lien or charge upon any assets of such Borrower or any of its Subsidiaries; provided, that neither such Borrower nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings promptly instituted and diligently conducted if it maintains adequate reserves with respect thereto in accordance with GAAP.

     SECTION 5.05. Consolidated Corporate Franchises. Do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and authority, and franchises material to its respective business; provided that any transaction permitted by Section 6.02 will not constitute a breach of this Section 5.05.

     SECTION 5.06. Compliance with Statutes, etc. Comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, any Governmental Authority (including those referred to in Section 6.14) other than those the non-compliance with which would not have a Materially Adverse Effect.

     SECTION 5.07. ERISA. (a) Comply in all material respects with the applicable provisions of ERISA (except where noncompliance could not reasonably be expected to result in a Materially Adverse Effect) and (b) furnish to each of the Lenders (i) as soon as possible, and in any event within 10 days after any Borrower or any ERISA Affiliate of any Borrower knows or has reason to know that any Reportable Event has occurred that alone or together with any other Reportable Event could reasonably be expected to result in liability of any Borrower to the PBGC in an aggregate amount exceeding $10,000,000, a statement of the chief financial officer of ASI setting forth details as to such Reportable Event and the action that any Borrower, any Subsidiary of any Borrower or any ERISA Affiliate of any Borrower is required or proposes to take with respect thereto, together with a copy of the notice, if any, of such Reportable Event given to the PBGC, (ii) promptly after receipt thereof, a copy of any notice any Borrower or any ERISA Affiliate of any Borrower may receive from the PBGC relating to the intention of the PBGC to terminate any Pension Plan or Plans (other than a Pension Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of
Section 414 of the Code) or to appoint a trustee to administer any such Pension Plan, (iii) within 10 days after the due date for filing with the PBGC pursuant to Section 412(n) of the Code a notice of failure to make a required installment or other payment with respect to a Pension Plan, a statement of the chief financial officer of ASI setting forth details as to such failure and the action that any Borrower, any Subsidiary of any Borrower or any ERISA Affiliate of any Borrower is required or proposes to take with respect thereto, together with a copy of any such notice given to the PBGC, (iv) promptly and in any event within 10 days after receipt thereof by any Borrower or any ERISA Affiliate of any Borrower from the sponsor of a Multiemployer Plan, a copy of each notice received by any Borrower or any ERISA Affiliate of any Borrower concerning (A) the imposition of Withdrawal Liability or (B) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, both within the meaning of Title IV of ERISA and (v) promptly and in any event within 10 days after any Borrower knows that any unfunded liability that is likely to have a Materially Adverse Effect has arisen with respect to any Foreign Pension Plan, a certificate of the chief financial officer of ASI setting forth details as to such occurrence and such action, if any, which any Borrower, any Subsidiary of any Borrower or any ERISA Affiliate of any Borrower is required or proposes to take, together with any notices required or proposed to be filed with or by any Borrower, any Subsidiary of any Borrower or any ERISA Affiliate of any Borrower, a Governmental Authority or the plan administrator with respect thereto. Upon the request of the Administrative Agent, the Borrowers will deliver to the Administrative Agent a copy of the annual report (Form 5500) of each Pension Plan required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Lenders pursuant to subsection (b) of this Section 5.07, copies of any notices received by any Borrower or any Subsidiary of any Borrower or any ERISA Affiliate of any Borrower required to be delivered to the Lenders hereunder shall be delivered to the Lenders no later than 10 days after the date each such notice has been received by any Borrower or any Subsidiary of any Borrower or any ERISA Affiliate of any Borrower.

     SECTION 5.08. Performance of Obligations. Perform in all material respects all of its material obligations under the terms of each material mortgage, indenture, security agreement, other debt instrument and contract and agreement by which it is bound or to which it is a party or subject (except as disclosed in Schedule 3.17).

     SECTION 5.09. Waiver of Stay, Extension or Usury Laws. To the full extent permitted by applicable law, not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, and actively resist any attempts to claim the benefit of any stay or extension law or any usury law or other law, which would prohibit or forgive any of them from paying all or any portion of the principal of and/or interest on the Loans, Fees, Letters of Credit and the Obligations, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Agreement or the other Credit Documents; furthermore, each Borrower and Guarantor hereby expressly waives, to the full extent permitted by applicable law, all benefit or advantage of any such law, and covenants that they will not hinder, delay or impede the execution of any power herein granted to the

Lenders but will suffer and permit the execution of every such power as though no such law had been enacted.

     SECTION 5.10. Security Interests. (a) Perform and cause its Subsidiaries which are Credit Parties to perform any and all acts and execute any and all documents (including the execution, amendment or supplementation of any financing statement and continuation statement or other statement) for filing under the provisions of the UCC and the rules and regulations thereunder, or any other statute, rule or regulation of any applicable foreign, federal, state or local jurisdictions including any filings in the United States Patent and Trademark Office or similar foreign office, which are necessary (or reasonably requested by the Collateral Agent), from time to time, in order to grant and maintain in favor of the Collateral Agent for the ratable benefit of the parties named in the applicable Security Documents as beneficiaries thereof a security interest in each item of the Collateral of the type and priority described in the relevant Security Document, perfected to the extent contemplated by Section 3.09.

     (b) Deliver or cause to be delivered to the Lenders from time to time such other documentation, consents, authorizations, approvals and orders in form and substance satisfactory to the Collateral Agent, as the Collateral Agent shall deem reasonably necessary or advisable to perfect or maintain the Liens created by the Security Documents for the benefit of the Lenders, including assets which are required to become Collateral after the Effective Date.

     SECTION 5.11. After Acquired Real Properties. Without affecting the obligations of the Borrowers under any of the Security Documents, in the event that any Borrower or Subsidiary at any time after the date hereof acquires any interest in any real property in the United States of America, Canada, Germany, France, the United Kingdom or the Netherlands, including any fee or other ownership interest in one or more properties with an aggregate cost in excess of $10,000,000, or any interest under one or more leases of real property for a term in excess of ten years and involving aggregate average payments in excess of $1,000,000 per annum (each such interest, an "After Acquired Property"), as soon as practical provide written notice thereof to the Administrative Agent, setting forth with specificity a description of such After Acquired Property, the location of such After Acquired Property, any structures or improvements thereon and an appraisal or its good-faith estimate of the current value of such After Acquired Property ("Current Value"). The Administrative Agent shall provide notice to ASI of whether it intends to cause such Borrower to grant and record a Mortgage on such After Acquired Property; provided that no new Mortgage on such After Acquired Property shall be required if the costs that would be incurred as a result thereof are excessive in relation to the benefits that would be conferred thereby. In such event, such Borrower or Subsidiary shall execute and deliver to the Administrative Agent a Mortgage, together with such of the documents or instruments described in Section 5.10 as the Administrative Agent shall require. In no event shall the title insurance policy for any such After Acquired Property in the United States or Canada be in an amount which is less than the Current Value of such After Acquired Property. Such property may be subject to a prior mortgage to the extent such prior mortgage is otherwise permitted by Section 6.03. The Borrowers shall pay all fees and expenses, including reasonable attorneys' fees and expenses or the reasonable allocated costs of Administrative Agent's internal counsel, and all title insurance charges and premiums, in connection with their obligations under this Section.

     SECTION 5.12. Future Guarantors. (a) Promptly upon any person becoming a direct or indirect Domestic Subsidiary (other than a Domestic Subsidiary that would not be a Designated Subsidiary, or that would be a Non-Material Subsidiary) or upon a Domestic Subsidiary that is a Designated Subsidiary no longer meeting the criteria for being a Non-Material Subsidiary, or upon a Domestic Subsidiary that is not a Non-Material Subsidiary becoming a Designated Subsidiary, (i) such new or existing Domestic Subsidiary shall execute a
guarantee  of  all  of  the   obligations   owing  to  the  Lenders   hereunder,
substantially  in the form of the  Supplemental  Guarantee  attached  hereto  as
Exhibit I- 1, and enter into a Supplemental Security Agreement and a Supplemental Securities Pledge Agreement (under which shares of any Foreign Subsidiary pledged by ASI or any Domestic Subsidiary to secure Domestic Obligations will not exceed 65% of such Foreign Subsidiary's voting capital) in respect of its obligations under such Supplemental Guarantee in such forms as the Administrative Agent may reasonably require, to the fullest extent permitted by applicable law, and (ii) Holding and ASI shall ensure that any Subsidiary holding shares of capital stock of such new or existing Domestic Subsidiary shall (unless such Subsidiary is already a Subsidiary Guarantor and such shares are pledged to the Collateral

Agent under an existing Security Document) enter into a Supplemental Guarantee substantially in the form of Exhibit I-1 and a Supplemental Securities Pledge Agreement, in such form as the Administrative Agent may reasonably require, with such changes in each thereof as shall be permitted by Section 10.10 or required by this Section 5.12 (all such Supplemental Guarantees, Supplemental Security Agreements and Supplemental Securities Pledge Agreements collectively the "Supplemental Documents"); provided that no new Supplemental Document shall be required, or the form of such Supplemental Document shall be modified, to the extent required to avoid (x) any violation of applicable law or material risk thereof or (y) any violation of the provisions of any joint venture or other material agreement governing or binding such Domestic Subsidiary or other
Subsidiary or any material risk thereof. Any Domestic Subsidiary or other Subsidiary that cannot execute a Supplemental Document or whose Supplemental Document must be amended for the foregoing reasons shall promptly upon any change of law or waiver or lapse of the applicable contractual restriction enter into a Supplemental Document or amend the existing Supplemental Document to comply with this Section 5.12(a) in a manner satisfactory to the Administrative Agent. Notwithstanding any other provision of this paragraph (a), no Finance Subsidiary or Unified Receivables Company shall be required to execute or deliver any Supplemental Document.

     (b)  Promptly  upon any  person  becoming  a  direct  or  indirect  Foreign
Subsidiary (other than a Foreign Subsidiary that would not be a Designated Subsidiary, or that would be a Non-Material Subsidiary) or upon a Foreign Subsidiary that is a Designated Subsidiary no longer meeting the criteria for being a Non-Material Subsidiary, or upon a Foreign Subsidiary that is not a Non-Material Subsidiary becoming a Designated Subsidiary, (i) such new or existing Foreign Subsidiary shall execute a guarantee of all of the obligations (other than the Domestic Obligations) owing to the Lenders hereunder, substantially in the form of the Supplemental Guarantee attached hereto as
Exhibit I-2 and enter into a Supplemental Security Agreement and Supplemental Securities Pledge Agreement in such form as the Administrative Agent may reasonably require in respect of its obligations under such Supplemental Guarantee, (ii) Holding and ASI shall procure that any Subsidiary holding shares of capital stock in such new or existing Foreign Subsidiary shall (unless such Subsidiary is already a Subsidiary Guarantor and such shares are pledged to the Collateral Agent under an existing Security Document) enter into a Supplemental Guarantee and a Supplemental Securities Pledge Agreement in such form as the Administrative Agent may reasonably require, which agreement shall, subject to the proviso below, grant a perfected security interest in the Securities held by such Subsidiary (to the fullest extent permitted by applicable law but under which shares of any such Foreign Subsidiary pledged by a Foreign Subsidiary will not secure Domestic Obligations and shares of any such Foreign Subsidiary pledged by ASI or a Domestic Subsidiary will not secure Domestic Obligations to the extent such shares exceed 65% of the issuer's voting capital) with such changes in each thereof as are permitted by Section 10.10 or required by this
Section 5.12 (all such Supplemental Guarantees, Supplemental Securities Agreements and Supplemental Securities Pledge Agreements being collectively called the "Foreign Supplemental Documents"); provided that no new Foreign Supplemental Document shall be required or the form of such Foreign Supplemental Document shall be modified, to the extent required to avoid (v) any violation of applicable law, (w) liability of the officers, directors or shareholders of such Foreign Subsidiary, (x) violation of the provisions of any joint venture or other material agreement governing or binding such Foreign Subsidiary or its subsidiaries, (y) material risk of any of the foregoing or (z) costs which the Administrative Agent shall determine to be excessive in relation to the benefits that would be conferred by such Foreign Supplemental Document. Any Foreign Subsidiary that cannot execute a Foreign Supplemental Document or whose Foreign Supplemental Document must be modified for the foregoing reasons shall promptly upon any change of law or waiver or lapse of the applicable contractual restriction enter into a Foreign Supplemental Document or amend the existing Foreign Supplemental Document to comply with this Section 5.12(b) in a manner satisfactory to the Administrative Agent.

     SECTION 5.13. Consents, Approvals, etc. The Borrowers shall obtain all consents, waivers and approvals listed on Schedule 3.05 hereto, as soon as possible.

     SECTION 5.14. German Real Estate. The German Borrower shall cause each of Ideal Standard GmbH and WABCO GmbH (a) to continue to own all Real Property situated in Germany currently owned by it (other than immaterial parcels no longer used or useful in the business of the German Borrower) and (b) not to incur, create, assume or permit to exist any liabilities in respect of which it is an obligor except liabilities in the nature of:

     (a) taxes, duties, levies, imposts, assessments or other governmental charges;

     (b) pension liabilities existing at the date hereof;

     (c) Intercompany Indebtedness arising out of loans and advances permitted by Section 6.05;

     (d) other ordinary course liabilities, not related to the borrowing of money or obtaining of credit, related to the Belgian sales office of Ideal Standard GmbH;

     (e) payables in connection with general administrative expenses, such as lawyers and accountants; and

     (f) payables in connection with capital investments in plant and equipment leased to the German Borrower.

     B. Each Borrower that is a party to this Agreement other than ASI covenants and agrees that on and after the Effective Date, and for so long as this Agreement is in effect and until the Commitments have been terminated and the Loans, together with interest, Fees and all other Obligations have been paid in full, and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise give written consent, it will not take or refrain from taking any action as a result of which a Default would occur under any of the covenants set forth in this Article V.


                                   ARTICLE VI

                               NEGATIVE COVENANTS

A. ASI covenants and agrees that on and after the Effective Date, and for so long as this Agreement is in effect and until the Commitments have been terminated and the Loans, together with interest, Fees and all other Obligations have been paid in full, and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise give written consent, neither ASI nor any of its Subsidiaries will:

     SECTION 6.01. End of Fiscal Year. In the case of ASI, change its fiscal year end from that in effect at December 31, 1993.

     SECTION 6.02. Consolidation, Merger or Sale or Purchase of Assets. (a) Liquidate, dissolve or wind up its affairs, or merge with or into or consolidate with any other person, or sell, lease or otherwise transfer any of its assets (including the capital stock of any Subsidiary), or purchase, lease or otherwise acquire any of the assets of any other person, or agree to do or suffer any of the foregoing, except that:

     (i) so long as all the Intercompany Merger and Transfer Conditions have been satisfied,

(A) any Subsidiary (except members of the EEIG Borrower) may merge with or into, consolidate with or liquidate into another Subsidiary;

(B) any Subsidiary (except members of the EEIG Borrower) may merge with or into, consolidate with or liquidate into ASI;

     (C) ASI or any Subsidiary may transfer assets to any Designated Subsidiary; and

     (D) members of the EEIG Borrower organized under the laws of a single jurisdiction may merge or consolidate with one another;

     (ii) ASI or any Subsidiary may transfer assets to persons other than Designated Subsidiaries (including through mergers of Non-Borrower Subsidiaries, but not of Borrowers, with such persons or their subsidiaries and through sale and leaseback transactions permitted under Section 6.13) so long as (1) any such transfer or transfers for consideration in excess of $15,000,000 individually or $50,000,000 in the aggregate during any fiscal year of ASI shall have been approved in writing by the Required Lenders, (2) ASI or such Subsidiary, as the case may be, shall receive as consideration for each such transfer cash and/or Securities with a fair market value at least equal to that of the assets transferred, (3) the aggregate amount of Securities received in connection with all such transfers after the date hereof and held by ASI and its Subsidiaries at any time shall not exceed $5,000,000, (4) any such cash shall be applied to prepay Loans to the extent required by Section 2.11 and (5) to the extent any such assets were pledged under the Security Documents to secure any Obligations, any Securities received as consideration therefor shall be likewise pledged to secure the same Obligations;

     (iii) ASI or any Subsidiary may transfer or acquire inventory, supplies and equipment and acquire other personal property, in each case in the ordinary course of business, and may grant or acquire rights in or licenses to intellectual property and related general intangibles in the ordinary course of business;

     (iv) so long as no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to any such transactions:

     (A) ASI and its Domestic Subsidiaries may sell receivables as part of a Permitted Receivables Financing if the Net Cash Proceeds therefrom are applied as provided in Section 2.11(d);

     (B) Subsidiaries of ASI in any jurisdiction may sell or discount receivables in financing transactions customary in such jurisdiction, entered into in the ordinary course of business and consistent with the past practices of such Subsidiaries, to persons other than Affiliates; provided that the aggregate book value of the receivables so sold during any fiscal year of ASI (other than by Subsidiaries organized and doing business in France, Italy or Spain) shall not exceed $10,000,000 or the equivalent in one or more foreign currencies; and

     (C) ASI or any Subsidiary may sell or discount without recourse to persons other than Affiliates any note received as consideration for a sale of assets if the Net Cash Proceeds of each such sale or discount are applied to the extent required by Section 2.11(d);

     (v) ASI or any Subsidiary may sell or dispose of assets which are obsolete or no longer useful in any of its businesses;

     (vi) ASI or any Subsidiary may liquidate Cash Equivalents and Foreign Cash Equivalents;

     (vii) ASI or any Subsidiary may donate or otherwise convey (1) its inactive manufacturing facility in Louisville, Kentucky and (2) other property with a book value or fair market value (whichever is less) not greater than $1,000,000 in the aggregate during any fiscal year to any governmental body or charitable institution;

     (viii) ASI or any Subsidiary may (1) make Capital Expenditures (determined without giving effect to clause (I) of the further proviso in the definition of "Capital Expenditures"), (2) enter into and perform its obligations under Capital Leases and Operating Leases to the extent permitted by Sections 6.04 and 6.06, (3) make Investments permitted by Section 6.05, (4) make Restricted Junior Payments or other dividends, distributions or share repurchases to the extent not prohibited by Section 6.08, (5) contribute capital stock of Holding to the ESOP, or make payments in the nature of contributions to the

ESOP (or payments to Holding  which are promptly  contributed  by Holding to the
ESOP), if such payments (x) are paid by the ESOP to Holding as the purchase price for common stock of Holding and promptly applied by Holding to make contributions to the capital of ASI, (y) are applied by the ESOP to repay advances made to the ESOP by ASI or (z) are in amounts not in excess of those required to satisfy the obligations of participating employers to make contributions to the ESOP based on the terms of the ESOP as in effect on the Effective Date and are applied by the ESOP to acquire common stock of Holding from any holder thereof in an open market or other purchase for a price per share not greater than the current market price per share at the time of such acquisition, and (6) incur Indebtedness and Liens to the extent permitted by Sections 6.03 and 6.04, and pay and discharge other obligations to the extent not prohibited under other provisions of this Agreement; and

     (ix) ASI or any  Subsidiary  may engage in the  transactions  described  in
Schedule 6.02.

     (b) Upon the sale or transfer to a person other than an Affiliate of all capital stock of a Non-Borrower Subsidiary in accordance with the terms of this Section, such Subsidiary shall be released from its obligations under the Credit Documents and all Liens on the assets of such Subsidiary arising under the Security Documents shall without further act be released. Upon the sale or transfer to a person other than Holding, any Borrower or any Subsidiary of any asset in accordance with the terms of this Section, all Liens on such asset arising under the Security Documents shall without further act be released. Except as expressly provided herein, no sale or transfer of capital stock or assets to any Borrower or Subsidiary which shall be permitted by this Section shall result in or require the release of any Lien on such stock or assets existing under the Security Documents (except that (i) where any such capital stock or assets are to be subjected at the time of transfer to the Lien of the Security Documents to which the transferee is party, the Collateral Agent shall, at the request of ASI, release such capital stock or assets from the Lien of any other Security Documents to which the transferor is party, (ii) in the case of the merger of constituent corporations whose stock is subject to the Lien of the Security Documents, such Lien on the stock of the non-surviving corporation shall be released upon the consummation of such merger, provided that the stock of the surviving corporation shall be subject to the Lien of the Security Documents, and (iii) in the case of a sale by ASI and its Domestic Subsidiaries as part of a Permitted Receivables Financing in accordance with clause
(a)(iv)(A) above, such Lien on the receivables which are part of such Permitted Receivables Financing shall be released upon the consummation thereof), and ASI and the Subsidiaries shall take all such actions in connection with any such transfer as shall be required to maintain the perfection of each such Lien.

     SECTION 6.03. Liens. Directly or indirectly create, incur, assume or suffer or permit to exist any Lien upon or with respect to any of its property or assets, whether now owned or hereafter acquired, or assign any right to receive income, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar foreign, domestic or local recording or notice statute, except:

     (a) Permitted Encumbrances;

     (b) Liens created by this Agreement or the other Credit Documents;

     (c) in the case of any Real Property that is or should (pursuant to the terms hereof) be subject to a Mortgage, such Mortgage and Liens permitted by the terms of such Mortgage;

     (d) Liens existing on the date hereof and described in Schedule 3.12(a); provided that such Liens shall secure only those obligations which they secure on the date hereof;

     (e) Liens securing the purchase price, or Indebtedness incurred to finance the purchase, of property, plant or equipment acquired after the date hereof to the extent such Liens attach only to such property, plant or equipment and improvements and accretions thereto;

     (f) Liens deemed to exist in connection with sales of receivables permitted under Section 6.02 and Capital Leases permitted under Section 6.04 (including any related filings of financing statements);

     (g) customary Liens arising from or created in connection with the issuance of letters of credit for the account of ASI or any Subsidiary permitted under
Section 6.04(h); provided that in each case such Liens apply only to the raw materials, inventory, machinery or equipment in connection with the purchase of which such letter of credit was issued or to the balance of any account of the account party in respect of such letter of credit with the bank issuing such letter of credit;

     (h) Liens on assets of Subsidiaries which are not Designated Subsidiaries, granted to secure Indebtedness of such Subsidiaries incurred after the date hereof that is permitted by Section 6.04(i);

     (i) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 6.05(a);

     (j) Liens on assets at the time such assets are acquired by ASI or a Subsidiary; provided that such Liens are not created in contemplation of such acquisition;

     (k) Liens on assets associated with sales offices purchased from third parties by ASI or its Subsidiaries and securing Indebtedness of ASI or such Subsidiaries issued as consideration for such purchases;

     (l) Liens securing Intercompany Indebtedness to the extent such Indebtedness and such Liens have been assigned to the Collateral Agent for the benefit of the Lenders pursuant to the Security Documents to secure any of the Obligations;

     (m) in the case of equity Securities issued by a Joint Venture or a Subsidiary other than a Designated Subsidiary, any call or similar right of a third party that is also an investor in such Subsidiary either existing as of the date hereof or created after the date hereof, but only to the extent that such rights created after the date hereof do not relate to equity Securities having an aggregate value in excess of $1,000,000; and, in the case of equity Securities issued by a Joint Venture or Subsidiary, nominee, trust or directors' qualifying shares or similar arrangements designed to satisfy requirements of applicable local laws;

     (n) Liens on assets of any person at the time such person becomes a Subsidiary; provided that such Liens are not created in contemplation of such person becoming a Subsidiary;

     (o) Liens on cash deposits subject to Cash Pooling Arrangements and securing liabilities of Foreign Subsidiaries participating therein and permitted by clause (t) of Section 6.04; and

     (p) other Liens securing obligations in an aggregate amount not to exceed $1,000,000 at any time outstanding.

     SECTION 6.04. Indebtedness. Incur, create, assume or permit to exist any Indebtedness except:

     (a) the Obligations;

     (b) the Indebtedness of ASI outstanding on the date hereof under the Senior Indentures;

     (c) the obligations of ASI in respect of the Subordinated Securities;

     (d) Indebtedness of ASI the Net Cash Proceeds of which are used to finance the acquisition, redemption or prepayment of Indebtedness so long as such new Indebtedness is subordinated to the Obligations to at least the same extent, if any, and is otherwise on terms (including maturity, interest rate, amortization and prepayment and redemption requirements, and, in the good faith judgment of ASI, covenants and events of default) at least as favorable to ASI and the Lenders, as the Indebtedness being acquired, redeemed or prepaid;

     (e) the obligations of ASI and its Subsidiaries (including any Finance Subsidiary) in connection with sales of receivables permitted by paragraph (A) or (B) of Section 6.02(a)(iv), to the extent such obligations constitute Indebtedness;

     (f) Intercompany Indebtedness arising out of loans and advances permitted under Section 6.05;

     (g) obligations of ASI and its Subsidiaries in respect of Interest Rate Protection Agreements, Currency Protection Agreements and commodity purchase or option agreements entered into in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes;

     (h) obligations of ASI and its Subsidiaries as account parties in respect of letters of credit obtained in the ordinary course of business in an aggregate undrawn amount not greater than $25,000,000 at any time and in the case of Subsidiaries which are not Credit Parties, or of ASI's Mexican and Brazilian Subsidiaries, permitted at the time of such incurrence under clause (o) below;

     (i) Indebtedness of Subsidiaries contemplated by Section 6.03(h) in an aggregate principal amount at any time outstanding not greater than $25,000,000;

     (j) Indebtedness in a principal amount not greater than $75,000,000 and with a weighted average life to maturity at inception greater than five years incurred to finance the construction and acquisition of the Louisiana Facility;

     (k) Indebtedness incurred to finance Capital Expenditures and Capital Lease Obligations;

     (l) purchase money Indebtedness in an aggregate amount outstanding at any time not greater than $20,000,000 incurred in connection with the acquisition by ASI and its Subsidiaries of sales offices not constituting Capital Expenditures;

     (m)  Indebtedness  of  Subsidiaries   existing  at  the  time  they  become
Subsidiaries and not incurred in contemplation of their becoming Subsidiaries;

     (n) Indebtedness of ASI to Holding in a principal amount not greater than $10,000,000;

     (o) other unsecured Indebtedness of Subsidiaries which are not Credit Parties, or of ASI's Mexican and Brazilian Subsidiaries, in an aggregate principal amount at any time outstanding which, together with the Indebtedness referred to in clause (h) above (to the extent such Indebtedness referred to in clause (h) above constitutes Indebtedness of Subsidiaries which are not Credit Parties or Indebtedness of ASI's Mexican or Brazilian Subsidiaries) and clause
(p) below, is not in excess of $125,000,000; provided that, except as permitted by clause (s) below, such Indebtedness shall not be Guaranteed by, and the holders of such Indebtedness shall not otherwise have recourse to, ASI or any other Credit Party (other than such Mexican and Brazilian Subsidiaries);

     (p) Indebtedness of Credit Parties incurred before they became Credit Parties (and not incurred in contemplation of their becoming Credit Parties) and permitted at the time of such incurrence under clause (o) above;

     (q) Guarantees in the nature of obligations on the part of ASI to repurchase unused and not obsolete inventory of independent dealers and wholesalers in connection with the Unified Receivables Program in an aggregate amount at any time in effect not to exceed $150,000,000 during fiscal year 1995 and, during each fiscal year thereafter, 110% of the aggregate amount permitted during the preceding fiscal year;

     (r) Indebtedness of Credit Parties (other than ASI's Mexican and Brazilian Subsidiaries) existing on the date hereof and set forth on Schedule 6.04;

     (s) Guarantees existing on the date hereof by Credit Parties of Indebtedness referred to in clause (o) above, as set forth on Schedule 6.04, and additional unsecured Indebtedness incurred by Credit Parties (other than ASI's Mexican and Brazilian Subsidiaries) after the date hereof (including additional unsecured Guarantees of Indebtedness referred to in clause (o) above), provided that such Indebtedness incurred after the date hereof shall not be incurred in an aggregate principal amount exceeding $10,000,000 during any fiscal year of ASI;

     (t)   Indebtedness  in  connection  with  overdrafts   under  Cash  Pooling
Arrangements not exceeding $15,000,000 in any jurisdiction; and

     (u) obligations of ASI in respect of letters of credit supporting and/or Guarantees of the Indebtedness of LDC Holding Companies in an aggregate amount not greater than $50,000,000.

     SECTION 6.05. Advances, Investments and Loans. Directly or indirectly make or own any Investment in any person or enter into any Joint Venture, except for:

     (a) Investments in Cash Equivalents and Foreign Cash Equivalents;

     (b) Investments in receivables owing to ASI and its Subsidiaries and payable or dischargeable in accordance with customary trade terms, and Investments in an amount not to exceed $15,000,000 in the Unified Receivables Company;

     (c) Intercompany Indebtedness incurred in the ordinary course of business and either consistent with the past practices of ASI and its Subsidiaries or for cash management purposes; provided that (i) if the obligee in respect of such Indebtedness has entered into or is required to enter into one or more Security Documents or (if the pledge of such Indebtedness would not entail any of the consequences referred to in the provisos to Section 5.12(a) and (b), as applicable) a pledge of or security interest in such Indebtedness, subject to no other Liens except as described in Schedule 3.12(a), shall have been created in favor of the Collateral Agent for the benefit of the Lenders pursuant to such Security Documents or other security agreements satisfactory to the Collateral Agent; and (ii) the amount of Intercompany Indebtedness consisting of loans and advances by Credit Parties to Subsidiaries which are not Credit Parties shall not exceed $5,000,000 in the case of any one loan or advance or $25,000,000 in the aggregate at any time;

     (d) Investments received as consideration in connection with or arising by virtue of any merger, consolidation, sale or other transfer of assets permitted under Section 6.02;

     (e) Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

     (f) other Investments by ASI or any Subsidiary in Designated Subsidiaries (or in Subsidiaries of ASI that as a result of any such Investment become Designated Subsidiaries) that are Subsidiaries of or part of the same Borrower Group as the investor; provided that the sum (without duplication) of (i) Investments by Credit Parties in Subsidiaries that are not Credit Parties and
(ii) Investments by Subsidiaries the capital stock of which is pledged under the Security Documents in Subsidiaries the capital stock of which is not so pledged shall not exceed $2,000,000 individually or $10,000,000 during any fiscal year of ASI;

     (g) Investments in or contributions to employee benefit plans of ASI;

     (h) the purchase by ASI of shares of the capital stock of Holding from the ESOP for cash in an amount not to exceed $10,000,000; provided that such cash is applied by the ESOP upon its receipt thereof to repay advances made to the ESOP by ASI;

     (i) advances to Holding or Investments in common stock of Holding to the extent permitted under Section 6.08(f), and advances to Holding to the extent permitted under Section 6.08(g);

     (j) Investments existing on the date hereof in Subsidiaries or Joint Ventures and other Investments listed in Schedule 6.05;

     (k) Investments consisting of deposits made in Cash Pooling Arrangements permitted under clause (t) of Section 6.04;

     (l) Capital Expenditures (determined without giving effect to clause (I) of the further proviso in the definition of "Capital Expenditures");

     (m) Acquisitions of companies, divisions of companies or similar business units (or of substantially all the assets and business of any of the foregoing) (the "Acquiree") engaged in a related line of business, a line of business involving the sale of ASI's or its Subsidiaries' products or a line of business involving manufacturing similar to that currently employed by ASI or its Subsidiaries (each an "Acquisition") so long as, in the case of each such Acquisition, such Acquisition satisfies the conditions set forth in one of subparagraphs (i) and (ii) below:

     (i) the consideration paid in connection with such Acquisition consists solely of common stock of Holding; or

     (ii) (A) the consideration paid in connection with such Acquisition includes such common stock of Holding, the payment of cash, the assumption of debt or the incurrence of Funded Debt to the applicable selling entity (or any combination of the foregoing) and (B) the aggregate amount of all cash paid and Funded Debt so assumed or incurred in connection with such Acquisition does not exceed the Redemption Amount;

 provided that (x) at the time of any such proposed Acquisition under the foregoing subparagraphs of this paragraph (m) and immediately after giving effect thereto, no Event of Default or Default shall exist after giving pro forma effect to the Acquisition as if such Acquisition had been completed on the last day of the quarter of the most recent available quarterly financial statements and (y) in the case of any Acquisition of any Acquiree pursuant to subparagraph (ii) above for consideration totaling $20,000,000 or more, ASI shall deliver to the Administrative Agent, as promptly after such Acquisition as reasonably practicable, either (1) a report prepared with respect to such Acquiree in accordance with Statement on Auditing Standards No. 35 "Special Reports--Applying Agreed Upon Procedures to Specified Elements, Accounts, or Items of a Financial Statement" by a nationally recognized independent public accounting firm or (2) in the case of an Acquiree that files periodic reports with the Securities and Exchange Commission and whose annual financial statements are audited by a nationally recognized independent public accounting firm, the Form 10-K and Forms 10-Q filed by such Acquiree for the most recent fiscal year and the four most recent fiscal quarters or (3) in the case of an Acquiree that is not organized or doing business in the United States, the most recent audited financial information available for such Acquiree for an annual period; and

     (n)  Investments in LDC Holding  Companies not otherwise  permitted by this
Section 6.05, in an aggregate amount outstanding of not more than $50,000,000 at any time, provided that the reinvestment by ASI in any LDC Holding Company of any fees, royalties or dividends received in connection with the establishment and activities of such LDC Holding Company shall not be included within the $50,000,000.

     SECTION 6.06. Leases. Directly or indirectly become liable in any way, whether by assignment or as a guarantor or other surety, for obligations to rent or lease any real or personal property if, after giving effect thereto, the Consolidated Rental Payments of ASI in any fiscal year would exceed

     (a) for the fiscal year ending December 31, 1995, $60,000,000, and (b) for each subsequent fiscal year, an amount equal to 110% of the amount permitted during the immediately preceding fiscal year.

     SECTION 6.07. Prepayments of Indebtedness, etc. Directly or indirectly (a) amend or modify (or permit the amendment or modification of) any of the terms or provisions of the Indebtedness described in any of clauses (b) through (e) of
Section 6.04 (other than Indebtedness described in such clause (e) by reference to paragraph (B) of Section 6.02(a)(iv)), or any indenture or other agreement or instrument related thereto, if such amendment or modification would add any covenant or default, or change the terms of any covenant or default thereunder, in the good faith judgment of ASI, in a manner adverse to the issuer of such Indebtedness, or would shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto or change any subordination provision thereof;
(b) except with the Net Cash Proceeds of any Indebtedness permitted by Section 6.04(d), make (or give any notice in respect of) any voluntary or optional payment or prepayment or redemption or acquisition for value or defeasance of or exchange any Indebtedness described in any of clauses (b) through (e) or clause
(j) or (k) of Section 6.04 (other than Indebtedness described in such clause (e) by reference to paragraph (B) of Section 6.02(a)(iv)), except that (i) Indebtedness described in clause (j) or (k) of Section 6.04 may be prepaid, redeemed or repurchased, provided that the aggregate amount of cash expended in connection therewith shall not exceed $1,000,000 during any fiscal year of ASI (except that payments under any Capital Lease resulting from events of casualty or obsolescence shall not be deemed prepayments for purposes of this clause (b)) and (ii) Indebtedness described in any of clauses (b) through (e) or clause (j) or (k) of Section 6.04 may be prepaid, redeemed or repurchased in an aggregate principal amount not exceeding the Redemption Amount; provided that any prepayment, redemption or repurchase otherwise permitted by this clause (b) shall not be permitted at any time that an Event of Default has occurred and is continuing; and (c) amend, modify or change the Organizational Documents of ASI or any Subsidiary where such change would be reasonably likely to result in a Materially Adverse Effect or enter into or permit or consent to any stockholder or similar agreement or arrangement among holders of any ownership interest in ASI or any Subsidiary the terms of which grant such holders the right to veto any proposed asset sale that the Board of Directors of ASI or such Subsidiary has determined is advisable in order to avoid or lessen the likelihood of a Default or Event of Default or a default or breach under any of the Credit Documents or the Senior Indentures or the indentures under which the Subordinated Securities are issued.

     SECTION 6.08. Dividends, etc. Directly or indirectly declare, order, make or set apart any sum for or pay any Restricted Junior Payment, except (a) as permitted in Section 6.07 (or to the extent required to enable ASI or a
Subsidiary to make a payment permitted by Section 6.07); (b) to make interest payments on the Subordinated Indebtedness, including payment of accrued interest and premium, if any, payable in connection with a redemption of any such securities permitted by Section 6.07; (c) to make regularly scheduled quarterly dividend payments on preferred stock in additional shares of such preferred stock in accordance with the terms thereof or in cash in accordance with the terms thereof; (d) ASI and its Domestic Subsidiaries may make payments to Holding equal to their separate federal and state income tax liability, provided that Holding uses such payments immediately to pay such taxes, and any tax refund received by Holding is applied to the repayment of any monies advanced by ASI or its Domestic Subsidiaries to meet such tax payments; (e) advances made or cash dividends paid to Holding which advances or dividends are used by Holding
(i) to repurchase Capital Stock of Holding from officers and employees of Holding, ASI or their Subsidiaries (or their estates) upon death, disability or termination of employment of such officers and employees or to settle for cash at any time any rights of an officer or employee with respect to any stock option or similar rights; provided that the aggregate amount of all such repurchases and cash settlements in any calendar year shall not exceed $10,000,000 or (ii) for the purposes referred to in Section 6.02(a)(viii)(5);
(f) advances made or cash dividends paid to Holding which advances or dividends are used by Holding to repurchase shares of its common stock, or payments by ASI to repurchase shares of common stock of Holding, in each case from participants who have received a distribution of shares from the ESOP to the extent such participants have a put right, or ASI or Holding has a call right, with respect to such shares; and (g) advances made or cash dividends paid to Holding which advances or dividends are used to satisfy liabilities of Holding incurred in compliance with Article VI.B, including taxes, liabilities incurred in connection with the registration or issuance of its capital stock or compliance with reporting obligations arising therefrom, or customary indemnification obligations to officers and directors, provided that such liabilities could have been incurred by ASI without violating this Agreement. In addition to any Restricted Junior Payments permitted by the foregoing clauses (a) through (g), inclusive, ASI shall be permitted to make Restricted Junior Payments in a maximum aggregate amount not to exceed the greater of (I) $10,000,000 in any fiscal year or (II) in the event the ratio of Consolidated Total Debt of ASI to Consolidated EBITDA of ASI is equal to or less than 2.00 to 1 measured as of December 31 for any calendar year, during the twelve month period commencing on the date of delivery of the financial statements for such calendar year pursuant to clause (b) of Section 5.01, in an amount not to exceed 33% of Consolidated Net Income of ASI for such calendar year, it being understood that following the initial Restricted Junior Payments permitted by this clause (II), ASI may continue to make Restricted Junior Payments in each calendar year following the year in which such initial payments are made in an amount not exceeding 33% of Consolidated Net Income of ASI for the calendar year preceding such payment in the event that the ratio of Consolidated Total Debt of ASI to Consolidated EBITDA of ASI is equal to or less than 2.25 to 1 measured as of December 31 for such calendar year. No advances made to Holding as permitted by this Section shall be treated as assets of ASI or its Subsidiaries for purposes of determining compliance with ASI's other obligations under this Agreement. Notwithstanding the foregoing, Restricted Junior Payments otherwise permitted by this Section 6.08 shall not be permitted at any time that an Event of Default has occurred and is continuing; provided that for all purposes of this Section 6.08 any Restricted Junior Payment permitted by this Section 6.08 at the date of its declaration may be paid notwithstanding any subsequent change in circumstances.

     SECTION 6.09. Transactions with Affiliates. Directly or indirectly enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any Affiliate other than on terms and conditions substantially as favorable to ASI or such Subsidiary as would be obtainable by ASI or such Subsidiary at the time in a comparable arm's-length transaction with a person other than an Affiliate, except (a) ASI may perform its obligations under the Amended and Restated Stockholders Agreement, (b) ASI and any of its Subsidiaries may, in the ordinary course of business, engage in transactions with ASI or its other Subsidiaries, as the case may be, provided that ASI and its Subsidiaries shall not, pursuant to this clause (b), engage in any such transaction or series of transactions that would be reasonably likely to result in a Materially Adverse Effect, (c) the payment of customary and reasonable fees to any underwriters for underwriting in connection with the Transactions referred to in Section 3.04(a) and other public offerings of Securities permitted by this Agreement, (d) the payment of fees from time to time for financial and consulting services, such fees not to exceed the usual and customary fees for similar services, and (e) the transactions otherwise specifically permitted by Sections 6.02, 6.03, 6.04, 6.05, 6.06, 6.07 and 6.08.

     SECTION 6.10. Consolidated Total Debt to Consolidated EBITDA Ratio. Permit the ratio of (i) Consolidated Total Debt of ASI on any of the dates indicated below to (ii) Consolidated EBITDA of ASI during the twelve months ended on any of the dates indicated below, to exceed the ratio indicated with respect to such date.

Measuring Date                                                           Ratio
Last  day of March in the year  1995                                     4.75:1
Last day of June in the year  1995                                       4.65:1
Last day of September in the year 1995                                   4.35:1
Last day of December in theyear 1995                                     4.00:1
Last day of March in the year 1996                                       4.10:1
Last day of June inthe year 1996                                         3.90:1
Last day of  September  in the year 1996                                 3.70:1
Last day ofDecember  in the year 1996                                    3.50:1
Last day of March in the year 1997                                       3.60:1
Lastday of June in the year  1997                                        3:40:1
Last day of  September  in the year  1997                                3.20:1
Last day of  December  in the year 1997                                  3.00:1
Last day of each fiscalquarter in 1998 and thereafter                    2.50:1

     In the event ASI shall complete, directly or through a Subsidiary, a permitted Acquisition (whether or not in reliance on paragraph (m) of Section 6.05), the ratio of Consolidated Total Debt of ASI to Consolidated EBITDA of ASI shall be determined thereafter by computing such ratio on a pro forma basis as if such Acquisition had been completed on the first day of the relevant twelve month period referred to above for each of the dates indicated above occurring after the date of such Acquisition.

     SECTION 6.11. Interest Coverage Ratio. Permit the ratio of (i) Consolidated Free Cash Flow of ASI to (ii) Consolidated Cash Fixed Charges of ASI measured on each of the measuring dates set forth below, in each case for the period of twelve months ended on such measuring date, to be less than the ratio indicated below with respect to such date:

Measuring Date Ratio
Last  day of March in the year  1995                                    2.00:1
Last day of June in the year  1995                                      2.10:1
Last day of September in the year 1995                                  2.20:1
Last day of December in theyear 1995                                    2.30:1
Last day of March in the year 1996                                      2.40:1
Last day of June in the year 1996                                       2.50:1
Last day of  September  in the year 1996                                2.70:1
Last day of December  in the year 1996                                  3.00:1
Last day of March in the year 1997                                      3.10:1
Last day of June in the year  1997                                      3.30:1
Last day of  September  in the year  1997                               3.50:1
Last day of  December  in the year 1997                                 3.75:1
Last day of each fiscal quarter in 1998 and thereafter                  3.25:1

     SECTION 6.12. ERISA. (a) Engage or permit any ERISA Affiliate to engage in any transaction in connection with which any Borrower or any of its Subsidiaries or any of their ERISA Affiliates could be subject to either a civil penalty assessed pursuant to Section 502(i) or (l) of ERISA or a tax imposed by Section 4975 of the Code in either case in an amount which, together with all other such penalties or taxes incurred subsequent to the date hereof, would exceed $l,000,000;

     (b) fail or permit any ERISA Affiliate to fail to make full payment when due of all amounts which, under the provisions of any Pension Plan, any Borrower or any of its Subsidiaries or any of their ERISA Affiliates is required to pay as contributions thereto; or permit to exist any accumulated funding deficiencies, whether or not waived, with respect to all Pension Plans in an aggregate amount greater than $5,000,000;

     (c) permit the sum of the amount of unfunded liabilities with respect to all Foreign Pension Plans (excluding each Foreign Pension Plan with an amount of unfunded liabilities of zero or less) to exceed $50,000,000 or permit the sum of the amount of unfunded current liabilities under all Pension Plans (excluding each Pension Plan with an amount of unfunded current liabilities of zero or less) to exceed $100,000,000; or

     (d) fail or permit any ERISA Affiliate to fail to make any payments in an amount individually or in the aggregate greater than $1,000,000 to any Multiemployer Plan that any Borrower or any of its Subsidiaries, or any of their ERISA Affiliates, may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto.




     As used in this Section 6.12, the term "accumulated funding deficiency" has the meaning specified in Section 302 of ERISA and Section 412 of the Code, and the term "amount of unfunded current liabilities" has the meaning specified in
Section 412(1)(8)(A) of the Code.

     SECTION 6.13. Sale Leasebacks. Directly or indirectly become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any assets (whether real or personal or mixed) whether now owned or hereafter acquired, (i) which ASI or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other person other than to a Subsidiary of ASI, or (ii) which ASI or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been sold or is to be sold or transferred by ASI or any such Subsidiary to any person in connection with such lease, provided that ASI or a Subsidiary of ASI may enter into a sale leaseback with a person who is not an Affiliate with respect to its property located in Piscataway, New Jersey, and with respect to additional sale leasebacks yielding not more than $10,000,000 of gross proceeds in any fiscal year, provided that each such sale leaseback otherwise complies with Section 6.02.

     SECTION 6.14. Issuance and Sale of Stock. Issue or sell any shares of its capital stock except (a) to qualify directors of Subsidiaries where required by applicable law or to satisfy other requirements of applicable law with respect to the ownership of capital stock of Foreign Subsidiaries, (b) sales of preferred stock of ASI with an aggregate liquidation preference not to exceed
$100,000, (c) issuances and sales of capital stock by Subsidiaries other than Designated Subsidiaries the Net Cash Proceeds of which are invested in the businesses of such Subsidiaries, (d) issuances and sales of capital stock by Designated Subsidiaries to ASI or other Designated Subsidiaries permitted by
Section 6.05(d) and (f), (e) issuances and sales of capital stock by any Designated Subsidiary which is a Non-Material Subsidiary, provided that the Net Cash Proceeds of such issuance and sale are invested in the business of such Designated Subsidiary and (f) issuances and sales of capital stock and options, warrants or rights to acquire stock by Subsidiaries to employees, officers and directors of such Subsidiaries.

     SECTION 6.15. Limitation on Restrictions on Subsidiary Dividends and Other Distributions, etc. Directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any of its subsidiaries to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits, or pay any indebtedness, (b) make loans or advances to any Borrower or Subsidiary or (c) transfer any of its properties or assets to any Borrower or Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) customary non-assignment provisions in any lease governing a leasehold interest, (ii) any agreement or other instrument of a person acquired by it at the time of such acquisition, which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the property or assets of the person so acquired and was not entered into in contemplation of such acquisition, (iii) restrictions existing on the date hereof under the Indentures relating to the 9-1/4% Sinking Fund Debentures, the 10-7/8% Senior Notes, the 11-3/8% Senior Debentures and other agreements with investors in Subsidiaries which are not Designated Subsidiaries and (iv) this Agreement and the other Credit Documents; provided that this Section 6.15 shall not prohibit encumbrances or restrictions on the ability of ASI to make such dividends, distributions, loans, advances or transfers.

     SECTION  6.16.  No  Further  Negative  Pledges.   Except  with  respect  to
prohibitions against other encumbrances on specific property encumbered to secure payment of particular Indebtedness (which Indebtedness relates solely to such specific property, and improvements and accretions thereto, and is otherwise permitted hereby), enter into any agreement prohibiting the creation or assumption of any Lien upon the properties or assets of any Borrower or Subsidiary of a Borrower, whether now owned or hereafter acquired, or requiring an obligation to be secured if some other obligation is secured.

     SECTION 6.17. Restrictions Relating to ASI-BV Intercompany Note. Make or permit to be made any amendment to or other modification of the ASI-BV Intercompany Note.

     SECTION 6.18. Changes in Business or Assets. (a) Cause or permit ASI and its Subsidiaries taken as a whole substantially to alter the character of their business.

     (b) Take or permit any Subsidiary to take any action (i) affecting the assets or cash flows of any Borrower or the Borrower Group of which it is a part or (ii) concentrating Indebtedness within a particular Borrower Group if as a result of such actions the ability of such Borrower to pay or perform its obligations under this Agreement and the other Credit Documents would be materially impaired.

     B. Holding covenants and agrees that it will not engage in any activity or incur any material liability other than the ownership of the capital stock of ASI and related activities and liabilities incidental thereto. Notwithstanding anything herein or in the other Credit Documents to the contrary, Holding may engage in any activity incidental to the (a) maintenance of its corporate existence and compliance with applicable law; (b) issuance of equity Securities to any person (pursuant to the Stock Incentive Plan, the Stockholder Rights Agreement, the Amended and Restated Stockholders Agreement, the ESOP, any other plan or agreement for the benefit of employees, officers and/or directors or otherwise), including rights, options and warrants to acquire such equity Securities; (c) registration of any of such equity Securities (whether or not previously issued) under any federal, state or local securities laws or similar laws of any jurisdiction outside the United States; (d) listing of any equity Securities with any securities exchanges, any interdealer quotation system or the National Association of Securities Dealers, Inc.; (e) ownership and disposition of the common stock of ASI (to the extent otherwise permitted hereunder); (f) guaranteeing Indebtedness permitted by Sections 6.04(b), (c) and
(d); (g) issuing periodic reports, proxy statements and other communications to the holders of its Securities and applicable securities exchange, interdealer quotation systems or the National Association of Security Dealers, Inc., or to rating agencies, the SEC or comparable regulatory bodies; (h) paying dividends and other amounts in respect of its outstanding Securities (to the extent otherwise permitted hereunder); (i) accounting, legal, public relations, investor relations, financial or management activities (including the employment of employees, counsel, accountants, consultants, bankers, proxy solicitors, advisors or other professionals) inconnection with any of the foregoing activities; or (j) entering into, and performing its obligations and exercising its rights under, this Agreement and its guaranty of its Subsidiaries' obligations hereunder and other agreements to which Holding is or is to become a party, including the Amended and Restated Stockholders Agreement, the Stockholder Rights Agreement, the Stock Incentive Plan, the ESOP and other plans and/or agreements for the benefit of employees, officers and directors of Holding or any subsidiary of Holding.

     C. Each Borrower that is a party to this Agreement other than ASI covenants and agrees that on and after the Effective Date, and for so long as this Agreement is in effect and until the Commitments have been terminated and the Loans, together with interest, Fees and all other Obligations have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise give written consent, it will not take or refrain from taking any action as a result of which a Default would occur under any of the covenants set forth above in this Article VI.


                                  ARTICLE VII

                               EVENTS OF DEFAULT

     Upon the occurrence of any of the following specified events (each an "Event of Default"):

     SECTION 7.01.  Payments.  Failure in the payment in the applicable currency
(i) when due (whether at stated maturity, by acceleration, by notice of prepayment, under Section 2.06 or 2.11 or otherwise) of any principal of the Loans, (ii) when due of any reimbursement with respect to any L/C Disbursement, except to the extent due to the failure of any Lender to make any Revolving Credit Loan when required to do so, or (iii) of any interest on the Loans or any Fees or any other amounts owing hereunder or under any of the other Credit Documents within five days after the date due; or

     SECTION 7.02. Representations, etc. Any representation, warranty or statement made, or deemed to have been made, by any Credit Party herein or in any other Credit Document or in any written statement or certificate at any time delivered pursuant hereto or thereto or in connection herewith or therewith shall be untrue in any respect material to the interests of the Lenders on the date as of which made or deemed made; or

     SECTION 7.03. Covenants. Any Credit Party shall (i) fail to perform, comply with or observe any term, covenant or agreement applicable to it contained in
Section 5.01(g), (h) or (i) (and such failure shall remain uncured for five Business Days after notice to ASI by the Administrative Agent or any

Lender or after a Responsible Officer of such Credit Party shall otherwise become aware of such failure), or Article VI (and, in the case of any failure under Section 6.03 arising without any action on the part of ASI or any Subsidiary, such failure shall remain uncured for 10 Business Days) or (ii) default in the due performance or observance by it of any term, covenant or agreement applicable to it (other than those referred to in Section 7.01 or 7.02 and clause (i) of this Section 7.03) contained in this Agreement or in any of the other Credit Documents and such default under this clause (ii) shall not have been waived or remedied within 30 days after notice thereof to ASI from the Administrative Agent or any Lender, with a copy to the Administrative Agent; or

     SECTION  7.04.  Default  Under  Other  Agreements.  (a)  ASI  or any of its
Subsidiaries (other than Non-Material Subsidiaries) shall (i) fail to pay principal of or interest on any Indebtedness (other than Indebtedness referred to in Section 7.01 but including any guaranty of Indebtedness referred to in
Section 7.01 of any other Subsidiary) in excess of $10,000,000 individually or $25,000,000 in the aggregate for ASI and its Subsidiaries, or (ii) breach or default in the observance or performance of any agreement, obligation or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which breach, default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due prior to its stated maturity (or the stated maturity of the underlying obligation, as the case may be); (b) any such Indebtedness of ASI or any Subsidiary (other than Non-Material Subsidiaries) shall be declared to be due and payable, or required to be prepaid (other than from the proceeds of asset sales or the issuance of other securities to the extent required by the Senior Indentures or by a regularly scheduled required prepayment) prior to the stated maturity thereof or (c) there shall occur any default, event of default, event of termination or other event entitling any person other than ASI or a Subsidiary to accelerate any Indebtedness, or terminate the purchase of receivables, under a Permitted Receivables Financing; or

     SECTION 7.05. Bankruptcy, etc. (a)(x) A court shall enter a decree or order for relief in respect of any Credit Party or any of its Subsidiaries (other than Non-Material Subsidiaries) in an involuntary case under the Bankruptcy Code or any applicable foreign, federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed; or (y) an involuntary case is commenced against any Credit Party or any of its Subsidiaries (other than Non- Material Subsidiaries) under the Bankruptcy Code or any applicable foreign, federal or state bankruptcy, insolvency or other similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other person having similar powers over any Credit Party or any of its Subsidiaries (other than Non- Material Subsidiaries), or over all or a substantial part of its property, shall have been entered; or an interim receiver, trustee or other custodian of any Credit Party or any of its Subsidiaries (other than Non- Material Subsidiaries) for all or a substantial part of the property of any Credit Party or any of its Subsidiaries (other than Non-Material Subsidiaries) is involuntarily appointed, and the continuance of any such events referred to in clause (y) for 60 days unless dismissed or bonded and stayed or discharged; or

     (b) (x) Any Credit Party or any of its Subsidiaries (other than Non-Material Subsidiaries) shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or any applicable foreign, federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property or the making by any Credit Party or any of its Subsidiaries (other than Non-Material Subsidiaries) of any assignment for the benefit of creditors; or (y) the inability or failure of any Credit Party or any of its Subsidiaries (other than Non-Material Subsidiaries) to pay its debts as such debts mature, or the admission by any Credit Party or any of its Subsidiaries (other than Non-Material Subsidiaries) in writing of its inability to pay its debts as such debts become due, or the Board of Directors (or any committee thereof) of any Credit Party or any of its Subsidiaries (other than Non-Material Subsidiaries) adopts any resolution or otherwise authorizes action to approve any of the foregoing; or

     SECTION 7.06. ERISA. (a) A Reportable Event or Reportable Events, or a failure to make a required installment or other payment (within the meaning of

Section 412(n)(1) of the Code) shallhave occurred with respect to any Pension Plan or Pension Plans that reasonably could be expected to result in liability of any Credit Party to the PBGC or to a Pension Plan in an aggregate amount exceeding $10,000,000 and, within 30 days after the reporting of any such Reportable Event to the Lenders or after the receipt by the Lenders of the statement required pursuant to Section 5.07(b)(iii), the Administrative Agent shall have notified ASI in writing that (i) the Required Banks have made a determination that, on the basis of such Reportable Event or Reportable Events or the failure to make a required payment, there are reasonable grounds (A) for the termination of such Pension Plan or Pension Plans by the PBGC, (B) for the appointment by the appropriate United States district court of a trustee to administer such Pension Plan or Pension Plans (C) for the imposition of a lien in favor of a Pension Plan and (ii) as a result thereof an Event of Default exists hereunder; or

     (b) (i) a trustee shall be appointed by a Governmental Authority to administer any Pension Plan or Pension Plans or Foreign Pension Plan; or (ii) a Governmental Authority shall institute proceedings to terminate any such Pension Plan or Pension Plans or Foreign Pension Plan; or (iii) any Borrower or any of its Subsidiaries or any of its respective ERISA Affiliates shall have withdrawn from a Pension Plan or any Foreign Pension Plan if, as of the date thereof or any subsequent date, the sum of each of the Borrowers' and their respective ERISA Affiliates' various liabilities (such liabilities to include, without limitation, any liability to a Governmental Authority or to any party under Sections 4062, 4063 or 4064 of ERISA or any other provision of law and to be calculated after giving effect to the tax consequences thereof) that are likely to result from or otherwise be associated with such events listed in clauses (i) through (iii) above would exceed, in the aggregate for all such events, $20,000,000; or

     (c) Any Credit Party or any of its Subsidiaries or any of their respective ERISA Affiliates as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and the plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability requiring annual payments in an amount individually or in the aggregate exceeding $1,000,000; unless (x) prior to the time any payment of such withdrawal liability is due in accordance with Section 4912(c)(2) of ERISA, the plan sponsor agrees in writing that the correct amount of the annual payment is less than $1,000,000, or (y) prior to the time any payment of such withdrawal liability is due in accordance with
Section 4219(c)(2) of ERISA, a court of competent jurisdiction has enjoined and continues to enjoin the collection of such payment, or (z) Section 4219 of ERISA has been amended to provide that notification that such withdrawing employer has incurred a withdrawal liability would not, in the ordinary course or with the lapse of time, require the payment; provided that, in the event of such amendment, an Event of Default shall be deemed to occur when any payment of such withdrawal liability becomes due or would, in the ordinary course or with the lapse of time, become due; or

     SECTION 7.07. Security Documents. Any of the Security Documents shall, for any reason, not be or shall cease to be in full force and effect or be declared to be null and void or any of the Security Documents shall not give or shall cease to give the Collateral Agent for the benefit of the Lenders the Liens, rights, powers and privileges purported to be created thereby (including a perfected security interest in, and Lien on, all of the Collateral subject thereto (or comparable interest under foreign law in the case of foreign Collateral)), in favor of the Collateral Agent for the benefit of the Lenders, superior to and prior to the rights of all third persons to the extent contemplated hereby and subject to no other Liens (except to the extent expressly permitted herein or therein), other than because such Security Document is not then yet required to be executed and delivered hereunder or the security interests created thereby perfected as contemplated in Section 3.09(a), or any Credit Party shall fail to perform or observe any term, covenant or agreement on its part to be performed or observed pursuant to any Security Document or the validity or enforceability of the Liens granted, to be granted, or purported to be granted, by any of the Security Documents shall be contested by any Credit Party or any of its Affiliates, provided that no such defect in the Security Documents, and no such failure to perform or observe any such term, covenant or agreement shall give rise to an Event of Default under this Section
7.07 unless such defect or such failure shall affect Collateral that is or should be subject to a Lien in favor of the Collateral Agent for the benefit of the Lenders having an aggregate value in excess of $10,000,000 (without giving effect to any exceptions to such terms, covenants or agreements or defects otherwise permitted by the Security Documents) or is not corrected upon request by the Administrative Agent upon reasonable notice; or

     SECTION 7.08. Guarantees. Any Guarantee Document or any provision thereof shall be declared to be unenforceable or null and void (other than because such Guarantee Document is not then yet required to be executed and delivered hereunder) or any Guarantor thereunder or any person acting by or on behalf of such Guarantor shall deny or disaffirm any of such Guarantor's obligations under any Guarantee Document or any Guarantor shall fail to perform or observe any term, covenant or agreement on its part to be performed or observed pursuant to any Guarantee Document; or

     SECTION 7.09. Judgments. One or more judgments, decrees, writs, warrants of attachment or similar process shall be entered or filed against any Credit Party or any of its Subsidiaries (other than persons that are Non-Material Subsidiaries) or any of their assets involving $25,000,000 or more in the aggregate (in either case, not fully and adequately covered by insurance by a carrier that has acknowledged coverage) and any such judgments, decrees, writs, warrants of attachment or similar process shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof or within five days prior to the date of any proposed sale thereunder; or

     SECTION 7.10. Change in Control. There shall occur a Change in Control;

     THEN (i) upon the occurrence of any Event of Default described in the foregoing Section 7.05 with respect to any Borrower, other than clause (y) of
Section 7.05(b), each of (x) the unpaid principal amount of and accrued interest on all of the Loans of the affected Borrower, (y) an amount equal to the maximum amount which may at any time be drawn under all Letters of Credit then outstanding for the account of the affected Borrower (whether or not any beneficiary under any Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letter of Credit) and (z) any other amounts payable hereunder or under any of the other Credit Documents by the affected Borrower shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party, and the obligation of each Lender to make any Loan to the affected Borrower (or to any Borrower in the case of such an Event of Default relating to ASI) and the right of the affected Borrower (or of all Borrowers in the case of such an Event of Default relating to ASI) to request Letters of Credit shall thereupon automatically terminate, and (ii) upon the occurrence and during the continuance of any other Event of Default (including any Event of Default under Section 7.05), the Required Lenders may, by written notice to ASI, (A) declare with respect to any Borrower or all Borrowers the amounts described in clauses (x), (y) and (z) with respect to such Borrower or Borrowers to be, and the same shall forthwith become, due and payable, together with accrued interest thereon and/or (B) terminate the obligation of each Lender to make any Loan to any Borrower or to all Borrowers and the right of any Borrower or of all Borrowers to request Letters of Credit hereunder; provided, that the foregoing shall not affect in any way the obligations of the Revolving Credit Lenders to any Issuing Bank or Swingline Lender under Section 2.19(d) or 2.20(e) with respect to outstanding Letters of Credit or Swingline Loans. So long as any Letter of Credit shall remain outstanding, any amounts described in clause (y) above with respect to such Letter of Credit, when received by the Administrative Agent, shall be held by the Administrative Agent pursuant to the terms of the Collateral Account Agreement as cash Collateral for the obligation of the applicable Borrower to reimburse the applicable Issuing Bank in the event of any drawing under such Letter of Credit, as required under the Collateral Account Agreement, and upon any drawing under any outstanding Letter of Credit in respect of which the Administrative Agent has deposited in the Collateral Account any amounts described in clause (y) above, the Administrative Agent shall apply such amounts held by the Administrative Agent to reimburse the applicable Issuing Bank for the amount of such drawing. In the event any Letter of Credit in respect of which the Administrative Agent has deposited in the Collateral Account any amounts described in clause (y) above is cancelled or expires or in the event of any reduction in the maximum amount available at any time for drawing under such Letter of Credit ("Maximum Available Amount"), the Administrative Agent shall apply the amount then deposited in the Collateral Account in excess of the Maximum Available Amount immediately after such cancellation, expiration or reduction, if any, first to the cash collateralization pursuant to the terms of the Collateral Account Agreement of any outstanding Letters of Credit in respect of which ASI or any Borrower has failed to pay all or a portion of the amounts described in clause (y) above, as the case may be, and second, to the payment in full of the outstanding Obligations. Nevertheless, if, at any time within 60 days after acceleration of the maturity of any Loans, the Borrowers shall pay all arrears of interest and all payments on account of the principal which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Defaults and Events of Default (other than non-payment of principal of and accrued interest on the Loans, and payments of amounts referred to in clause (y) above, in each case due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 10.10, then the Required Lenders by written notice to the Borrowers may rescind and annul the acceleration and its consequences; and the Administrative Agent shall return to ASI (for the accounts of the respective Borrowers that paid such amounts) any amounts held by the Administrative Agent pursuant to the Collateral Account Agreement as cash collateral in respect of amounts described in clause (y) above; but such action shall not affect any subsequent Default or Event of Default or impair any right consequent thereon. Upon any such Event of Default, the Collateral Agent may enforce any or all of the Liens and security interests created pursuant to any or all of the Security Documents.


                                  ARTICLE VIII

                            THE ADMINISTRATIVE AGENT

     SECTION 8.01. Appointment. Chemical Bank is hereby appointed the Administrative Agent hereunder by each Lender, and each Lender hereby authorizes the Administrative Agent to act hereunder and under the other instruments and agreements referred to herein (including each of the Credit Documents) as its agent hereunder and thereunder. Chemical Bank agrees to act as such upon the express conditions contained in this Article VIII and in the Credit Documents. The provisions of this Article VIII are solely for the benefit of the Administrative Agent (in its capacity as such and as Collateral Agent) and, to the extent provided herein, the other Agents, and no Credit Party shall have any rights as a third party beneficiary of any of the provisions hereof. Each reference in this Article VIII to the Administrative Agent shall be deemed to include Chemical Bank in its capacity as Collateral Agent. The Administrative Agent agrees to give to each Lender promptly a copy of any notice or certificate given to the Administrative Agent by any of the Borrowers pursuant to the terms of this Agreement.

     SECTION 8.02. Delegation of Duties. Any Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel or other advisors concerning all matters pertaining to its duties and rights hereunder. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise expressly required by Section 8.03. Without limiting the foregoing, the Administrative Agent may appoint ABS or CIBL as its agent to perform the functions of the Administrative Agent (or any portion of such functions) hereunder relating to the advancing of funds pursuant to this Agreement and distribution of funds to the Lenders and to perform such other related functions of the Administrative Agent hereunder as are reasonably incidental to such functions.

     SECTION 8.03. Powers; General Immunity. (a) Each Lender irrevocably authorizes the Administrative Agent to take such action on such Lender's behalf and to exercise such powers hereunder and under the other Credit Documents and under the other instruments and agreements referred to herein and therein (including the Security Documents) as are specifically delegated to it by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have only those duties and responsibilities which are expressly specified in this Agreement and the other Credit Documents and it may perform such duties by or through its agents or employees (including ABS, CSI and CIBL). The duties of the Administrative Agent shall be mechanical and administrative in nature; and the Administrative Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement or in any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or in respect of any of the other Credit Documents or the other instruments and agreements referred to herein or therein except as expressly set forth herein or therein. It is understood that the Managing Agents and Co-Agents do not have any duties or obligations under this Agreement or any other Credit Document (other than in their capacities as Lenders).

     (b) None of the Administrative Agent, ABS, CSI and CIBL, nor any other Agent, shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement, any of the other Credit Documents, or any of the Notes issued hereunder or for the issuance of any of the Letters of Credit and such Lender's purchase of participations therein, or for any Liens or Guarantees granted by, or purported to be granted by, any of the Credit Documents, or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or other documents in connection herewith or therewith furnished or made by the Administrative Agent, ABS, CSI or CIBL, or any other Agent, to any Lender or by or on behalf of any Credit Party to the Administrative Agent, ABS, CSI or CIBL, or any other Agent, or any Lender, or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or the Letters of Credit or of the existence or possible existence of any Default or Event of Default.

     (c) Neither the Administrative Agent, nor any other Agent, nor any of its officers, directors, employees, agents, investigators, consultants, attorneys-in-fact or affiliates (including ABS, CSI and CIBL) shall be liable to any Lender for any action taken or omitted hereunder or under any of the other Credit Documents or in connection herewith or therewith unless, but only to the extent, caused by its or their gross negligence or willful misconduct. If the Administrative Agent shall request instructions from Lenders with respect to any act or action (including the failure to take an action) in connection with this Agreement or any of the other Credit Documents, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until it shall have received instructions from the Required Lenders. Without prejudice to the generality of the foregoing, (i) each of the Administrative Agent, ABS, CSI and CIBL shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for any of the Credit Parties or their Affiliates), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or (where so instructed) refraining from acting under this Agreement or the other instruments and agreements referred to herein in accordance with the instructions of the Required Lenders. The Administrative Agent shall be entitled to refrain from exercising any power, discretion or authority vested in it under this Agreement or the other Credit Documents or the other instruments and agreements referred to herein or therein unless and until it has obtained the instructions of Required Lenders.

     (d) The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, the Administrative Agent or any other Agent, in its individual capacity as a Lender hereunder. With respect to its participation in the Loans or any Letter of Credit, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with any Credit Party or any Affiliate of any Credit Party as if it were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party or any Affiliate of any Credit Party for services in connection with this Agreement and the other Credit Documents, including transactions contemplated hereby or thereby, and otherwise without having to account for the same to the Lenders.

     (e) Without limiting the foregoing, none of the Administrative Agent, ABS, CSI or CIBL, or any other Agent, shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the other Credit Documents, or to inspect the properties, books or records of any Credit Party or any of its Subsidiaries or Affiliates. None of the Administrative Agent, ABS, CSI or CIBL, nor any other Agent, shall be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any other Credit Document or of any Lien or Guarantee granted or purported to be granted hereby or thereby or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent, ABS, CSI or CIBL, or any other Agent, to any Lender or by or on behalf of any Credit Party to the Administrative Agent, ABS, CSI or CIBL, or any other Agent, or any

Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the Letters of Credit or the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

     (f) Without limiting the foregoing, each of the Administrative Agent, ABS, CSI and CIBL may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. Except for actions expressly required to be taken by the Administrative Agent hereunder or under any other Credit Document, the Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders as set forth in Section 10.04(a).

     SECTION 8.04. Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither any Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates (including ABS, CSI and CIBL) has made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of any Credit Party, shall be deemed to constitute any representation or warranty by any such person to any Lender. Each Lender represents to each Agent, ABS, CSI and CIBL that it has, independently and without reliance upon any Agent, ABS, CSI, CIBL or any other Lender, made its own appraisal of and investigation into the business, assets, liabilities, operations, property, financial and other condition, prospects, solvency and creditworthiness of each Credit Party and made its own decision to make its Loans hereunder and to issue or participate in Letters of Credit hereunder and enter into this Agreement and the other agreements contemplated hereby. No Agent shall have any duty or responsibility either initially or on a continuing basis to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto whether coming into its possession before the making of the Loans or the issuance of any Letter of Credit or at any time or times thereafter, and no Agent shall further have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

     SECTION 8.05. Indemnification. The Lenders agree to indemnify each Agent (including the Administrative Agent in its capacity as Collateral Agent), ABS, CSI and CIBL ratably according to their aggregate outstanding Loans (excluding Swingline Loans), L/C Exposure, Swingline Exposure and unused Commitments (excluding Swingline Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including counsel fees and disbursements, imposed on, incurred by, charged by or asserted against such Agent in its capacity as such (or as Collateral Agent) in any way relating to or arising out of this Agreement or any other Credit Document, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted to be taken by such Agent, ABS, CSI or CIBL under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Credit Parties; provided that no Lender shall be liable to any Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's, ABS', CSI's or CIBL's gross negligence or wilful misconduct. If any indemnity furnished to any Agent, ABS, CSI or CIBL for any purpose shall, in the opinion of the applicable Agent, be insufficient or become impaired, the applicable Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this subsection shall survive the payment of all amounts payable hereunder and under the other Credit Documents and the cancellation or expiration of the Letters of Credit. To the extent indemnification payments made by the Lenders pursuant to the Section 8.05 are subsequently recovered by the Administrative Agent from the Borrowers, the Administrative Agent will promptly refund such previously paid indemnity payments to the Lenders.

     SECTION 8.06. Resignation by the Administrative Agent. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and under the other Credit Documents at any time by giving 15 Business Days' prior written notice to ASI and the Lenders. The resignation of the Administrative Agent shall also be a resignation from its functions and duties as Collateral Agent. Such resignation shall take effect upon the acceptance by a successor Administrative Agent of appointment pursuant to clauses (b) and (c) below or as otherwise provided below and upon satisfaction of any additional requirements under any of the Security Documents. The appointment of a successor to the Administrative Agent shall be deemed also the appointment of a successor Collateral Agent under the applicable Credit Documents.

     (b) Upon any such notice of resignation, the Required Lenders shall appoint a successor Administrative Agent who shall be reasonably satisfactory to ASI and shall be an incorporated bank or trust company.

     (c) If a successor Administrative Agent shall not have been so appointed within said 15 Business Day period, the resigning Administrative Agent with the consent of ASI (not to be unreasonably withheld or delayed) shall then appoint a successor Administrative Agent who shall serve as Administrative Agent until such time, if any, as the Required Lenders, with the consent of ASI, appoint a successor Administrative Agent as provided above.

     (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) by the 20th Business Day after the date such notice of resignation was given by the resigning Administrative Agent, the Administrative Agent's resignation shall become effective and the Required Lenders shall thereafter perform all the duties of such Administrative Agent hereunder until such time, if any, as the Required Lenders, with the consent of ASI, appoint a successor Administrative Agent as provided above.

     SECTION 8.07. Security Documents, etc. Each Lender hereby authorizes the Collateral Agent to enter into each of the Security Documents and to take all action contemplated thereby. Each Lender and the Dutch Borrower agrees that each such person shall not have any right individually to realize upon the security granted by any Security Document, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent for the benefit of Lenders and the other beneficiaries thereof upon the terms thereof. The Collateral Agent may assign its rights and obligations as Collateral Agent under any of the Security Documents to any direct or indirect Subsidiary of the Collateral Agent or to any trustee, which assignee, in each such case, shall be entitled to all the rights of the Collateral Agent under the applicable Security Document and all rights hereunder of the Collateral Agent with respect to the applicable Security Document. In addition, the Lenders and the Dutch Borrower authorize the Administrative Agent and the Collateral Agent to appoint one or more trustees who shall hold, independently and separately, the benefit of the Obligations hereunder and the Collateral therefor under any of the Security Documents relating to the pledge of Securities of the Dutch Borrower and its Subsidiaries and/or Security Documents executed by the U.K. Borrower or any of its Subsidiaries, which appointment shall in no way affect the Obligations of the Borrowers to the Lenders and the Administrative Agent hereunder and under the other Credit Documents but the trustee thereof shall be entitled to all the rights hereunder of the Collateral Agent with respect to the applicable Security Document as if it had been a party hereto as Collateral Agent in respect thereof.

     SECTION 8.08. Determinations Pursuant to Security Documents. In each circumstance where, under any provision of a Security Document or this Agreement, the Collateral Agent shall have the right to grant or withhold any consent, exercise any remedy, make any determination or direct any action by the Collateral Agent under such Security Document, the Collateral Agent shall act in respect of such consent, exercise of remedies, determination or action, as the case may be, only with the consent of and at the direction of the Required Lenders; provided, however, that no such consent of the Required Lenders shall be required with respect to any consent, determination or other matter that is, in Collateral Agent's reasonable judgment, ministerial or administrative in nature or provided for in this Agreement, and provided that the Collateral Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any further consent from any Lender, from time to time prior to an Event of Default, to release portions of the Collateral from the security interests and Liens imposed by the Security Documents in connection with any dispositions of such portions of the Collateral permitted by the terms of this Agreement or as may be required by law. In each circumstance where any consent of or direction from the Required Lenders is required, the Collateral Agent shall send to the Lenders a notice setting forth a description in reasonable detail of the matter as to which consent or direction is requested and the Collateral Agent's proposed course of action with respect thereto. In the event the Collateral Agent shall not have received a response from any Lender within five Business Days after the giving of such notice (unless such notice is given by mail, in which case 10 Business Days after the giving of such notice), such Lender shall be deemed to have agreed to the course of action proposed by the Collateral Agent, provided that such notice states that a failure to respond shall have the consequences specified in this sentence.


                                   ARTICLE IX

                        COLLECTION ALLOCATION MECHANISM

     SECTION 9.01. Implementation of CAM. On the CAM Exchange Date, (i) the Commitments shall automatically and without further act be terminated as provided in Article VII and (ii) the Lenders shall automatically and without further act be deemed to have exchanged interests in the Credit Facilities such that in lieu of the interest of each Lender in each Credit Facility in which it shall participate as of such date (including such Lender's interest in the principal, reimbursement, interest and Fee obligations of each Credit Party in respect of each such Credit Facility), such Lender shall hold an interest in every one of the Credit Facilities (including the principal, reimbursement, interest and Fee obligations of each Credit Party in respect of each such Credit Facility and each L/C Reserve Account established pursuant to Section 9.02 below), whether or not such Lender shall previously have participated therein, equal to such Lender's CAM Percentage thereof. Each Lender, each person acquiring a participation from any Lender as contemplated by Section 10.04(f) and each Credit Party hereby consents and agrees to the CAM Exchange. Each Credit Party agrees from time to time to execute and deliver to the Administrative Agent all such Notes and other instruments and documents as the Administrative Agent shall reasonably request to evidence and confirm the respective interests of the Lenders after giving effect to the CAM Exchange, and each Lender agrees to surrender any Notes originally received by it in connection with its Loans hereunder to the Administrative Agent against delivery of any Notes so executed and delivered; provided, however, that the failure of any Credit Party to execute or deliver or of any Lender to accept any such Note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange.

     SECTION 9.02. Letters of Credit. (a) In the event that on the CAM Exchange Date any Letter of Credit shall be outstanding and undrawn in whole or in part, or any amount drawn under a Letter of Credit shall not have been reimbursed either by the applicable Account Party or with the proceeds of a Revolving Credit Borrowing, each Lender which shall on such date, and before giving effect to the CAM Exchange, have held a participation in such Letter of Credit pursuant to Section 2.19(d) shall promptly pay over to the Administrative Agent, in immediately available funds in the currency in which such Letter of Credit is denominated, an amount equal to such Lender's Applicable Percentage of such undrawn face amount or such unreimbursed drawing, as the case may be, together with interest thereon from the CAM Exchange Date to the date on which such amount shall be paid to the Administrative Agent at the rate that would be applicable at the time to a Swingline Loan in a principal amount equal to such amount and denominated in the relevant currency. The Administrative Agent shall establish a separate account or accounts for each Lender for the amounts received with respect to each such Letter of Credit from each Lender paying such amounts pursuant to the preceding sentence. The Administrative Agent shall have sole dominion and control over each such account (each, an "L/C Reserve Account"), and the amounts deposited in each L/C Reserve Account shall be held in such L/C Reserve Account until withdrawn as provided in paragraph (b), (c),
(d) or (e) below. The Administrative Agent shall maintain records enabling it to determine the amounts paid over to it and deposited in the L/C Reserve Accounts in respect to each Letter of Credit and the amounts on deposit in respect of each Letter of Credit attributable to each Lender's CAM Percentage (the aggregate of such amounts attributable to a Lender's CAM Percentage being referred to as such Lender's "CAM Account"). The amounts paid by a Lender to the Administrative Agent pursuant to this paragraph shall be held as a reserve against the L/C Exposures, shall be the property of such Lender, shall not constitute Loans to any Borrower and shall not give rise to any obligation on the part of any Borrower to pay interest to such Lender, it being agreed that the

Borrowers' reimbursement obligations in respect of Letters of Credit shall arise only at such times as drawings are made thereunder, as provided in Section 2.19.

     (b) In the event that after the CAM Exchange Date any drawing shall be made in respect of a Letter of Credit, the Administrative Agent shall, at the request of the applicable Issuing Bank, withdraw from the L/C Reserve Account of each of the Lenders (and from the respective CAM Accounts of each of the Lenders, in accordance with each Lender's CAM Percentage) any amounts, up to the amount of such drawing, deposited in respect of such Letter of Credit and remaining on deposit and deliver such amounts to such Issuing Bank in satisfaction of the reimbursement obligations of the Lenders under Section 2.19(d) (but not of the applicable Borrower under Section 2.19(e)). In the event any Lender shall default on its obligation to pay over any amount to the Administrative Agent in respect of any Letter of Credit as provided in this Section 9.02, the Issuing Bank in respect of such Letter of Credit shall, in the event of a drawing thereunder, have a claim against such Lender to the same extent as if such Lender had defaulted on its obligations under Section 2.19(d), but shall have no claim against any other Lender, notwithstanding the exchange of interests in the applicable Account Party's reimbursement obligations pursuant to Section 9.01. Each other Lender shall have a claim against such defaulting Lender for any damages sustained by it as a result of such default, including, in the event such Letter of Credit shall expire undrawn, its CAM Percentage of the defaulted amount.

     (c) In the event that after the CAM Exchange Date any Letter of Credit shall expire undrawn, the Administrative Agent shall withdraw from the L/C Reserve Account of each Lender the amount remaining on deposit therein in respect of such Letter of Credit and distribute such amount to such Lender.

     (d) With the prior written approval of the Administrative Agent and the applicable Issuing Bank (not to be unreasonably withheld), any Lender may withdraw the amount held in its L/C Reserve Account in respect of the undrawn amount of any Letter of Credit. Any Lender making such a withdrawal shall be unconditionally obligated, in the event there shall subsequently be a drawing under such Letter of Credit, to pay over to the Administrative Agent, for the account of the applicable Issuing Bank, on demand, its CAM Percentage of such drawing.

     (e) Pending the withdrawal by any Lender of any amounts from its CAM Account as contemplated by the above paragraphs, the Administrative Agent will, at the direction of such Lender and subject to such rules as the Administrative Agent may prescribe for the avoidance of inconvenience, invest such amounts in Cash Equivalents or Foreign Cash Equivalents. Each Lender which has not withdrawn its CAM Percentage of amounts in its L/C Reserve Account as provided in paragraph (d) above shall have the right, at intervals reasonably specified by the Administrative Agent, to withdraw the earnings on investments so made by the Administrative Agent with amounts in its CAM Account and to retain such earnings for its own account.

                                   ARTICLE X

                                 MISCELLANEOUS

     SECTION 10.01. Payment of Expenses, etc. (a) Whether or not any of the transactions contemplated hereby shall be consummated, ASI agrees to pay promptly (i) all the actual costs and expenses of preparation of this Agreement and each of the other Credit Documents, including any amendments or supplements thereto, and all the costs of furnishing all opinions by counsel for, or on behalf of, the Credit Parties or the Lenders (including any opinions requested by the Lenders as to any legal matters arising hereunder or under any of the other Credit Documents), and of the Credit Parties' performance of and compliance with all agreements and conditions contained herein or in any of the other Credit Documents on their part to be performed or complied with; (ii) the reasonable fees and expenses of Cravath, Swaine & Moore and one local or foreign counsel to the Lenders in each local or foreign jurisdiction in connection with the negotiation, preparation, execution and administration of this Agreement and the other Credit Documents, including any amendments or supplements thereto, and the Loans hereunder and the issuance of Letters of Credit hereunder; (iii) the fees, costs and expenses of creating, perfecting and maintaining Liens pursuant to any of the Credit Documents, including filing and recording fees and expenses, title insurance, reasonable fees and expenses of counsel (including one local or foreign counsel in each local or foreign jurisdiction) to the Lenders and the reasonable fees and expenses of any agent or trustee appointed pursuant to Section 8.07; and (iv) the fees, costs and expenses (including reasonable fees and expenses of counsel, including any local and foreign counsel and allocated costs of internal counsel, and costs of settlements and of any other experts or advisors) incurred by or on behalf of any Lender in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under any of the other Credit Documents by reason of any Default or Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement or the other Credit Documents in the nature of a "work-out" or of any insolvency or bankruptcy proceedings or otherwise.

     (b) In addition to the payments pursuant to Section 10.01(a), whether or not any of the transactions contemplated hereby shall be consummated, ASI agrees (and, insofar as it is responsible for the indemnified liability in question, each Borrower also agrees) to pay and indemnify and hold harmless each of the Agents and each Lender and Issuing Bank, and the officers, directors, employees, agents, advisors and affiliates of each of them (collectively, the "Indemnitees") from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever other than in respect of taxes (including the reasonable fees and expenses of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto), which may be imposed on, incurred by, or asserted or threatened against that Indemnitee, in any manner relating to or arising out of this Agreement or the other Credit Documents, the Lenders' or the Issuing Banks' agreements to make the Loans or issue or participate in the Letters of Credit hereunder or the use or intended use of the proceeds of any of the Loans hereunder or of any of the Letters of Credit (the "indemnified liabilities"); provided that neither ASI nor any other Borrower shall have any obligation to an Indemnitee hereunder to the extent it is finally judicially determined that such indemnified liabilities arise solely from the gross negligence or willful misconduct of such Indemnitee. To the extent that the undertaking to pay, indemnify and hold harmless set forth in the preceding sentence may be unenforceable, ASI shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them.

     SECTION 10.02. Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Lender is hereby authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including by branches and agencies of such Lender wherever located) to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of such Credit Party to such Lender under this Agreement or under any of the other Credit Documents, including all interests in Obligations of such

Credit Party purchased by such Lender pursuant to Section 2.16, and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder or thereunder or whether said Obligations, liabilities or claims, or any of them, are contingent or unmatured.

     SECTION 10.03. Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telecopy or cable communications) and telecopied or delivered, if to a Credit Party, at the address specified opposite such Credit Party's signature below; if to the Administrative Agent or any Lender, at its address specified in
Schedule II; or at such other address as shall be designated by any party in a written notice to the other parties hereto; provided that all notices to any Credit Party by any Lender or the Administrative Agent or Collateral Agent may be delivered to such Credit Party in care of ASI at ASI's address. All such notices and communications shall be effective when delivered to a reputable overnight courier or sent by telecopier, except that notices and communications to the Administrative Agent or any Lender shall not be effective until received.

     SECTION 10.04. Benefit of Agreement. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrowers, the Administrative Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

     (b) Each Lender may assign to one or more banks or other financial institutions all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of any of its Commitments and the Loans at the time owing to it); provided, however, that (i) except in the case of an assignment to an Affiliate of such Lender or a transfer of interests as part of the CAM Exchange, ASI (and (x) in the case of an assignment of a U.S. $ Revolving Credit Commitment, the Issuing Banks and (y) in the case of a Multi-Currency Revolving Credit Commitment, the Issuing Banks and the Swingline Lender) must give their prior written consent to such assignment (which consent will not be unreasonably withheld), (ii) unless ASI shall otherwise agree, the amount of the Loans and Commitments (excluding Swingline Loans and Swingline Commitments) of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 (or the remaining amount of such Lender's Loans and Commitments), (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with the Note or Notes subject to such assignment and a processing and recordation fee of $3,500 (provided that payment of such fee shall not be required in the case of a CAM Exchange or an assignment by a Lender to an Affiliate of such Lender or an assignment described in paragraph (h) below), (iv) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and (v) after the CAM Exchange Date, each such assignment shall be of a single, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement. Upon acceptance and recording pursuant to paragraph (e) of this
Section 10.04, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof unless ASI and the Administrative Agent shall otherwise agree to an earlier date, which earlier date shall not precede the date of such acceptance and recording, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement, other than any obligation it may have under Section 2.18(g) (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto (but shall continue to be entitled to the benefits of Sections 2.12, 2.14, 2.18, 10.01 and 10.05, as well as to any Fees accrued for its account hereunder and not yet paid)).

     (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its

 Commitments, andthe outstanding balances of its Loans, in each case without giving effect toassignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto or thereto, or the financial condition of any Borrower or any Subsidiary thereof or the performance or observance by any Borrower or any Subsidiary thereof of any of its obligations under this Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Credit Documents as are delegated to the Administrative Agent and the Collateral Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender. In the case of any assignment to an Affiliate of the assigning Lender, such Lender will also represent in the Assignment and Acceptance that such assignment is being made for a valid business purpose, specifying the same in reasonable detail if requested by ASI, and is not inconsistent with the obligations of such Lender under Section 2.22(b).

     (d) The Administrative Agent, acting for this purpose as an agent of each Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register absent manifest error shall be conclusive and the Borrowers, the Administrative Agent and the Lenders shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. All payments under the Credit Documents in respect of principal or interest shall be made to the appropriate person named in the Register and recorded in the Register. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

     (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee together with the Note or Notes subject to such assignment, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above and, if required, the written consent of ASI, the Administrative Agent, the Issuing Banks and the Swingline Lender to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e). Within five Business Days after receipt of notice, (i) the Borrowers, at their own expense, shall execute and deliver to the Administrative Agent new Notes, if requested by such assignee, payable to the order of such assignee (or, if such assignee shall so request, to such assignee and registered assigns) representing Loans made pursuant to the Commitments assumed by it or Term Loans acquired by it, as the case may be, pursuant to such Assignment and Acceptance and (ii) the assigning Lender, if it shall cease to be a party hereto as provided in paragraph (a) above, shall deliver the Notes, if previously issued, held by it to ASI for cancellation by the appropriate Borrower. The new Notes delivered to such assignee and its registered assigns shall be dated the Effective Date and shall otherwise be in substantially the form of the appropriate Exhibit or Exhibits hereto.

     (f)  Each  Lender  may  without  the  consent  of  the   Borrowers  or  the
Administrative Agent or any Issuing Bank or the Swingline Lender sell participations to one or more banks or other financial institutions in all or a portion of its rights and obligations under this Agreement (including all or a portion of any of its Commitments and the Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged,
(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) any participating bank or other financial institution shall be entitled to the benefit of the cost protection and other provisions contained in Sections 2.12, 2.14, 2.18 and 10.01 to the same extent as if it were a Lender provided that it shall not be entitled to receive any more than the selling Lender would have received had it not sold the participation unless and to the extent that the additional amount (x) is the
result  of  a  change  in  applicable   law,   regulation  or  treaty,   or  the
interpretation or administration of any of the foregoing by any authority charged with the administration or interpretation thereof, or court of competent jurisdiction, subsequent to the date of the sale of the participation to such bank or other financial institution or (y) results from or is occasioned by any action or actions of the applicable Borrower subsequent to the date of such sale (other than a change of the applicable Borrower pursuant to a Periodic Access Borrowing or Revolving Credit Borrowing or by virtue of assignments and transfers among the Borrowers of Term Loans) and (iv) the Borrowers, the Administrative Agent, the Swingline Lender, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrowers and the other Credit Parties relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers referred to in the first proviso appearing in Section 10.10(b), but in each case only to the extent that the participating bank or other entity would be affected thereby) or any other Credit Document. For purposes of clause (iii) of the preceding sentence, a change shall not be considered a change subsequent to the date of sale if such change was (x) proposed or pending on or prior to the date of sale and subsequently enacted in materially the same form within one year of the date such change was proposed or pending or (y) enacted on or prior to the date of sale.

     (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrowers and the other Credit Parties furnished to such Lender by or on behalf of the Borrowers; provided that, prior to any such disclosure of information designated by the Borrowers as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information.

     (h) Any Lender may at any time assign all or any portion of its rights under this Agreement and the Notes issued to it to a Federal Reserve Bank to secure extensions of credit by such Federal Reserve Bank to such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder.

     (i) In determining whether to give its consent to an assignment pursuant to this Section 10.04, ASI shall not take into account whether or not such assignment would result in increased costs under Section 2.12, 2.14, 2.18 or
10.01 unless such assignment would result in an increase of at least 1.00% per annum in the aggregate borrowing cost associated with the Loans or Commitments subject to such assignment.

     (j) In exercising its right to assign its interests hereunder to one or more Affiliates or to cause one or more branches or Affiliates to make Loans on its behalf as contemplated by Section 2.02(b), each Lender agrees to endeavor in good faith to avoid increased costs or withholding taxes for which ASI has agreed to reimburse the Lenders hereunder to the extent such avoidance does not result in costs for which such Lender shall not be entitled to reimbursement hereunder and is not, in the judgment of such Lender, otherwise disadvantageous to it.

     (k) Other than as expressly permitted hereunder, the Borrowers shall not assign or delegate any of their rights or duties hereunder.

     SECTION 10.05. No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Lender or any holder of a Note or any Issuing Bank or the Collateral Agent in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Credit Party and the Administrative Agent, any Lender or the holder of any Note or any Issuing Bank or the Collateral Agent shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein and in the other documents expressly provided are cumulative and not exclusive of any rights or remedies which the Administrative Agent, or any Lender or any Issuing Bank or the Collateral Agent, would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, any Lender or the holder of any Note or any Issuing Bank or the Collateral Agent to any other or further action in any circumstances without notice or demand.

     SECTION  10.06.  Calculations;  Computations.  (a) To the  extent  that the determination of compliance with any covenant contained herein or other provision hereof requires the conversion to Dollars of foreign currency amounts, such Dollar amount shall be the Dollar Equivalent of the amount of such foreign currency at the time such item is to be calculated or is to be or was incurred, created or suffered or permitted to exist or assumed or transferred or sold for purposes of this Agreement (except if such item was incurred, created or assumed, or suffered or permitted to exist or transferred or sold prior to the date hereof, such conversion shall be made based on the Dollar Equivalent of the amounts of such foreign currency at the date hereof); provided that in determining Consolidated Rental Payments for purposes of Section 6.06, Indebtedness or purchase price for purposes of Section 6.04, rental payments, Indebtedness and purchase price incurred in currencies other than Dollars for local operations and in the ordinary course of business shall be converted into Dollars at the Dollar Equivalent determined as of the Effective Date, except that, with respect to "Highly Inflationary Countries" (as defined in Financial Accounting Standards Board No. 52), such determinations shall be made using the Dollar Equivalent at the time such item was incurred, created or suffered or permitted to exist or assumed or transferred or sold for purposes of this Agreement.

     (b) Notwithstanding anything herein to the contrary, but without prejudice to the first sentence of Section 10.07(a), if at any time the applicable interest rate, together with all fees and charges which are treated as interest under applicable law (collectively the "Charges"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable, together with all Charges payable to such Lender, shall be limited to the Maximum Rate.

     SECTION 10.07. Governing Law; Submission to Jurisdiction; Venue. (a) This Agreement and the other Credit Documents (other than Letters of Credit and other than as expressly set forth in the other Credit Documents) and the rights and obligations of the parties hereunder and thereunder shall be construed in accordance with and governed by the laws of the State of New York. Each Letter of Credit shall be governed by, and shall be construed in accordance with, the laws or rules designated in such Letter of Credit, or if no such laws or rules are designated, the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce, Publication No. 500 (the "Uniform Customs") and, as to matters not governed by the Uniform Customs, the laws of the State of New York. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and by execution and delivery of this Agreement (including by execution and delivery of a Guarantee), each Credit Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Credit Party further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the respective Credit Party at its address for notices pursuant to Section 10.03, such service to become effective 15 days after such mailing, and each Credit Party residing outside of the State of New York hereby irrevocably appoints ASI at the following address as its agent for service of process out of any of the aforementioned courts: American Standard Inc., 15 West 54th Street, New York, NY 10019, Attention: Legal Department. Nothing herein shall affect the right of the Administrative Agent, any Lender or the holder of any Note or any Issuing Bank or the Collateral Agent to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction.

     (b) Each Credit Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

     SECTION 10.08. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with ASI and the Administrative Agent.

     SECTION 10.09. Headings Descriptive; Entire Agreement. (a) The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

     (b) This Agreement and the other Credit Documents and the other agreements or documents specifically referred to herein constitute the entire agreement among the parties hereto and thereto regarding the subject matter hereof and thereof and supersede all prior agreements, representations and understandings relating to such subject matter.

     SECTION 10.10. Waivers; Amendment. (a) No failure or delay of the Administrative Agent or any Lender, any Issuing Bank or the Collateral Agent in exercising any power or right hereunder or under any other Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders, the Issuing Banks and the Collateral Agent hereunder and under the other Credit Documents are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or any other Credit Document or consent to any departure by any Credit Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Credit Party in any case shall entitle such Credit Party to any other or further notice or demand in similar or other circumstances.

     (b) Neither this Agreement nor any other Credit Document, nor any provision hereof or thereof, may be waived, amended or modified (including by the release of any Obligations of any Credit Party under a Credit Document) except pursuant to an agreement or agreements in writing entered into by, or approved in writing by, ASI, any other affected Borrower and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date (it being understood that, for purposes of this clause, principal payments required by
Section 2.06 and reductions of the Periodic Access Loan Commitments  required by
Section  2.10(b),  and any related  principal  payments  required  by  paragraph
(b)(ii) of Section 2.11, shall constitute scheduled principal payments; but principal payments required by paragraphs (b)(i) and (iii), (c), (d) and (e) of
Section 2.11 shall not constitute scheduled principal payments) or date for the payment of any interest in respect of, any Loan, or any date for reimbursement of an L/C Disbursement, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan or L/C Disbursement, without the prior written consent of each Lender affected thereby, (ii) increase the amount of any Commitment of or impose any additional obligations on any Lender without the prior written consent of such Lender, or extend any Commitment or decrease the Fees of any Lender without the prior written consent of such Lender, (iii) amend or modify the provisions of Section 2.15, the provisions of this Section or the definition of "Required Lenders", without the prior written consent of each affected Lender,

(iv)  change  the  allocation  among the  Lenders of any  prepayment  made under
Section 2.11 without the prior written consent of each Lender affected thereby (provided that this clause (iv) shall not be construed to require any consent, other than the consent of the Required Lenders or any consent expressly required by clause (i) above, to an agreement that would change the amount of, or extend the date for, or waive or excuse, any such prepayment or that would permit any new tranche of Indebtedness incurred hereunder to share not more than ratably in any such prepayment), (v) effect the release of any Lien granted under any Security Document with respect to any Collateral with a book value in excess of $50,000,000 during any fiscal year or $100,000,000 during the term of this Agreement (in each case net of any released Collateral which shall subsequently have been re-pledged under the Security Documents), other than as permitted under the Credit Documents, or effect the release of any of ASI, the other Borrowers, or any other Credit Party, collectively or individually, from any monetary obligations under the Credit Documents (except as permitted under the Credit Documents, or under circumstances where any Credit Party to be released would not have been required to issue a Supplemental Guarantee under Section
5.12 if the facts on the date of release had existed immediately prior to the incurrence by such Credit Party of the obligations to be released), in each case without the prior written consent of each Lender or as permitted under the Credit Documents, (vi) amend Article IX in a manner adverse to any Lender without the consent of such Lender or (vii) effect any waiver, amendment or modification that by its terms adversely affects the rights of Lenders participating in certain of the Credit Facilities differently from those of Lenders participating in other Credit Facilities, without the consent of a majority in interest of the Lenders participating in the adversely affected Credit Facilities or change the relative rights of the Lenders participating in different Credit Facilities (other than as contemplated by clause (iv) above) without the consent of a majority in interest of Lenders participating in each adversely affected Credit Facility; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or any Issuing Bank or the Swingline Lender hereunder or of the Collateral Agent under any Security Document without the prior written consent of the Administrative Agent or such Issuing Bank, the Swingline Lender or the Collateral Agent, as the case may be. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section regardless of whether any Note held by it shall have been marked to make reference thereto, and any consent by any Lender pursuant to this Section shall bind any person subsequently acquiring a Note from it, whether or not such Note shall have been so marked.

     (c) Notwithstanding the foregoing, any Security Document may, and upon the request of ASI shall, be amended or modified, without the necessity of any further approval, in order to effect the release of the Liens granted under the Security Documents with respect to any Collateral that is being sold or otherwise disposed of to a person other than Holding, ASI or a Subsidiary thereof (or to ASI or any Subsidiary to the extent expressly contemplated by Section 6.02) in a transaction permitted by this Agreement. Upon the request of ASI, the Collateral Agent will, at ASI's expense, confirm any such release in writing, but without representation or warranty. In the event ASI shall request that the Collateral Agent subordinate the Lien of any Mortgage to an easement over a portion of the affected Real Property granted to any public utility, private utility, private utility company or similar entity for the purpose of installing or maintaining utility lines or a similar function, the Collateral Agent shall grant such subordination if ASI (i) shall have made such request in a written application to the Collateral Agent signed by an officer of ASI (who would be permitted to sign an Officers' Certificate), which application shall be accompanied by the form of the instrument of subordination which the Collateral Agent is requested to execute, and (ii) shall have certified that, and provided documentation satisfactory to the Collateral Agent that, such easement is necessary for the efficient conduct of the mortgagor's business at the affected Real Property and such subordination will not impair the value of such Real Property or the security afforded by the applicable Mortgage. In the event ASI shall request that the Collateral Agent subordinate the Lien of the Domestic Security Agreement on assets acquired by ASI or any Subsidiary in connection with the purchase of sales offices from third parties to Liens securing purchase money Indebtedness incurred to finance the purchase of such assets, the Collateral Agent shall grant such subordination.

     (d) Notwithstanding the foregoing, any Swingline Loan Agreement or Issuing Bank Agreement may be waived, amended or modified by the parties thereto with the written approval of the Administrative Agent if and to the extent that such waiver, amendment or modification would be permitted in connection with the execution and delivery of a replacement of such agreement.

     SECTION 10.11. Survival. (a) All representations and warranties made herein and in the other Credit Documents shall survive the execution and delivery of this Agreement and the other Credit Documents, the making of the Loans hereunder and the execution and delivery of any Notes issued and the issuance of the Letters of Credit.

     (b) Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of the Borrowers set forth in Sections 2.12, 2.14, 2.18 and 10.01 shall survive the repayment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amount drawn thereunder and the termination of this Agreement.

     SECTION 10.12. Severability. In case any provision in or obligation under this Agreement or the other Credit Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     SECTION 10.13. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

     SECTION 10.14. Judgment Currency. (a) The Borrowers' obligations hereunder and under the other Credit Documents to make payments in Dollars or in any Alternative Currency (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent or a Lender of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent or such Lender under this
Agreement or the other Credit Documents. If, for the purpose of obtaining or enforcing judgment against any Borrower or any other Credit Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made, at the Alternative Currency
Equivalent or Dollar Equivalent, in the case of any Alternative Currency or Dollars, and, in the case of other currencies, the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the date immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency Conversion Date").

     (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrowers covenant and agree to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

     (c) For purposes of determining the Alternative Currency Equivalent or Dollar Equivalent or rate of exchange for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

     SECTION 10.15. Confidentiality. Each Lender agrees (which agreement shall survive the termination of this Agreement) that financial information, information from any Borrower's books and records, information concerning any Borrower's trade secrets and patents and any other information received from the Borrowers hereunder which at the time of receipt is clearly labeled as confidential and subject to this Section 10.15 shall be treated as confidential by such Lender, and each Lender agrees to use its best efforts to ensure that such information is not published, disclosed or otherwise divulged to anyone other than employees or officers of such Lender and its counsel and agents; provided it is understood that the foregoing shall not apply to:

     (i) disclosure made with the prior written authorization of a Borrower;

     (ii) disclosure of information (other than that received from the Borrowers prior to or under this Agreement) already known by, or in the possession of such Lender without restrictions on the disclosure thereof at the time such information is supplied to such Lender by the Borrowers hereunder;

(iii) disclosure of information which is required by applicable law or legal process or to a governmental agency having supervisory authority over any party hereto;

     (iv)  disclosure  of  information  to the extent  necessary or advisable in connection with any suit, action or proceeding in connection with the enforcement of rights hereunder or under any other Credit Document or in connection with the transactions contemplated hereby or thereby;

     (v) disclosure to any bank (or other financial institution) which may acquire a participation or other interest in the Loans or rights of any Lender hereunder or under the other Credit Documents; provided that such bank (or other financial institution) agrees to maintain any such information to be received in accordance with the provisions of this Section 10.15;

     (vi) disclosure by any party hereto to any other party hereto or their counsel or agents;

     (vii) disclosure by any party hereto to its Affiliates subject to the confidentiality obligations of this Section; or

     (viii) disclosure of information that prior to such disclosure has become public knowledge through no violation of this Agreement.

     SECTION 10.16. Negotiation in the Event of Certain Tax Law Changes. Each of ASI, each other Borrower and each Lender agrees that in the event any change in the tax laws of any jurisdiction outside the United States shall limit the deductibility of interest on any of the Loans in determining the taxable income of ASI or any Subsidiary, it will, at the request of ASI, negotiate in good faith with the other parties hereto with a view to agreeing in a timely manner upon changes acceptable in good faith to ASI and the Required Lenders to the Credit Documents and the guarantee and collateral arrangements provided for herein that would restore such deductibility without imposing any material additional risk upon any party hereto or any fee or other similar cost on ASI. Notwithstanding any provision of Section 10.10(b) to the contrary, any changes contemplated by the preceding sentence shall be effected by a waiver, amendment or modification entered into by, or approved in writing by, ASI, any other affected Borrower and the Required Lenders.

     SECTION 10.17. Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement or any of the other Credit Documents. Each party hereto (a) certifies that no representative, agent or attorney or any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the other Credit Documents, as applicable, by, among other things, the mutual waivers and certifications in this Section 10.17.

     SECTION 10.18. Miscellaneous. For the purposes of disclosure pursuant to the Interest Act (Canada) the yearly rate of interest to which any rate of interest calculated on the basis of a year of 360 days is equivalent may be determined by multiplying the applicable rate by a fraction, the numerator of which is the number of days in the calendar year in which the period for which interest at such rate is payable ends and the denominator of which is 360.


     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.


Notice Address:                               AMERICAN STANDARD COMPANIES INC.,
One Centennial Avenue
Piscataway, NJ 08855
Attention: Treasurer                         /s/ Thomas S. Battaglia
                                             Name: Thomas S. Battaglia
                                             Title: Vice President and Treasurer

                                             BORROWERS:

Notice Address:                               AMERICAN STANDARD INC.,
One Centennial Avenue
Piscataway, NJ 08855                          by
Attention: Treasurer                         /s/ Thomas S. Battaglia
                                             Name: Thomas S. Battaglia
                                             Title: Vice President and Treasurer

Notice Address:                              AMERICAN STANDARD CREDIT INC.,
13-15 West 54th Street
New York, NY 10019                           by
Attention: Secretary                         /s/ Thomas S. Battaglia
                                             Name: Thomas S. Battaglia
                                             Title: Vice President and Treasurer

*Notice Address:                                   WABCO STANDARD GMBH,
Euskirchener Strasse 80
5300 Bonn 1, Germany                               by
Attention: Director Finance                        /s/ Thomas S. Battaglia
                                                   Name: Thomas S. Battaglia
                                                   Title: Attorney-in-Fact

*Notice Address:                                   AMERICAN STANDARD (UK)
LIMITED,
90 Newbold Road
Rugby, Warwickshire by
CV21 2ND                                           /s/ Thomas S. Battaglia
UNITED KINGDOM                                     Name: Thomas S. Battaglia
Attention: Vice President and General Manager      Title: Attorney-in-Fact

*Notice Address:                                   STANDARD EUROPE, a European
Economic                                              Interest Grouping,
c/o WABCO Westinghouse
Equipments Automobiles                             by
Avenue Aristide Briand 44                          /s/ Thomas S. Battaglia
77411 Claye-Souilly                                Name: Thomas S. Battaglia
FRANCE                                             Title: Attorney-in-Fact
Attention: Director Finance and Administration

*Notice Address:                                   WABCO STANDARD TRANE INC.,
1401 Dupont Street
Toronto, Ontario                                   by
CANADA M6H 2B1                                     /s/ Thomas S. Battaglia
Attention: Vice President Control and Finance      Name: Thomas S. Battaglia
                                                   Title: Authorized Signing
                                                               Officer

*Notice Address:                                   WABCO STANDARD TRANE B.V.,
Jupiterstraat 254
2132 HK Hoofddorp                                  by
The Netherlands                                    /s/ Thomas S. Battaglia
Attention: Managing Director                       Name: Thomas S. Battaglia
                                                   Title: Attorney-in-Fact

                                          ADMINISTRATIVE AGENT:

                                          CHEMICAL BANK, individually and as
                                              Administrative Agent,

                                              by
                                             /s/ Robert Gaynor
                                             Name: Robert Gaynor
                                             Title: Vice President

SENIOR MANAGING AGENTS:

CITIBANK, N.A., individually and as Senior
Managing Agent,

by
/s/ Judith C. Fishlow
Name: Judith C. Fishlow
Title: Vice President

NATIONSBANK, N.A. (CAROLINAS),
individually and as Senior Managing Agent,

by
/s/ Christopher C. Browder
Name: Christopher C. Browder
Title: Vice President


MANAGING AGENTS:

BANK OF AMERICA ILLINOIS, individually and as Managing Agent,

by
/s/ Phillip F. Van Winkle
Name: Phillip F. Van Winkle
Title: Vice President

THE BANK OF NOVA SCOTIA, individually and as Managing Agent,

by
/s/ J. W. Campbell
Name: J. W. Campbell
Title: Vice President/Agent

BANKERS TRUST COMPANY, individually and as Managing Agent,

by
/s/ Mary Kay Coyle
Name: Mary Kay Coyle
Title: Vice President

THE CHASE MANHATTAN BANK, N.A.,
individually and as Managing Agent,

by
/s/ Carol A. Ulmer
Name: Carol A. Ulmer
Title: Vice President

COMPAGNIE FINANCIERE DE CIC ET DE
L'UNION EUROPEENNE, individually and as
Managing Agent,

by
/s/ Sean Mounier
Name: Sean Mounier
Title: First Vice President

by
/s/ Brian O'Leary
Name: Brian O'Leary
Title: Vice President

CREDIT SUISSE, individually and as Managing
Agent,

by
/s/ Andrea Shkane
Name: Andrea Shkane
Title: Associate

by
/s/ Christopher J. Eldin
Name: Christopher J. Eldin
Title: Member of Senior Management

DEUTSCHE BANK AG, New York and/or Cayman Islands Branch, individually and as Managing Agent,

by
/s/ Christopher S. Hall
Name: Christopher S. Hall
Title: Vice President

by
/s/ Daphne K. Lee
Name: Daphne K. Lee
Title: Assistant Vice President

THE INDUSTRIAL BANK OF JAPAN TRUST
COMPANY, individually and as Managing Agent,

by
/s/ Junri Oda
Name: Junri Oda
Title: Senior Vice President and Senior
Manager

THE LONG TERM CREDIT BANK OF JAPAN,
LIMITED, individually and as Managing Agent,

by
/s/ Rene O. LeBlanc
Name: Rene O. LeBlanc
Title: Deputy General Manager

THE SUMITOMO BANK, LTD., individually and as Managing Agent,

by
/s/ Yoshinori Kawamura
Name: Yoshinori Kawamura
Title: Joint General Manager


CO-AGENTS:

THE BANK OF NEW YORK, individually and as
Co-Agent,

by
/s/ Peter H. Abdill
Name: Peter H. Abdill
Title: Assistant Vice President

CANADIAN IMPERIAL BANK OF COMMERCE,
individually and as Co-Agent,

by
/s/ E. Lindsay Gordon
Name: E. Lindsay Gordon
Title: Authorized Signatory

THE FUJI BANK, LIMITED, individually and as
Co-Agent,

by
/s/ Katsunori Nozawa
Name: Katsunori Nozawa
Title: Vice President and Manager

THE SANWA BANK LIMITED, individually and as
Co-Agent,

by
/s/ Paul Judicke
Name: Paul Judicke
Title: Assistant Vice President


LENDERS:

BANCA COMMERCIALE ITALIANA,

by
/s/ Charles Dougherty
Name: Charles Dougherty
Title: Vice President

by
/s/ Sarah Kim
Name: Sarah Kim
Title: Assistant Vice President

BANK OF SCOTLAND,

by
/s/ Catherine M. Oniffrey
Name: Catherine M. Oniffrey
Title: Vice President

BANQUE PARIBAS,

by
/s/ David C. Buseck
Name: David C. Buseck
Title: Vice President

by
/s/ Jeffrey J. Youle
Name: Jeffrey J. Youle
Title: Senior Vice President

CREDIT LYONNAIS, NEW YORK BRANCH,

by
/s/ Frederick Haddad
Name: Frederick Haddad
Title: Senior Vice President

CREDITO ITALIANO,

by
/s/ Harmon P. Butler
Name: Harmon P. Butler
Title: First Vice President

by
/s/ Saiyed A. Abbas
Name: Saiyed A. Abbas
Title: Assistant Vice President

DRESDNER BANK AG, NEW YORK AND
CAYMAN BRANCHES,

by
/s/ Richard W. Conroy
Name: Richard W. Conroy
Title: Vice President

by
/s/ Andrew K. Mittag
Name: Andrew K. Mittag
Title: Vice President

FLEET BANK OF MASSACHUSETTS, N.A.,

by
/s/ Kimberly S. Kersten
Name: Kimberly S. Kersten
Title: Assistant Vice President

THE HOKKAIDO TAKUSHOKU BANK, LTD.,

by
/s/ Hiromoto Ishizuka
Name: Hiromoto Ishizuka
Title: Vice President and Manager

THE MITSUBISHI BANK, LTD.,

by
/s/ Naoto Hirota
Name: Naoto Hirota
Title: Vice President

THE MITSUBISHI TRUST AND BANKING
CORPORATION,

by
/s/ Patricia Loret de Mola
Name: Patricia Loret de Mola
Title: Senior Vice President

NATIONAL CITY BANK,

by
/s/ Jeffrey J. Tengel
Name: Jeffrey J. Tengel
Title: Vice President

NBD BANK,

by
/s/ Timothy J. King
Name: Timothy J. King
Title: Assistant Vice President

THE SAKURA BANK, LIMITED,

by
/s/ Masahiro Nakajo
Name: Masahiro Nakajo
Title: Senior Vice President and Manager

SOCIETE GENERALE,

by
/s/ Salvatore Galatioto
Name: Salvatore Galatioto
Title: Vice President

THE SUMITOMO TRUST AND BANKING CO.,
LTD., NEW YORK BRANCH,

by
/s/ Suraj P. Bhatia
Name: Suraj P. Bhatia
Title: Senior Vice President

THE TORONTO-DOMINION BANK,

by
/s/ Kimberly Burleson
Name: Kimberly Burleson
Title: Manager Credit Administration

UNION BANK OF FINLAND, LTD.,

by
/s/ Pentti Mansukoski
Name: Pentti Mansukoski
Title: Senior Vice President

by
/s/ Eric I. Mann
Name: Eric I. Mann
Title: Vice President

UNITED STATES NATIONAL BANK OF
OREGON,

by
/s/ Chris J. Karlin
Name: Chris J. Karlin
Title: Vice President

                                                                EXHIBIT A to the
                                                                Credit Agreement


                                        FORM OF BORROWING REQUEST


Chemical Bank,
Administrative Agent
for the Lenders referred to below,
[270 Park Avenue
New York, NY 10017]

Attention:                                                               [Date]

Dear Sirs:

     The undersigned (the "Borrower") refers to the Amended and Restated Credit Agreement dated as of February 9, 1995 (as amended, modified, extended or restated from time to time, the "Credit Agreement"), among American Standard Companies Inc., American Standard Inc., certain subsidiaries of American Standard Inc., the Lenders, Senior Managing Agents, Managing Agents and Co-Agents named therein, and Chemical Bank, as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:

1.Name of Borrower: _____________________

2.Credit Facility under which Borrowing is to be made: _______________________ /

3.Interest Rate Option: ____________________ /

4.Funds are requested to be disbursed to the following:

                           Bank Name:  ______________________________
                           Bank Address:  ___________________________

                           For Credit to:

                           Account Name:  ___________________________
                           Account Number:  _________________________ /

         5.  Date of Borrowing (which is a Business Day):  __________________

 1/ $ U.S. Revolving Credit Borrowing; Multi-Currency Revolving Credit Borrowing; Periodic Access Borrowing (only on Effective Date or during a Periodic Access Availability Period); or Term Borrowing (only on Effective
Date).

 2/ LIBOR Borrowing or (if denominated in Dollars or Lenders consent) ABR Borrowing.

 3/ See Section 2.02(c) of Credit Agreement.

6. Principal Amount of Borrowing: ________________ /

7. Currency of Borrowing: ________________________ /

8. Interest Period (if a LIBOR Borrowing): __________________ /

     Upon acceptance of any or all of the Loans made by the Lenders in response to this request, the Borrower shall be deemed to have represented and warranted that the conditions to lending specified in Sections 4.01(b) and (c) of the Credit Agreement have been satisfied.

     Without limiting the foregoing, the Borrower shall further be deemed to have represented, upon such acceptance, that on the basis of (i) such inquiries as one or more Financial Officers of ASI shall have deemed necessary and (ii) advice of counsel (which may be general advice or advice as to a particular Borrowing), the requested Borrowing is permitted under the provisions limiting Indebtedness in each Indenture to which ASI is party.


                                      Very truly yours,

                                      [NAME OF BORROWER],

                                       by
                                       -----------------------------
                                      Title:  [Responsible Officer]

--------
4/ Expressed in Dollars. See Section 2.02(a) of Credit Agreement for
   restrictions.
5/ Dollars or an Alternative Currency; must be Dollars for Term Borrowings. 6/ Which shall be subject to the definition of "Interest Period" and end not later than the applicable Maturity Date.

                                                                     EXHIBIT B-1







                               FORM OF TERM NOTE


                                                              New York, New York
                                                                [Effective Date]


     FOR VALUE RECEIVED, the undersigned, [NAME OF BORROWER], a [] corporation (the "Borrower"), hereby promises to pay to [the order of [NAME OF LENDER]] [[NAME OF LENDER] or registered assigns] (the "Lender"), at the office of Chemical Bank (the "Administrative Agent"), at 270 Park Avenue, New York, New York 10017 or such other place as the Administrative Agent shall have specified, on the Term Facility Maturity Date (as defined in the Credit Agreement referred to below), the aggregate unpaid principal amount of all Term Loans made by the Lender to the Borrower pursuant to the Credit Agreement, in Dollars, in same day funds, and to pay interest from the date hereof on such principal amount from time to time outstanding, in like funds, at said office, at a rate or rates per annum and payable on such dates as determined pursuant to the Credit Agreement. This Note is one of the Term Notes referred to in the Amended and Restated Credit Agreement dated as of February 9, 1995 (as amended, modified, extended or restated from time to time, the "Credit Agreement"), among American Standard Companies Inc., American Standard Inc., certain subsidiaries of American Standard Inc., the Lenders, Senior Managing Agents, Managing Agents and Co-Agents named therein, and Chemical Bank, as Administrative Agent. This Note is entitled to the benefits under the Credit Agreement and is secured as provided therein. Capitalized terms used in this Note and not defined herein are used as defined in the Credit Agreement.

     The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates determined as set forth in the Credit Agreement.

     The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

     All payments in respect of the principal of and interest on this Note shall be made to the person named in the Register and recorded in the Register as the holder of this Note, as described more fully in Section 10.04(d) of the Credit Agreement, and such person shall be treated as the Lender hereunder for all purposes of the Credit Agreement.

     All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that any failure of the holder hereof to make such a notation or any error in such notation shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note and the Credit Agreement.

     The Credit Agreement, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof, for the assignment hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK OF THE UNITED STATES OF AMERICA.

                                                             [NAME OF BORROWER],


                                             by ________________________________
                                                                          Title:

                               Loans and Payments





Date         Amount       Interest       Payments        Unpaid        Name of
             and Type      Period   Principal  Interest  Principal     Person
             of Loan                                     Balance       Making
                                                          of Note       Notation

                                                                    EXHIBIT B-2



                          FORM OF PERIODIC ACCESS NOTE


                                                              New York, New York
                                                                [Effective Date]


     FOR VALUE RECEIVED, the undersigned, [NAME OF BORROWER], a [ ] corporation (the "Borrower"), hereby promises to pay to [the order of [NAME OF LENDER]] [[NAME OF LENDER] or registered assigns] (the "Lender"), at the office of Chemical Bank (the "Administrative Agent"), at 270 Park Avenue, New York, New York 10017 or such other place as the Administrative Agent shall have specified, on the Periodic Access Maturity Date (as defined in the Credit Agreement referred to below), the aggregate unpaid principal amount of all Periodic Access Loans made by the Lender to the Borrower pursuant to the Credit Agreement, in the respective currency or currencies in which such Periodic Access Loans were made, in same day funds, and to pay interest from the date hereof on such principal amount from time to time outstanding, in like funds, at said office, at a rate or rates per annum and payable on such dates as determined pursuant to the Credit Agreement. This Note is one of the Periodic Access Notes referred to in the Amended and Restated Credit Agreement dated as of February 9, 1995 (as amended, modified, extended or restated from time to time, the "Credit Agreement"), among American Standard Companies Inc., American Standard Inc., certain subsidiaries of American Standard Inc., the Lenders, Senior Managing Agents, Managing Agents and Co-Agents named therein, and Chemical Bank, as Administrative Agent. This Note is entitled to the benefits under the Credit Agreement and is secured as provided therein. Capitalized terms used in this Note and not defined herein are used as defined in the Credit Agreement.

     The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates determined as set forth in the Credit Agreement.

     The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

     All payments in respect of the principal of and interest on this Note shall be made to the person named in the Register and recorded in the Register as the holder of this Note, as described more fully in Section 10.04(d) of the Credit Agreement, and such person shall be treated as the Lender hereunder for all purposes of the Credit Agreement.

     All borrowings evidenced by this Note and the currency or currencies in which such borrowings were made and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that any failure of the holder hereof to make such a notation or any error in such notation shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note and the Credit Agreement.

     The Credit Agreement, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof, for the assignment hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK OF THE UNITED STATES OF AMERICA.


     [NAME OF BORROWER],


     by________________________________
     Title:

                                                              Loans and Payments




Date  Amount    Interest     Payments          Unpaid     Name of
      and Type  Period   Principal  Interest   Principal  Person
      of Loan                                  Balance    Making
                                                             of Note    Notation

                                                                     EXHIBIT B-3










                      FORM OF U.S. $ REVOLVING CREDIT NOTE


                                                              New York, New York
                                                                [Effective Date]


     FOR VALUE RECEIVED, the undersigned, [NAME OF BORROWER], a [ ] corporation (the "Borrower"), hereby promises to pay to [the order of [NAME OF LENDER]] [[NAME OF LENDER] or registered assigns](the "Lender"), at the office of Chemical Bank (the "Administrative Agent"), at 270 Park Avenue, New York, New York 10017 or such other place as the Administrative Agent shall have specified, on (i) the last day of the Interest Period (as defined in the Credit Agreement referred to below) in respect of each U.S. $ Revolving Credit Loan made by the Lender to the Borrower pursuant to the Credit Agreement, the aggregate unpaid principal amount of such U.S. $ Revolving Credit Loan, and (ii) the U.S. $ Revolving Credit Maturity Date (as defined in the Credit Agreement referred to below), the aggregate unpaid principal amount of all U.S. $ Revolving Credit Loans made by the Lender to the Borrower pursuant to the Credit Agreement, in Dollars, in same day funds, and to pay interest from the date hereof on such principal amount from time to time outstanding, in like funds, at said office, at a rate or rates per annum and payable on such dates as determined pursuant to the Credit Agreement. This Note is one of the U.S. $ Revolving Credit Notes referred to in the Amended and Restated Credit Agreement dated as of February 9, 1995 (as amended, modified, extended or restated from time to time, the "Credit Agreement"), among American Standard Companies Inc., American Standard Inc., certain subsidiaries of American Standard Inc., the Lenders, Senior Managing Agents, Managing Agents and Co-Agents named therein, and Chemical Bank, as Administrative Agent. This Note is entitled to the benefits under the Credit Agreement and is secured as provided therein. Capitalized terms used in this Note and not defined herein are used as defined in the Credit Agreement.

     The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates determined as set forth in the Credit Agreement.

     The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

     All payments in respect of the principal of and interest on this Note shall be made to the person named in the Register and recorded in the Register as the holder of this Note, as described more fully in Section 10.04(d) of the Credit Agreement, and such person shall be treated as the Lender hereunder for all purposes of the Credit Agreement.

     All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that any failure of the holder hereof to make such a notation or any error in such notation shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note and the Credit Agreement.

     The Credit Agreement, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof, for the assignment hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK OF THE UNITED STATES OF AMERICA.


                                                             [NAME OF BORROWER],


                                             by ________________________________
                                                                          Title:

                                                              Loans and Payments




Date   Amount   Interest     Payments           Unpaid     Name of
       and Type Period   Principal  Interest    Principal  Person
       of Loan                                  Balance    Making
                                                             of Note    Notation

                                                                  EXHIBIT B-4








                  FORM OF MULTI-CURRENCY REVOLVING CREDIT NOTE


                                                              New York, New York
                                                                [Effective Date]


     FOR VALUE RECEIVED, the undersigned, [NAME OF BORROWER], a [ ] corporation (the "Borrower"), hereby promises to pay to [the order of [NAME OF LENDER]] [[NAME OF LENDER] or registered assigns] (the "Lender"), at the office of Chemical Bank (the "Administrative Agent"), at 270 Park Avenue, New York, New York 10017 or such other place as the Administrative Agent shall have specified, on (i) the last day of the Interest Period (as defined in the Credit Agreement referred to below) in respect of each Multi-Currency Revolving Credit Loan made by the Lender to the Borrower pursuant to the Credit Agreement, the aggregate unpaid principal amount of such Multi- Currency Revolving Credit Loan, and (ii) the Multi-Currency Revolving Credit Maturity Date (as defined in the Credit Agreement referred to below), the aggregate unpaid principal amount of all Multi-Currency Revolving Credit Loans made by the Lender to the Borrower pursuant to the Credit Agreement, in each case in the respective currency or currencies in which such Multi-Currency Revolving Credit Loans were made, in same day funds, and to pay interest from the date hereof on such principal amount from time to time outstanding, in like funds, at said office, at a rate or rates per annum and payable on such dates as determined pursuant to the Credit Agreement. This Note is one of the Multi-Currency Revolving Credit Notes referred to in the Amended and Restated Credit Agreement dated as of February 9, 1995 (as amended, modified, extended or restated from time to time, the "Credit Agreement"), among American Standard Companies Inc., American Standard Inc., certain subsidiaries of American Standard Inc., the Lenders, Senior Managing Agents, Managing Agents and Co-Agents named therein, and Chemical Bank, as Administrative Agent. This Note is entitled to the benefits under the Credit Agreement and is secured as provided therein. Capitalized terms used in this Note and not defined herein are used as defined in the Credit Agreement.

     The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates determined as set forth in the Credit Agreement.

     The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

     All payments in respect of the principal of and interest on this Note shall be made to the person named in the Register and recorded in the Register as the holder of this Note, as described more fully in Section 10.04(d) of the Credit Agreement, and such person shall be treated as the Lender hereunder for all purposes of the Credit Agreement.

     All borrowings evidenced by this Note and the currency or currencies in which such borrowings were made and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that any failure of the holder hereof to make such a notation or any error in such notation shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note and the Credit Agreement.

     The Credit Agreement, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof, for the assignment hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK OF THE UNITED STATES OF AMERICA.


                                                             [NAME OF BORROWER],


                                             by ________________________________
                                                                          Title:

                                                              Loans and Payments






Date   Amount   Interest     Payments           Unpaid     Name of
       and Type Period   Principal  Interest    Principal  Person
       of Loan                                  Balance    Making
                                                             of Note    Notation

                                                                     EXHIBIT B-5








                             FORM OF SWINGLINE NOTE


                                                              New York, New York
                                                                [Effective Date]


     FOR VALUE RECEIVED, the undersigned, [NAME OF BORROWER], a [ ] corporation (the "Borrower"), hereby promises to pay to [the order of [NAME OF LENDER]] [[NAME OF LENDER] or registered assigns] (the "Lender"), at the office specified in or pursuant to the Swingline Loan Agreement referred to below, the aggregate unpaid principal amount of each Swingline Loan made by the Lender to the Borrower pursuant to the Swingline Loan Agreement and the Credit Agreement referred to below, in the currency in which such Swingline Loan was made, in same day funds, on (i) the last day of the Interest Period (as defined in the Credit Agreement referred to below) with respect to such Swingline Loan, and
(ii) the Multi-Currency Revolving Credit Maturity Date (as defined in the Credit Agreement referred to below) and to pay interest from the date hereof on the principal amount of such Swingline Loans from time to time outstanding, in like funds, at said office, at a rate or rates per annum and payable on such dates as determined pursuant to the Credit Agreement. This Note is one of the Swingline Notes referred to in the Amended and Restated Credit Agreement dated as of February 9, 1995 (as amended, modified, extended or restated from time to time, the "Credit Agreement"), among American Standard Companies Inc., American Standard Inc., certain subsidiaries of American Standard Inc., the Lenders, Senior Managing Agents, Managing Agents and Co-Agents named therein, and Chemical Bank, as Administrative Agent. This Note evidences Swingline Loans made by the Lender pursuant to the Credit Agreement and the Swingline Loan Agreement dated as of June 1, 1993 (as amended, modified, extended or restated from time to time, the "Swingline Loan Agreement"), between the Borrower and the Lender, which supplements the Credit Agreement. This Note is entitled to the benefits under the Credit Agreement and is secured as provided therein. Capitalized terms used in this Note and not defined herein are used as defined in the Swingline Loan Agreement and the Credit Agreement.

     The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates determined as set forth in the Credit Agreement.

     The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

     All payments in respect of the principal of and interest on this Note shall be made to the person named in the register and recorded in the Register as the holder of this Note, as described more fully in Section 10.04(d) of the Credit Agreement, and such person shall be treated as the Lender hereunder for all purposes of the Credit Agreement.

     All borrowings evidenced by this Note and the currency or currencies in which such borrowings were made and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that any failure of the holder hereof to make such a notation or any error in such notation shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note, the Swingline Loan Agreement and the Credit Agreement.

     The Credit Agreement, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof, for the assignment hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK OF THE UNITED STATES OF AMERICA.


                                                             [NAME OF BORROWER],


                                            by _________________________________
                                                             Title:

                               Loans and Payments




Date   Amount   Interest     Payments           Unpaid     Name of
       and Type Period   Principal  Interest    Principal  Person
       of Loan                                  Balance    Making
                                                of Note    Notation

                                                                Exhibit C to the
                                                                Credit Agreement

                             AMERICAN STANDARD INC.
                          ADMINISTRATIVE QUESTIONNAIRE

Please accurately complete the following information andreturn via FAX to the attention of Janet Belden at Chemical Bank as soon as possible.

FAX Number: 212-622-0854

LEGAL NAME OF YOUR INSTITUTION TO APPEAR IN DOCUMENTAT

 ---------------------------------------------------------------------------

GENERAL INFORMATION - ALTERNATE BASE RATE LENDING OFFICE:
Institution Name   ____________________________________________________________
Street Address: _______________________________________________________________
City, State, Zip Code: ________________________________________________________

GENERAL INFORMATION - EURODOLLAR LENDING OFFICE: **
Institution Name: _____________________________________________________________
Street Address:  ______________________________________________________________
City, State, Zip Code:  _______________________________________________________
CREDIT CONTACTS/NOTIFICATION METHODS:
Primary Contact ______________________________________________________________
Street Address  _______________________________________________________________
Institution Name:  _____________________________________________________________
Street Address: _______________________________________________________________
City, State, Zip Code: _________________________________________________________

Backup Contact  ______________________________________________________________
Street Address  _______________________________________________________________
Institution Name:  _____________________________________________________________
Street Address: _______________________________________________________________
City, State, Zip Code: _________________________________________________________

** Please provide information for borrowings in each Alternative Currency if different

    TAX WITHHOLDING:
         UNITED STATES
                  Non Resident Alien or Foreign Corporate or other Foreign Entity _____________ YES ___________________ NO If yes, please enclose Form 4224, 1001 or W-8. If No, please enclose form W-9. Tax ID Number ______________________________
         UNITED KINGDOM
                  Non Resident Alien or Foreign Corporate or other Foreign Entity _____________ YES ___________________ NO Please enclose
                  relevant       tax       forms       Tax       ID       Number
                  ______________________________

    CONTACTS/NOTIFICATION METHODS:
    ADMINISSTRATIVE CONTACTS - BORROWINGS, PAYDOWNS, INTEREST, FEES, ETC. Contact __________________________________________________________________
    Street Address:  __________________________________________________________
    City, State, Zip Code _____________________________________________________
    Phone Number:  ____________________________________________________________
    FAX Number:  ______________________________________________________________
    Telex & Answer Back:  :____________________________________________________

    PAYMENT INSTRUCTIONS:
    Name of Bank where funds are to be trnasferrred:
        -----------------------------------------------------------------------
    Routing Transit/ABA number of Bank where funds are to be transferred:
        -----------------------------------------------------------------------
    Name of Account, if applicable:
        -----------------------------------------------------------------------
    Account Number:  __________________________________________________________
    Additional Information: ___________________________________________________
                                         --------------------------------------

    MAILINGS:
    Please specify whoshould receive financial information:
    Name:   _________________________________________________________________
    Street Address  _________________________________________________________
    City State, Zip Code  ___________________________________________________

    It is very important that all of the above information is accurately filled in and returned promptly. If there is someone other than yourself who should receive this questionnaire, please notify us of their name and FAX number and we will FAX thema copy of the questionnaire. If you have any questions, please call Janet Belden on 212-622-0011 or Doris Mesa on 212-622-0827.

                                                              EXHIBIT D to the
                                                                Credit Agreement
                                   [FORM OF]

                           ASSIGNMENT AND ACCEPTANCE


                  Reference is made to the Amended and Restated Credit Agreement dated as of February 9, 1995 (as amended and in effect at the date hereof, the "Credit Agreement"), among American Standard Companies Inc., American Standard Inc., certain subsidiaries of American Standard Inc., the Lenders, Senior Managing Agents, Managing Agents and Co-Agents named therein, and Chemical Bank, as Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meanings.

                  1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth on the reverse hereof, the interests set forth on the reverse hereof (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Documents, including, without limitation, the interests set forth on the reverse hereof in the Commitments of the Assignor on the Assignment Date and the Loans owing to the Assignor which are outstanding on the Assignment Date, together with unpaid interest accrued on the assigned Loans to the Assignment Date and the amount, if any, set forth on the reverse hereof of the Fees accrued to the Assignment Date for the account of the Assignor. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 10.04(c) of the Credit Agreement, a copy of which has been received by each such party. 1/ Upon acceptance of this Assignment and Acceptance by the Administrative Agent and recording of the information contained herein in accordance with Section 10.04(e) of the Credit Agreement, from and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Credit Documents and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

                  2. This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) the Notes previously issued to Assignor,
(ii) if the Assignee is organized under the laws of a jurisdiction outside the United States, the forms specified in Section 2.18(e)(i) of the Credit
Agreement, duly completed and executed by the Assignee, (iii) the form or certificate, as applicable, specified in Section 2.18(e)(ii) of the Credit Agreement, duly completed and executed by the Assignee, (iv) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form of Exhibit C to the Credit Agreement and (v) a processing and recordation fee of $3,500.

     3. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Assignment Date (may not be fewer than 5 Business Days after the Date of Assignment):

                                                                     Percentage
                                                                     Assigned
                                                                     of Credit
                                                                     Facility
                                                                     (set
                                                                     forth, to
                                                                     at  least
                                                                     8
                                                                     decimals,
                                                                     as      a
                                                                     percentage
                                                                     of    the
                                                                     Credit
                                                                     Facility
                                                                     and the
                                                                     aggregate
                                    Principal Amount  Commitments/Term Loans
Credit Facility                          Assigned    of all Lenders thereunder)

Multi-Currency Revolving Credit
Commitment:                            $              %

U.S. $ Revolving Credit Commitment

Periodic Access Loan Commitment:

Term Loan Commitment:

Fees Assigned (if any):



The terms set forth above and on the reverse side hereof are hereby agreed to:
                                                                    Accepted: */


                            , as Assignor         AMERICAN STANDARD INC.,


By:                                                By:
   Name:                                           Name:
   Title:                                         Title:


                            , as Assignee


By:
   Name:
   Title:


--------------------

 */ To be completed only if consents are required under Section 10.04(b) of the Credit Agreement. If such consents are required and the assignment includes a Revolving Credit Commitment, consents also must be obtained from the Issuing Banks and Swingline Lenders.



     1/ If the Assignee is an Affiliate of the Assignor, the Assignor also must represent to ASI that the assignment is being made for a valid business purpose (and at the request of ASI will advise ASI of such purpose in reasonable detail) and is not inconsistent with the obligations of the Assignor under Section 2.23(b) of the Credit Agreement.

                                                                EXHIBIT E to the
                                                                Credit Agreement







     ISSUING BANK AGREEMENT dated as of [ ], 1995, between AMERICAN STANDARD INC., a Delaware corporation ("ASI") and the financial institution identified on
Schedule I hereto as the Issuing Bank (the "Issuing Bank").


     Reference is made to the Amended and Restated Credit Agreement dated as of February 9, 1995 (as amended, modified, extended or restated from time to time, the "Credit Agreement"), among American Standard Companies Inc., ASI, certain subsidiaries of ASI, the Lenders, Senior Managing Agents, Managing Agents and Co-Agents named therein and Chemical Bank, as Administrative Agent. ASI and the Issuing Bank desire to enter into this Agreement in order to provide for Letters of Credit to be issued by the Issuing Bank as contemplated by the Credit Agreement. Accordingly, the parties hereto agree as follows:

     SECTION 1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings specified in the Credit Agreement. The provisions of Section 1.02 of the Credit Agreement shall apply to this Agreement as though set forth herein.

     SECTION 2. Letter of Credit Commitment. The Issuing Bank hereby agrees to be an "Issuing Bank" under, and, subject to the terms and conditions hereof and of the Credit Agreement, to issue Letters of Credit under, the Credit Agreement; provided, however, that Letters of Credit issued by the Issuing Bank hereunder shall be subject to the limitations, if any, set forth on Schedule I hereto, in addition to the limitations set forth in the Credit Agreement.

     SECTION 3. Issuance Procedure. In order to request the issuance of a Letter of Credit hereunder, the Account Party (or ASI on behalf of the applicable Account Party) shall hand deliver or telecopy a notice (specifying the information required by Section 2.19(b) of the Credit Agreement) to the Issuing Bank, at its address or telecopy number specified on Schedule I hereto (or such other address or telecopy number as the Issuing Bank may specify by notice to
ASI),  not later than the time of day (local time at such address)  specified on
Schedule I hereto prior to the proposed date of issuance of such Letter of Credit. A copy of such notice shall be sent, concurrently, by the applicable Account Party (or ASI on behalf of the applicable Account Party) to the Administrative Agent in the manner specified for Borrowing Requests under the Credit Agreement. Upon receipt of such notice, the Issuing Bank shall consult the Administrative Agent by telephone in order to determine (i) whether the conditions specified in the last sentence of Section 2.19(b) of the Credit Agreement will be satisfied in connection with the issuance of such Letter of Credit and (ii) whether the requested expiration date for such Letter of Credit complies with the proviso to Section 2.19(c) of the Credit Agreement.

     SECTION 4. Issuing Bank Fees, Interest and Payments. (a) The Issuing Bank Fees payable to the Issuing Bank in respect of Letters of Credit issued hereunder are specified on Schedule I hereto (and such fees shall be in addition to the Issuing Bank's customary documentary and processing charges in connection with the issuance, amendment or transfer of any Letter of Credit issued hereunder). Each payment of Issuing Bank Fees payable hereunder shall be made not later than 12:00 (noon), local time at the place of payment, on the date when due, in immediately available funds, to the account of the Issuing Bank specified on Schedule I hereto (or to such other account of the Issuing Bank as it may specify by notice to ASI).

     (b) If this Agreement permits Letters of Credit to be denominated in Alternative Currencies, then it will be necessary to establish the Swingline Base Rate and the Swingline Margin that will apply to unreimbursed L/C
Disbursements denominated in such Alternative Currencies for purposes of determining interest thereon. The Issuing Bank agrees to determine the Swingline Base Rate for each day that any such L/C Disbursement denominated in an Alternative Currency is outstanding hereunder and to notify ASI, the applicable Account Party and the Administrative Agent thereof. The parties hereto understand and agree that the Applicable Margin was negotiated for purposes of determining interest on ABR Loans denominated in Dollars and that it may be necessary from time to time to adjust the Applicable Margin, based upon differences between prevailing interest rates on obligations denominated in Dollars compared to prevailing interest rates on obligations denominated in the Alternative Currency or Currencies in which unreimbursed L/C Disbursements may be made hereunder (any such Alternative Currency being referred to as an "L/C Alternative Currency"), in order to arrive at the Swingline Margin for such L/C Alternative Currency, which is intended to provide a marginal interest rate in the L/C Alternative Currency comparable to the Applicable Margin on Revolving Credit Borrowings comprised of ABR Loans denominated in Dollars. If this Agreement permits Letters of Credit to be denominated in an Alternative Currency, then (i) Schedule I hereto specifies the initial conversion factor (expressed as a percentage to be multiplied by the Applicable Margin on Revolving Credit Borrowings comprised of ABR Loans) with respect to each L/C Alternative Currency and (ii) the Issuing Bank may from time to time adjust any such conversion factor by notice to ASI and the Administrative Agent (each such notice to be effective upon the date given) based upon changes in the differences between prevailing interest rates in the relevant currencies, and each such adjustment by the Issuing Bank shall be conclusive absent manifest error.

     SECTION 5. Credit Agreement Terms. Notwithstanding any provision hereof which may be construed to the contrary, it is expressly understood and agreed that (a) this Agreement is supplemental to the Credit Agreement and is intended to constitute an Issuing Bank Agreement, as defined therein (and, as such, constitutes an integral part of the Credit Agreement as though the terms of this Agreement were set forth in the Credit Agreement), (b) each Letter of Credit issued hereunder and each and every L/C Disbursement made under any such Letter of Credit shall constitute a "Letter of Credit" and an "L/C Disbursement", respectively, for all purposes of the Credit Agreement and the other Credit Documents, (c) the Issuing Bank's commitment to issue Letters of Credit hereunder and each and every Letter of Credit requested or issued hereunder shall be subject to the terms and conditions of the Credit Agreement and entitled to the benefits of the Credit Documents and (d) the terms and conditions of the Credit Agreement are hereby incorporated herein as though set forth herein in full and shall supersede any contrary provisions hereof.

     SECTION 6. Assignment. The Issuing Bank may not assign its commitment to issue Letters of Credit hereunder without the consent of ASI and prior notice to the Administrative Agent. In the event of an assignment by the Issuing Bank of all its other interests, rights and obligations under the Credit Agreement, then the Issuing Bank's commitment to issue Letters of Credit hereunder shall terminate unless the Issuing Bank, ASI and the Administrative Agent otherwise agree.

     SECTION 7. Effectiveness. This Agreement shall not be effective until counterparts hereof executed on behalf of each of ASI and the Issuing Bank have been delivered to and accepted by the Administrative Agent.


     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.


                                                         AMERICAN STANDARD INC.,

                                                                              by
                                                --------------------------------
                                                                           Name:
                                                                          Title:


                                                                 [ISSUING BANK],

                                                                              by
                                                --------------------------------
                                                                           Name:
                                                                          Title:


Accepted:

CHEMICAL BANK, as
Administrative Agent,

by
----------------------------

                                                                   SCHEDULE I to
                                                          Issuing Bank Agreement




A.Issuing Bank:

B.Issuing Bank's Address and
  Telecopy Number for Notices:

C.Scheduled                      Letters of Credit:  This Agreement  shall apply
                                 to the Scheduled Letters of Credit issued by the Issuing Bank and set forth on Schedule IV.
                                 The Issuing Bank shall be under no obligation to extend or renew any Scheduled Letter of Credit, except in accordance with the terms of such Scheduled Letter of Credit.


D.Time of Day by Which Notices Other than Scheduled Letters of Credit, a Must be
  Received notice requesting the issuance of a Letter of
                                 of Credit must be received by the ssuing
                                 Bank by 10:00 a.m. (New York time) not less than five Business Days prior to the proposed date of issuance

  .

E.Special Terms:
                          The Letters of Credit issued pursuant to the Agreement shall be denominated in Dollars or any Alternative Currency. The aggregate L/C Exposure in respect of Letters of Credit (including Scheduled Letters of Credit) issued pursuant to this Agreement shall not exceed $200,000,000.

F.Issuing Bank Fees:
                          [ ]% per annum on the average daily undrawn amount of the Scheduled Letters of Credit, payable on the same dates that L/C Participation Fees are payable under the Credit Agreement.

G.Issuing Bank's Account for
  Payment of Issuing Bank Fees:

H.Initial Conversion  Factor(s) for To be determined in the event of an issuance
  Determining Swingline of a Letter of Credit the stated amount of Margin(s) which is not denominated in Dollars.

                                Credit Agreement







         [FORM OF MORTGAGE]



                       AMENDED AND RESTATED TERM LOAN AND
                           REVOLVING CREDIT MORTGAGE,
                  ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND
                                 FIXTURE FILING

                                       BY

                            AMERICAN STANDARD INC.,

                                   Mortgagor,

                                       TO

                      CHEMICAL BANK, as collateral agent,

                                   Mortgagee,

                            Relating to Premises at



                                  DATED AS OF:



                     This instrument prepared by and, after
                          recording, please return to:

                            Cravath, Swaine & Moore
                                Worldwide Plaza
                               825 Eighth Avenue
                         New York, New York 10019-7475
                       Attention: Martin R. Levine, Esq.

                  AMENDED AND RESTATED TERM LOAN AND REVOLVING CREDIT OPEN-END MORTGAGE, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING ("Mortgage"), dated as of , made by AMERICAN STANDARD INC. ("ASI" or "Mortgagor"), a Delaware corporation having an office at 1114 Avenue of the Americas, New York, New York 10036, as mortgagor, assignor and debtor, in favor of CHEMICAL BANK a New York banking corporation, having its principal offices at 270 Park Avenue, New York, New York 10017, as Collateral Agent (together with any successors or assigns in such capacity, "Mortgagee") for (i) the financial institutions and their successors and assigns (collectively, "Lenders") identified in the "Credit Agreement" (as such term is defined in paragraph 3 of the RECITALS below), (ii) WABCO-STANDARD TRANE B.V., a Netherlands corporation ("BV Borrower"), and (iii) the Swap Providers (as defined in the Domestic Guarantee), as mortgagee, assignee and secured party. (All capitalized terms used and not defined herein shall have the meanings ascribed in the Credit Agreement.)

                                R E C I T A L S:

                  1. Mortgagor is the owner in fee simple absolute of the property described in Schedule A and the Improvements and Equipment
(each as hereinafter defined).

                  2. ASI entered into a Term Loan and Revolving Credit Mortgage, Assignment of Rents, Security Agreement and Fixture Filing with respect to the property described in Schedule A on June 29, 1988, and recorded in the land records of on at [list amendments] (as so amended, the "1988 Mortgage"), and which secured certain obligations of ASI as set forth in the Recitals to the 1988 Mortgage.

                  3. ASI Holding Corporation, ASI and certain subsidiaries of ASI are entering into an Amended and Restated Credit Agreement dated as of June 1, 1993 with the Lenders named therein (as amended, modified, extended or restated from time to time, the "Credit Agreement"), pursuant to which outstanding loans and commitments are being restructured.

     4. Pursuant to the terms of the Credit Agreement, the Lenders have agreed to make loans ("Loans") and to issue from time to time certain letters of credit to or for the account of the obligors thereunder in the aggregate principal amount of $1,000,000,000, including revolving credit loans in the aggregate principal amount of $[ ], which Loans will continue to be, inter alia, secured by the 1988 Mortgage.

                  5. Mortgagor and others have executed and delivered to the Lenders a certain Amended, Consolidated and Restated Guarantee ("Guarantee"), dated as of the date hereof, pursuant to which Mortgagor has agreed to guarantee certain obligations arising under the Credit
Agreement.

                  6. The BV Borrower, having an address at Jupiter Straat 262, 2132 UK Hoofddorp, The Netherlands, is the owner and holder of the

ASI-BV Intercompany Note (as defined in the Credit Agreement), being amended as of the date hereof.

                  7. This Mortgage is given by Mortgagor to confirm to Mortgagee the continuing security of the 1988 Mortgage and to secure payment by Mortgagor
(i) to the Lenders of all principal, interest and other sums due or to become due from Mortgagor under the Credit Agreement and the Guarantee; (ii) to the BV Borrower of all principal, interest and other sums due or to become due or amounts outstanding from time to time under the ASI-BV Intercompany Note and the Guarantee; (iii) all of Mortgagor's obligations under the Swap Agreements (as defined in the Domestic Guarantee); and (iv) all other obligations of Mortgagor which together with the foregoing comprise the Obligations.


                        G R A N T I N G C L A U S E S :

                  Mortgagor hereby grants, bargains, sells, mortgages and creates a security interest in and first mortgage lien upon, all Mortgagor's right, title and interest in and to the following property whether now owned or held or hereafter acquired except as otherwise provided in this Mortgage or the Credit Agreement (collectively, "Mortgaged Property"):

                  A. The fee simple estate in the land described in Schedule A, together with any and all easements, rights-of-way, sidewalks, gores of land, streets, ways, alleys, passages, passageways, sewer rights, waters, water courses, water rights and powers, air, light and other rights, estates, titles, interests, privileges, liberties, servitudes, licenses, tenements, hereditaments and appurtenances whatsoever, in any way belonging, relating or appertaining thereto, or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, and all reversions, remainders, income, rents, issues, revenues and profits thereof (collectively, "Land");

                  B. The buildings, structures and other improvements and any and all Alterations (as hereinafter defined) now or hereafter located or erected on the Land, including, without limitation, attachments, walks and ways (collectively, "Improvements"; together with the Land, "Premises");

                  C. Any and all permits, certificates, approvals and authorizations, however characterized, issued or in any way furnished, whether necessary or not for the operation and use of the Premises, including, without limitation, permits, building permits, certificates of occupancy, environmental certificates, industrial permits or licenses and certificates of operation;

                  D. All machinery, apparatus, equipment, fittings, fixtures, improvements and articles of personal property of every kind and nature whatsoever now or hereafter attached or affixed to the Premises or used in connection with the use and enjoyment of the Premises or the maintenance or preservation thereof, including, without limitation, all manufacturing equipment, tools, utility systems, fire sprinkler and alarm systems, HVAC equipment, boiler, electronic data processing, refrigeration, electronic monitoring, water or lighting systems, power, sanitation, waste removal, window cleaning, maintenance or other systems or equipment, lobby and all other indoor or outdoor furniture, appliances or supplies, and all other articles used or useful in connection with the use or operation of any part of the Premises (collectively, "Equipment");

                  E. Mortgagor's interest, as landlord, franchisor, licensor or grantor, in all leases of space, franchise agreements, licenses, occupancy or concession agreements (collectively, "Leases"; each, a "Lease") now existing or hereafter entered into relating in any manner to the Premises or Equipment and any and all amendments, modifications, supplements and renewals of Leases, whether now in effect or hereafter coming into effect, including, without limitation, all rents, additional rents, cash or securities deposited thereunder to secure performance of the lessee's, franchisee's, licensee's or obligee's obligations thereunder, revenues, earnings, profits and income, advance rental payments, payments incident to assignment, sublease or surrender of a Lease, claims for forfeited deposits and claims for damages, now due or hereafter to become due, with respect to any Lease;

                  F. All general intangibles and contract rights relating to the Premises and the Equipment, other than tradenames and trademarks owned by Mortgagor, and all reserves, deferred payments, deposits, refunds and claims of every kind or character relating thereto;

                  G. All drawings, plans, specifications, file materials, operating and maintenance records, catalogues, tenant lists, correspondences, advertising materials, operating manuals, warranties, guaranties, appraisals, studies and data relating to the Premises or the Equipment or the construction of any Alteration or the maintenance of any Permit (as hereinafter defined); and

                  H. All proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including, without limitation, proceeds of insurance and condemnation or other awards or payments with respect thereto, including interest thereon;

                  TO HAVE AND TO HOLD the Mortgaged Property unto Mortgagee and Mortgagee's successors and assigns forever, for the purpose of securing payment and performance of the Obligations.

                              C O V E N A N T S :

                  Mortgagor warrants, represents and covenants as follows:


                                   ARTICLE I

                        WARRANTIES, REPRESENTATIONS AND
                             COVENANTS OF MORTGAGOR


                  SECTION 1.l Good Title. Mortgagor represents, warrants and covenants that: (i) it has good and marketable title to an indefeasible fee simple estate in the Mortgaged Property subject to no mortgage, pledge, security interest, encumbrance, lien, lease, license, easement, assignment, collateral assignment or charge of any kind, including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute or any subordination arrangement in favor of any party other than Mortgagor (collectively, "Liens"; each, a "Lien"), except for those Liens identified on Schedule B (collectively, "Prior Liens");
(ii) it will keep in effect all rights and appurtenances to or that constitute a part of the Mortgaged Property; (iii) it will protect, preserve and defend its interest in the Mortgaged Property and title thereto; (iv) it will comply with each of the terms, conditions and provisions of any obligation of Mortgagor which is secured by the Mortgaged Property the noncompliance with which may result in the imposition of a Lien on the Mortgaged Property; (v) it will appear and defend the Lien and validity of this Mortgage in any action or proceeding affecting or purporting to affect the Mortgaged Property or any of the rights of Mortgagee hereunder; (vi) this Mortgage creates and constitutes a valid and enforceable first Lien on the Mortgaged Property, and, to the extent any of the Mortgaged Property shall consist of personalty, a first security interest in the Mortgaged Property, subject only to (a) Prior Liens (but not to extensions, amendments, supplements or replacements of Prior Liens), and (b) Liens hereafter created and which, pursuant to the provisions of Section 1.10, are superior to the Lien hereof, and Mortgagor does now and will forever warrant and defend to Mortgagee and all its successors and assigns such title and the validity and priority of the Lien hereby created and evidenced against the claims of all persons and parties whomsoever; and (vii) it is duly authorized and has full power to execute this Mortgage and enter into the transaction described herein.

                  SECTION 1.2 Further Documentation to Assure Lien; Fees and Expenses.

                           1.2.1  Mortgagor shall, at the sole cost and expense
of Mortgagor,  do,  execute,  acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers and assurances as Mortgagee shall from time to time request, which may be necessary in the judgment of the requesting party from time time to assure, perfect, convey, assign, transfer and confirm unto Mortgagee, the property and rights hereby conveyed or assigned, or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee or which may facilitate the performance of the term of this Mortgage, or the filing, registering or recording of his Mortgage.

     1.2.2 Mortgagor shall pay all filing, registration or recording fees and all expenses incident to the execution and delivery of this Mortgage, any mortgage instrument supplemental hereto, any security instrument with respect to the Personal Property, (as hereinafter defined), any Uniform Commercial Code financing statements and continuation statements, and any instrument of further assurance required by Mortgagee to be filed, registered or recorded pursuant to this Mortgage.

                  SECTION 1.3 Payment of Taxes, Insurance Premiums, Assessments; Compliance with Law and Insurance Requirements.

                           1.3.1  Unless contested in accordance with the
provisions of subsection 1.3.5, Mortgagor shall pay and discharge, from time to time when the same shall become due, all real estate and other taxes, special assessments, levies, permits, inspection and license fees, all premiums for insurance, all water and sewer rents and charges, and all other public charges, imposed upon or assessed against the Mortgaged Property or any part thereof or upon the revenues, rents, issues, income and profits of the Mortgaged Property, including, without limitation, those arising in respect of the occupancy, use or possession thereof.

                           1.3.2  From and after the occurrence of an Event of
Default (as hereinafter defined), at the option of Mortgagee, Mortgagor shall deposit with Mortgagee, on the first day of each month, an amount estimated by Mortgagee to be equal to one-twelfth (1/12th) of the annual taxes, assessments and other items required to be discharged by Mortgagor under subsection 1.3.1. Such amounts shall be held by Mortgagee without interest to Mortgagor and applied to the payment of the obligations in respect of which such amounts were deposited, in such order or priority as Mortgagee shall determine, on or before the respective dates on which such obligations or any thereof would become delinquent. Nothing contained in this Section 1.3 shall affect any right or remedy of Mortgagee under any provision of this Mortgage or of any statute or rule of law to pay any such amount from its own funds and to add the amount so paid, together with interest at a rate ("Default Rate") per annum equal to two percent in excess of the rate payable under the Credit Agreement in respect of LIBOR Loans with a maturity of one hundred eighty (180) days, to the other amounts outstanding in respect of the Obligations or relieve Mortgagor of its obligations to make or provide for the payment of the annual taxes, assessments and other charges required to be discharged by Mortgagor under subsection 1.3.1. Mortgagor hereby grants to Mortgagee a security interest in all sums held pursuant to this subsection 1.3.2 to secure payment and performance of the Obligations. During the continuance of any Event of Default, Mortgagee may apply all or any part of the sums held pursuant to this subsection 1.3.2 to payment and performance of the Obligations.

 Mortgagor shall redeposit with Mortgagee an amount equal to all amounts so applied as a condition to the cure, if any, of such Event of Default in addition to fulfillment of any other required conditions.

                           1.3.3  Unless contested in accordance with the
provisions of subsection 1.3.5, Mortgagor shall timely pay all lawful claims and demands of mechanics, materialmen, laborers, government agencies administering worker's compensation insurance, old age pensions and social security benefits and all other claims, judgments, demands or amounts of any nature which, if unpaid, might result in, or permit the creation of, a Lien on the Mortgaged Property or any part thereof, or on the revenues, rents, issues, income and profits arising therefrom or which might result in forfeiture of all or any part of the Mortgaged Property.

                           1.3.4  Mortgagor shall maintain in full force and
effect  all  permits,  consents,   approvals,   licenses,  franchises  or  other
instruments (collectively, "Permits"; each, a "Permit") now or hereafter required by any federal, state, municipal or local government or quasi-governmental agency or authority to operate or use and occupy the Premises and the Equipment for its intended uses. Unless contested in accordance with the provisions of subsection 1.3.5, Mortgagor shall comply promptly with all requirements set forth in the Permits and all requirements of any law, ordinance, rule, regulation or requirement of any federal, state, municipal or local government or quasi-governmental agency or authority applicable to all or any part of the Mortgaged Property or the condition, use or occupancy of all or any part thereof or any recorded deed of restriction, declaration, covenant running with the land or otherwise, now or hereafter in force. Mortgagor shall not initiate or consent to any change in the zoning or any other permitted use classification of the Land without the written consent of Mortgagee.

     1.3.5 Mortgagor may at its own expense contest the amount or applicability of any of the obligations described in subsections 1.3.1, 1.3.3 and l.3.4 by appropriate legal proceedings, prosecution of which operates to prevent the collection thereof and the sale or forfeiture of the Mortgaged Property or any part thereof to satisfy the same; provided, however, that in connection with such contest, Mortgagor shall, at the option of Mortgagee, have made provision for the payment of such contested amount on Mortgagor's books if and to the extent required by generally accepted accounting principles or deposited with Mortgagee a sum sufficient to pay and discharge such obligation and Mortgagee's estimate of all interest and penalties related thereto. Notwithstanding the foregoing provisions of this subsection 1.3.5, if at any time payment of any obligation imposed upon Mortgagor by this Section 1.3 shall become necessary to prevent the delivery of a tax deed conveying the Mortgaged Property or any portion thereof because of nonpayment, Mortgagor shall pay the same in sufficient time to prevent the delivery of such tax deed.

     l.3.6 Mortgagor shall not in its use and occupancy of the Premises or the Equipment (including, without limitation, in the making of any Alteration) take any action that could be the basis for termination, revocation or denial of any insurance coverage required to be maintained under this Mortgage or that could be the basis for a defense to any claim under any insurance policy maintained in respect of the Premises or the Equipment and Mortgagor shall otherwise comply in all respects with the requirements of any insurer that issues a policy of insurance in respect of the Premises or the Equipment.

                           1.3.7  Mortgagor shall, immediately upon receipt of
any written notice regarding any failure by Mortgagor to pay or discharge any of the obligations described in subsection 1.3.1, 1.3.3, 1.3.4 or 1.3.6, furnish a copy of such notice to Mortgagee.

     SECTION 1.4 Payment of Certain Taxes. If the United States, the state in which the Land is located or any political subdivision thereof shall levy, assess or charge any tax, imposition or assessment upon this Mortgage or the interest of Mortgagee in the Mortgaged Property, Mortgagor shall pay all such taxes, assessments and impositions to, for, or on account of Mortgagee when due and payable and shall furnish to Mortgagee proof of such payment satisfactory to Mortgagee.

                  SECTION 1.5  Required Insurance Policies.

     1.5.1 Mortgagor shall maintain in full force the following insurance coverages in respect of the Premises and the Equipment:

                  (i) Physical hazard insurance on an "all risk" basis covering fire and extended coverage in an amount equal to the full replacement cost of the Improvements and Equipment, with such deductibles as Mortgagee may from time to time require, and, if Mortgagee shall not have imposed any such requirements, with such deductibles as would be maintained by a prudent operator of property similar in use and configuration to the Premises and located in the locality where the Premises are located. "Full replacement cost" means the cost to replace the Improvements and the Equipment, exclusive of excavation, foundation and footings, as determined from time to time (but not less frequently than once each year) by a person satisfactory to Mortgagee;

                  (ii) Liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Premises and any adjoining streets, sidewalks and passageways, with policy limits and deductibles in such amounts as Mortgagee may from time to time require, and, if Mortgagee shall not have imposed any such requirements, in such amounts as from time to time would be maintained by a prudent operator of property similar in use and configuration to the Premises and located in the locality where the Premises are located;

                  (iii) Pollution and hazardous waste liability insurance with a coverage amount not less than $25,000,000 for clean-up expenses and $15,000,000 for legal liability, if the Premises are subject to rules and regulations of the Federal Environmental Protection Agency requiring insurance of this type or if such insurance would ordinarily be maintained in accordance with commercially reasonable business practices; provided, however, that to the extent the rules and regulations of the federal Environmental Protection Agency from time to time in effect permit Mortgagor to maintain lesser coverage amounts or to self-insure against liabilities contemplated by this subsection, compliance by Mortgagor with such rules and regulations shall be deemed compliance with the provisions of this subsection;

                  (iv) Worker's compensation insurance as required by the laws of the state where the Premises are located, or, to the extent permitted by local law, appropriate self insurance arrangements, to protect Mortgagor against claims for injuries sustained in the course of employment at the Premises;

                  (v) Explosion insurance in respect of any boilers and similar apparatus located on the Premises, with policy limits and deductibles in such amounts as Mortgagee may from time to time require, and, if Mortgagee shall not have imposed any such requirements, in such amounts as would be maintained by a prudent operator of property similar in use and configuration to the Premises and located in the locality where the Premises are located;

                  (vi) If all or any portion of the Premises or the Equipment shall be subject to a Lease or Leases, rental value insurance to the extent, and in the amount, required by the terms of the respective Lease;

                  (vii) Business interruption insurance with policy limits and deductibles in such amounts as Mortgagee may from time to time require, and, if Mortgagee shall not have imposed any such requirements, in such amounts as would be maintained by a prudent operator of property similar in us and configuration to the Premises and located in the locality where the Premises are located;

                  (viii) If the Premises are located in an area designated by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968, as amended, such insurance covering the interests of Mortgagee in such amounts as Mortgagee may from time to time require, and, if Mortgagee shall not have imposed any such requirements, in such amounts as would be maintained by a prudent operator of property similar in use and configuration to the Premises and located in the locality where the Premises are located; and

                  (ix) Such other insurance, against such risks and with policy limits and deductibles in such amounts as Mortgagee may from time to time require, and, if no such requirements shall have been imposed, in such amounts as would be maintained by a prudent operator of property similar in use and configuration to the

         Premises and located in the locality where the premises are located.

     l.5.2 All insurance policies required by this Section 1.5 shall be in form and issued by companies satisfactory to Mortgagee. Mortgagor may maintain the coverages required by this Section 1.5 under blanket policies covering the Premises and other locations owned or operated by Mortgagor if the terms of such blanket policies otherwise comply with the provisions of this Section 1.5 and contain specific coverage allocations in respect of the Premises determined in accordance with the provisions of this Section 1.5. All insurance policies in respect of the coverages required by subsections 1.5.1(i), 1.5.1(v), l.5.l(vii) and, if applicable, l.5.l(viii), shall be in amounts at least sufficient to prevent coinsurance liability. All insurance policies required by the foregoing enumerated subsections shall name Mortgagee as an additional named insured. All insurance policies in respect of the coverages required by subsections l.5.l(ii) and 1.5.1(iii) shall name Mortgagee as an additional insured. Each policy of insurance required under this Section 1.5 shall provide that it may not be cancelled or otherwise terminated without at least thirty (30) days prior written notice to Mortgagee and shall permit Mortgagee to pay any premium therefor within thirty (30) days after receipt of any notice stating that such premium has not been paid when due. The policy or policies of such insurance or certificates of insurance evidencing the required coverages shall be delivered to Mortgagee. Settlement of any claim under any of the insurance policies referred to in this Section 1.5, if such claim involves (in the reasonable judgment of Mortgagee) loss of $250,000 or more, shall require the prior approval of Mortgagee.

     1.5.3 At least ten (10) days prior to the expiration of any insurance policy, an extension or renewal policy or an insurance certificate evidencing such extension or renewal shall be delivered to Mortgagee.

     1.5.4 Mortgagor shall not purchase separate insurance policies concurrent in form or contributing in the event of loss with those policies required to be maintained under this Section 1.5, unless Mortgagee is included thereon as a named insured and, if applicable, with loss payable to Mortgagee under a standard endorsement of the character described in subsection 1.5.2 and the policy evidencing such insurance otherwise complies with the requirements of subsection 1.5.2. Mortgagor shall immediately notify Mortgagee whenever any such separate insurance policy is obtained and shall promptly deliver to Mortgagee the policy or certificate evidencing such insurance.

     l.5.5 Mortgagor shall, immediately upon receipt of any written notice of any failure by Mortgagor to pay any insurance premium in respect of any insurance required to be maintained under this Section 1.5, furnish a copy of such notice to Mortgagee.

     SECTION 1.6 Failure to Make Certain Payments. If Mortgagor shall fail to perform any of the covenants contained in this Mortgage, including, without limitation, Mortgagor's covenants to pay any amounts referred to in subsection
1.3.3 and the premiums in respect of all required insurance coverages, Mortgagee may make advances to perform such covenant on Mortgagor's behalf, and all sums so advanced shall, notwithstanding any provision of Recital 6 or Section 4.11 hereof to the contrary, be included in the Obligations and be secured hereby. Mortgagor shall repay on demand all sums so advanced by Mortgagee on behalf of Mortgagor, with interest at the Default Rate. Neither the provisions of this Section 1.6 nor any action taken by Mortgagee pursuant to the provisions of this Section 1.6 shall prevent any such failure to observe any covenant contained in this Mortgage from constituting an Event of Default.

     SECTION 1.7 Inspection. Mortgagor shall permit Mortgagee, by its agents, accountants and attorneys, to visit and inspect the Premises at such reasonable times as may be requested by Mortgagee.

     SECTION 1.8 Mortgagor to Maintain Improvements. Mortgagor shall not commit any waste on the Premises or make any change in the use of the Premises. Mortgagor represents and warrants that: (i) the Premises are served by all utilities required or necessary for the current use thereof; (ii) all streets necessary to serve the Premises are completed and serviceable and have been dedicated and accepted as such by the appropriate governmental entities; and
(iii) Mortgagor has access to the Premises from public roads sufficient to allow Mortgagor to conduct its business at the Premises in accordance with sound commercial and industrial practices. Mortgagor shall, at all times, maintain the Premises in good operating order, condition and repair. Mortgagor shall (a) not alter the occupancy or use of all or any part of the Premises without the prior written consent of Mortgagee, and (b) do all other acts which from the character or use of the Premises may be necessary or appropriate to maintain and preserve its value. The Premises shall not be demolished nor shall any Equipment having a value of more than $1,000,000 be removed without the prior written consent of Mortgagee, except that items constituting Equipment may be removed if immediately replaced with similar items of Equipment having a value and utility for their intended purposes that is not less than the value and such utility of the Equipment so removed.

     SECTION 1.9 Mortgagor's Obligations with Respect to Leases.

     1.9.1 If, in accordance with the provisions of Section 1.10, Mortgagor shall be permitted to enter into any Leases or any Leases exist on the date hereof, Mortgagor shall not (i) execute any assignment of any Lease or of the rents or any part thereof from the Mortgaged Property other than the assignment herein to Mortgagee or as otherwise permitted under Section 1.10, (ii) except where the lessee, franchisee, licensee or obligee under any Lease is in default thereunder, terminate or consent to the cancellation or surrender of such Lease,
(iii) modify any Lease so as to change the unexpired term thereof or so as to decrease the amount of the rents or other amounts payable thereunder, (iv) accept any prepayments of any installment of rents or other amounts to become due under any Lease for a period exceeding one (1) month, (v) permit the deferral of or waive or postpone the payment of any rental or other payment under any Lease, (vi) permit any transfer or assignment of any Lease or any sublease thereunder of the property subject to any Lease without the prior written consent of Mortgagee, unless such Lease is not amended in any respect and the primary obligor under such Lease is not released in any respect from its responsibilities or liabilities under such Lease as a result of such sublease, transfer or assignment or (vii) modify any Lease in any fashion which will impair the value of the Mortgaged Property or the security provided by this Mortgage.

     1.9.2 Mortgagor shall at all times timely and faithfully perform, or cause to be performed, all of the covenants, conditions and agreements contained in all Leases to be kept and performed by the lessor, franchisor, licensor or grantor thereunder and shall at all times do all things necessary to require performance by the lessee, franchisee, licensee or grantee under each Lease of all obligations, covenants and agreements by such party to be performed thereunder.

     1.9.3 Mortgagor shall furnish to Mortgagee, within thirty (30) days after each request by Mortgagee to do so, a written statement in respect of any or all of the Leases setting forth the space occupied, if any, the property affected thereby, the rentals or other amounts payable thereunder, and such other information as Mortgagee may request.

     SECTION 1.10 Transfer Restrictions. Except as provided in Section 1.8, Mortgagor may not, without the prior written consent of Mortgagee, further mortgage, encumber, hypothecate, sell, convey or assign all or any part of the Mortgaged Property or suffer any of the foregoing to occur by operation of law or otherwise. Notwithstanding the provisions the foregoing sentence, Mortgagor shall have the right to grant or suffer the following Liens in respect of the Mortgaged Property:

     (i) Liens in respect of amounts payable by Mortgagor pursuant to Section 1.3, provided such amounts are not yet due and payable or are being contested in accordance with the provisions of subsection 1.3.5.

                  (ii) Liens upon Equipment acquired by Mortgagor after the date hereof created solely for the purpose of securing indebtedness representing, or incurred to finance, the cost of such Equipment; provided, however, that no such Lien shall (a) extend to or cover any of the Mortgaged Property as it existed immediately prior to acquisition of such property and (b) the principal amount of indebtedness secured by any such Lien shall at no time exceed the fair value (as determined by Mortgagee in its reasonable judgment) of such property at the time it was so acquired.

     Each of the Liens and other transfers permitted by this Section shall in all respects be subject and subordinate in priority to the Lien of this Mortgage except any Lien permitted by subsection 1.10(i) if and to the extent the law or regulation creating or authorizing such Lien provides that such Lien must be superior to the Lien of this Mortgage.

                           SECTION 1.11  Destruction; Condemnation.

     1.11.1 Destruction; Insurance Proceeds. If there shall occur any damage to, or loss or destruction of, the Improvements and Equipment or any part of either thereof (each, a "Destruction"), Mortgagor shall promptly send to Mortgagee a notice setting forth the nature and extent of such Destruction if such Destruction is in respect of Improvements and Equipment having a value in excess of $2,000,000. The proceeds of any insurance payable in respect of such Destruction are hereby assigned and shall be paid to Mortgagee. All such proceeds, less the amount of any expenses incurred in litigating, arbitrating, compromising or settling any claim arising out of such Destruction ("Net Proceeds"), shall be applied in accordance with the provisions of subsections 1.11.3, 1.11.4 and 1.11.5.

     1.11.2 Condemnation; Assignment of Award. If there shall occur any taking of the Mortgaged Property or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of the Mortgaged Property or any part hereof, by any governmental authority, civil or military (each, a "Taking"), Mortgagor shall immediately notify Mortgagee upon receiving notice of such Taking or commencement of proceedings therefor. Any proceeds, award or payment in respect of any Taking are hereby assigned and shall be paid to Mortgagee. Mortgagor shall take all steps necessary to notify the condemning authority of such assignment. Such award or payment, less the amount of any expenses incurred in litigating, arbitrating, compromising or settling any claim arising out of such Taking ("Net Award") shall be applied in accordance with the provisions of subsections 1.11.3, 1.11.4 and 1.ll.5.

     1.11.3 Restoration. So long as no Event of Default shall have occurred and be continuing, in the event there shall be a Net Award or Net Proceeds in an amount less than or equal to $2,000,000, Mortgagor shall have the right, at Mortgagor's option, to apply such Net Award or

     Net Proceeds to payment of amounts outstanding in respect of the Obligations or to perform a restoration (each, a "Restoration") of the Premises and the Equipment. In the event Mortgagor elects to make such Restoration, Mortgagor shall give written notice ("Restoration Election Notice") of such election to Mortgagee within thirty (30) days after the date that Mortgagor receives notice of such collection by Mortgagee of the Net Proceeds or Net Award, as the case may be. In the event Mortgagee does not receive a Restoration Election Notice within such thirty (30) day period, Mortgagee shall apply any such Net Proceeds or Net Award held by Mortgagee to the prepayment of the Obligations in the manner set forth in the Credit Agreement (or in the event this Mortgage shall not then secure amounts due from Mortgagor under the Credit Agreement or the Guaranty, such prepayment shall De credited against amounts due in respect of the ASI-BV Intercompany Note) or, at the option of Mortgagee, may continue to hold such Net Proceeds or Net Award as additional collateral to secure the performance by Mortgagor of the Obligations. In the event Mortgagor elects to make such Restoration, Mortgagee shall release such Net Award or Net Proceeds, exclusive of any interest earned thereon, to Mortgagor as soon as practicable following receipt of a Restoration Election Notice but in no event more than sixty (60) days following such receipt. Mortgagor shall, within ten
(10) days following the date of its receipt of any proceeds in respect of a Destruction or Taking, as the case may be, comment and diligently continue to perform the Restoration of that portion or portions of the Improvements and Equipment subject to such Destruction or affected by such Taking so that, upon the completion of the Restoration, the Mortgaged Property will be in substantially the same condition and shall be of at least equal value and utility for its intended purposes as the Mortgaged Property was immediately prior to such Destruction or Taking. Mortgagor shall so complete such Restoration with its own funds to the extent that the amount of any Net Award or Net Proceeds is insufficient for such purpose.

     1.11.4 Major Restoration. In the event there shall be a Net Award or Net Proceeds other than as described in subsection 1.11.3, Mortgagee shall have the option to apply such Net Award or Net Proceeds, as the case may be, to prepayment of the Obligations, in accordance with the provisions of the Credit Agreement (or in the event this Mortgage shall not then secure amounts due from Mortgagor under the Credit Agreement or the Guaranty, such prepayment shall be credited against amounts due in respect of the ASI-BV Intercompany Note), or to continue to hold such Net Award or Net Proceeds as additional collateral to secure the performance by Mortgagor of the Obligations, or to require
Restoration of the Mortgaged Property. In the event Restoration is required by Mortgagee under this subsection 1.11.4, Mortgagee shall not release any part of the Net Award or the Net Proceeds except in accordance with the provisions of subsection 1.11.5, and Mortgagor shall, prior to commencing any work to effect a Restoration of the Premises and the Equipment, promptly (but in no event later than ninety (90) days following any Destruction or Taking) furnish to Mortgagee:

     (i) complete plans and specifications ("Plans and Specifications") for the Restoration;

     (ii) an opinion of counsel to Mortgagor, which shall be independent counsel acceptable to Mortgagee ("Opinion of Counsel"), (a) listing all permits and approvals required by law in connection with the Restoration and (b) stating that all permits and approvals required by law to commence work in connection with the Restoration have been obtained;

     (iii) a certificate ("Architect's Certificate") of an independent, reputable architect or engineer acceptable to Mortgagee and licensed in the state where the Premises are located stating (a) that the Plans and Specifications have been reviewed and approved by the signatory thereto, and (b) such signatory's estimate ("Estimate") of the costs of completing the Restoration, and (c) that upon completion of such Restoration in accordance with the Plans and Specifications, the value and utility of the Premises and the Equipment will be equal to or greater than the value and utility thereof immediately prior to the Destruction or Taking relating to such Restoration; and

     (iv) if the Estimate exceeds the Net Proceeds or the Net Award, as the case may be, by $50,000 or more and an Event of Default shall have occurred and be continuing, a surety bond for, guaranty of, or irrevocable letter of credit
("Letter of Credit") or other irrevocable and unconditional commitment to provide funds ("Commitment") for the payment of the cost of such Restoration, payable to or in favor of Mortgagee, as agent for the Lenders, which bond, guaranty, Letter of Credit or Commitment (a) shall be signed by a surety or sureties or guarantors(s), as the case may be, acceptable to Mortgagee, and, in the case of a Letter of Credit or Commitment, shall be provided by a bank or other financial institution having capital and surplus in excess of $500,000,000 as shown in its most recent available statement of financial condition, and (b) shall be in an amount not less than the Estimate minus the amount of the Net Proceeds or the Net Award, as the case may be, then held by Mortgagee for application toward the cost of such Restoration.

     Mortgagee shall have the right to review and approve the Plans and Specifications. Promptly upon any approval of the Plans and Specifications by Mortgagee, Mortgagor shall commence and diligently continue to perform the Restoration in accordance with such approved Plans and Specifications. Mortgagor shall so complete such Restoration with its own funds o extent that amount of any Net Award or Net Proceeds is insufficient for such purpose.

     1.11.5 Restoration Advances Following Destruction or Taking of Mortgaged Property. In the event Mortgagor shall be required to perform a Restoration of the Premises and Equipment as provided in subsection 1.11.4, Mortgagee shall apply any Net Proceeds or the Net Award held by Mortgagee on account of the Destruction or Taking to the payment of the cost of performing such Restoration and shall pay portions of the same, from time to time, to Mortgagor or, at Mortgagee' s option, exercised from time to time, directly to the contractors, subcontractors, materialmen, laborers, engineers, architects, and other persons rendering services or material for such Restoration, subject to the following conditions:

     (i) Each request for payment shall be made on ten (10) business days prior notice to Mortgagee and shall be accompanied by an Architect's Certificate stating (a) that all the Restoration work then completed has been done substantially in compliance with the approved Plans and Specifications and in accordance with all provisions of law, (b) the sums requested are required to reimburse Mortgagor for payments by Mortgagor to, or are due to, the contractors, subcontractors, materialmen, laborers, engineers, architects, or other persons rendering services or materials for the Restoration, and that, when added to the sums, if any, previously paid out by Mortgagee, such sums do not exceed the cost of the Restoration to the date of such Architect's Certificate, (c) whether or not the Estimate continues to be accurate, and if not, what the entire cost of such Restoration is then estimated to be, and (d) unless Mortgagee received a surety, guaranty, Letter of Credit or Commitment as referred to in subsection 1.11.4, that the amount of the Net Proceeds or Net Award, as the case may be, remaining after giving effect to such payment will be sufficient on completion of the Restoration to pay for the same in full (including, in reasonable detail, an estimate by trade of the remaining costs of completion);

     (ii) Each request for payment shall be accompanied by an Opinion of Counsel or a title insurance policy, binder or endorsement satisfactory to Mortgagee confirming that (a) all Liens covering that part of the Restoration previously paid for, if any, have been waived and (b) there has not been filed with respect to all or any part of the Mortgaged Property any Lien, not discharged of record, which could have priority over the Lien of this Mortgage in respect of any part of the Obligations; and

     (iii) The final request for any payment after the Restoration has been completed shall be accompanied by an Opinion of Counsel listing all certificates, permits, licenses, waivers, other documents, or any combination of the foregoing required by law in connection with or as a result of such Restoration and stating that all of the same have been obtained.

     In the event there shall be any surplus after application of the Net Award or the Net Proceeds to Restoration of the Premises and the Equipment, such surplus shall be credited against the amounts outstanding in respect of the Obligations in accordance with the provisions of the Credit Agreement (or in the event this Mortgage shall not then secure amounts due from Mortgagor under the Credit Agreement or the Guaranty, such prepayment shall be credited against amounts due in respect of the ASI-BV Intercompany Note) or, at the option of Mortgagee, held by Mortgagee as additional collateral to secure the performance by Mortgagor of the Obligations.

     SECTION 1.12 Alterations. Mortgagor shall not, without the prior written consent of Mortgagee, make any addition, modification or change (each, an "Alteration"), structural or nonstructural, to the Premises or the Equipment that costs more to effect than $2,500,000. Whether or not Mortgagee has consented to the making of any Alteration, Mortgagor shall (i) complete each Alteration promptly, in a good and workmanlike manner and in compliance with all applicable local laws, ordinances and requirements and (ii) pay when due all claims for labor performed and materials furnished in connection with such Alteration, unless contested in accordance with the provisions of subsection 1.3.5.

     SECTION 1.13 Hazardous Waste. Mortgagor shall (i) comply with any and all laws, regulations or orders with respect to the discharge and removal of hazardous or toxic wastes, contaminants or materials (collectively, "Hazardous Material"), (ii) pay immediately when due the cost of removal of any Hazardous Materials and keep the Mortgaged Property free of any lien imposed pursuant to such laws, regulations or orders and (iii) not release or dispose of any Hazardous Materials on the Mortgaged Property, provided that Mortgagor may permit such disposal if permitted by applicable laws, regulations or orders unless to do so would not be consistent with commercially reasonable business practices. In the event Mortgagor fails to comply with the covenants in the preceding sentence Mortgagee may, in addition to any other remedies set forth herein, cause any Hazardous Materials to be removed from the Premises at Mortgagor's sole cost and expense. Any costs or expenses incurred by Mortgagee for such purpose shall be immediately due and payable by Mortgagor and shall bear interest at the Default date. Mortgagor shall provide to Mortgagee and its agents and employees access to the Mortgaged Property and hereby specifically grants to Mortgagee a license to remove any Hazardous Material located thereon. Mortgagee shall have the right, at any time that the Obligations are outstanding, at the sole cost and expense of Mortgagor, to conduct an environmental audit of the Mortgaged Property by such persons or firms appointed by Mortgagee, and Mortgagor shall cooperate in all respects in the conduct of such environmental audit, including, without limitation, access to the Mortgaged Property and all records relating thereto. Mortgagor shall have the right to review such environmental audit of the Mortgaged Property and to dispute the same. Mortgagor shall indemnify and hold Mortgagee (and each Lender) harmless from and against all loss, cost, damage (including, without limitation, consequential damages) or expense (including, without limitation, attorneys' fees and the allocated costs of staff counsel) that Mortgagee (or such Lender) may sustain by reason of the assertion against Mortgagee (or such Lender) by any party of any claim relating to such Hazardous Material or the removal thereof from the Premises. Mortgagor may, at its own expense, contest such claims by appropriate legal proceedings provided that, in connection with any such contest, Mortgagor shall make provision for the payment of such contested claim on its books, if and to the extent required by generally accepted accounting principles. The foregoing indemnification shall survive repayment of all amounts due under the Credit Agreement, the ASI-BV Intercompany Note, the Guaranty and any release or assignment of this Mortgage.

     SECTION 1.14 Asbestos. Mortgagor shall not install nor permit to be installed in the Mortgaged Property, friable asbestos or any asbestos containing material (collectively, "ACM") deemed hazardous by federal, state or local laws or regulations or orders respecting such material, and with respect to any such material currently present in the Mortgaged Property, Mortgagor shall promptly either (i) remove any ACM which such laws, regulations or orders deem hazardous and require to be removed, or (ii) otherwise, at Mortgagor's sole cost and expense, comply with such federal, state or local laws, regulations or orders. If Mortgagor shall fail to comply with such laws, regulations or orders, Mortgagee may, in addition to any other remedies set forth herein, take such steps as it deems necessary or appropriate to comply with such laws, regulations or orders. Any costs or expenses incurred by Mortgagee for such purpose shall be immediately due and payable by Mortgagor and bear interest at the Default Rate. Mortgagor shall provide to Mortgagee and its agents and employees access to the Mortgaged Property and hereby specifically grants to Mortgagee a license to remove such ACM if Mortgagor fails to do so as provided for above. Mortgagor shall indemnify and hold Mortgagee and each Lender) harmless from and against all loss, cost, damage, including, without limitation, consequential damages) and expense including, without limitation, attorney's fees and the allocated costs of staff counsel) that Mortgagee (or such Lender) may sustain, as a result of the presence of any ACM and any removal thereof or compliance with any applicable laws, regulations or orders. The foregoing indemnification shall survive repayment of all amounts due under the Credit Agreement, the ASI-BV Intercompany Note, the Guaranty, and any release or assignment of this Mortgage.


                                   ARTICLE II

                    ASSIGNMENT OF RENTS; SECURITY AGREEMENT

              SECTION 2.1 Assignment of Leases; Rents, Issues and
         Profits.

     2.1.1 Mortgagor hereby irrevocably grants, transfers and assigns to Mortgagee, and grants to Mortgagee a security interest in, all Mortgagor's right, title and interest, whether now existing or hereafter acquired, in the Leases, including, without limitation, the right, power and authority to collect the rents, issues, income and profits of the Mortgaged Property. The assignment set forth in the foregoing sentence shall be absolute, unconditional and irrevocable except as provided to the contrary in subsection 2.1.2.

     2.1.2 Notwithstanding the provisions of subsection 2.1.1, Mortgagor shall have the right, so long as no Event of Default shall have occurred and be continuing, to collect and retain all rents, issues and profits relating to the Mortgaged Property as the same become due and payable. Upon the occurrence and continuance of any Event of Default, Mortgagee may at any time without notice, either in person, by agent, or by a receiver to be appointed by a court, and without regard to the adequacy of any security for the Obligations, (i) enter upon and take possession of the Premises and Equipment or any part thereof, and/or (ii) in its own name sue for or otherwise collect such rents, issues and profits, including those as due and unpaid, and apply the same, less costs and expenses of operation and collection (including, without limitation, attorneys' fees and the allocated costs of staff counsel), to all or any part of the Obligations, and in such order as Mortgagee may determine.

     2.1.3 Mortgagee's right to collect the rents, issues and profits upon default by Mortgagor pursuant to this Section 2.1 is in no manner conditional upon Mortgagee first taking possession of the Premises. Should Mortgagee enter and take possession of the Premises, or collect the rents, issues and profits and apply the same as provided for herein, such act shall not cure or waive any Event of Default or notice thereof hereunder or invalidate any act done pursuant to such notice. Nothing contained herein, nor any collection of rents, issues and profits by Mortgagee or a receiver, shall be construed to make Mortgagee a "mortgagee-in-possession" so long as Mortgagee has not itself entered into actual possession of the Premises.

     2.1.4 Nothing herein shall be construed to impose any liability or obligation on Mortgagee under or with respect to any Lease. Mortgagor shall indemnify and hold Mortgagee (and each Lender) harmless from and against any and all liabilities, losses and damages (including, without limitation, attorneys' fees and the allocated costs of staff counsel) incurred under any Lease or by reason of the provisions of this Section 2.1.

     SECTION 2.2 Security Interest in Personal Property.

     2.2.1 This Mortgage shall constitute a security agreement and shall create and evidence a security interest in all the Equipment and in all the other items of property comprising the Mortgaged Property in which a security interest or lien may be granted or a common law pledge created pursuant to the Uniform Commercial Code as in effect in the state in which the Premises are located or under common law in such state (collectively, "Personal Property").

     2.2.2. Mortgagor, immediately upon the execution and delivery of this Mortgage, and thereafter from time to time, shall cause this Mortgage, any security instrument creating or evidencing the Lien hereof in the Personal
Property,  and  each  instrument  of  further  assurance,   including,   without
limitation, Uniform Commercial Code financing statements and continuation statements, to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and full, to perfect, preserve and protect the Lien hereof upon the Personal Property. Mortgagor hereby appoints and authorizes Mortgagee to act on behalf of Mortgagor upon Mortgagor's failure to comply with the provisions of this subsection 2.2.2.

     2.2.3 Upon the occurrence of any Event of Default, in addition to the remedies set forth in Article 3, Mortgagee shall have the power to foreclose Mortgagor's right of redemption in the Personal Property by sale of the Personal Property in accordance with the Uniform Commercial Code as enacted in the state in which the Premises are located or under other applicable law in such state. It shall not be necessary that any Personal Property offered be physically present at any such sale or constructively in the possession of Mortgagee or the person conducting the sale.

     2.2.4 Upon the occurrence of any Event of Default, Mortgagee may sell the Personal Property or any part thereof at public or private sale with notice to Mortgagor as hereinafter provided. The proceeds of any such sale, after deducting all expenses of Mortgagee in taking, storing, repairing and selling the Personal Property (including, without limitation, attorneys' fees and the allocated costs of staff counsel) shall be applied in the manner set forth in subsection 3.3.3. At any sale, public or private, of the Personal Property or any part thereof, Mortgagee (or any Lender) may purchase any or all of the Personal Property offered at such sale.

     2.2.5 Mortgagee shall give Mortgagor reasonable notice of any sale of any of the Personal Property pursuant to the provisions of this Section 2.2.
Notwithstanding the provisions of Section 4.2, any such notice shall conclusively be deemed to be reasonable and effective if such notice is mailed at least ten (10) days prior to any sale, by first class or certified mail, postage prepaid, to Mortgagor at its address determined in accordance with the provisions of Section 4.2.

     2.2.6 As to such portion of the Mortgaged Property as is or may become fixtures, affixed to the real estate described in Schedule "A" hereto, this instrument shall constitute a Financing Statement, perfected as to such fixtures from the time of the filing hereof in the Real Estate Mortgage Records of Sebastian County, Arkansas.

     The following information is accordingly included:

                  (a) The name of the debtor is American Standard Inc., a Delaware corporation.

                  (b) The name of the secured party is Chemical Bank, as Collateral Agent, a New York banking corporation, having its principal place of business at 270 Park Avenue, New York, New York 10017.

                  (c) The address of the secured party from which information may be obtained is set forth in Section 4.2 of this instrument.

                  (d)  The mailing address of the debtor is set forth in
         Section 4.2 of this instrument.

                  (e) A description of the collateral is set forth in the Granting Clauses hereof.

                  (f) A legal description of the real estate to which the collateral is or may become fixed is set forth in Schedule "A" hereto.


                                  ARTICLE III

                         EVENTS OF DEFAULT AND REMEDIES


     SECTION 3.l Events of Default. Each of the following shall constitute an Event of Default:

     3.1.1 If there shall occur under (i) the Credit Agreement an "Event of Default" (as such term is defined in the Credit Agreement, as applicable) by or relating to Mortgagor or any default in payment by Mortgagor when due under the Guaranty, or (ii) any lease, deed of trust, mortgage, covenant or agreement affecting the Mortgaged Property that is superior in priority to the Lien of this Mortgage, any default by Mortgagor which is not cured prior to the expiration of any applicable cure period set forth in such lease, mortgage, covenant or agreement.

     3.1.2 If Mortgagor shall fail to perform or observe any term, condition or covenant hereof and such failure shall continue unremedied for twenty (20) days, unless such failure requires work to be performed, acts to be done, or conditions to be removed which cannot, by their nature, reasonably be performed, done or removed, as the case may be, within such twenty (20) day period, in which case no Event of Default shall be deemed to exist so long as Mortgagor shall have commenced cure within such twenty (20) day period and shall diligently prosecute the same to completion.

     SECTION 3.2 Remedies in Case of an Event of Default. If any Event of Default shall have occurred, Mortgagee may, in addition to any other action permitted by law, take one or more of the following actions:

     3.2.1 by written notice to Mortgagor, declare the entire unpaid amount of the Obligations to be due and payable immediately;

     3.2.2 personally, or by its agents or attorneys, (i) enter into and upon all or any part of the Mortgaged Property and exclude Mortgagor, its agents and servants wholly therefrom, (ii) use, operate, manage and control the Premises and the Equipment and conduct the business thereof, (iii) maintain and restore the Mortgaged Property, (iv) make all necessary or proper repairs, renewals and replacements and such useful Alterations thereto and thereon as Mortgagee may deem advisable, (v) manage, lease and operate the Mortgaged Property and carry on the business thereof and exercise all rights and powers of Mortgagor with respect thereto either in the name of Mortgagor or otherwise, or (vi) collect and receive all earnings, revenues, rents, issues, profits and income of the Mortgaged Property and every part thereof;

     3.2.3 with or without entry, personally or by its agents or attorneys, (i) sell the Mortgaged Property and all estate, right, title and interest, claim and demand therein at one or more sales as an entity or in parcels, and at such time and place upon such terms and after such notice thereof as may be required or permitted by law, or (ii) institute and prosecute proceedings for the complete or partial foreclosure of the Lien of this Mortgage; or

     3.2.4 take such steps to protect and enforce its rights whether by action, suit or proceeding at law or in equity for the specific performance of any covenant, condition or agreement in the Credit Agreement, the Guaranty, or in aid of the execution of any power granted in this Mortgage, or for any foreclosure hereunder, or for the enforcement of any other appropriate legal or equitable remedy or otherwise as Mortgagee shall elect.

     SECTION 3.3 Sale of Mortgaged Property if Event of Default Occurs; Proceeds of Sale.

     3.3.1 On the completion of any sale or sales by Mortgagee made under or by virtue of this Article 3, Mortgagee, or an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument or instruments conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. Mortgagee is hereby irrevocably appointed the true and lawful agent and attorney of Mortgagor, in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Mortgaged Property and rights so sold, and for that purpose Mortgagee may execute all necessary instruments of conveyance, assignment and transfer, and may substitute one or more persons with like power, and Mortgagor hereby ratifies and confirms all that Mortgagee or any such substitute shall lawfully do by virtue hereof. This power of attorney is coupled with the interest of Mortgagee created by this Mortgage. Mortgagor shall ratify and confirm any such sale or sales by executing and delivering to Mortgagee or such purchaser or purchasers all instruments as may be requested for such purpose. Any such sale or sales made under or by virtue of this Article 3 shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Mortgagor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Mortgagor and against any and all persons claiming or who may claim the same, or any part thereof from, through or under Mortgagor.

     3.3.2 In the event of any sale made under or by virtue of this Article 3, the entire principal of, and interest in respect of the Obligations, if not previously due and payable, shall, at the option of Mortgagee, immediately become due and payable, anything in this Mortgage to the contrary notwithstanding.

    3.3.3 The proceeds of any sale made under or by virtue of this Article 3, together with any other sums which then may be held by Mortgagee under this Mortgage, whether under the provisions of this Article 3 or otherwise, shall be applied as follows:

     First: to the payment of the costs and expenses of such sale, including compensation to Mortgagee, its agents and attorneys, and of any judicial or private proceedings in which such sale may be made, and of all other expenses, liabilities and advances made or incurred by Mortgagee under this Mortgage, together with interest at the Default Rate on such costs, expenses and liabilities and on all advances made by Mortgagee from the date any such cost, expense or liability is due, owing or unpaid or any such advance is made, in each case until paid in full;

     Second: to the payment of all amounts whether or not then due, owing or unpaid by Mortgagor under the Credit Agreement, the Guaranty and all amounts whether or not then due, owing or unpaid under ASI-BV Intercompany Note, other than interest and principal and amounts payable under subparagraph "First" above, together with interest on each such amount at the Default Rate from and after the date such amount is due, owing or unpaid until paid in full, all of which amounts shall be distributed to the Lenders and the BV Borrower, respectively, so that each receives an amount equal to the product of (i) the total amount available for payment under this subparagraph, and (ii) a fraction, the numerator of which is the total amount of the Obligations then outstanding to the BV Borrower or such Lender, as the case may be, and the denominator of which is the total amount of the Obligations then outstanding;

     Third: to the payment of the interest whether or not then due, owing or unpaid in respect of the Obligations, together with, to the maximum extent permitted by law, interest thereon at the Default Rate from the date such amount is due, owing or unpaid until paid in full, which interest shall be distributed to the Lenders and the BV Borrower, respectively, so that each receives an amount equal to the product of (i) the total amount available for payment under this subparagraph, and (ii) a fraction, the numerator of which is the total amount of the Obligations then outstanding to the BV Borrower or such Lender, as the case may be, and the denominator of which is the total amount of the Obligations then outstanding;

     Fourth: to the payment of the amounts of principal whether or not then due, owing or unpaid in respect of the Obligations, with interest on such unpaid principal at the Default Rate from and after the happening of any Event of Default until paid in full, which amounts shall be distributed to the Lenders and the BV Borrower, respectively, so that each receives an amount equal to the product of (i) the total amount available for payment under this subparagraph, and (ii) a fraction, the numerator of which is the total amount of the Obligations then outstanding to the BV Borrower or such Lender, as the case may be, and the denominator of which is the total amount of the Obligations then outstanding; and

     Fifth: the surplus, if any, to be paid to whomever lawfully may be entitled to receive such surplus.

     3.3.4 Mortgagee (or any Lender) may bid for and acquire the Mortgaged Property or any part thereof at any sale made under or by virtue of this Article 3 and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting against the purchase price the unpaid amounts whether or not then due and owing in respect of the Obligations, after deducting from the sales price the expenses of the sale and the costs of the action or proceedings and any other sums that Mortgagee (or such Lender) is authorized to deduct under this Mortgage.

     3.3.5 Mortgagee may adjourn from time to time any sale by it to be made under or by virtue of this Mortgage by announcement at the time and place appointed for such sale or for such adjourned sale or sales, and, except as otherwise provided by any applicable provision of law, Mortgagee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.




     SECTION 3.4 Additional Remedies in Case of an event of Default.

     3.4.1 Mortgagee shall be entitled to recover judgment as aforesaid either before, after or during the pendency of any proceedings for the enforcement of the provisions of this Mortgage, and the right of Mortgagee to recover such judgment shall not be affected by any entry or sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the provisions of this Mortgage, or the foreclosure of the Lien of, or absolute conveyance pursuant to, this Mortgage. In case of proceedings against Mortgagor in insolvency or bankruptcy or any proceedings for its reorganization or involving the liquidation of its assets, Mortgagee shall be entitled to prove the whole amount of principal and interest due in respect of the Obligations to the full amount thereof without deducting therefrom any proceeds obtained from the sale of the whole or any part of the Mortgaged Property; provided, however, that in no case shall Mortgagee receive a greater amount than the aggregate of such principal, interest and such other payments, charges and costs (with interest at the Default Rate) from the proceeds of the sale of the Mortgaged Property and the distribution from the estate of Mortgagor.

     3.4.2 Any recovery of any judgment by Mortgagee and any levy of any execution under any judgment upon the Mortgaged Property shall not affect in any manner or to any extent the Lien of this Mortgage upon the Mortgaged Property or any part thereof, or any Liens, conveyances, powers, rights and remedies of Mortgagee hereunder, but such Liens, conveyances, powers, rights and remedies shall continue unimpaired as before.

     3.4. Any moneys collected by Mortgagee under this Section 3.4 shall be applied in accordance with the provisions of subsection 3.3.3.

     SECTION 3.5 Legal Proceedings after an Event of Default. 3.5.1 After the occurrence of any Event of Default and immediately upon the commencement of any action, suit or legal proceedings to obtain judgment for the Obligations or any part thereof, or of any proceedings to foreclose the Lien of or otherwise enforce the provisions of this Mortgage or of any other proceedings in aid of the enforcement of this Mortgage, Mortgagor shall enter its voluntary appearance in such action, suit or proceeding.

     3.5.2 Upon the occurrence of an Event of Default, Mortgagee shall be entitled forthwith as a matter of right, either before or after declaring the Obligations or any part thereof to be due and payable, to the appointment of a receiver without giving notice to any party and without regard to the adequacy or inadequacy of any security for the Obligations.

     3.5.3 Mortgagor shall not (i) at any time insist upon, or plead, or in any manner whatsoever claim or take any benefit or advantage of any stay or extension or moratorium law, any exemption from execution or sale of the Mortgaged Property or any part thereof, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance of this Mortgage, (ii) claim, take or insist on any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Mortgaged Property, or any part thereof, prior to any sale or sales of the Mortgaged Property which may be made pursuant to this Mortgage, or pursuant to any decree, judgment or order of any court of competent jurisdiction, or (iii) after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted to redeem the property so sold or any part thereof. Mortgagor hereby expressly waives all benefit or advantage of any such law or laws, including, without limitation, all right of redemption under the Act of May 8, 1899 of the General Assembly of Arkansas, and acts amendatory thereof, and any statute of limitations applicable to this Mortgage and any and all rights to trial by jury in any action or proceeding related to the enforcement of this Mortgage, and covenants not to hinder, delay or impede the execution of any power granted or delegated to Mortgagee by this Mortgage, but to suffer and permit the execution of every such power as though no such law or laws had been made or enacted. Mortgagor, for itself and all who may claim under it, waives all right to have the Mortgaged Property marshaled on any foreclosure of this Mortgage.

     SECTION 3.6 Remedies Not Exclusive. No remedy conferred upon or reserved to Mortgagee by this Mortgage is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Mortgage or now or hereafter existing at law or in equity. Any delay or omission of Mortgagee to exercise any right or power accruing on any Event of Default shall not impair any such right or power and shall not be construed to be a waiver of or acquiescence in any such Event of Default. Every power and remedy given by his Mortgage may be exercised from time to time as often as may be deemed expedient by Mortgagee. If Mortgagee accepts any moneys required to be paid by Mortgagor under this Mortgage after the same becomes due, such acceptance shall not constitute a waiver of the right either to require prompt payment, when due, of all other sums secured by this Mortgage or to declare an Event of Default with regard to subsequent defaults. If Mortgagee accepts any moneys required to be paid by Mortgagor under this Mortgage in an amount less than the sum then due, such acceptance shall be deemed an acceptance on account only and on the condition that it shall not constitute a waiver of the obligation of Mortgagor to pay the entire sum then due, and Mortgagor's failure to pay the entire sum then due shall be and continue to be an Event of Default notwithstanding acceptance of such amount on account.


                                   ARTICLE IV

                                 MISCELLANEOUS


     SECTION 4.1 Severability. In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Mortgage, but this Mortgage shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein. The invalidity of any provision of this Mortgage in any one jurisdiction shall not affect or impair in any manner the validity of such provision in any other jurisdiction. The invalidity or unenforceability of this Mortgage with respect to any item of or any portion of the Obligations which it secures shall not invalidate or render unenforceable this Mortgage or the Lien hereof with respect to any other item or portion of the Obligations.

     SECTION 4.2 Notices. All notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by a reputable courier delivery service, or by prepaid telex, TWX or telegram (with messenger delivery specified in the case of a telegram), or by telecopier, and shall be deemed to be given for purposes of this Mortgage when delivered in person, received by telecopy or telex or four (4) business days after depositing it in the United States mail, registered or certified, with postage prepaid and properly addressed. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 4.2, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties at their respective addresses (or to their respective telex, TWX or telecopier numbers) indicated below:

                  If to Mortgagor:

                  American Standard Inc.
                  15 West 54th Street
                  New York, New York 10019
                  Attention:  Legal Department
                  Telephone:  (212) 397-7610
                  Telecopier No.:  (212) 397-7617

                  If to the BV Borrower:

                  WABCO-Standard HOLDINGS B.V.
                  Jupiter Straat 262
                  2132 NH Hoofddorp,
                  The Netherlands
                  Attention:  W. K. Boonsma
                  Telephone:  31.2 503 40383
                  Telecopier No.:  31.2 503 40418

                  with a copy to:

                  American Standard Inc.
                  15 West 54th Street
                  New York, New York 10019
                  Attention:  Legal Department
                  Telephone:  (212) 397-7610
                  Telecopier No.:  (212) 397-7617

                  If to Mortgagee:

                  Chemical Bank
                  270 Park Avenue
                  New York, New York 10017
                  Attention:  Banking and Corporate Finance
                                      Department (10th Floor)
                  Telephone:  (212) 270-3838
                  Telecopier No.:  (212) 972-0009

                  with a copy to:

                  Cravath, Swaine & Moore
                  Worldwide Plaza
                  825 Eighth Avenue
                  New York, New York 10019-7475
                  Attention:  Martin R. Levine, Esq.
                  Telephone:  (212) 474-1950
                  Telecopier No.:  (212) 474-3700

     SECTION 4.3 Covenants to Run with the Land. All of the grants, covenants, terms, provisions and conditions in this Mortgage shall run with the land and shall apply to, and bind the successors and assigns of Mortgagor.

     SECTION 4.4 Captions; Gender and Number. The captions and section headings of this Mortgage are for convenience only and are not to be used to interpret or define the provisions hereof. All terms contained herein shall be construed, whenever the context of this Mortgage so requires, so that the singular includes the plural and so that the masculine includes the feminine.

     SECTION 4.5 Limitation on Interest Payable. It is the intention of the parties to conform strictly to the usury laws, whether state or federal, that are applicable to the transaction of which this Mortgage is a part. All agreements between Mortgagor and the Lenders, and between Mortgagor and the BV Borrower, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid by Mortgagor for the use, forbearance or detention of the money to be loaned under the Credit Agreement, the Guaranty, or any related document, or for the payment or performance of any covenant or obligation contained herein or in the Credit Agreement, the Guaranty, or any related document, exceed the maximum amount permissible under applicable federal or state usury laws. If under any circumstances whatsoever fulfillment of any such provision, at the time performance of such provision shall be due, shall involve exceeding the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity. If under any circumstances Mortgagor shall have paid an amount deemed interest by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the principal amount owing in respect of the Obligations and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and any other amounts due hereunder, the excess shall be refunded to Mortgagor. All sums paid or agreed to be paid for the use, forbearance or detention of the principal under any extension of credit by Mortgagee, any of the Lenders or the BV Borrower shall, to the extent permitted by applicable law, and to the extent necessary to preclude exceeding the limit of validity prescribed by law, be amortized, prorated, allocated and spread from the date of this Mortgage until payment in full of the Obligations so that the actual rate of interest on account of such principal amounts is uniform throughout the term hereof.

     SECTION 4.6 Indemnification; Reimbursement. Mortgagor shall reimburse Mortgagee (and each Lender), upon demand, for all costs and expenses other than with respect to taxes other than taxes described in Section 1.3.1 incurred by Mortgagee or such Lender in connection with the administration and enforcement of this Mortgage, and shall indemnify and hold harmless Mortgagee (and each Lender), upon demand, from and against any and all losses, liability (including liabilities for penalties), actions, suits, proceedings, judgments, demands, costs and expenses other than with respect to taxes other than taxes described in Section 1.3.1 (including, without limitation, attorneys' fees and the allocated costs of staff counsel) incurred by Mortgagee (or such Lender) hereunder or in connection herewith. If any action or proceeding other than with respect to taxes other than taxes described in Section 1.3.1, including, without limitation, bankruptcy or insolvency proceedings, is commenced to which action or proceeding Mortgagee (or any Lender) is made a party or in which it becomes necessary to defend or uphold the Lien or validity of this Mortgage, Mortgagor shall, upon demand, reimburse Mortgagee (or such Lender) for all expenses (including, without limitation, attorneys' fees and the allocated costs of staff counsel) incurred by Mortgagee (or such Lender) in such action or proceeding. In any action or proceeding to foreclose this Mortgage or to recover or collect the Obligations, the provisions of law relating to the recovering of costs, disbursements and allowances shall prevail unaffected by this covenant. Mortgagor's obligations under this Section 4.7 shall survive the satisfaction of this Mortgage and the discharge of Mortgagor's other obligations hereunder. The provisions of this Section 4.7 shall not be construed in limitation of any provision in the Credit Agreement, the Guaranty, or any document related to any thereof.

     SECTION 4.7 Choice of Law. To the extent permitted by law, this Mortgage shall be governed by and construed in accordance with the laws of the State of New York; otherwise, enforcement of remedies shall be governed by and construed in accordance with the laws of the state where the Land is located.

     SECTION 4.8 No Merger. The rights and estate created by this Mortgage shall not, under any circumstances, be held to have merged into any other estate or interest now owned or hereafter acquired by Mortgagee unless Mortgagee shall have consented to such merger in writing.

     SECTION 4.9 Changes in Writing. This Mortgage may not be modified, amended, discharged or waived in whole or in part except by an instrument in writing signed by (i) Mortgagor, to the extent any modification, amendment, discharge or waiver is sought to be enforced against Mortgagor, and (ii) Mortgagee, to the extent any modification, amendment, discharge or waiver is sought to be enforced against Mortgagee.

     SECTION 4.10 Mortgagee's Right to Sever Indebtedness. (i) Mortgagor acknowledges that (a) the Mortgaged Property does not constitute the sole source of security for the payment and performance of the Obligations and that the Obligations are also secured by property of Mortgagor and its affiliates in other jurisdictions (all such property, "Collateral"), (b) the number of such jurisdictions and the nature of the transaction of which this instrument is a part, are such that it would have been impracticable for the parties to allocate to each item of Collateral a specific loan amount and to execute in respect of such item a separate credit agreement and (c) Mortgagor intends that Mortgagee have the same rights with respect to the Mortgaged Property, in foreclosure or otherwise, that Mortgagee would have had if each item 15 of Collateral had been mortgaged or pledged pursuant to a separate credit agreement and mortgage or security document. In furtherance of such intent, Mortgagor agrees that Mortgagee may at any time by notice ("Allocation Notice") to Mortgagor allocate a portion (the "Allocated Indebtedness") of the Obligations to the Mortgaged Property and sever from the remaining Obligations the Allocated Indebtedness. From and after the giving of an Allocation Notice with respect to the Mortgaged Property, the Obligations hereunder shall be limited to the extent set forth in the Allocation Notice and (as so limited) shall, for all purposes, be construed as a separate loan obligation of Mortgagor unrelated to the other transactions contemplated by the Credit Agreement. To the extent that the proceeds on any foreclosure of the Mortgaged Property shall exceed the Allocated Indebtedness, such proceeds shall belong to Mortgagor and shall not be available hereunder to satisfy any Obligations of Mortgagor other than the Allocated Indebtedness. In any action or proceeding to foreclose the Lien of this Mortgage or in connection with any power of sale foreclosure or other remedy exercised under this Mortgage commenced after the giving by Mortgagee of an Allocation Notice, the Allocation Notice shall be conclusive proof of the limits of the Obligations hereby secured, and Mortgagor may introduce, by way of defense or counterclaim, evidence thereof in any such action or proceeding.

     (ii) Mortgagor hereby waives to the greatest extent permitted under law the right to a discharge of any of the Obligations under any statute or rule of law now or hereafter in effect which provides that foreclosure of the Lien of this Mortgage or other remedy exercised under this Mortgage constitutes the exclusive means for satisfaction of the Obligations or which makes unavailable a deficiency judgment or any subsequent remedy because Mortgagee elected to proceed with a power of sale foreclosure or such other remedy or because of any failure by Mortgagee to comply with laws that prescribe conditions to the entitlement to a deficiency judgment. In the event that, notwithstanding the foregoing waiver, any court shall for any reason hold that Mortgagee is not entitled to a deficiency judgment, Mortgagor shall not (a) introduce in any other jurisdiction such judgment as a defense to enforcement against Mortgagor of any remedy in the Credit Agreement or any security document related to or executed in connection with the Credit Agreement or (b) seek to have such judgment recognized or entered in any other jurisdiction, and any such judgment shall in all events be limited in application only to the state or jurisdiction where rendered.

     (iii) In the event any instrument in addition to the Allocation Notice is necessary to effectuate the provisions of this Section, including, without limitation, any amendment to this Mortgage, any substitute promissory note or affidavit or certificate of any kind, Mortgagee may execute and deliver such instrument as the attorney-in-fact of Mortgagor.


     IN WITNESS WHEREOF, this Mortgage has been duly executed by Mortgagor as of the date first written above.

                                                          AMERICAN STANDARD INC.

   Witness:



   ____________________________________               By:______________________
                                                      Title:
  Witness:


   ____________________________________               By:______________________
                                                      Title:
 SEAL

This instrument prepared by and, after recording, return to:

Cravath, Swaine & Moore
Worldwide Plaza
825 Eight Avenue
New York, New York 10019-7475
Attention: Martin R. Levine, Esq.




]

STATE OF NEW YORK, )
) ss.:
COUNTY OF NEW YORK, )


     On this day of , 1993, before me, a Notary Public duly commissioned, qualified and acting within and for said County and State, personally appeared and , who acknowledged that they were the and , respectively, of AMERICAN STANDARD INC., a corporation, and were duly authorized in their respective capacities to execute the foregoing instrument for and in the name and behalf of said corporation, and further stated and acknowledged that they had so signed, executed and delivered said foregoing instrument for the consideration, uses and purposes therein mentioned and set forth.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this day of , 1993.



                                                                   Notary Public




                                                                         Printed


My Commission Expires:                                       County of Residence


----------------------

                             Perfection Certificate
                          Dated as of February 9, 1995


     With reference to (i) the Amended and Restated Credit Agreement (the "1995 Credit Agreement") dated as of the date hereof among American Standard Companies Inc., American Standard Inc. ("ASI"), certain subsidiaries of ASI (the "Subsidiary Borrowers"), Chemical Bank, as administrative agent, and the other parties thereto, and (ii) the Domestic Security Agreements and the Domestic Securities Pledge Agreements, the officers named below of ASI, after due investigation, hereby certify as of the date hereof to Chemical Bank and each Lender as follows (except as otherwise defined in this Certificate, capitalized terms used herein and defined in the 1995 Credit Agreement shall have the meanings assigned to them in the 1995 Credit Agreement):

     Attached hereto as Annex A is the Perfection Certificate (the "1993 Perfection Certificate") delivered in connection with the Amended and Restated Credit Agreement, dated as of June 1, 1993.

     Names. Set forth on Schedule l(a) hereto is the exact corporate name of ASI and each of the Subsidiary Guarantors who are Domestic Subsidiaries (the "Grantors") as such name appears in its respective certificate of incorporation or equivalent document.

     Set forth on Schedule 1(b) hereto is a list of each other corporate name (if any) each Grantor has had since June 1, 1993.

     1 Set forth on Schedule 1(c) hereto is a true and correct list of all other names (including trade names or similar appellations) (not previously disclosed in the 1993 Perfection Certificate) principally used by each Grantor or any of its divisions or other business units other than those disposed of prior to the date hereof in connection with the conduct of its business or the ownership of its properties at any time since June 1, 1993.

     1 Executive Offices. Schedule 2(a) hereto discloses any chief executive office of each Grantor which is different from the chief executive office disclosed in the 1993 Perfection Certificate. 1 1 1 1 1 Schedule 2(b) discloses any location at which each Grantor maintains its principal books and records relating to its business, properties and assets which is different from the locations disclosed in the 1993 Perfection Certificate. 1 1 Real Property. Attached as Schedule 3(a) hereto is a true and correct list of all real property owned by any Grantor having a fair market value of at least US$100,000 which is not disclosed in the 1993 Perfection Certificate. The aggregate fair market value of all real property owned by the Grantors other than the real property set forth on Schedule 3(a) to this Perfection Certificate or the 1993 Perfection Certificate does not exceed US$10,000,000.

     1 Attached as Schedule 3(b) hereto is a true and correct list of all leases of real property owned by any Grantor, having a term to expiration of 10 years or more and annual rental payments (net of taxes and utilities) in excess of $1,000,000 which are not disclosed in the 1993 Perfection Certificate.

     1 Attached as Schedule 3(c) hereto is a true and correct list of all locations (other than those set forth on Schedules 2(a), 2(b), 3(a), 3(b), 4 or 5 to this Perfection Certificate or the 1993 Perfection Certificate) at which the Grantors or any of them maintain assets having a fair market value of not less than US$2,000,000. The aggregate fair market value of assets maintained by the Grantors at locations other than those set forth on Schedules 2(a), 2(b), 3(a), 3(b) or 3(c), 4 or 5 to this Perfection Certificate or the 1993 Perfection Certificate does not exceed US$10,000,000.

     1 Attached as Schedule 3(d) hereto is a true and correct list of all Principal Properties (as defined in the Senior Indentures) which are not disclosed in the 1993 Perfection Certificate.

     1 Inventory. Attached as Schedule 4 hereto is a true and correct list of all locations which are not disclosed in the 1993 Perfection Certificate at which the Grantors or any of them maintain inventory having a cost value of not less than US$1,000,000. The aggregate cost value of inventory maintained by the Grantors at locations other than those set forth on Schedule 4 to this Perfection Certificate or the 1993 Perfection Certificate does not exceed US$5,000,000.

     1 Plant, Machinery and Equipment. Attached as Schedule 5 hereto is a true and correct list of all locations at which the Grantors or any of them maintain plant, machinery and equipment having a fair market value of not less than US$1,000,000 which are not disclosed in the 1993 Perfection Certificate. The aggregate fair market value of plant, machinery and equipment maintained by the Grantors at locations other than those set forth on Schedule 5 to this Perfection Certificate or the 1993 Perfection Certificate does not exceed US$10,000,000.

     1 Transportation. Attached as Schedule 6 hereto is a true and correct list of all aircraft, rail cars, vessels and vehicles owned by any of the Grantors (including registration numbers and particulars in respect thereof) save for aircraft, rail cars, vessels and vehicles having a fair market value of not more than US$100,000 each and not more than US$1,000,000 in aggregate which are not disclosed in the 1993 Perfection Certificate.

     1 Intellectual Property. Attached as Schedule 7 hereto is a true and correct list as of December 31, 1994 (a) of all patents, copyrights and trademarks which are of importance to the Grantors' business as currently conducted and which are applied for or registered in the name of any Grantor in the United States, Canada, France, Germany or the United Kingdom and (b) to the best knowledge and belief of each Grantor based upon a reasonable search, of all other patents, copyrights and trademarks of the Grantors or their subsidiaries which are of importance to the Grantors business as currently conducted together with details of all registrations and filings relating thereto, which are not disclosed in the 1993 Perfection Certificate. The Grantors have made all necessary filings and recordations to preserve their interests in patents, copyrights and trademarks except where failure to do so would not have reasonably been expected to have a material adverse effect upon the business of any Grantor taken as a whole.

     1 Stock Ownership. Attached hereto as Schedule 8(a) is a true and correct list of each direct and indirect subsidiary of ASI and ownership interest therein expressed as a percentage. For the purposes hereof, a subsidiary is an entity in which another entity has either majority ownership or power to direct the voting of a majority of its shares.

     1 Attached hereto as Schedule 8(b) is a true and correct list of each stock investment (other than joint ventures) of each Grantor (not listed on Schedule 8(a) hereto) which has a fair market value of US$100,000 or more. The aggregate fair market value of stock investments of each Grantor other than those set forth on Schedules 8(a) hereto and 8(b) does not exceed US$1,000,000.

     1 Attached hereto as Schedule 8(c) is a true and correct list of each partnership and joint venture investment of each Grantor which has a fair market value of US$1,000,000 or more, or for which any such entity is liable to make capital or other contributions of US$1,000,000 or more which are not disclosed in the 1993 Perfection Certificate.

     1 Attached hereto as Schedule 8(d) is a true and correct list of all entities which have become Restricted Subsidiaries (as defined in the Senior Indentures) since June 1, 1993.

     1 Intercompany Loans. Attached hereto as Schedule 9 is a true and correct list of all intercompany loans or advances made by or to ASI or any of its direct and indirect subsidiaries. For the purposes hereof, a subsidiary is an entity in which another entity has either majority ownership or power to direct the voting of a majority of its shares.

     IN WITNESS WHEREOF, we have hereunto set our hands this ___ day of February 1995.

                                                          AMERICAN STANDARD INC.



                                                          By
                                                          Name:

                                                Section 2.18(e)(ii) Certificate







To:               U.K. Borrower and Administrative Agent

From:             [Lender]

Dated:

     Re: Amended and Restated Credit Agreement dated as of February 9, 1995 among American Standard Companies Inc. and certain of its Subsidiaries, Chemical Bank, as Administrative Agent for the Lenders, etc.

Gentlemen:

     In connection with the above-referred Agreement, we hereby certify, under penalties of perjury, that the undersigned [is managed and controlled from and incorporated under the laws of the United Kingdom] [is making all of its loans to the U.K. Borrower through a lending branch or lending office located with the United Kingdom].

                                                                [Name of Lender]


                                                        By:_____________________
                                                       Title:___________________

                                                              Exhibit I-1 to the
                                                                Credit Agreement







                        [Form of Supplemental Guarantee]

     SUPPLEMENT NO.--- dated as of--- , to the Amended, Consolidated and Restated Guarantee dated as of June-1, 1993 (as amended and supplemented through the date hereof, the "Guarantee"), by AMERICAN STANDARD COMPANIES INC. (formerly known as ASI Holding Corporation), AMERICAN STANDARD INC. ("ASI") and certain Subsidiaries of ASI (collectively the "Guarantors") in favor of CHEMICAL BANK, as collateral agent (the "Collateral Agent") and the other Guaranteed Creditors, as defined therein. Except as otherwise defined herein, terms used herein and defined in the Guarantee and the 1995 Credit Agreement (as defined below) shall be used herein as so defined.


     The Guarantors entered into the Guarantee in order to induce the Lenders to extend credit under the Amended and Restated Credit Agreement dated as of February 9, 1995 (as amended, supplemented or otherwise modified from time to time, the "1995 Credit Agreement") with certain lending institutions named therein, Chemical, as Administrative Agent, Citibank, N.A. and NationsBank, N.A. (Carolinas), as Senior Managing Agents, Bank of America National Trust and Saving Association, The Bank of Nova Scotia, Bankers Trust Company, The Chase Manhattan Bank, N.A., Compagnie Financiere de Cic et de L'Union Europeene, Credit Suisse, Deutsche Bank AG, The Industrial Bank of Japan,-Limited, The Long-Term Credit Bank of Japan, Limited and The Sumitomo Bank,-Ltd., as Managing Agents, and The Bank of New York, Canadian Imperial Bank of Commerce, The Fuji Bank, Limited and The Sanwa Bank Limited, as Co-Agents, the Dutch Borrower to continue to extend credit under the ASI-BV Intercompany Note and the Swap Providers to enter into Swap Agreements. The Guarantee envisages that additional Subsidiaries may become Guarantors under the Guarantee by execution and delivery of an instrument in the form of this Supplement. Pursuant to Section 5.12 of the 1995 Credit Agreement, the undersigned Subsidiary (the "New Guarantor") is required to become a Guarantor under the Guarantee. The New Guarantor desires to become a Guarantor under the Guarantee in order to induce the Guaranteed Creditors to continue to extend credit under the 1995 Credit Agreement or the ASI-BV Intercompany Note or to enter into Swap Agreements, as the case may be, and as consideration therefor.

     Accordingly, the Collateral Agent and the New Guarantor agree as follows:

     SECTION 1. In accordance with Section 26 of the Guarantee, the New Guarantor by its signature hereto shall become a Guarantor under the Guarantee with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby (i) agrees to all the terms and provisions of the Guarantee applicable to it as a Guarantor thereunder, (ii) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof and (iii) acknowledges receipt of a copy of and agrees to be bound by the terms of the Guarantee and the 1995 Credit Agreement. Each reference to a "Guarantor" in the Guarantee shall be deemed to include the New Guarantor. The Guarantee is hereby incorporated herein by reference.

     SECTION 2. This Supplement shall become effective upon delivery to the Collateral Agent of this Supplement executed on behalf of the New Guarantor.

     SECTION 3. The New Guarantor hereby represents and warrants that (i) this Supplement has been duly authorized, executed and delivered by the New Guarantor and constitutes a legal, valid and binding obligation of the New Guarantor, enforceable against it in accordance with its terms, (ii) attached hereto is a duly completed Perfection Certificate relating to the New Guarantor and (iii) set forth under its signature hereto is its address for purposes of notices under the Guarantee.

     SECTION 4. Except as expressly supplemented hereby, the Guarantee shall remain in full force and effect in accordance with its terms.

     SECTION 5. THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO NEW YORK'S CONFLICT OF LAW PROVISIONS (OTHER THAN NEW YORK STATE GENERAL OBLIGATIONS LAW 5-1401).

     SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions herein with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 7. This Supplement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

     SECTION 8. The New Guarantor agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees and expenses of counsel for the Collateral Agent.


     IN WITNESS WHEREOF, the New Guarantor and the Collateral Agent have duly executed this Supplement to the Guarantee as of the day and year first above written.


                                             [NAME OF NEW SUBSIDIARY GUARANTOR],

                                             by
                                             Name:
                                             Title:

Notice Address:

                                                         Exhibit I-2 to the
                                                                Credit Agreement

                    [Form of Foreign Supplemental Guarantee]

                                    GUARANTEE, (the "Guarantee") dated as of
                           [---], [---], made by [-------] (the "Guarantor") in
                           favor of and for the benefit of Chemical Bank ("Chemical") as collateral agent for and representative of (in such capacity herein called the "Collateral Agent") the Lenders, the Lenders, the Senior Managing Agents, the Managing Agents, the Co-Agents and the Administrative Agent under the 1995 Credit Agreement (as defined below) and each of their respective successors and assigns. Except as otherwise defined in this Guarantee, capitalized terms used herein and defined in the 1995 Credit Agreement shall have the meaning assigned to them in the 1995 Credit Agreement.


                             Preliminary Statements

                  A. American Standard Companies Inc. ("Holding"), American Standard Inc. ("ASI") and certain subsidiaries of ASI (the "Subsidiary Borrowers"), have executed an Amended and Restated Credit Agreement dated as of February 9, 1995 (as amended, supplemented or otherwise modified from time to time, the "1995 Credit Agreement") with certain lending institutions named therein, Chemical, as Administrative Agent, Citibank, N.A. and NationsBank, N.A. (Carolinas), as Senior Managing Agents, Bank of America National Trust and Saving Association, The Bank of Nova Scotia, Bankers Trust Company, The Chase Manhattan Bank, N.A., Compagnie Financiere de Cic et de L'Union Europeene, Credit Suisse, Deutsche Bank AG, The Industrial Bank of Japan, Limited, The Long-Term Credit Bank of Japan, Limited and The Sumitomo Bank, Ltd., as Managing Agents, and The Bank of New York, Canadian Imperial Bank of Commerce, The Fuji Bank, Limited and The Sanwa Bank Limited, as Co-Agents.

                  B. The Guarantor, the Borrowers and their Subsidiaries are engaged in their various businesses as part of a group which operates a consolidated cash management system pursuant to which funds are allocated among members of the group on an as-and-when-needed basis. The Guarantor expects to derive benefit, directly or indirectly, from the continued use of the foregoing procedure, from the proceeds of the Loans and the issuance of the Letters of Credit pursuant to the terms of the 1995 Credit Agreement, in each case both individually and as a member of the group, and because the financial condition of the Guarantor depends upon the financial performance of the Borrowers and the group as a whole, the Collateral Agent, the Lenders, the Senior Managing Agents, the Managing Agents, the Co-Agents and the Administrative Agent (collectively, the "Guaranteed Creditors") have required the Guarantor as a condition precedent to making the Loans and issuing or participation in the Letters of Credit pursuant to the terms of the 1995 Credit Agreement, and the Guarantor has agreed, to guarantee the Guaranteed Obligations (as hereinafter defined) upon the terms set forth in this Guarantee. In order to induce the Lenders to make the Loans and to issue or participate in the Letters of Credit, the Guarantor is willing to execute and deliver this Guarantee.

                  C. In consideration of the above-described extensions of credit to the Borrowers, and other benefits accruing to the Guarantor, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby makes the following representations and warranties to the Collateral Agent and each other Guaranteed Creditor and hereby covenants and agrees with the Collateral Agent and each other Guaranteed Creditor as follows:

                  1. The Guarantor irrevocably and unconditionally guarantees the payment and performance in full in the applicable currency of the Obligations (but excluding Obligations arising under any Guarantee Document other than this Guarantee and excluding the Domestic Obligations) (the "Guaranteed Obligations"), and whether for principal, premium, interest (including, without limitation, interest which, but for the filing of a petition in bankruptcy with respect to any Subsidiary Borrower other than American Standard Credit Inc. (the "Guaranteed Borrowers"), would accrue on such obligations) or other amounts so that, in each case, the beneficiaries will receive, after giving effect to any Taxes, the full amount that they would otherwise be entitled to receive with respect to the Guaranteed Obligations. The right of a Guaranteed Creditor to receive payments with respect to Taxes shall be subject to the limitations of Section 2.18 of the 1995 Credit Agreement, and each Guaranteed Creditor and Guarantor shall have the rights and obligations specified in such Section 2.18, in each case treating such Guaranteed Creditor as a Lender and the Guarantor as a Borrower.

                  2. The Guarantor understands, agrees and confirms that this is a guarantee of payment when due and not of collection and that, subject to the limitations set forth in this Guarantee, each Guaranteed Creditor may enforce this Guarantee up to the full amount of the Guaranteed Obligations owed to such Guaranteed Creditor without proceeding against any Borrower, against any security for the Guaranteed Obligations, against any other guarantor or under any other guarantee covering the Guaranteed Obligations.

                  3. The Guarantor hereby waives, to the fullest extent permitted by applicable law, notice of acceptance of this Guarantee, notice of any liability to which it may apply, presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Collateral Agent or the Guaranteed Creditors against, and any other notice to, any party liable thereon (including the Guarantor or any other guarantor).

                  4. The Collateral Agent and any other Guaranteed Creditor may at any time and from time to time without the consent of, or notice to, the Guarantor, without incurring responsibility to the Guarantor, without impairing or releasing the obligations of the Guarantor hereunder or under any security provided by the Guarantor for performance of its obligations hereunder, upon or without any terms or conditions and in whole or in part:

     (a) change the manner, place or terms of payment (including the currency thereof) of, and/or change or extend the time of payment of, renew or alter, any of the Guaranteed Obligations, any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guarantee herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

     (b) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;

     (c) fail to assert any claims or demand or exercise or refrain from exercising any rights or remedies against any Borrower or others or otherwise act or refrain from acting;

     (d) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Borrower;

     (e) apply any sum by whomsoever paid or howsoever realized to any liability or liabilities of any Borrower, or any other guarantor of any Guaranteed Obligations to the Guaranteed Creditors regardless of what liability or liabilities of the Borrowers remain unpaid; and/or

     (f) consent to or waive any breach of, or any act, omission or default under, the 1995 Credit Agreement or any other Credit Documents or otherwise amend, modify or supplement the 1995 Credit Agreement, any other Credit Documents or any of such other instruments or agreements.

                  5. To the extent permitted by applicable law, no invalidity, irregularity or unenforceability of all or part of the Guaranteed Obligations or of any security therefor shall affect, impair or be a defense to this Guarantee, and this Guarantee is a primary obligation of the Guarantor.

                  6. If and to the extent that the Guarantor makes any payment to the Collateral Agent or any other Guaranteed Creditor or to any other person pursuant to or in respect of this Guarantee, any claim which the Guarantor may have against any Guaranteed Borrower or other person by reason thereof shall be subject and subordinate to, and no payment with respect to any such claim of the Guarantor shall be made before, the prior payment in full in cash in the applicable currency of the Guaranteed Obligations owed to each Guaranteed Creditor.

                  7. This Guarantee is a continuing guarantee and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of the Collateral Agent or any other Guaranteed Creditor in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Guaranteed Creditor would otherwise have. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Collateral Agent or any other Guaranteed Creditor to any other or further action in any circumstances without notice or demand.

                  8. The Guarantor represents and warrants that all representations and warranties contained in the 1995 Credit Agreement which relate to the Guarantor are true and correct in all material respects and the Guarantor does not intend to, and does not intend to permit any of its Subsidiaries, if any, to, incur debts beyond their respective abilities to pay such debts as they mature, taking into account the timing and amounts of cash to be received by the Guarantor and each of such Subsidiaries, and of amounts to be payable on or in respect of debt of the Guarantor and each of such Subsidiaries.

                  9. (a) The Guarantor hereby agrees upon demand to pay all reasonable costs and expenses of the Collateral Agent and each other Guaranteed Creditor in connection with the enforcement of this Guarantee and any amendment, waiver or consent relating hereto (including, without limitation, the reasonable fees and disbursements of counsel employed by the Collateral Agent or any other of the Guaranteed Creditors), except to the extent such costs and expenses result from the gross negligence or willful misconduct of the Collateral Agent or such other Guaranteed Creditor (as appropriate).

     (b) The Guarantor agrees to indemnify the Collateral Agent and each other Guaranteed Creditor for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever, other than with respect to taxes, which may be imposed on, incurred by, or asserted against the Collateral Agent or any other Guaranteed Creditor in any way relating to or arising out of this Guarantee or the enforcement of any of the terms hereof or otherwise arising or relating in any manner to the Guarantee contemplated hereunder; provided, however, that the Guarantor shall not be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Collateral Agent or any other Guaranteed Creditor.

     (c) Any such amounts payable as provided hereunder shall be additional Guaranteed Obligations. The provisions of this Section 9 shall remain operative and in full force and effect regardless of the termination of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Guarantee or any Credit Document, or any investigation made by or on behalf of the Collateral Agent or any Guaranteed Creditor. All amounts due under this
Section 9 shall be payable on written demand therefor.

                  10. This Guarantee shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of the Collateral Agent, the Guaranteed Creditors and their successors and assigns and, in the event of any transfer permitted or assignment permitted of rights by a Guaranteed Creditor or the replacement of the Collateral Agent, the rights and privileges herein conferred upon that Guaranteed Creditor or the Collateral Agent shall automatically extend to and be vested in such permitted transferee, assignee or replacement, all subject to the terms and conditions hereof.

                  11. Neither this Guarantee nor any provision hereof may be changed, waived, discharged or terminated, except with the written consent of the Required Lenders or as otherwise provided in the 1995 Credit Agreement.

                  12. The Guarantor acknowledges that an executed (or conformed) copy of the 1995 Credit Agreement and each of the other Credit Documents will be made available to its principal executive officers.

                  13. In addition to any rights now or hereafter granted under applicable law (including, without limitation, Section 151 of the New York Debtor and Creditor Law) and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default each Guaranteed Creditor is hereby authorized at any time or from time to time, without notice to the Guarantor or to any other person, any such notice being expressly waived, to the extent permitted by applicable law, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Guaranteed Creditor to or for the credit or the account of the Guarantor, against and on account of the obligations and liabilities of the Guarantor to such Guaranteed Creditor under this Guarantee, irrespective of whether or not such Guaranteed Creditor shall have made any demand hereunder.

                  14. All notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be given in accordance with Section 10.03 of the 1995 Credit Agreement. For the purposes hereof, and thereof, the address of the Guarantor is set opposite its signature below and the addresses of the Lenders and the Collateral Agent shall be the addresses in effect from time to time under the 1995 Credit Agreement.

                  15. Any payment of a Guaranteed Obligation required to be made pursuant to this Guarantee shall be made in the currency in which such Guaranteed Obligation is required to be made pursuant to the 1995 Credit Agreement or such other Credit Document giving rise to such Guaranteed Obligation.

                  16. If claim is ever made upon the Collateral Agent or any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property, or (b) any settlement or compromise of any such claim effected by such payee with any such claimant (including any Borrower), then and in such event the Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon it, notwithstanding any revocation hereof or the cancellation of the 1995 Credit Agreement, any other Credit Document or other instrument evidencing any liability of a Borrower or any other Guaranteed Obligation, and the Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any payee.

                  17. Any acknowledgement or new promise, whether by payment of any Guaranteed Obligation or otherwise and whether by a Borrower or others (including the Guarantor), with respect to any of the Guaranteed Obligations shall to the extent permitted by applicable law, if the statute of limitations in favor of the Guarantor against the Collateral Agent or any Guaranteed Creditor shall have commenced to run, toll the running of such statute of limitations, and if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

                  18. The Guarantor hereby waives any claim, right or remedy which the Guarantor may now have or hereafter acquire against the Borrowers that arises hereunder, including, without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right or remedy of the Guarantor against the Borrowers whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise. If any amount shall erroneously be paid to the Guarantor on account of such subrogation, contribution, reimbursement, indemnity and similar rights, such amount shall be held in trust for the benefit of the Guaranteed Creditors and shall forthwith be paid to the Collateral Agent to be credited and applied to the payment of the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the 1995 Credit Agreement and other Credit Documents.

                  19. Any term or provision of this Guarantee to the contrary notwithstanding, the maximum, aggregate amount of the Guaranteed Obligations guaranteed hereunder by the Guarantor shall not exceed the maximum amount that can be hereby guaranteed by the Guarantor without rendering this Guarantee, as it relates to the Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

                  20. THIS GUARANTEE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO NEW YORK'S CONFLICTS OF LAWS PROVISIONS (OTHER THAN NEW YORK STATE GENERAL OBLIGATIONS LAW S-5-1401) EXCEPT AS REQUIRED BY THE MANDATORY PROVISIONS OF LAW.

                  21. Any judicial proceedings brought against the Guarantor with respect to this Guarantee may be brought in any state or federal court of competent jurisdiction in the State of New York and, by execution and delivery of this Guarantee, the Guarantor hereby accepts for itself and in respect of its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and hereby waives, to the extent permitted by applicable law, any right it may have to object to the bringing of any such action or proceeding in the aforesaid courts based on the grounds of forum non conveniens, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Guarantee. The Guarantor designates and appoints American Standard, Inc., 13-15 West 54th Street, New York, New York 10019, Attention: Legal Department, and such other persons as may hereafter be selected by it irrevocably agreeing in writing to so serve, as its agent to receive on its behalf service of all process in any such proceedings in any such court, such service being hereby acknowledged by the Guarantor to be effective and binding service in every respect. A copy of any such process so served shall be mailed by registered mail to the Guarantor at the address set forth on the signature page of this Guarantee, except that unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of service of process. If any agent appointed by the Guarantor refuses to accept service, the Guarantor hereby agrees that service upon it by mail shall constitute sufficient notice. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Guaranteed Creditor to bring proceedings against the Guarantor in the courts of any other jurisdiction.

                  22. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Guarantee, the 1995 Credit Agreement or any of the other Credit Documents. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Guarantee, the 1995 Credit Agreement and the other Credit Documents, as applicable, by, among other things, the mutual waivers and certifications in this Section.

                  23. This Guarantee shall remain in full force and effect and may not be terminated or otherwise revoked by the Guarantor, but shall be terminated without further act subject to paragraph 16 above (i) when the Guarantor is released from its obligations hereunder in accordance with Section
6.02 of the 1995 Credit Agreement or (ii) if earlier, but only for so long as there are no Guaranteed Obligations outstanding, when all the Guaranteed Obligations have been paid in full in cash in the applicable currency and the Lenders have no further commitment to make Loans or to issue Letters of Credit and there are no Letters of Credit issued, unexpired and not fully drawn and/or not fully reimbursed, under the 1995 Credit Agreement; and upon termination the Collateral Agent shall execute and deliver to the Guarantor such releases in respect of the Guarantor's obligations hereunder as the Guarantor may reasonably request.

                  24. (a) The Guarantor's obligations under this Guarantee to make payments in Dollars or in any other currency (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Collateral Agent or the relevant Guaranteed Creditor of the full amount of the Obligation Currency expressed to be payable to them under this Guarantee. If for the purpose of obtaining or enforcing judgment against the Guarantor in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made, at the Alternate Currency Equivalent or Dollar Equivalent, in the case of Foreign Currency or Dollars, and, in the case of other currencies, the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as on the day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency Conversion Date").

     (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Guarantor covenants and agrees to pay such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

     (c) For purposes of determining the Alternate Currency Equivalent or Dollar Equivalent or rate of exchange for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

     25. If (i) there is an event with respect to the Guarantor that would require or permit the acceleration under Section 7.05 of the 1995 Credit Agreement of any outstanding Loan if the Guarantor were a Borrower under the 1995 Credit Agreement, or (ii) the Guarantor's obligations, if any, under the 1995 Credit Agreement are accelerated, all of the Guaranteed Obligations shall be immediately due and payable by the Guarantor.


     IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be executed and delivered as of the date first above written.


                                            [Name]

                                            by

                                            Name:
                                            Title:

Notice Address:

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